  PROSPECTUS SUPPLEMENT DATED APRIL 6, 2006 TO PROSPECTUS DATED MARCH 31, 2006
                                  $203,679,000
                                  (APPROXIMATE)

                   BASIC ASSET BACKED SECURITIES TRUST 2006-1
                                 ISSUING ENTITY

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1

               BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION
                                   DEPOSITOR

                             BANCCAP ADVISORS, LLC
                       SPONSOR AND PROGRAM ADMINISTRATOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                           OCWEN LOAN SERVICING, LLC
                                    SERVICER

THE BASIC ASSET BACKED SECURITIES TRUST 2006-1 WILL ISSUE EIGHT CLASSES OF OFFERED CERTIFICATES, WHICH ARE IDENTIFIED BELOW, AND FIVE CLASSES OF PRIVATELY PLACED CERTIFICATES. EACH CLASS OF OFFERED CERTIFICATES WILL BE ENTITLED TO RECEIVE MONTHLY DISTRIBUTIONS OF INTEREST OR PRINCIPAL OR BOTH, BEGINNING ON APRIL 25, 2006. THE PASS-THROUGH RATE FOR EACH CLASS OF OFFERED CERTIFICATES WILL BE VARIABLE, AND WILL BE BASED IN PART ON THE ONE-MONTH LIBOR INDEX. THE TABLE BELOW CONTAINS A LIST OF THE CLASSES OF OFFERED CERTIFICATES, INCLUDING THE ORIGINAL CERTIFICATE PRINCIPAL BALANCE OF EACH CLASS AND PASS-THROUGH RATE. FURTHER INFORMATION CONCERNING THE OFFERED CERTIFICATES, INCLUDING THE CALCULATION OF THE APPLICABLE PASS-THROUGH RATES, IS INCLUDED IN THE SUMMARY OF THIS PROSPECTUS SUPPLEMENT, BEGINNING AT PAGE S-1.

THE PRIMARY ASSET OF THE ISSUING ENTITY WILL BE A POOL OF SUB-PRIME FIRST LIEN, ADJUSTABLE-RATE AND FIXED-RATE RESIDENTIAL MORTGAGE LOANS. THE ISSUING ENTITY WILL ALSO CONTAIN OTHER ASSETS, WHICH ARE DESCRIBED ON PAGE S-35 OF THIS PROSPECTUS SUPPLEMENT.

THE OFFERED CERTIFICATES

      Total principal amount                      $203,679,000 (approximate)
      First distribution date                     April 25, 2006
      Interest and/or principal paid              Monthly
      Assumed final distribution date             April, 2036

Credit enhancement for the senior certificates is being provided by seven classes of mezzanine certificates and junior subordinate certificates, which will be subordinated to the senior certificates. Additional credit enhancement is provided in the form of excess interest, overcollateralization, subordination and allocation of losses. The senior, mezzanine and junior subordinate certificates will have the benefits of the swap agreement.


                                                                              PASS-
                                                     ORIGINAL CERTIFICATE    THROUGH     PRICE TO    UNDERWRITING   PROCEEDS TO THE
                  CLASS                               PRINCIPAL BALANCE      RATE(1)      PUBLIC       DISCOUNT       DEPOSITOR(2)
----------------------------------------             --------------------   --------    ---------    ------------   ---------------
Class A1.........................................        $93,573,000        Variable    100.00000%      0.3450%         99.6550%
Class A2.........................................        $57,427,000        Variable    100.00000%      0.3450%         99.6550%
Class A3.........................................        $11,386,000        Variable    100.00000%      0.3450%         99.6550%
Class M-1........................................        $16,196,000        Variable    100.00000%      0.3450%         99.6550%
Class M-2........................................        $13,085,000        Variable    100.00000%      0.3450%         99.6550%
Class M-3........................................        $ 6,864,000        Variable    100.00000%      0.3450%         99.6550%
Class M-4........................................        $ 2,896,000        Variable    100.00000%      0.3450%         99.6550%
Class M-5........................................        $ 2,252,000        Variable    100.00000%      0.3450%         99.6550%

---------------
(1) Determined and subject to limitation and increase as described in this prospectus supplement.
(2) Before deducting expenses estimated to be approximately $1,000,000.

Credit Suisse Securities (USA) LLC, and Barclays Capital Inc. as underwriters, will purchase the offered certificates from BancCap Asset Securitization Issuance Corporation in the amounts described in "Method of Distribution" on page S-123 of this prospectus supplement.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the certificates offered by this prospectus supplement will be made in book entry form through the facilities of The Depository Trust Company, and upon request, Clearstream Banking Luxembourg and the Euroclear System on or about April 7, 2006.

                               Joint Bookrunners

CREDIT SUISSE                                                  BARCLAYS CAPITAL

--------------------------------------------------------------------------------
 CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 1 IN THE ACCOMPANYING PROSPECTUS.

 The certificates will represent interests in the issuing entity only and do not represent an interest in or obligation of BancCap Asset Securitization Issuance Corporation or any of its affiliates, or any other party.

 NEITHER THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

 This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

                             EUROPEAN ECONOMIC AREA

         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

         (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

         (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

         (c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

         Each underwriter has represented and agreed that:

         (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

         (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

         YOU SHOULD BE CERTAIN TO REVIEW THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE SPECIFIC TERMS OF YOUR CERTIFICATES.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         You can find a listing of the pages where some of the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Defined Terms" beginning on page S-126 in this prospectus supplement and under the caption "Index of Defined Terms" beginning on page 124 in the accompanying prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                   Page

SUMMARY OF TERMS....................................S-1
TRANSACTION PARTICIPANTS............................S-1
TRANSACTION.........................................S-1
WHAT YOU OWN........................................S-2
      Mortgage Loans................................S-2
      Removal or Substitution of Mortgage
      Loans.........................................S-3
THE CERTIFICATES....................................S-3
      The Offered Certificates......................S-3
      The Non-Offered Certificates..................S-3
      Certificate Designations......................S-4
PAYMENTS ON THE CERTIFICATES........................S-4
      Distribution Dates............................S-4
      Source of Payments............................S-4
      Interest Payments.............................S-5
      Compensating Interest and Interest
      Shortfalls....................................S-5
      Principal Payments............................S-5
      Performance Triggers..........................S-5
      Payment Priorities............................S-6
      Advances......................................S-6
      Optional Termination..........................S-6
      Fees and Expenses.............................S-6
CREDIT ENHANCEMENT..................................S-7
      Subordination.................................S-7
      Excess Interest...............................S-7
      Overcollateralization.........................S-7
      Allocation of Losses..........................S-7
SWAP AGREEMENT......................................S-8
FINAL SCHEDULED DISTRIBUTION
DATE................................................S-8
RATINGS.............................................S-8
FEDERAL INCOME TAX
CONSEQUENCES........................................S-9
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS...........S-9
LEGAL INVESTMENT....................................S-9

FORWARD-LOOKING
STATEMENTS.........................................S-10

RISK FACTORS.......................................S-11

THE SPONSOR........................................S-32
General............................................S-32
The Sponsor's Origination Channels.................S-32
Re-Underwriting of the Mortgage Loans..............S-32

STATIC POOL INFORMATION............................S-34

THE DEPOSITOR......................................S-35

THE ISSUING ENTITY.................................S-35
Assignment of the Mortgage Loans and Other
Assets to the Issuing Entity.......................S-35
Discretionary Activities With Respect to the
Issuing Entity.....................................S-37

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR...S-38

THE SERVICER.......................................S-39
General............................................S-39
Ocwen Loan Servicing, LLC..........................S-40
Ocwen's Delinquency and Foreclosure
  Experience.......................................S-42
Prior Securitizations..............................S-44
Ocwen's Policies and Procedures....................S-44

THE TRUSTEE........................................S-45

THE CUSTODIAN......................................S-48

THE SELLERS........................................S-48

THE ORIGINATORS....................................S-48
Encore Credit Corp.................................S-48
Funding America, LLC...............................S-54

AFFILIATIONS AND RELATED TRANSACTIONS..............S-61

THE MORTGAGE POOL..................................S-62
General............................................S-62
The Mortgage Loans.................................S-64
Representations and Warranties Regarding the
Mortgage Loans.....................................S-65
Criteria for Selection of Mortgage Loans...........S-66
The Sponsor's Performance Assumption
  Grouping.........................................S-67

FLOW OF PAYMENTS...................................S-69

DESCRIPTION OF THE
  CERTIFICATES.....................................S-70
General............................................S-70
Book Entry Certificates............................S-71
Allocation of Available Funds......................S-76
Credit Enhancement.................................S-79

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                   Page

The Swap Agreement.................................S-83
The Swap Counterparty..............................S-86
Definitions........................................S-87
Pass-Through Rates.................................S-94
Calculation of One-Month LIBOR.....................S-96
Optional Termination of the Issuing Entity.........S-97
Amendment of the Trust Agreement...................S-98
Servicing Compensation, Payment of
Expenses S-and Compensating Interest...............S-99
Reports and Other Information.....................S-104

THE SERVICING AGREEMENT.............................106

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.......109
Additional Information..............................111
Weighted Average Lives..............................111
Yield Sensitivity of the Mezzanine Certificates
and the Junior Subordinate Certificates.............115

USE OF PROCEEDS.....................................115

MATERIAL FEDERAL INCOME TAX CONSEQUENCES............116
Allocation of Purchase Price and Sales Price........116
Original Issue Discount and Premium.................117
The NPC Component...................................118
Potential Alternative Treatment of Right to
Receive Payments Outside of the REMIC...............119
Treatment as Real Estate Assets.....................119
Prohibited Transactions.............................120
Tax Return Disclosure Requirements..................120

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS...........120

APPLICATION OF THE UNDERWRITER'S EXEMPTION..........121

ERISA CONSIDERATIONS WITH
RESPECT TO THE INTEREST RATE
SWAP AGREEMENT......................................122

LEGAL INVESTMENT CONSIDERATIONS.....................123

METHOD OF DISTRIBUTION..............................123

LEGAL MATTERS.......................................124

RATINGS.............................................125

INDEX OF DEFINED TERMS............................S-126
APPENDIX A
  MORTGAGE LOAN TABLES..............................A-1
APPENDIX B
  DECREMENT TABLES..................................B-1
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES........................I-1
ANNEX II
SWAP NOTIONAL AMOUNTS..............................II-1

                      [This page intentionally left blank]

                                SUMMARY OF TERMS

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. THIS SUMMARY IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

TRANSACTION PARTICIPANTS

SPONSOR AND PROGRAM ADMINISTRATOR

       BancCap Advisors, LLC.

SELLERS

       BICEP Owner Trust and BICEP Owner Trust II.

DEPOSITOR

       BancCap Asset Securitization Issuance Corporation.

ORIGINATORS

       Encore Credit Corp. and Funding America LLC (as well as Maribella Mortgage LLC, Oak Street Mortgage LLC and FlexPoint Funding Corporation, which have each originated less than 10% of the mortgage loans).

ISSUING ENTITY

       BASIC Asset Backed Securities Trust 2006-1, a New York common law trust.

TRUSTEE

       U.S. Bank National Association.

CUSTODIAN

       LaSalle Bank, N.A.

SWAP COUNTERPARTY

       The issuing entity will enter into an interest rate swap agreement with Credit Suisse International to protect against certain interest rate risk from the payment date in July 2006 through the payment date in November 2009.

MASTER SERVICER AND SECURITIES ADMINISTRATOR

       Wells Fargo Bank, N.A.

SERVICER

       Ocwen Loan Servicing, LLC.

NIMS INSURER

In the future, the depositor may decide to proceed with the issuance of net interest margin securities ("NIMS") to be backed, in whole or in part, by the Class C Certificates and the Class P Certificates. The NIMS, if issued, would be issued by an affiliate of the depositor or by one or more entities sponsored by an affiliate of the depositor after the closing date. One or more insurance companies may issue a financial guaranty insurance policy covering certain payments to be made on the NIMS, if issued. In such event, the NIMS insurer will have various rights under the trust agreement and will be able to exercise certain rights that could adversely impact the certificateholders. See "Risk Factors--Certain Rights of the NIMS Insurer May Adversely Affect the Rights of Holders of Offered Certificates" in this prospectus supplement.

TRANSACTION

On or about April 7, 2006, which is the closing date, the mortgage loans that support the certificates will be sold by BICEP Owner Trust and BICEP Owner Trust II to BancCap Asset Securitization Issuance Corporation, the depositor. On the closing date, the depositor will sell the mortgage loans and related assets to the BASIC Asset Backed Securities Trust 2006-1. In exchange for the mortgage loans and related assets, the issuing entity will issue the certificates pursuant to the order of the depositor.

The mortgage loans will be master serviced by Wells Fargo Bank, N.A., as master servicer, and serviced by Ocwen Loan Servicing, LLC, as servicer. Some administrative functions with respect to the issuing entity will be performed by Wells Fargo Bank, N.A., as securities administrator.

The trustee of the issuing entity will be U.S. Bank National Association. LaSalle Bank, N.A. will review the mortgage notes, mortgages and certain other legal documents related to the mortgage loans as custodian for the issuing entity in accordance with the review requirements of the trust agreement or a custodial agreement.

WHAT YOU OWN

YOUR CERTIFICATES REPRESENT INTERESTS ONLY IN THE ASSETS OF THE ISSUING ENTITY. ALL PAYMENTS TO YOU WILL COME ONLY FROM THE AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS.

The issuing entity will own a pool of mortgage loans and other assets, as described in "The Issuing Entity" in this prospectus supplement.

On the closing date, there will be no outstanding series or classes of securities that are backed by the assets of the issuing entity or otherwise have claims on the assets of the issuing entity, other than the certificates. The depositor does not expect that any securities representing additional interests in or claims on the assets of the issuing entity will be issued in the future.

Mortgage Loans

The issuing entity will acquire a pool of first lien, adjustable-rate and fixed-rate residential mortgage loans.

As of March 1, 2006, which is the cut-off date, the mortgage loans will consist of approximately 1,026 mortgage loans with an aggregate scheduled principal balance as of the cut-off date of approximately $214,512,779.39. The scheduled principal balance of a mortgage loan as of any date is equal to the principal balance of that mortgage loan at origination, less all scheduled payments of principal on that mortgage loan due on or before that date, whether or not received. Approximately 54.02% of the mortgage loans were originated by Encore Credit Corp. Approximately 33.17% of the mortgage loans were originated by Funding America, LLC.

The statistical information in this prospectus supplement reflects the characteristics of the mortgage loans as of the cut-off date. Unless otherwise noted, all statistical percentages or weighted averages presented in this prospectus supplement are measured as a percentage of the aggregate scheduled principal balances as of the cut-off date of the mortgage loans. After the date of this prospectus supplement and prior to the closing date, some mortgage loans may be removed from the mortgage pool and some mortgage loans may be added to the mortgage pool. As a result, the characteristics of the mortgage loans on the closing date may differ from the characteristics presented in this prospectus supplement; however, such differences are not expected to be material.

The mortgage loans have the following characteristics as of the cut-off date(1):

     Loans with Prepayment Charges:                  76.76%
     Interest Only Loans:                            35.82%
     Range of Remaining Terms to                    116 months to
     Maturity:                                      360 months
     Weighted Average Remaining Term
     to Maturity:                                   356 months
     Range of Original Principal                    $38,500.00 to
     Balances:                                      $725,000.00
     Average Original Principal Balance:            $209,427.23
     Range of Outstanding Principal                 $38,421.98 to
     Balances:                                      $725,000.00
     Average Outstanding Principal Balance:         $209,076.78
     Range of Mortgage Rates:                        5.425% to
                                                    12.550%
     Weighted Average Mortgage Rate:                 7.466%
     Range of Original Loan-to-Value Ratios:         39.47% to
                                                    100.00%
     Weighted Average Original Loan-to-Value
     Ratio:                                          79.65%

     Geographic Concentrations in Excess of 5%:
         California                                  37.19%
         Florida                                     12.95%
         Minnesota                                    9.40%
         Illinois                                     7.76%

(1) All figures are approximate. Percentages and weighted averages are based on scheduled principal balances as of the cut-off date.

Approximately 86.21% of the mortgage loans, by aggregate scheduled principal balance as of the cut-off date, are adjustable-rate mortgage loans.

The adjustable-rate mortgage loans have the following characteristics as of the cut-off date(1):

     Weighted Average Gross Margin:           5.817%

     Weighted Average Maximum Mortgage Rate:  14.019%

     Weighted Average Minimum Mortgage Rate:  7.501%

     Weighted Average Initial Periodic Rate
     Cap:                                     2.717%

     Weighted Average Subsequent Periodic
     Rate Cap:                                1.526%

     Weighted Average Time Until Next
     Adjustment Date:                       21 months

(1) All figures are approximate. Percentages and weighted averages are based on scheduled principal balances as of the cut-off date.

Information about the characteristics of the mortgage loans is described in the section entitled "The Mortgage Pool" and Appendix A to this prospectus supplement.

Removal or Substitution of Mortgage Loans

Each originator of the mortgage loans has made certain representations and warranties concerning the mortgage loans. The Sellers' rights to the benefit of these representations and warranties will be assigned to the depositor under a sale and assignment agreement and, in turn, will be assigned by the depositor to the trustee for the benefit of certificateholders under the trust agreement. In the event of a material breach of the representations and warranties made by any originator with respect to the related mortgage loans, or in the event that a required loan document is not included in the mortgage files for the mortgage loans, the related originator will, unless it has cured the breach in all material respects, be required to repurchase the affected mortgage loan or substitute a new mortgage loan for the affected mortgage loan. Ocwen Financial Corporation will guarantee the repurchase obligation of each originator.

THE CERTIFICATES

The Offered Certificates

On the closing date, BASIC Asset Backed Securities Trust 2006-1 will issue thirteen classes of certificates, eight of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the issuing entity that will support the certificates will consist primarily of a pool of first lien, fixed-rate and adjustable-rate mortgage loans having the characteristics described in this prospectus supplement. The Class A1 Certificates, the Class A2 Certificates, the Class A3 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates are the only classes of certificates offered by this prospectus supplement and the accompanying prospectus.

The offered certificates will be book entry securities clearing through The Depository Trust Company (in the United States) and, upon request, through Clearstream Banking Luxembourg and the Euroclear System (in Europe) in minimum denominations of $25,000 and in $1 integrals in excess thereof.

The Non-Offered Certificates

In addition to the offered certificates, the issuing entity will issue five additional classes of certificates. The Class M-6 and Class M-7 Certificates are collectively referred to in this prospectus supplement as the junior subordinate certificates (and together with the mezzanine certificates and the Class C Certificates, the subordinate certificates) and are not being offered to the public by this prospectus supplement. The original certificate principal balance of the Class M-6 Certificates is $2,145,000 and the original certificate principal balance of the Class M-7 Certificates is $2,145,000 . The junior subordinate certificates may be privately offered, are subordinated to the classes of offered certificates and provide credit enhancement for the classes of offered certificates. In addition the issuing entity will issue certificates designated as the Class C Certificates, the Class P Certificates and the Class R Certificates, which are not being offered to the public by this prospectus supplement and the accompanying prospectus. The Class C Certificates, the Class P Certificates and the Class R Certificates will be delivered to a bankruptcy remote entity. Ocwen Mortgage Asset Trust II, an affiliate of the servicer, will be the majority owner of this bankruptcy remote entity.

The Class C Certificates will accrue interest as provided in the trust agreement and will have an original certificate principal balance of approximately $6,543,679, which is approximately equal to the initial overcollateralization that will be required by the trust agreement. The certificate principal balance of the Class C Certificates on any date will represent the overcollateralization for the offered certificates and the Junior Subordinate Certificates and may change from time to time as provided in the trust agreement. The Class C Certificates will initially evidence an interest of approximately 3.05% of the aggregate principal balance of the mortgage loans in the issuing entity on the closing date.

The Class P Certificates will have an original certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

The Class R Certificates will not have an original principal balance and represent the residual interest in the issuing entity.

See "Description of the Certificates--General" in this prospectus supplement.

Certificate Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations:

     o   Offered Certificates

         Class A Certificates and Mezzanine Certificates.

     o   Class A Certificates

         Senior Certificates.

     o   Senior Certificates

         Class A1 Certificates, Class A2 Certificates and Class A3 Certificates.

     o   Mezzanine Certificates

         Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates.

     o   Junior Subordinate Certificates

         Class M-6 and Class M-7 Certificates.

     o   Subordinate Certificates

         Mezzanine Certificates, Junior Subordinate Certificates and Class C Certificates.

     o   Residual Certificates

         Class R Certificates

PAYMENTS ON THE CERTIFICATES

Distribution Dates

The securities administrator will make distributions on the certificates on the 25th day of each calendar month (or if the 25th day of a month is not a business day, then on the next business day) beginning in April 2006 to the persons in whose names such certificates are registered at the close of business on the related record date. The record date for the offered certificates (for so long as they are book-entry certificates) for any distribution date will be the business day immediately preceding such distribution date.

Source of Payments

The mortgagors will pay their interest and principal during the month to the servicer. Each month, the servicer will subtract the servicing fee, other servicing compensation and other amounts reimbursable to the servicer or other parties as specified in the servicing agreement and will send the remainder to the master servicer. The master servicer will then subtract the master servicing fee, the program administrator fee and other amounts reimbursable to any party pursuant to the servicing agreement or the trust agreement and certain other amounts as specified in the servicing agreement and remit the remainder of the funds to the securities administrator. On the distribution date for that month the securities administrator will distribute that amount to the holders of the certificates in the order described in this prospectus supplement under "Description of the Certificates - Allocation of Available Funds".

Interest Payments

The pass-through rates for the offered certificates and the Junior Subordinate Certificates will be calculated at the per annum rate of one-month LIBOR plus the related margin as specified below, in the case of each class, subject to a cap based on the weighted average of the net mortgage rates on the mortgage loans as described in this prospectus supplement.

                                 Margin
      Class                (1)            (2)
      -----                 -              -
      A1                 0.08%           0.16%
      A2                 0.19%           0.38%
      A3                 0.31%           0.62%
      M-1                0.38%           0.57%
      M-2                0.50%           0.75%
      M-3                1.10%           1.65%
      M-4                1.50%           2.25%
      M-5                2.50%           3.75%
      M-6                2.50%           3.75%
      M-7                2.50%           3.75%
   -----
(1) For each distribution date up to and including the Optional Termination
    Date.
(2) For each distribution date after the Optional Termination Date.

See "Description of the Certificates--Pass-Through Rates" in this prospectus supplement for additional information.

The interest accrual period for the offered certificates for any distribution date will be the period from the previous distribution date (or, in the case of the first accrual period, from the closing date) to the day prior to the current distribution date. Interest will be calculated for the offered certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

The offered certificates will accrue interest on their certificate principal balances outstanding immediately prior to each distribution date.

The Class C Certificates will accrue interest as provided in the trust agreement. The Class P Certificates and the Residual Certificates will not accrue interest.

See "Description of the Certificates" in this prospectus supplement for additional information.

Compensating Interest and Interest Shortfalls

When mortgagors make prepayments in full, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of their prepayment. When mortgagors make partial prepayments, they do not pay interest on the amount of that prepayment. To compensate certificateholders for net shortfalls in interest resulting from prepayments in full, the servicer will pay compensating interest to the certificateholders out of the servicing fee it collects. The master servicer will pay compensating interest to the certificateholders out of the master servicing fee it collects to the extent not previously paid by the servicer. For a description of how compensating interest is allocated among the certificates, as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see "Description of the Certificates--Servicing Compensation, Payment of Expenses and Compensating Interest" in this prospectus supplement.

Principal Payments

Principal will be distributed to holders of the offered certificates on each distribution date in the priority, in the amounts and to the extent described in this prospectus supplement under "Description of the Certificates--Allocation of Available Funds."

Performance Triggers

The priority of the distribution of principal to the holders of the offered certificates may be altered if cumulative losses on the mortgage loans exceed a specified percentage on any distribution date in or after April 2008, or if mortgage loan delinquencies exceed a specified percentage on any distribution date. See "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

Payment Priorities

In general, on any distribution date, funds available for distribution from payments and other amounts received on the mortgage loans will be distributed as follows:

Interest Distributions

     first, to pay interest on the Class A Certificates as described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement; and

     second, to pay interest on the Mezzanine Certificates and the Junior Subordinate Certificates, but only in the order of priority, in the amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

Principal Distributions

     to pay principal on the offered certificates and the Junior Subordinate Certificates, but only in the order of priority, in the amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

See "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

Advances

The servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments on a mortgage loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. To the extent that the servicer fails to make any required advance, the master servicer shall make such advance in its capacity as successor servicer.

See "The Servicing Agreement--Advances" in this prospectus supplement and "Description of the Securities--Advances" in the accompanying prospectus.

Optional Termination

The servicer (or if the servicer fails to exercise such right, the NIMS insurer, if any) may purchase all of the mortgage loans and retire the certificates when the aggregate stated principal balance of the mortgage loans and the REO properties as of the last day of the related collection period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, subject to certain limitations.

See "Description of the Certificates--Optional Termination of the Trust" in this prospectus supplement and "The Agreements--Termination, Optional Termination" in the accompanying prospectus.

Fees and Expenses

      Before payments are made on the certificates, the swap counterparty will be paid any net swap payment owing to it with respect to each distribution date and, in certain circumstances, any swap termination amounts owing to it (subject to reductions as described in this prospectus supplement).

      Before payments are made on the certificates, the servicer will be paid a monthly fee calculated as 0.50% annually on the total principal balance of the mortgage loans.

      Before payments are made on the certificates, the master servicer will be paid a monthly fee calculated as 0.023% annually on the total principal balance of the mortgage loans.

      The trustee will receive certain fees and other compensation, which will be paid by the master servicer.

      Before payments are made on the certificates, the program administrator will be paid a monthly fee calculated as 0.05% annually, subject to a minimum of $833 per month, on the total principal balance of the mortgage loans. The program administrator will also receive a one time up front fee equal to 0.20% on the total principal balance of the mortgage loans to be paid from proceeds from the sale of the certificates.

      The servicer, the master servicer, the securities administrator, the trustee, the program administrator and the custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments on the certificates are made.

CREDIT ENHANCEMENT

Subordination

     o the rights of the Mezzanine Certificates, the Junior Subordinate Certificates and the Class C Certificates to receive distributions will be subordinated to the rights of the Class A Certificates;

     o the rights of the Mezzanine Certificates with higher numerical class designations and the Junior Subordinate Certificates to receive distributions will be subordinated to the rights of the Mezzanine Certificates with lower numerical class designations;

     o the rights of the Class C Certificates and the Junior Subordinate Certificates to receive distributions will be subordinated to the rights of the Mezzanine Certificates;

in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior classes of certificates in respect of interest and principal and to afford such certificates protection against realized losses on the mortgage loans.

See "Description of the Certificates--Credit Enhancement--Subordination" in this prospectus supplement.

Excess Interest

The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the certificates, the fees and expenses of the issuing entity and certain net amounts owed to the swap counterparty. The excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels as described in the trust agreement.

See "Description of the Certificates--Allocation of Available Funds" and "--Credit Enhancement--Excess Interest" in this prospectus supplement.

Overcollateralization

As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the Class P Certificates on the closing date by approximately $6,543,679, which will be equal to the original certificate principal balance of the Class C Certificates. Such amount represents approximately 3.05% of the aggregate principal balance of the mortgage loans as of the cut-off date, and is approximately equal to the initial amount of overcollateralization that will be required to be provided under the trust agreement. Excess interest generated by the mortgage loans will be distributed as a payment of principal to the certificates then entitled to distributions of principal to the extent necessary to maintain or restore the required level of overcollateralization. The required level of overcollateralization may be permitted to step down as provided in the trust agreement. We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

See "Description of the Certificates--Credit Enhancement--Overcollateralization Provisions" in this prospectus supplement.

Allocation of Losses

If, on any distribution date, excess interest, overcollateralization and any net payments by the swap counterparty pursuant to the swap agreement are not sufficient to absorb realized losses on the mortgage loans as described under "Description of the Certificates--Credit Enhancement--Overcollateralization Provisions" in this prospectus supplement, then realized losses on such mortgage loans will be allocated first to the Junior Subordinate Certificates and then to the Mezzanine Certificates. If realized losses on the mortgage loans are allocated to such certificates, such losses will be allocated first to the Class M-7

Certificates, second, to the Class M-6 Certificates, third, to the Class M-5 Certificates, fourth, to the Class M-4 Certificates, fifth, to the Class M-3 Certificates, sixth, to the Class M-2 Certificates and seventh, to the Class M-1 Certificates. The trust agreement does not permit the allocation of realized losses on the mortgage loans to the Class A Certificates, the Class P Certificates or the Residual Certificates; however, investors in the Class A Certificates should be aware that under certain loss scenarios there will not be enough interest and principal on the mortgage loans to pay the Class A Certificates all interest and principal amounts to which the Class A Certificates are then entitled.

Once realized losses are allocated to the Junior Subordinate Certificates and the Mezzanine Certificates, such amounts will not be reinstated after that (other than the amounts reinstated due to a subsequent recovery on a liquidated mortgage loan). However, the amount of any realized losses allocated to the Mezzanine Certificates or the Junior Subordinate Certificates may be paid to the holders of those certificates at a later date from net monthly excess cash flow, to the extent available, and from amounts, if any, received from the swap counterparty pursuant to the swap agreement, according to the priorities described under "Description of the Certificates--Credit Enhancement--Excess Interest" in this prospectus supplement.

See "Description of the Certificates--Credit Enhancement--Allocation of Losses" in this prospectus supplement.

SWAP AGREEMENT

On the closing date, the issuing entity will enter into a swap agreement with the swap counterparty to the swap agreement described in this prospectus supplement. On the business day prior to each distribution date from the fourth distribution date through the distribution date in November 2009, the issuing entity will be obligated to make a payment to the swap counterparty at a rate equal to 5.277% (per annum), and the swap counterparty will be obligated to make a payment at a rate equal to one-month LIBOR (as determined pursuant to the swap agreement), in each case, on a scheduled notional amount specified on Annex II attached to this prospectus supplement based upon a 30/360 convention in the case of the payment by the issuing entity and adjusted to an actual/360 basis in the case of the payment by the counterparty. Payments under the swap agreement will be made on a net basis. To the extent that the fixed payment exceeds the floating payment for any distribution date, amounts otherwise available to certificateholders will be applied to make a net swap payment to the swap counterparty before payments are made on the certificates, and to the extent that the floating payment exceeds the fixed payment for any distribution date, the swap counterparty will owe a net swap payment to the issuing entity. Any net amounts received by the issuing entity under the swap agreement will generally be applied to maintain overcollateralization, pay interest shortfalls and repay losses, as described in this prospectus supplement.

See "Description of the Certificates--The Swap Agreement" in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates will be the distribution date in April 2036. The actual final distribution date for each class of the offered certificates may be earlier or later, and could be substantially earlier, than the distribution date in April 2036.

RATINGS

It is a condition to the issuance of the offered certificates that they receive ratings not lower than the following by Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P").

    Class             S&P        Fitch       Moody's
    -----             ---        -----       -------
    A1                AAA         AAA          Aaa
    A2                AAA         AAA          Aaa
    A3                AAA         AAA          Aaa
    M-1               AA+          AA          Aa2
    M-2               AA-          A           A2
    M-3                A          BBB+        Baa1
    M-4               A-          BBB         Baa2
    M-5              BBB+         BBB-        Baa3
     o These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

     o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

     o The ratings do not address the payment of any basis risk shortfalls with respect to the certificates.

See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the securities administrator will cause one or more REMIC elections to be made with respect to the issuing entity (exclusive of the reserve fund, the supplemental interest account and the swap agreement, as described in this prospectus supplement). The offered certificates will represent ownership of REMIC regular interests, coupled with an interest in a notional principal contract, and will generally be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Residual Certificates will represent ownership of the REMIC residual interests.

See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the accompanying prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

The offered certificates may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") ("Plans") provided the acquisition and holding of such offered certificates is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "Considerations for Benefit Plan Investors".

See "Considerations for Benefit Plan Investors" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus.

LEGAL INVESTMENT

None of the certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the accompanying prospectus.

                           FORWARD-LOOKING STATEMENTS


         Some of the information contained in this prospectus supplement consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION PRESENTED UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS.

HIGHER EXPECTED DELINQUENCIES OF THE     In general, the underwriting guidelines applied to the mortgage loans to be
MORTGAGE LOANS                           included in the issuing entity are not as strict as Fannie Mae or Freddie
                                         Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards. The originators' underwriting of the mortgage loans generally consisted of analyzing the creditworthiness of a borrower based on both a credit score and mortgage history, the income sufficiency of a borrower's projected family income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income from investment property, and the adequacy of the mortgaged property expressed in terms of loan-to-value ratio, to serve as the collateral for a mortgage loan.

                                         Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the issuing entity than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

FINANCIAL CONDITION OF THE SPONSOR MAY   The sponsor is a start-up enterprise, has negligible net worth and the fee
MATERIALLY AND ADVERSELY AFFECT          received by the sponsor as program administrator will constitute its
LIQUIDITY FOR AND VALUE OF THE OFFERED   primary source of income.  There can be no assurance that the income
CERTIFICATES                             received by the sponsor as program administrator (or from any other source)
                                         will be sufficient to satisfy the sponsor's debts and other obligations as they become due.  Accordingly, there can be no assurance that the sponsor will be able to remain solvent and continue as a going concern.

                                         In addition, a principal source of liquidity for the sponsor is an uncommitted warehouse facility entered into by an affiliate with Credit
                                         Suisse First Boston Mortgage Capital LLC, an affiliate of Credit Suisse.
                                         See "The Sponsor" and "Affiliations and Related Transactions" for a
                                         description of the warehouse facility with Credit Suisse First Boston
                                         Mortgage Capital LLC.  BancCap's affiliate's financial obligations under the facility are fully guaranteed by Ocwen Financial Corporation, an affiliate of the Servicer.  Prior to Ocwen Financial Corporation's
                                         agreement to guaranty the facility, Credit Suisse First Boston Mortgage
                                         Capital LLC had suspended fundings thereunder.  In addition, by its terms, the warehouse facility will terminate on July 31, 2006.  In the event that the facility is not renewed, the sponsor may not be able to arrange replacement financing, particularly if Ocwen Financial Corporation is unwilling or unable to guaranty any such arrangement.  There can be no assurance that Ocwen Financial Corporation will be willing or able to renew its guaranty of BancCap's affiliate's existing facility with Credit Suisse
                                         First Boston Mortgage Capital LLC or any proposed replacement facility or that Credit Suisse First Boston Mortgage Capital LLC will be willing to renew its facility with BancCap's affiliate.  Any failure to renew its existing facility or to obtain replacement financing may materially and adversely affect the sponsor's financial health and possibly its ability to continue as a going concern.

                                         A second principal source of liquidity for the sponsor is a warehouse facility entered into by an affiliate of the sponsor with Barclays Bank PLC which is an affiliate of Barclays Capital, and a commercial paper conduit for which Barclays Bank PLC acts as administrative agent.  See "The
                                         Sponsor" and "Affiliations and Related Transactions" for a description of the warehouse facility with Barclays Bank PLC and the commercial paper conduit.  BancCap's affiliate's financial obligations under the facility are supported by a limited guaranty (approximately 5%) by Ocwen Financial
                                         Corporation.  A breach has occurred under the facility due to the failure of the borrowers thereunder to obtain a second committed warehouse facility as required under the facility.  In order to permit the issuance of the certificates, Barclays Bank PLC and the commercial paper conduit have waived the breach and amended the facility so that, by its terms, it will terminate on June 30, 2006.  In the event that the facility is not renewed, the sponsor may not be able to arrange replacement financing, particularly if Ocwen Financial Corporation is unwilling or unable to enter into a limited guaranty under any such arrangement.  There can be no assurance that Ocwen Financial Corporation will be willing or able to renew its guaranty of BancCap's affiliate's existing facility with Barclays Bank PLC and the commercial paper conduit or any proposed replacement facility or that Barclays Bank PLC and the commercial paper conduit will be willing to renew their facility with BancCap's affiliate.  Any failure to renew its existing facility or to obtain replacement financing may materially and adversely affect the sponsor's financial health and possibly its ability to continue as a going concern.

                                         Any material adverse effect on the sponsor's financial health or its ability to continue as a going concern could have a material adverse effect on the liquidity for and value of the offered certificates.

THE YIELD ON YOUR CERTIFICATES IS        Mortgagors may prepay their mortgage loans in whole or in part at any
DIRECTLY RELATED TO THE PREPAYMENT       time.  The yield to maturity on your certificates is directly related to
RATE ON THE RELATED MORTGAGE LOANS       the rate at which the mortgagors pay principal on the related mortgage loans.  We cannot predict the rate at which mortgagors will repay their mortgage loans.  A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

                                         o   If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                         o   If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                         o   The rate of prepayments on the mortgage loans may be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on those mortgage loans.  In addition, if interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates.  Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease.  Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

                                         o   The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors.  If, at the time of their first adjustment, the mortgage rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage rates available to the related mortgagors, such mortgagors may prepay their adjustable-rate mortgage loans.  The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their mortgage rates, especially following their initial adjustments.

                                         o   Approximately 76.76% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated.  A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

                                         o   The originators or Ocwen Financial Corporation may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties occur and have not been cured.  In addition, certain originators may be required to repurchase mortgage loans from the issuing entity to the extent that up to the first three scheduled monthly payments due after sale of the mortgage loans by the related originator becomes 30 or more days delinquent.  In addition, the servicer (or if the servicer fails to exercise such option, the NIMS insurer, if any), has the option to purchase mortgage loans that become 90 days or more delinquent, which option is subject to certain limitations and conditions described in this prospectus supplement.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

                                         o   The servicer (or if the servicer fails to exercise such option, the
                                             NIMS insurer, if any), may purchase all of the mortgage loans and retire the certificates when the aggregate stated principal balance of the mortgage loans and the REO properties as of the last day of the related collection period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, subject to certain limitations.  Such purchases will result in an earlier return of the principal on the certificates and will affect the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will affect the yield on the offered certificates.

                                         o   If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

                                         o   As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and certain payments from the swap counterparty as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the offered certificates and will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

                                         o   The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to the offered certificates and the Junior Subordinate Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level.  An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.  In addition, if the Class A Certificates are entitled to distributions of principal at any time that
                                             overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated based on the amount of principal actually received on the mortgage loans for the related distribution date.  This may magnify the prepayment effect on the Class A Certificates caused by the rates of prepayments and defaults experienced by the mortgage loans.

                                         o   The multiple class structure of the certificates will cause the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans.
                                             Because distributions of principal will be made to the classes of certificates according to the priorities described in this prospectus supplement, the yield to maturity on the offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes of certificates.  In particular, the Mezzanine
                                             Certificates and will not receive any portion of the amount of principal payable to the certificates prior to the distribution date in
                                             April 2009 or a later date as provided in the trust agreement, unless the certificate principal balance of the Class A Certificates has been reduced to zero.  After that, subject to the loss and delinquency performance of the mortgage pool, the Mezzanine Certificates may continue (unless the certificate principal balance of the Class A
                                             Certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the certificates.  The weighted average lives of the Mezzanine Certificates will therefore be longer than would otherwise be the case.  The effect on the market value of the Mezzanine Certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class
                                             A Certificates.

                                         o   As of the date hereof, certain mortgage loans originated by Funding
                                             America remain under formal review, and could be subject to repurchase from the issuing entity or substitution.

                                         See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

THE FIRST PAYMENT DATE ON SOME           None of the mortgage loans (by aggregate scheduled principal balance) are
MORTGAGE LOANS HAS NOT OCCURRED YET      30 or more days contractually delinquent as of the cut-off date (i.e.,
MEANING THAT THOSE BORROWERS COULD NOT   mortgagors had made their February 1, 2006 monthly payments).  However,
BE DELINQUENT ON THE REFERENCED          approximately 19.48% of the mortgage loans (by aggregate scheduled
MONTHLY PAYMENT                          principal balance) have initial due dates on or after March 1, 2006 and therefore could not have been 30 or more days contractually delinquent as of the cut-off date.  Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

A SILENT-SECOND LIEN MORTGAGE LOAN ON    With respect to approximately 38.27% of the mortgage loans (by aggregate
A MORTGAGED PROPERTY MAY INCREASE THE    scheduled principal balance of the mortgage loans as of the cut-off date) a
RISK THAT THE RELATED MORTGAGE LOAN      second lien mortgage loan was originated which is not included in the
BECOMES SUBJECT TO FORECLOSURE           issuing entity.  The weighted average original loan-to-value ratio of such mortgage loans is approximately 79.95%, and the weighted average original combined loan-to-value ratio of such mortgage loans (including the related silent second lien, if any,) is approximately 99.45%.  The weighted average original combined loan-to-value ratio (including the related silent second lien) of all mortgage loans is approximately 87.12%.  With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien because mortgagors with a silent second lien have less equity in the mortgaged property.
                                         Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the related originator or from any other lender.

CREDIT ENHANCEMENT FOR THE               The credit enhancement features described in the summary of this prospectus
CERTIFICATES MAY BE INADEQUATE           supplement are intended to enhance the likelihood that holders of the Class
                                         A Certificates, and to a limited extent, the holders of the Mezzanine
                                         Certificates and the Junior Subordinate Certificates, will receive regular payments of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.  If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans you may suffer losses.

PAYMENTS PROVIDED BY THE SWAP            Any amounts received by the issuing entity under the swap agreement will be
AGREEMENT MAY NOT BE ADEQUATE            applied as described in this prospectus supplement to maintain overcollateralization, pay interest shortfalls and repay realized losses.
                                         However, no amounts will be payable to the supplemental interest reserve account by the swap counterparty unless the floating amount owed by the swap counterparty for a distribution date exceeds the fixed amount owed to the swap counterparty.  This will not occur except in periods when one-month LIBOR (as determined pursuant to the swap agreement) exceeds the applicable rate of payment owed by the issuing entity, which will be 5.277%
                                         per annum.  We cannot assure you that any amounts will be received by the issuing entity under the swap agreement, or that any such amounts that are received will be sufficient to maintain overcollateralization, pay interest shortfalls or repay realized losses on the mortgage loans.  See
                                         "Description of the Certificates---The Swap Agreement" in this prospectus supplement.

EXCESS INTEREST FROM THE MORTGAGE        The weighted average of the mortgage rates on the mortgage loans each month
LOANS MAY NOT BE SUFFICIENT TO           is expected to be higher than the weighted average pass-through rate on the
MAINTAIN OVERCOLLATERALIZATION AND       certificates for the related distribution date.  The mortgage loans are
ABSORB LOSSES                            expected to generate more interest each month than is needed to pay interest owed on the certificates, to pay certain net amounts owed to the swap counterparty, and to pay the fees and expenses of the issuing entity on the related distribution date.  Any remaining interest generated by the mortgage loans each month will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the issuing entity are covered, the available excess interest generated by the mortgage loans each month will be used to maintain overcollateralization at the required level determined as provided in the trust agreement.  We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.
                                         The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

                                         o   Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, may be generating less interest.

                                         o   Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

                                         o   If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

                                         o   The adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates and the fixed-rate mortgage loans have mortgage rates that do not adjust.  In addition, the first adjustment of the mortgage rates for approximately 0.14% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will occur within six months of the date of origination, the first adjustment of the mortgage rates for approximately 0.89% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until twelve months after the date of origination, the first adjustment of the mortgage rates for approximately 81.58% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until two years after the date of origination, the first adjustment of the mortgage rates for approximately 2.57% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until three years after the date of origination and the first adjustment of the mortgage rates for approximately 1.03%
                                             of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until five years after the date of origination.  As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the mortgage rates on the mortgage loans, or the pass-through rate on such certificates may remain constant as the weighted average of the mortgage rates on the mortgage loans decline.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

                                         o   If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

                                         o   If neither the servicer or the NIMS insurer, if any, terminates the issuing entity on the Optional Termination Date, then the pass-through rates on the offered certificates will, subject to the limitation described in the next risk factor below, increase.  Any such increase will reduce the amount of excess interest that could become available for other purposes.

MORTGAGE LOAN INTEREST RATES MAY LIMIT   The offered certificates accrue interest at pass-through rates based on the
PASS-THROUGH RATES ON THE OFFERED        one-month LIBOR index plus specified margins, but all of such pass-through
CERTIFICATES                             rates are subject to a limit.  The limit on the pass-through rate for the offered certificates is based on the weighted average of the mortgage rates on all the mortgage loans.  The mortgage rates on which the limits on the pass-through rates are based are net of certain net amounts owed to the swap counterparty and certain fees and expenses of the issuing entity.

                                         A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates.  Some of these factors are described below:

                                         o   The mortgage rates on the fixed-rate mortgage loans will not adjust, and the mortgage rates on the adjustable rate mortgage loans generally are based on a six-month LIBOR index.  Generally, the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and approximately 0.14% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will have their first adjustment within six months of the date of origination, and approximately 86.07% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date), will not have the first adjustment to their mortgage rates until one year, two years, three years or five years after the origination.  As a result of the limits on the pass-through rates for the offered certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

                                         o   Six-month LIBOR may change at different times and in different amounts than one-month LIBOR.  As a result, it is possible that mortgage rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising.
                                             It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

                                         o   The pass-through rates for the offered certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust.  Consequently, the limits on the pass-through rates for the offered certificates may limit increases in the pass-through rates for such certificates for extended periods in a rising interest rate environment.

                                         o   If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the offered certificates are more likely to be limited.

                                         o   The required payment by the issuing entity of certain net amounts payable to the swap counterparty will result in the limit on the pass-through rates on the offered certificates being lower than would be the case if the issuing entity did not have such obligation.

                                         If the pass-through rates on the offered certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates, the payments of certain net amounts made to the swap counterparty, and the payment of the fees and expenses of the issuing entity.  The ratings on the offered certificates will not address the likelihood of any such recovery of basis risk shortfalls by holders of the offered certificates.

                                         Amounts used to pay basis risk shortfalls on the offered certificates may be supplemented by amounts received by the issuing entity under the swap agreement, if any.  However, the amount received under the swap agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limits on the pass-through rates.

PAYMENTS TO THE SWAP COUNTERPARTY WILL   Any net swap payment, including certain termination payments payable by the
REDUCE AMOUNTS AVAILABLE FOR             issuing entity, payable to the swap counterparty under the terms of the
DISTRIBUTION TO THE OFFERED              swap agreement will reduce amounts available for distribution to the
CERTIFICATES                             offered certificates and may reduce payments of interest on the offered certificates.  If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the swap agreement are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty.  Therefore, the combination of a rapid rate of prepayments and low prevailing interest rates could adversely affect the yields on the offered certificates.

                                         In the event that the issuing entity, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement may be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of the swap agreement will reduce amounts available for distribution to the offered certificates, unless the swap counterparty is the Defaulting Party or the sole Affected Party (each as defined in the swap agreement).

A REDUCTION OF THE SWAP COUNTERPARTY'S   As of the date of this prospectus supplement, the swap counterparty
RATINGS MAY REDUCE THE RATINGS OF THE    currently has the ratings described under "Description of the
OFFERED CERTIFICATES                     Certificates---The Swap Counterparty."  The ratings of the offered certificates are dependent in part upon the credit ratings of the swap counterparty.  If a credit rating of the swap counterparty is qualified, reduced or withdrawn and the swap counterparty does not post collateral securing its obligations under the swap agreement or does not furnish a guaranty of its obligations under the swap agreement or does not obtain a substitute counterparty in accordance with the terms of the swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn.  In that event, the value and marketability of those offered certificates will be adversely affected.  See "Description of the
                                         Certificates---Swap Agreement."

THE MEZZANINE CERTIFICATES HAVE A        The weighted average lives of, and yields to maturity on, the Class M-5
GREATER RISK OF LOSS THAN THE CLASS A    Certificates, the Class M-4 Certificates, the Class M-3 Certificates, the
CERTIFICATES                             Class M-2 Certificates and the Class M-1 Certificates will be more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption.  The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations.  In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization, excess interest and net swap payments, if any, following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class M-7 Certificates,
                                         Class M-6 Certificates, Class M-5 Certificates, the Class M-4 Certificates,
                                         the Class M-3 Certificates, the Class M-2 Certificates and the Class M-1
                                         Certificates, in that order.  As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case.  Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount unless such written down amount is reinstated due to a subsequent recovery on a liquidated mortgage loan.  However, the amount of any realized losses allocated to the Mezzanine Certificates and the
                                         Junior Subordinate Certificates may be paid to the Mezzanine Certificates and the Junior Subordinate Certificates on a later distribution date from collections on the mortgage loans and from amounts, if any, received from the swap counterparty pursuant to the swap agreement, according to the priorities specified under "Description of the Certificates---Credit
                                         Enhancement---Excess Interest" in this prospectus supplement.

                                         Unless the certificate principal balance of each Class A Certificate has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until April 2009 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative realized losses on the related mortgage loans exceed certain levels.  As a result, the weighted average lives of the Mezzanine
                                         Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of the
                                         Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.  Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

                                         In addition, the multiple class structure of the Mezzanine Certificates and the Junior Subordinate Certificates causes the yield of the Mezzanine
                                         Certificates to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.  Because distributions of principal will be made to such certificates according to the priorities described in this prospectus supplement, the yield to maturity on the Mezzanine Certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes of certificates.  The yield to maturity on the Mezzanine Certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and their timing), to the extent such losses are not covered by excess interest, overcollateralization, net swap payments or the Mezzanine Certificates with a lower payment priority.
                                         Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

THE RETURN ON YOUR CERTIFICATES COULD    When a mortgage loan is prepaid, the mortgagor is charged interest on the
BE REDUCED DUE TO PREPAYMENT INTEREST    amount prepaid only up to the date on which the prepayment is made, rather
SHORTFALLS AND RELIEF ACT SHORTFALLS     than for an entire month.  This may result in a shortfall in interest collections available for payment on the next distribution date.  The servicer is required to cover a portion of the shortfall in interest collections that is attributable to prepayments in full (except in respect of principal prepayments in full received during the period from the first through the 14th day of the month of the related distribution date), but only up to the amount of the servicer's servicing fee for the related calendar month.  In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, as amended (the "RELIEF ACT") or similar state or local law, will not be covered by the servicer.

                                         On any distribution date, any shortfalls resulting from the application of the Relief Act or similar state or local law, and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the current interest with respect to the Class C Certificates, and after that, to the current interest with respect to the offered certificates and the Junior Subordinate
                                         Certificates, on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date.  The holders of the offered certificates will not be entitled to reimbursement for prepayment interest shortfalls not covered by compensating interest or for shortfalls resulting from application of the Relief Act or similar state or local law.  If these shortfalls are allocated to the offered certificates the amount of interest paid on those certificates will be reduced, adversely affecting the yield on your investment.

DELAYS IN LIQUIDATING DELINQUENT         Substantial delays could be encountered in connection with the liquidation
MORTGAGE LOANS MAY RESULT IN LOSSES      of delinquent mortgage loans.  Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

MORTGAGES WITH HIGH LOAN-TO-VALUE        Mortgage loans with higher loan-to-value ratios may present a greater risk
RATIOS MAY HAVE A GREATER RISK OF LOSS   of loss than mortgage loans with loan-to-value ratios of 80% or below.
                                         Approximately 27.34% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) had loan-to-value ratios at origination in excess of 80%, but no more than
                                         100%.  Additionally, the originators' determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

THE YIELD ON YOUR CERTIFICATES MAY BE    Approximately 35.82% of the mortgage loans (by aggregate scheduled
AFFECTED BY COMMENCEMENT OF              principal balance of the mortgage loans as of the cut-off date) require the
AMORTIZATION OF THE INTEREST ONLY        mortgagors to make monthly payments only of accrued interest for the first
MORTGAGE LOANS                           two, three or five years following origination.

                                         After such interest only period, the mortgagor's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date.  If the monthly payment increases, the related mortgagor may not be able to pay the increased amount and may default on or may refinance the related mortgage loan to avoid the higher payment.  Because no principal payments are required on such mortgage loans during such interest only period, the offered certificates and the Junior Subordinate Certificates then entitled to distributions of principal will receive smaller principal distributions during such period than they would have received if the related mortgagors were required to make monthly payments of interest and principal for the entire lives of such mortgage loans.  This slower rate of principal distributions may reduce the return on an investment in the related offered certificates that are purchased at a discount.

THE GEOGRAPHIC CONCENTRATION OF THE      The charts presented under "Summary of Terms---What You Own---Mortgage Loans"
MORTGAGED PROPERTIES IN CERTAIN STATES   list the states with the highest concentrations of mortgage loans.
INCREASES THE RISK OF THE RELATED        Mortgaged properties in California may be particularly susceptible to
MORTGAGE LOANS INCURRING LOSSES DUE TO   certain types of uninsurable hazards, such as earthquakes, floods,
DEVELOPMENTS IN THOSE STATES             mudslides and other natural disasters not covered by standard hazard insurance policies for each mortgage loan or otherwise insured against for the benefit of the issuing entity.

                                         In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

                                         o   Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

                                         o   Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

                                         o   Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

VIOLATION OF FEDERAL OR STATE LAWS MAY   Applicable state laws generally regulate interest rates and other charges,
RESULT IN LOSSES ON THE MORTGAGE LOANS   require certain disclosure, and require licensing of the sponsor.  In addition, other state laws, municipal ordinances, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices (including predatory lending practices), and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                         The mortgage loans are also subject to federal laws, including:

                                         o   the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                                         o   the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
                                             Credit Protection Act, in the extension of credit; and

                                         o   the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

                                         Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement.  In particular, the sponsor's failure to comply with certain requirements of the Federal
                                         Truth-in-Lending Act, as implemented by Regulation Z, could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and could result in the obligors' rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.  See "Legal Aspects of the Loans---Anti-Deficiency Legislation and
                                         Other Limitations on Lenders" in the accompanying prospectus.

                                         The related originator will represent that at origination each mortgage loan complied with all applicable federal and state laws and regulations.
                                         In addition, the related originator will represent that none of the mortgage loans is subject to the requirements of the Home Ownership and
                                         Equity Protection Act of 1994 ("HOEPA") or is a "high cost" or "predatory"
                                         loan under any state or local law or regulation applicable to the originator of such mortgage loan, or which would result in liability to the purchaser or assignee of such mortgage loan under any predatory or abusive lending law.  In the event of a breach of any of such representations, the related originator will be obligated to cure such breach or repurchase
                                         (which repurchase obligation will be guaranteed by Ocwen Financial
                                         Corporation) or replace the affected mortgage loan, in the manner and to the extent described under "The Issuing Entity---Assignment of the Mortgage
                                         Loans and Other Assets to the Issuing Entity" in this prospectus supplement.

                                         Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied.  Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related originator or Ocwen Financial Corporation will be required to repurchase such mortgage loan from the issuing entity.

                                         In addition to HOEPA, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices.  Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of such mortgage loans.  In some cases, state law may impose requirements and restrictions more stringent than those in
                                         HOEPA.  The related originator's failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in mortgagors exercising their rights to rescind their mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.  Lawsuits have been brought in various states making claims against assignees of high cost mortgage loans for violations of state law.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

PROCEEDS OF THE ASSETS IN THE TRUST      The certificates will not represent an interest in or obligation of the
ARE THE SOLE SOURCE OF PAYMENT ON THE    depositor, the master servicer, the sponsor, the servicer, the trustee, the
CERTIFICATES                             securities administrator or any of their respective affiliates.  None of the offered certificates, or the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the sponsor, the servicer, the trustee, the securities administrator or any of their respective affiliates.
                                         Proceeds of the assets held by the issuing entity will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the master servicer, the sponsor, the servicer, the trustee, the securities administrator or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

THE LACK OF A SECONDARY MARKET MAY       The underwriters intend to make a secondary market in the classes of
MAKE IT DIFFICULT FOR YOU TO RESELL      offered certificates actually purchased by them, but they have no
YOUR CERTIFICATES                        obligation to do so.  There is no assurance that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the offered certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

REDUCTION OR WITHDRAWAL OF RATINGS OF    Each rating agency rating the offered certificates may change or withdraw
THE OFFERED CERTIFICATES MAY AFFECT      its initial ratings at any time in the future if, in its judgment,
THEIR MARKET VALUE AND LIQUIDITY         circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

CERTAIN RIGHTS OF THE NIMS INSURER MAY   A financial guaranty insurance policy or policies ("NIMS POLICY") may be
ADVERSELY AFFECT THE RIGHTS OF HOLDERS   issued by the NIMS insurer, if any, covering certain payments to be made on
OF OFFERED CERTIFICATES                  NIMS which may be issued by an affiliate of the depositor or by one or more entities sponsored by an affiliate of the depositor after the closing date.  The NIMS are not offered hereby and, if issued, the NIMS would be backed, in whole or in part, by cashflow received on the Class C
                                         Certificates and the Class P Certificates, which are not offered hereby.
                                         The NIMS, if issued, would not be backed by the issuing entity (other than by the interests represented by the Class C Certificates and the Class P
                                         Certificates) or by any of the offered certificates.

                                         Notwithstanding the foregoing, pursuant to the terms of the trust agreement, unless there exists a continuance of any failure by the NIMS insurer, if any, to make a required payment under the NIMS policy ("NIMS
                                         INSURER DEFAULT"), the NIMS insurer will be entitled to exercise, among others, certain rights that preempt the rights of the holders of the offered certificates, without the consent of such holders, and the holders of the offered certificates may exercise such rights only with the prior written consent of the NIMS insurer.  Such rights are expected to include
                                         (i) the right to provide notices of servicer and master servicer defaults and the right to direct the master servicer to terminate the rights and obligations of the servicer under the servicing agreement with respect to certain events of a default by the servicer; (ii) the right to remove the trustee, any co-trustee or custodian pursuant to the trust agreement; and
                                         (iii) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement.  In addition, unless a NIMS insurer default exists, the NIMS insurer's consent will be required prior to, among other things:  (i) the appointment of any successor servicer or master servicer; (ii) the appointment and removal of the trustee or any co-trustee; or (iii) any amendment to the trust agreement regardless of whether such amendment would affect the Class C Certificates, the Class P
                                         Certificates or the Class R Certificates.

                                         Investors in the offered certificates should note that:

                                         o   any NIMS policy will not cover, or benefit in any manner whatsoever, the offered certificates;

                                         o   the rights granted to any NIMS insurer are extensive;

                                         o   the interests of any NIMS insurer may be inconsistent with, and adverse to, the interests of the holders of the offered certificates, and the
                                             NIMS insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or non-exercise of the NIMS insurer's rights;

                                         o   any NIMS insurer's exercise of the rights and consents described above may negatively affect the offered certificates, and the existence of such rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other Mortgage
                                             Pass-Through Certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

                                         o   there may be more than one series of notes insured by the NIMS insurer and the NIMS insurer will have the rights described in this prospectus supplement and in the trust agreement so long as any such series of notes remain outstanding.

TERRORIST ATTACKS AND MILITARY ACTION    Since the terrorist attacks in the United States on September 11, 2001,
COULD ADVERSELY AFFECT THE YIELD ON      there exists an increased likelihood of further terrorist activity in the
THE OFFERED CERTIFICATES                 United States.  In addition, current political and military tensions in the
                                         Middle East have resulted in a significant deployment of United States military personnel in the region.  Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans.  In accordance with the servicing standard in the servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to mortgagors affected in some way by past and possible future events.  In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists or members of the National
                                         Guard may significantly increase the proportion of mortgage loans whose mortgage payments are reduced by the application of the Relief Act or similar state or local law.  See "Legal Aspects of Loans---Servicemembers
                                         Civil Relief Act" in the accompanying prospectus.

                                         The Relief Act provides relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loan.  The Relief Act provides generally that these mortgagors may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty.  These reductions are not required to be paid by the mortgagor at any future time, will not be advanced by the servicer and will reduce accrued interest on each class of offered certificates and the Junior Subordinate
                                         Certificates on a pro rata basis.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances during an additional period after that.  Certain reductions in interest collections arising from the application of the Relief Act or any state or local law providing for similar relief will not be covered by the servicer or any subservicer.

THE OFFERED CERTIFICATES MAY NOT BE      The offered certificates are not suitable investments for any investor that
SUITABLE INVESTMENTS FOR CERTAIN         requires a regular or predictable schedule of monthly payments or payment
INVESTORS                                on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

INEXPERIENCE OF THE DEPOSITOR, THE       The depositor, the sponsor and the program administrator have very limited
SPONSOR AND THE PROGRAM ADMINISTRATOR    experience securitizing mortgage loans.  In addition, the lack of static
MAY LIMIT LIQUIDITY OR AFFECT            pool, historical loss and delinquency data as well as other factors may
PERFORMANCE OF THE TRANSACTION           make it difficult to evaluate an investment in the offered certificates.
                                         The parties' lack of experience together with the absence of relevant data may negatively affect liquidity for such securities relative to securities backed by mortgage loans similar to the mortgage loans issued by more seasoned issuers.  In addition, the program administrator's lack of experience may have a negative impact on its ability to administer the transaction in accordance with the transaction documents.

SMALL DEAL SIZE MAY MAKE IT DIFFICULT    Data related to mortgage loans similar to the Mortgage Loans may not have
TO EVALUATE AN INVESTMENT IN THE         the same statistical significance when evaluating the offered certificates
OFFERED CERTIFICATES                     as it does when evaluating a transaction with a larger aggregate original principal balance.  Generally, statistical data and trends tend to be less reliable indicators of performance as a statistical sample becomes smaller.  As a result, there can be no assurance that assumptions regarding statistical performance of mortgage loans similar to the mortgage loans will be useful tools in evaluating the future performance of the mortgage loans.  In addition, prepayment, default, delinquency and loss events with respect to the mortgage loans may have a greater relative impact on the offered certificates than would be the case if the aggregate original principal balance of the mortgage loans were larger.

                                         The relatively small aggregate original principal balance of the offered certificates may also negatively affect liquidity for the offered certificates.

THERE MAY EXIST CONFLICTS OF INTEREST    It is anticipated that the servicer or an affiliate of the servicer may
BETWEEN THE SERVICER AND THE ISSUING     acquire, directly or indirectly, all or a portion of the Class M-6, Class
ENTITY                                   M-7, Class C and Class P Certificates.  The timing of the mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may adversely affect the weighted average lives and yields of the offered certificates.  You should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

                                   THE SPONSOR

GENERAL

         BancCap Advisors, LLC, the sponsor of the securitization transaction, is a Delaware limited liability company that manages the purchase and sale by the sellers of sub-prime mortgage loans secured by first liens on one- to four-family residences that generally do not conform to the underwriting guidelines typically applied by banks and other primary lending institutions, particularly with respect to a prospective borrower's credit history and debt-to-income ratio. Borrowers who qualify under the sponsor's underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The sponsor directs the sellers to buy mortgage loans based on the sponsor's general program guidelines and does not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac. The mortgage loans purchased by the sellers are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veteran Affairs. The sponsor is a direct wholly owned subsidiary of Berkshire Advisors, LLC.

         The sponsor participated with the underwriters in structuring the securitization transaction.

         The sponsor has negligible net worth. In addition, the sponsor's principal sources of liquidity are two warehouse facilities entered into with certain affiliates of the underwriters. See "Risk Factors--Financial Condition of the Sponsor May Materially and Adversely Affect Liquidity for and Value of the Offered Certificates" and "Affiliations and Related Transactions" for a detailed discussion of the risks associated with the sponsor's negligible net worth and financing arrangements.


The Sponsor's Origination Channels

         All of the mortgage loans owned by the issuing entity have been purchased by the sellers from the originators or from other entities that acquired the mortgage loans from the originators and were underwritten or re-underwritten by the sponsor generally in accordance with its underwriting guidelines as described in this prospectus supplement. See "Underwriting of the Mortgage Loans" in this Prospectus Supplement.

RE-UNDERWRITING OF THE MORTGAGE LOANS

         The sponsor maintains a formal program for the acquisition and securitization of subprime mortgage loans. The program involves evaluation and qualification of originators for inclusion of their loans in the program (corporate due diligence), as well as the loans each originator submits for sale into the program (loan file due diligence).

         The corporate due diligence begins with each originator completing a detailed application and sending organizational, underwriting, quality control, licensing and other documents to the sponsor. Also, the sponsor receives a tape of recent mortgage loan production. The sponsor reviews and evaluates these materials, performs background searches on the company and key personnel, completes a site visit, and performs other due diligence procedures. The originator must be approved by the sponsor's credit committee prior to acquisition of loans.

         The sponsor maintains underwriting guidelines generally setting forth the combination of loan characteristics allowed for a mortgage loan to qualify for acquisition. Loans offered for sale to the sponsor are first evaluated to determine if they fall within the guidelines, and if not, whether there exist compensating factors to still allow a given loan to be purchased. The sponsor then re-underwrites loans acquired from each originator according to the respective originator's guidelines.

         A four level review is performed, including:

o Verification of the creditworthiness of the borrower and proper credit classification of the loan according to the originator's underwriting guidelines;

o  Verification of the value of the mortgaged property;

o Verification of compliance with local, state, and federal compliance guidelines and laws;

o Verification of data integrity for each field on the mortgage tape.

         The underwriting review is performed at a centralized fulfillment center under contract with Ocwen Financial Corporation. The sponsor has a dedicated team of underwriting personnel assigned to it by Ocwen Financial Corporation at the fulfillment center.

         As the review is performed, a formal report is prepared daily of conditions that must be satisfied prior to the purchase of each loan. These conditions may be generated at each of the four levels of the underwriting review. The originator must generally clear the conditions prior to a loan being funded.

         To the extent funding occurs prior to such conditions being cleared, the originator may be required to repurchase loans for which conditions are not satisfactorily cleared subsequent to funding. Some Encore and Funding America mortgage loans were acquired prior to completion of the formal review. After the formal review of the mortgage loans originated by Encore was completed, mortgage loans not meeting the program requirements were resold to Encore and will not be included in the issuing entity. As of the date hereof, certain mortgage loans originated by Funding America remain under formal review, and could be subject to repurchase from the issuing entity or substitution.

                             STATIC POOL INFORMATION

         The sponsor has no prior experience sponsoring securitizations or purchasing or originating mortgage loans. Therefore, there is currently no static pool information regarding the sponsor's prior securitizations or originations available at this time. The depositor will provide static pool information, material to this offering, with respect to the experience of Encore in securitizing asset pools of the same type on the internet at http://banccap.com/links.html. Funding America commenced lending operations in July 2005 and has no prior experience sponsoring securitizations. Therefore, there is currently no available or meaningful static pool information regarding Funding America's prior securitizations or originations available at this time.

         Information provided through the internet address above will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the securities offered hereby if it relates to any prior securitized pool or vintage year pool formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                                  THE DEPOSITOR

         BancCap Asset Securitization Issuance Corporation, the depositor, is a Delaware corporation and a wholly owned subsidiary of the sponsor. The depositor engages in no activities other than securitizing assets. It will have no material continuing obligations with respect to the mortgage loans or the certificates following the issuance of the certificates.

                               THE ISSUING ENTITY

         BASIC Asset Backed Securities Trust 2006-1 (the "issuing entity") will be a New York common law trust formed pursuant to a trust agreement dated as of March 1, 2006 (the "trust agreement"), among BancCap Asset Securitization Issuance Corporation, as depositor (the "depositor"), Wells Fargo Bank, N.A., as securities administrator (the "securities administrator") and U.S. Bank National Association, as trustee (the "trustee"). The issuing entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined herein) and the other assets of the issuing entity and proceeds therefrom (such mortgage loans, assets and proceeds, collectively, the "Trust Estate"), issuing the certificates, making payments on the certificates, and related activities.

         On or about April 7, 2006, the issuing entity will purchase the mortgage loans from the depositor pursuant to the transfer agreement (as defined herein) in exchange for the trust certificates. The depositor will sell the offered certificates to the underwriters (as defined herein) and apply the net proceeds of such sale to the purchase of the mortgage loans.

         Other than the trust estate, the issuing entity will not have any significant assets available for payment of the Offered Certificates.

ASSIGNMENT OF THE MORTGAGE LOANS AND OTHER ASSETS TO THE ISSUING ENTITY

         A pool of mortgage loans, as described in this prospectus supplement, will be sold to the issuing entity on or about April 7, 2006 (the "CLOSING DATE"). The issuing entity will own the right to receive all payments of principal and interest on the mortgage loans due after March 1, 2006 (the "CUT-OFF DATE"). A schedule to the trust agreement will include information about each mortgage loan, including:

     o the scheduled principal balance as of the close of business on the cut-off date;

     o   the term of the mortgage loan; and

     o the mortgage interest rate as of the close of business on the cut-off date and information about how that mortgage interest rate adjusts, if applicable.

         The mortgage notes will be endorsed in blank or to the trustee and assignments of the mortgages to the issuing entity will be prepared in blank or to the trustee but will not be recorded except upon the occurrence of certain events described in the trust agreement. LaSalle Bank, N.A., the custodian, will have possession of and will review the mortgage notes, mortgages and mortgage files containing the documents specified in the trust agreement in accordance with its terms.

         The custodian will review each mortgage file either on or before the closing date or within one year of the closing date or subsequent transfer date, as applicable (or promptly after the custodian's receipt of any document permitted to be delivered after the closing). If any document in a mortgage file is found to be missing or materially defective with the criteria specified in the trust agreement, such defect is material and the related originator does not cure that defect within 90 days of notice from the custodian on behalf of the trustee (or within a longer period after the closing date as provided in the trust agreement in the case of missing documents not returned from the public recording office), the related originator or Ocwen Financial Corporation will be obligated to repurchase the related mortgage loan from the issuing entity. See "The Mortgage Pool--Representations and Warranties Regarding the Mortgage Loans" in this prospectus supplement for a description of the requirements with respect to repurchases of mortgage loans.

         Rather than repurchase the mortgage loan as provided above, the related originator or Ocwen Financial Corporation may remove the mortgage loan (a "DELETED MORTGAGE LOAN") from the issuing entity and substitute in its place another mortgage loan (a "QUALIFIED SUBSTITUTE MORTGAGE LOAN"); however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee and the securities administrator to the effect that substitution will not disqualify the issuing entity as a REMIC or result in a prohibited transaction tax under the Code. Any qualified substitute mortgage loan generally will, on the date of substitution, among other characteristics specified in the trust agreement:

     o have a principal balance, after deduction of all scheduled payments due in or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the deleted mortgage loan (the amount of the difference between the purchase price of the deleted mortgage loan and the principal balance of the qualified substitute mortgage loan will be deposited by the seller and held for distribution to the certificateholders on the related distribution date (a "SUBSTITUTION ADJUSTMENT"),

     o have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

     o with respect to an adjustable-rate mortgage loan, (a) have a mortgage rate subject to a minimum mortgage rate not less than the minimum mortgage rate applicable to the deleted mortgage loan, (b) have a margin at least equal to that of the deleted mortgage loan, (c) have a mortgage rate subject to a maximum rate that is not greater than the maximum rate applicable to the deleted mortgage loan and (d) have a next adjustment date that is not more than two months later than the next adjustment date on the deleted mortgage loan,

     o have a loan-to-value ratio not higher than that of the deleted mortgage loan,

     o not result in the ratings on the offered certificates being reduced, qualified or withdrawn,

     o have a remaining term to maturity not later than (and not more than one year less than) that of the deleted mortgage loan, and

     o comply with all of the representations and warranties applicable to the mortgage loans as specified in the mortgage loan purchase agreement as of the date of substitution.

         This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

         The mortgage pool will be the primary asset of the issuing entity. The issuing entity will also contain other assets, including:

     o   insurance policies related to individual mortgage loans, if applicable;

     o any property that secured a mortgage loan that the issuing entity acquires after the cut-off date by foreclosure or deed in lieu of foreclosure;

     o the rights of the depositor under the mortgage loan purchase agreements, assignment, assumption and recognition agreements and sale and assignment agreements;

     o   the rights of the issuing entity under the swap agreement; and

     o amounts held in the distribution account, the reserve fund and the supplemental interest account.

         In exchange for the mortgage loans and the other assets described above, the securities administrator will authenticate and deliver the certificates pursuant to the order of the depositor. It is the intent of the parties to the trust agreement that the conveyance of the mortgage loans and the related assets to the issuing entity constitute an absolute sale of those assets. However, in the event that the trust agreement for any reason is held or deemed to create a security interest in those assets, then the trust agreement will constitute a security agreement and the depositor will grant to the issuing entity a security interest in those assets.

DISCRETIONARY ACTIVITIES WITH RESPECT TO THE ISSUING ENTITY

         The following is a description of material discretionary activities that may be taken with regard to the administration of the mortgage loans or the certificates:

     o The servicer will be authorized under the servicing agreement to exercise discretion with regard to its servicing of the mortgage loans in accordance with the servicing standard specified in the servicing agreement. See "The Servicing Agreement" in this prospectus supplement.

     o The servicer will be authorized to engage subservicers to service the mortgage loans in accordance with the servicing standard specified in the servicing agreement and may terminate any subservicer with the consent of the NIMs insurer, if any. See "The Agreements--Sub-Servicing by Sellers" in the accompanying prospectus.

     o The originators or Ocwen Financial Corporation will have discretion to determine whether to repurchase a mortgage loan or to substitute for a mortgage loan, if required under the applicable agreement to repurchase or substitute for a defective mortgage loan. See "The Issuing Entity--Assignment of the Mortgage Loans and Other Assets to the Trust" in this prospectus supplement.

     o On or after the Optional Termination Date, the servicer (or if the servicer fails to exercise such option, the NIMS insurer, if any), will be permitted to purchase all of the mortgage loans owned by the issuing entity, subject to certain limitations. See "Description of the Certificates--Optional Termination of the Trust" in this prospectus supplement.

     o In the event of certain transfers of a Residual Certificate to a person who is not a permitted transferee under the trust agreement, the securities administrator and the depositor will have the right to arrange a sale of the Residual Certificate.

     o In the event that certain events of default by the servicer under the servicing agreement have not been remedied, either the depositor, the master servicer, holders of certificates evidencing at least 51% of the voting rights or the NIMS insurer, if any, will have the right to terminate the servicer. If the servicer is terminated or resigns, except as provided below under "The Servicing Agreement--Pledge of Servicing Rights," the master servicer will become the successor servicer; however, the master servicer will have the right to appoint, or to petition a court to appoint, a successor servicer. See "The

         Servicing Agreement--Events of Default or Breaches Under the Servicing agreement" in this prospectus supplement.

     o In the event that the trustee resigns or is no longer qualified to perform its duties, the depositor will have the right to appoint a successor trustee with the consent of the NIMs insurer, if any, and holders of certificates evidencing at least 51% of the voting rights. The holders of certificates evidencing at least 51% of the voting rights may, with the consent of the NIMs insurer, if any, remove a trustee at any time and appoint a successor trustee. See "The Trustee--Resignation or Removal of the Trustee" in this prospectus supplement.

     o In the event the swap agreement is cancelled or terminated, the depositor (with the consent of the NIMS insurer, if any) and the NIMS insurer, if any, will have the discretion to choose a replacement counterparty.

     o As a third party beneficiary of the trust agreement, the NIMs insurer, if any, will be entitled to enforce certain designated rights granted to the NIMS insurer by the trust agreement. See "Risk Factors--Certain Rights of the NIMS Insurer May Adversely Affect the Rights of Holders of Offered Certificates" in this prospectus supplement.

     o As a third party beneficiary of the trust agreement, the swap counterparty will be entitled to consent to any amendments to the trust agreement that materially affects the swap counterparty's rights or interests under the trust agreement. See "Description of the Certificates--Amendment of the Trust agreement" in this prospectus supplement.

     o The servicer may enter into a facility with any person which provides that such person may fund advances and/or servicing advances or receive a pledge or assignment of advances and/or servicing advances. Such facility will not reduce the servicer's obligation to fund such advances and/or servicing advances. See "The Servicing
         Agreement--Advances" in this prospectus supplement.

     o The servicer may assign its servicing to a successor servicer if the securities administrator receives a letter from each rating agency that such assignment will not result in a downgrade of the rating of any of the certificates, provided that such successor is acceptable to the master servicer.

                THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

                  The information in the next succeeding paragraphs has been provided by Wells Fargo Bank , N.A. ("Wells Fargo Bank ," in its capacity as the "master servicer" and the "securities administrator"), and none of the depositor, the seller, the underwriters, the servicer, the sponsor, a subservicer, the trustee, or any affiliates of the foregoing parties makes any representation as to the accuracy or completeness of this information.

         Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as securities administrator and master servicer under the trust agreement and the servicing agreement, respectively. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, the sellers and the servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at

9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Securities Administrator

         Under the terms of the trust agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities. The securities administrator will not be responsible for verifying, recomputing or recalculating information given to it by the master servicer or the servicer except as expressly required by the trust agreement.


Master Servicer

         Wells Fargo Bank acts as master servicer pursuant to the servicing agreement. The master servicer is responsible for the oversight of the performance of the servicer under the terms of the servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

         The servicer will directly service the Mortgage Loans under the supervision of the master servicer. The master servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under "The Servicing Agreement" below.

         The master servicer will perform the following services: (1) monitoring the functions performed by the servicer, (2) preparing certain compliance reports required by the servicing agreement, (3) reconciling the monthly servicing report prepared by the servicer and (4) other services required to be performed under the servicing agreement.

                                  THE SERVICER

GENERAL

         Ocwen Loan Servicing, LLC (together with any successor entity, "Ocwen" or the "servicer") will service the Mortgage Loans pursuant to the servicing agreement. The servicer may perform any of its obligations under the servicing agreement through one or more subservicers, which may be affiliates of the servicer. Notwithstanding any subservicing arrangement, the servicer will remain liable for its servicing duties and obligations under the servicing agreement as if the servicer alone were servicing the Mortgage Loans.

OCWEN LOAN SERVICING, LLC

         The information set forth in the following paragraphs has been provided by Ocwen.


         Ocwen, a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company ("OCN") headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

         As of September 30, 2005, OCN had approximately $1.312 billion in assets, approximately $966 million in liabilities and approximately $346 million in equity. For the quarter ended September 30, 2005, OCN's net income was approximately $7.9 million, as compared to an approximate net income of $2.9 million reported for the quarter ended June 30, 2005. OCN reported approximately $188.7 million of cash as of September 30, 2005.

         The servicing of the mortgage loans in Ocwen's servicing portfolio was transferred to Ocwen by its affiliate Ocwen Federal Bank FSB ("OFB"), effective on June 30, 2005. This servicing transfer was the result of OFB's voluntary dissolution, sale of its branch facility and deposits in Fort Lee, New Jersey to another bank, and cessation of operations as a federal savings bank. Upon OFB's dissolution and sale of the branch facility and deposits, all of OFB's remaining assets and liabilities, including its mortgage loan servicing business, were transferred to and assumed by Ocwen. Ocwen's management, servicing portfolio and platform was not changed as a result of the foregoing transactions.

         Ocwen is rated as a "Strong" residential subprime servicer and residential special servicer by Standard & Poor's, a division of The McGraw-Hill Companies and has an "RPS2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch Ratings. Ocwen is also rated "SQ2-" ("Above Average") as a primary servicer of subprime loans and "SQ2" ("Above Average") as a special servicer by Moody's Investors Service, Inc. On April 23, 2004, Standard & Poor's placed its "Strong" residential subprime servicer and residential special servicer ratings assigned to Ocwen on "Credit Watch with negative implications." Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

         The liabilities assumed by Ocwen from OFB include contingent liabilities resulting from it having been named as a defendant in several potential class action lawsuits challenging its mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled:
Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements. Ocwen intends to defend against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen's management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

         On November 29, 2005, a jury in a Galveston, Texas county court returned a verdict of $11.5 million in compensatory and punitive damages and attorneys' fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen. The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices. On February 9, 2006, the trial court entered its final judgment reducing the total jury award to approximately $1.8 million for actual damages and attorneys' fees and denying the punitive damages award. Ocwen believes the jury verdict is against the weight of evidence and contrary to law and intends to appeal the decision and continue to vigorously defend this matter.

         Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non-prime mortgage loans since 1994. Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States. OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India. Ocwen specializes in the management of sub-performing and non-performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets. Ocwen's servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

         As of September 30, 2005, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $36.5 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.


                                      OCWEN
                          SUBPRIME SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

   AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL     AGGREGATE PRINCIPAL    AGGREGATE PRINCIPAL    AGGREGATE PRINCIPAL
      BALANCE AS OF            BALANCE AS OF          BALANCE AS OF           BALANCE AS OF          BALANCE AS OF
    DECEMBER 31, 2001        DECEMBER 31, 2002       DECEMBER 31, 2003      DECEMBER 31, 2004     SEPTEMBER 30, 2005
   ---------------------     ------------------     -------------------    -------------------    -------------------
        $17,422,016            $26,356,007              $30,551,242            $28,367,753           $31,194,838

OCWEN'S DELINQUENCY AND FORECLOSURE EXPERIENCE

         The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Ocwen's portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Ocwen's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.


                                      OCWEN
                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                                AS OF                                                  AS OF
                                          DECEMBER 31, 2002                                      DECEMBER 31, 2003
                                          -----------------                                      -----------------
                            BY NO.                  PERCENT BY   PERCENT BY      BY NO.                   PERCENT BY     PERCENT BY
                              OF       BY DOLLAR      NO. OF       DOLLAR         OF         BY DOLLAR      NO. OF         DOLLAR
                            LOANS        AMOUNT        LOANS       AMOUNT        LOANS        AMOUNT         LOANS         AMOUNT
                            -----        ------        -----       ------        -----        ------         -----         ------
Total Portfolio             229,335   $26,356,007     100.00%      100.00%       256,891    $30,551,242      100.00%       100.00%
Period of Delinquency(1)
    30-59 days                8,483   $   858,552       3.70%        3.26%        10,662    $ 1,117,125        4.15%         3.66%
    60-89 days                3,718   $   393,762       1.62%        1.49%         4,595    $   488,900        1.79%         1.60%
    90 days or more          19,823   $ 1,820,509       8.64%        6.91%        24,050    $ 2,341,837        9.36%         7.67%
Total Delinquent Loans       32,024   $ 3,072,823      13.96%       11.66%        39,307    $ 3,947,862       15.30%        12.92%
Loans in Foreclosure(2)       8,323   $   849,266       3.63%        3.22%         9,800    $ 1,057,710        3.81%         3.46%

                                                AS OF                                                  AS OF
                                          DECEMBER 31, 2004                                     SEPTEMBER 30, 2005
                                          -----------------                                     ------------------
                            BY NO.                  PERCENT BY   PERCENT BY      BY NO.                   PERCENT BY     PERCENT BY
                              OF       BY DOLLAR      NO. OF       DOLLAR         OF         BY DOLLAR      NO. OF         DOLLAR
                            LOANS        AMOUNT        LOANS       AMOUNT        LOANS        AMOUNT         LOANS         AMOUNT
                            -----        ------        -----       ------        -----        ------         -----         ------
Total Portfolio             237,985   $28,367,753     100.00%      100.00%     268,381     $31,194,838      100.00%        100.00%
Period of Delinquency(1)
    30-59 days               11,251   $ 1,127,427       4.73%        3.97%      13,234     $ 1,301,837        4.93%          4.17%
    60-89 days                5,066   $   515,826       2.13%        1.82%       6,833     $   674,387        2.55%          2.16%
    90 days or more          26,459   $ 2,545,313      11.12%        8.97%      31,261     $ 2,967,766       11.65%          9.51%
Total Delinquent Loans       42,776   $ 4,188,566      17.97%       14.77%      51,328     $ 4,943,989       19.13%         15.85%
Loans in Foreclosure(2)       9,599   $   975,961       4.03%        3.44%       9,333     $   966,173        3.48%          3.10%

---------------------------

(1) Includes 23,740 loans totaling $2,078,945 for September 30, 2005, which were delinquent at the time of transfer to Ocwen.

(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."



                                      OCWEN
                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)


                                  AS OF                       AS OF                      AS OF                      AS OF
                            DECEMBER 31, 2002           DECEMBER 31, 2003          DECEMBER 31, 2004         SEPTEMBER 30, 2005
                            -----------------           -----------------          -----------------         ------------------
                          BY NO. OF    BY DOLLAR     BY NO. OF     BY DOLLAR    BY NO. OF     BY DOLLAR     BY NO. OF    BY DOLLAR
                            LOANS       AMOUNT         LOANS        AMOUNT        LOANS        AMOUNT        LOANS        AMOUNT
                            -----       ------         -----        ------        -----        ------        -----        ------
Total Portfolio            229,335    $26,356,007    256,891     $30,551,242     237,985    $28,367,753      268,381   $31,194,838
Foreclosed Loans(1)          3,484    $   285,598      4,849     $   437,510       4,858    $   439,890        4,511   $   390,138
Foreclosure Ratio(2)          1.52%          1.08%      1.89%           1.43%       2.04%          1.55%        1.68%         1.25%

---------------------------

(1) For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                      OCWEN
                           LOAN GAIN/(LOSS) EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                         AS OF                 AS OF                 AS OF                 AS OF
                                   DECEMBER 31, 2002     DECEMBER 31, 2003     DECEMBER 31, 2004     SEPTEMBER 30, 2005
                                   ------------------    ------------------    ------------------    ------------------
Total Portfolio(1)                   $26,356,007          $ 30,551,242             $28,367,753          $31,194,838
Net Gains/(Losses)(2)(3)             $  (275,036)         $   (249,516)            $  (348,145)         $  (392,477)
Net Gains/(Losses) as a
   Percentage of Total
   Portfolio                               (1.04)%               (0.82)%                 (1.23)%              (1.26)%

---------------------------

(1) "Total Portfolio" on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3) Includes ($114,683) as of September 30, 2005 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

PRIOR SECURITIZATIONS

         In the past three years, Ocwen has not been terminated as a servicer in a residential mortgage backed securities transaction due to a servicer default or application of a servicing performance test or trigger. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

OCWEN'S POLICIES AND PROCEDURES


         Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen's mortgage loan servicing system
("REALServicing"). Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the applicable servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

         Ocwen's collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgaged property. Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process. On a monthly basis, borrowers are mailed their monthly statement in advance of the due date. All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

         Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner. The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options. On a monthly basis the delinquency status is determined for each mortgage loan. A collector then calls the borrower to make payment arrangements. If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

         Subject to the limitations set forth in the applicable servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

         If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity. Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow. If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances. A more in-depth analysis is conducted to determine if charge-off is appropriate.

         If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate. Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

         Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel. These functions are monitored and reviewed by Ocwen.

         Over the past three years, there has been no material changes in Ocwen's servicing policies and procedures.

                                   THE TRUSTEE

General

         U.S. Bank National Association ("U.S. Bank") will act as trustee under the trust agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $209 billion as of December 31, 2005. As of December 31, 2005, U.S. Bancorp served approximately 13.4 million customers, operated 2,419 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

         U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The trust agreement will be administered from U.S. Bank's corporate trust office located at EP-MN-WS3D, 60 Livingston Avenue, St. Paul, MN 55107 Attn: Structured Finance/BancCap 2006-1.

         U.S. Bank has provided corporate trust services since 1924. As of December 31, 2005, U.S. Bank was acting as trustee with respect to 54,019 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

         On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

         As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 343 issuances of sub-prime mortgage securities with an outstanding aggregate principal balance of approximately $90,186,200,000.

Material Duties of the Trustee

         The trustee will have the following material duties under the trust agreement:

     o to act as successor master servicer, or to appoint a successor master servicer, to the extent described under "The Servicing
         Agreement--Events of Default or Breaches Under the Servicing Agreement" below.

Limitations on the Trustee's Liability

         The trustee will not be liable under the trust agreement:

     o except for the performance of such duties and obligations as are specifically specified in the trust agreement prior to the occurrence of a servicer event of default and after the curing of such servicer event of default;

     o for an error of judgment made in good faith by a responsible officer of the trustee unless it is proved that the trustee was negligent in ascertaining the pertinent facts;

     o for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the trust agreement;

     o for any action taken or omitted by it in good faith in accordance with the direction of the NIMS insurer, if any, or the holders of certificates evidencing at least 25% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising of any trust or power conferred upon the trustee under the trust agreement;

     o for any loss resulting from the investment of funds held in the collection account at the direction of the servicer;

     o for any willful misconduct or negligence of any agents, custodians, nominees or attorneys appointed by the trustee to perform any of its duties (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care); or

     o to expend or risk its own funds or incur any liability in the performance of its duties if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

         The trustee may conclusively rely upon and will be fully protected in acting or refraining from acting upon any certificates or opinions of counsel furnished to such trustee under the trust agreement. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel. The trustee may also request and rely conclusively upon and will be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party and the manner of obtaining consents and evidencing the authorization of the execution of those documents will be subject to such reasonable regulations as the trustee may prescribe. The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to a responsible officer of the trustee or unless a responsible officer of the trustee has received written notice of that matter.

Indemnification of the Trustee

         The trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust against any loss, liability or expense incurred by the trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the trust agreement, other than any loss, liability or expense:

         (i) in any way relating to the failure of the servicer, the securities administrator or the master servicer to perform its duties and service the mortgage loans in compliance with the terms of the trust agreement or the servicing agreement,

         (ii) that constitutes a specific liability of the trustee under certain sections of the trust agreement or

         (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the trust agreement or reckless disregard of the trustee's obligations and duties under the trust agreement.

         Any amounts payable to the trustee or any director, officer, employee or agent of the trustee in respect of indemnification or pursuant to any other right of reimbursement from the issuing entity that the trustee or any director, officer, employee or agent of the trustee may have under the trust agreement may be withdrawn by the trustee from the distribution account at any time.

         The indemnification provided to the trustee in the trust agreement will not include expenses, disbursements and advances incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee's performance in accordance with the provisions of the trust agreement. The servicer, the master servicer and the securities administrator are required to indemnify the trustee against any loss, liability or expense resulting from a breach of their obligations and duties under the servicing agreement or the trust agreement, as applicable, including their failure to perform their duties and service the mortgage loans in accordance with the terms of, and subject to the limitations in, the trust agreement or the servicing agreement, as applicable.

         The failure of the trustee to incur this type of expense in excess of the limits specified in the trust agreement could result in greater harm, loss or liability being incurred by the issuing entity than might otherwise be the case. By accepting their certificates, the certificateholders agree to hold the trustee harmless for any consequences to the certificateholders resulting from any failure of the trustee to incur, in excess of the specified limits, any expenses that are limited by the trust agreement.

Resignation and Removal of the Trustee

         The trustee may at any time resign by giving written notice to the servicer, the master servicer, the NIMS insurer, if any, the depositor, and the certificateholders. Upon receiving such notice of resignation, the depositor will be required to appoint a successor trustee. If the trustee ceases to be eligible under the trust agreement and fails to resign after a written request by the depositor or the NIMS insurer, if any, or if the trustee becomes incapable of acting, the depositor or the NIMS insurer, if any, may remove such trustee and appoint a successor trustee acceptable to the NIMS insurer, if any, and to the holders of certificates evidencing at least 51% of the voting rights. The holders of certificates evidencing at least 51% of the voting rights, with the consent of the NIMS insurer, if any, may at any time remove the trustee and appoint a successor trustee.

                                  THE CUSTODIAN

         LaSalle Bank, N.A. will act as custodian (the "Custodian") of the mortgage loan documents and the custodian will be compensated by the master servicer for its services. The office of the custodian is located at 2571 Busse Road, Suite 200, Elk Grove Village, Illinois 60007, or any other address that the custodian may designate from time to time by notice to the certificateholders, the depositor, the servicer, the master servicer, the securities administrator and the trustee.

                                   THE SELLERS

         BICEP Owner Trust and BICEP Owner Trust II (each referred to herein as a "seller" and both referred to herein as the "sellers ") were organized as Delaware statutory trusts. Each Seller acquired the related mortgage loans from the originators (as defined below) or entities which acquired the mortgage loans directly from the originators and will convey the mortgage loans on the closing date to the depositor.

         The sellers, the depositor and the sponsor maintain their principal offices at 553 Capital Drive, Lake Zurich, Illinois 60047. Their telephone number is (847) 540-6554.

                                 THE ORIGINATORS

         The information set forth in the following paragraphs with regard to the two largest originators and their underwriting standards has been provided to the sellers and the depositor or compiled from information provided to the sellers and the depositor by BancCap Advisors, LLC.

Encore Credit Corp.

         GENERAL

         Encore Credit Corp. ("ENCORE"), a wholly-owned subsidiary of ECC Capital Corporation, is a nationwide mortgage banking company engaged in the business of originating, purchasing, selling and, through agreements with Option One Mortgage Corporation, performing servicing for mortgage loans secured primarily by one to four-family residences that generally do not conform to the underwriting guidelines typically applied by banks and other lending institutions that originate loans that conform to the underwriting guidelines generally required by Fannie Mae, Freddie Mac or other government sponsored programs, particularly with respect to a prospective borrower's credit history and debt-to-income ratio. These mortgage loans are generally referred to as non-conforming or subprime mortgage loans. Encore was incorporated in October 2001 and commenced lending operations in March 2002. As of September 30, 2005, Encore had over 1,463 employees and operated its mortgage lending business through a network of approved mortgage lenders and brokers located in 50 states and the District of Columbia where Encore is licensed, exempt or authorized to engage in its mortgage lending business. Encore's principal executive offices are located at 1833 Alton Parkway, Irvine, California 92606 and Encore's main telephone number is (949) 856-8300.

         UNDERWRITING GUIDELINES

         Encore underwrites each mortgage loan that it originates in accordance with its internal underwriting guidelines. Encore has developed internal underwriting processes and criteria that they believe generate quality loans and give it the ability to approve and fund loans quickly. Encore's internal underwriting guidelines are designed to help it evaluate a borrower's credit history, capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. Encore reviews the borrower's credit history from Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc. In addition, Encore reviews credit scores derived from the borrower's credit history by one or more nationally recognized credit scoring models.

         Underwriting Guidelines. Encore's internal underwriting guidelines are established by their credit committees. Encore's credit committees meet regularly with their production and operations managers to review proposed changes to the underwriting guidelines. If an individual loan application does not meet Encore's formal written underwriting guidelines, but the underwriter is confident both that the borrower has the ability and willingness to pay and that the property provides adequate collateral for the borrower's obligations, Encore's underwriters can make underwriting exceptions up to certain limits within their formal exception policies and approval authorities. All of Encore's loan programs have tiered exception levels whereby approval of certain exceptions, such as loan-to-value ratio exceptions, loan amount exceptions, and debt-to-income exceptions, are escalated to higher loan approval authority levels.

         Underwriting Personnel. All of Encore's loans are underwritten by their on-site underwriting personnel. Encore does not delegate underwriting authority to any broker or third party. Encore adheres to strict internal standards with respect to who has the authority to approve a loan. In the event that an underwriting exception is required for approval, only specifically designated personnel, dictated by the exception needed, are authorized to make such exceptions. Encore regularly trains its operation managers, who supervise their underwriters, on emerging trends in production. Encore believe that these managers and underwriters are highly qualified and experienced and are familiar with its underwriting guidelines. Encore believe that its regionalized underwriting process provides it with the ability to fund loans faster than many of its competitors, and that the experience of its operations managers, its information systems and their rigorous quality control process ensure the continued quality of its loans.

         Credit Categories. Under its internal underwriting guidelines, Encore has established several different credit categories within each loan program, and Encore assigns a credit category to each applicant based on the applicant's credit history. These credit categories establish the maximum permitted loan-to-value ratio, the maximum loan amount and the allowed use of loan proceeds given the applicant's mortgage payment history, consumer credit history, liens/charge-offs/bankruptcy history, debt-to-income ratio, use of proceeds, documentation type and other factors.

         Because the industry does not use standard credit categories, the definitions and credit categories of the loans Encore originates may differ from those used by their competitors. As a result, the credit categories and other data with respect to its loan production that Encore provide in this prospectus supplement may not be comparable to similar data of their competitors. Also, Encore may change its credit category system from year-to-year, based on its on-going evaluation of historical performance and market demand. Thus, data with respect to specific credit categories within its loan production may not be comparable on a historical basis.

         In general, higher risk mortgage applications are graded in categories that permit more (or more recent) major derogatory credit items, such as outstanding judgments or prior bankruptcies. Encore's underwriting guidelines for first mortgages contain categories and criteria for grading that evaluate the likelihood that an applicant will satisfy the repayment obligations of a mortgage loan; higher grades being more likely and lower grades being less likely.

         Encore's guidelines are primarily intended to (1) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (2) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults.

         Credit scores are obtained by Encore in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are obtained from credit reports provided by Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc., which may employ differing computer models and methodologies from one another. The credit score is designed to assess a borrower's credit history at a fixed point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to 850, with higher scores generally indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. Encore's current core underwriting guidelines require a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum loan-to-value ratio under each program. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

         The underwriting of a mortgage loan to be originated or purchased by Encore generally includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to Encore for purchase must be approved by Encore in accordance with its underwriting criteria. Encore regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product and changes in laws or regulations.

         Encore requires satisfactory title insurance coverage on all residential properties securing mortgage loans they originate or purchase. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect Encore against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance in an amount that complies with applicable laws and is sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

         Verification of Borrower's Income. Encore's mortgage programs include several levels of documentation used to verify the borrower's income.

         Full income documentation. Encore's highest level of income documentation generally requires a stable, two-year history of income. A wage-earner may document income by any of the following: a verification of employment or a current pay stub reflecting year to date income and the borrower's most recent Wage and Tax Statement, or W-2; the borrower's two most recent IRS Form 1040s; the borrower's personal bank statements for the previous one or two years showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the two most recent federal tax returns or bank statements for the previous one or two years depending on the borrower's credit score.

         Limited income documentation. This documentation level generally requires a twelve-month history of stable income, together with personal bank statements for the previous twelve months to support the borrower's qualifying income.

         Stated income. The borrower's income used to qualify for the loan is taken from the borrower's signed application and compared to the borrower's line of work or profession for reasonableness. Self-employed borrowers typically must provide satisfactory evidence of existence of the business and demonstrate a two-year history of employment in the same profession. A verification of employment and position is done for each stated income loan.

         Appraisal Review. An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the loan-to-value ratio of the loan applied for and the combined loan-to-value ratio to the appraised value of the property at the time of origination. Appraisers determine a property's value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As a lender that generally specializes in loans made to credit impaired borrowers, Encore has implemented an appraisal review process to support the value used to determine the loan-to-value ratio. Encore uses a variety of steps in their appraisal review process in order to attempt to ensure the accuracy of the value provided by the initial appraiser. This includes obtaining an independent automated property review on a majority of the loans that they originate. Encore's review process requires a written review on every appraisal report either by a qualified independent underwriter or by a staff appraiser. Encore employs several methods to determine which appraisals are higher risk and attempts to direct those reviews to one of its staff appraisers. The criteria for identifying higher risk appraisal reports include those properties receiving lower scores from the automated property review, properties with larger loan amounts and those units and properties that fail a scoring template used by the internal underwriting staff. Encore employs an appraisal review staff of approximately 66 people, which includes over 38 staff appraisers. As part of their review process, the review department where available, verifies the subject property's sales history, those of comparable properties as well as reviews additional comparable data. In some cases the value of the property used to determine the loan-to-value ratio is reduced where it has been determined by Encore's staff appraisers that the original appraised value cannot be supported.

         Quality Control. Encore's quality control program is intended to monitor loan production with the overall goal of improving the quality of loan production generated by Encore's retail loan operation and independent mortgage broker channel. Through systematically monitoring loan production, the quality control department can identify and communicate to management existing or potential underwriting and loan packaging problems or other areas of concern. The quality control file review ensures compliance with Encore's underwriting guidelines and federal and state regulations. This is accomplished by focusing on:

         o   the accuracy of all credit and legal information;

         o a collateral analysis, which may include a desk or field re-appraisal of the property and review of the original appraisal;

         o   employment and/or income verification; and

         o legal document review to ensure that the necessary documents are in place.

         Loan Programs and Risk Categories. Encore has established loan programs and risk categories, which identify the types of loans that it originates. A majority of Encore's loan originations are underwritten using the "Credit Score Advantage" program. This program makes loans available to a broad group of borrowers who fit a more traditional subprime profile. However, there are borrowers who request loan-to-value ratios higher than those stated for this program, larger loan amounts or more unusual financing options. Rather than attempt to incorporate all of these specialized requests into one loan program, Encore has established separate loan programs to accommodate borrowers who would otherwise require individual exceptions to a single, broader loan program. Encore established these programs to allow its underwriting personnel to process loan applications from borrowers who fit a particular program's criteria quickly and efficiently.

         The criteria for each of these programs are guidelines only. All of Encore's loan programs have tiered exception levels whereby approval of an exception is escalated to a higher loan approval authority. Although Encore generally does not make adjustments to the credit category of any applicant, Encore may determine on a case-by-case basis that an applicant warrants a loan-to-value ratio exception, a loan amount exception, a debt-to-income exception or another exception. Encore may allow such an exception if the application reflects certain compensating factors, such as a lower than the maximum loan-to-value ratio for the specific loan program, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, job and income stability or a meaningful amount of liquid assets. Encore may also grant an exception if the applicant provides a down payment of at least 20% of the purchase price of the underlying property or if the new mortgage loan significantly reduces the applicant's aggregate monthly debt service payments. Encore expects that a substantial number of the mortgage loans it originates will represent such underwriting exceptions.

         DETERMINING A BORROWER'S CREDIT CATEGORIES

         There are various credit categories within each loan program. To determine if a borrower qualifies for a credit category within that specific program, Encore considers a borrower's mortgage history, bankruptcy and foreclosure history, debt-to-income ratios and the depth of the borrower's credit background as the primary factors in determining the borrower's credit category. Once a borrower has been assigned a credit category within a loan program, Encore uses the borrower's credit score as the primary factor in determining the borrower's rate, the maximum loan-to-value ratio allowable for that borrower and maximum loan amount available to that borrower.

         CREDIT SCORE PROGRAMS

         This program offers loan to individuals with a wide range of credit backgrounds and offers Encore's widest range of underwriting criteria. The Credit Score Advantage Program has five credit categories: AA, A+, B, C and C-. Borrowers with a higher credit category typically qualify for higher allowable loan-to-value ratio and higher amounts relative to other borrowers within this program. However, since credit scores within each credit category can range from 500 to 850, loans with different characteristics are available to borrowers within a particular credit category based on a borrower's credit score. Within a particular credit category, the borrower's credit score is used to determine the applicable interests rate, maximum allowable loan-to-value ratio and maximum available loan amount. Generally, a borrower with a higher credit score can obtain a loan with a lower rate, higher allowable loan-to-value ratio and higher loan amount than a borrower within the same credit category but with a lower credit score.

         "AA" Risk Category: In order to qualify under the AA risk category the applicant must generally have no mortgage or rental late payments within the past 12 months. No mortgage foreclosure or notice of default filings may have occurred during the preceding 36 months. No bankruptcy filing may have occurred during the past 36 months if the borrowers credit score is less that 600 or within the prior 24 months if the borrower's score is 600 or greater. If the borrower has made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must have been discharged at or prior to funding of the loan. The maximum loan amount under this risk grade is $1,200,000 for loans with full documentation, limited documentation or stated income documentation. Permissible loan-to-value ratio varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum loan-to-value ratio under this program is 100% for first mortgages and 100% for second mortgages. The allowable debt to income ratio is 50%.

         "A+" Risk Category: In order to qualify under the A+ risk category the applicant must generally have no more than 12 times 30 day late mortgage or rental payments within the past 12 months for loan-to-value ratio up to 95% and no more than one 30 day mortgage or rental late within the past 12 months for loan-to-value ratio greater than 100%. No mortgage foreclosure or notice of default filings may have occurred during the preceding 36 months. No bankruptcy filing may have occurred during the past 24 months if the borrower's credit score is less than 600 or within the prior 18 months if the borrowers score is 600 or greater. If the borrower has made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must be discharged at or prior to funding of the loan. The maximum loan amount under this risk grade is $1,000,000 for loans with full documentation, limited documentation or stated income documentation. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum loan-to-value ratio under this program is 100% for first mortgages and 100% for second mortgages. The allowable debt to income ratio is 50% for loan-to-value ratio over 80% and 55% for an loan-to-value ratio of 80% or less.

         "B" Risk Category: In order to qualify under the B risk category the applicant must generally have no more than one 60 day mortgage or rental late payment within the past 12 months. (30 day mortgage or rental late payments are acceptable.) No mortgage foreclosure or notice of default filings may have occurred during the preceding 24 months. No bankruptcy filing may have occurred during the past 18 months if the borrower's credit score is less that 580 or within the prior 12 months if the borrower's score is 600 or greater. If the borrower has made a Chapter 13 bankruptcy the borrower's bankruptcy may be paid off with the proceeds of this loan. The maximum loan amount under this risk grade is $600,000 for loans with full income documentation, limited documentation or stated income documentation. Permissible loan-to-value ratio varies depending upon, among other matters the loan amount; the documentation type, the occupancy, the property type and the borrowers credit score. The maximum loan-to-value ratio under this program is 85% for first mortgages. The allowable debt to income ratio is 55%.

         "C" Risk Category: In order to qualify under the C risk category the applicant must generally have no more than one 90 day late mortgage or rental payment within the past 12 months. (30 and 60-day late payments are acceptable.) No mortgage foreclosure or notice of default filings may have occurred during the preceding 12 months. No bankruptcy filing may have occurred during the past 12 months if the borrower's credit score is less that 560 or within the prior 6 months if the borrower's credit score is 560 or greater. If the borrower has made a Chapter 13 bankruptcy the borrower's bankruptcy may be paid off with the proceeds of this loan. The maximum loan amount under this risk grade is $500,000 for loans with full documentation, limited documentation or stated income documentation. Permissible loan-to-value ratio varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum loan-to-value ratio under this program is 80% for first mortgages. The allowable debt to income ratio is 55%.

         "C-" Risk Category: In order to qualify under the C- risk category the applicant must generally have no more than one 120 day late mortgage or rental payment late within the past 12 months. (30, 60 and 90-day late payments are acceptable.) No mortgage foreclosure or notice of default filings may have occurred during the preceding 6 months. Bankruptcy filing may have occurred during the past 12 months. If the borrower has made a Chapter 13 bankruptcy the borrower may pay off the bankruptcy through the loan. The maximum loan amount under this risk grade is $400,000 for loans with full documentation or stated income documentation. Permissible loan-to-value ratio varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrowers credit score. The maximum loan-to-value ratio under this program is 70% for first mortgages. The maximum allowable debt to income ratio is 55%.

         SPECIALTY ADVANTAGE PROGRAM

         For those borrowers seeking Encore's highest allowable loan-to-value ratios, Encore offer a specialty program that offers loans with a maximum loan-to-value ratio of up to 100% based on either full income documentation or stated income documentation. These programs offer loans to borrowers in either of Encore's two highest credit categories, AA or A+. Because of the additional risk associated with loans with loan-to-value ratios at the high end of what Encore offer, there are additional limitations that are not placed on similar grades in other programs. These additional restrictions reduce the risk associated with originating loans to borrowers with these higher loan-to-value ratios.

         JUMBO ADVANTAGE PROGRAM

         This program offers loan amounts higher than those traditionally found in the subprime residential mortgage market. These loans are generally in excess of $600,000 and are made available to borrowers in Encore's two highest credit categories, AA or A+. Similar to the Specialty Advantage Program, there are additional restrictions and requirements on this program. These additional restrictions and requirements are used to offset the additional risk associated with these loans.

         INTEREST-ONLY OPTION

This option offers borrowers the opportunity to obtain a loan that allows them to make monthly payments of interest only for the first two, three or five years of the loan. At the end of the interest-only term, the borrower's loan balance is fully amortized for the remaining term of the loan. The initial interest-only period provides borrowers with lower payments for a period of time allowing them to use a greater portion of their cash flow to pay off other debt, to qualify for larger loan amounts or for other uses. Because there is a slightly higher risk associated with the absence of principal reduction for the initial interest-only period, the minimum credit score required for this option is higher, as is the interest rate the borrower is charged. This option is only available to borrowers in Encore's three highest credit categories, AA, A+ and B.

Funding America, LLC

         Ocwen Loan Servicing, LLC, the servicer, underwrote and funded approximately 21.11% of the mortgage loans using the underwriting guidelines of Funding America, LLC ("FUNDING AMERICA"), and subsequently sold such mortgage loans to a trust wholly owned by Funding America. For purposes of this prospectus supplement, we refer to Funding America as the originator of these mortgage loans.

         GENERAL

         Funding America is a nationwide wholesale mortgage banking company engaged in the business of originating and acquiring mortgage loans secured primarily by one to four-family residences that generally do not conform to the underwriting guidelines required by Fannie Mae, Freddie Mac or other government sponsored programs, or to those applied by banks and similar institutions, particularly with respect to a prospective borrower's credit history and debt-to-income ratio. These mortgage loans are generally referred to as non-conforming or subprime mortgage loans. Funding America commenced lending operations in July 2005 as a joint venture with Ocwen Financial Corporation and operates its mortgage lending business through a network of approved mortgage brokers located in 44 states. Funding America utilizes centralized Underwriting and Funding fulfillment services provided by Ocwen Financial Corporation at its Downer's Grove, Illinois service center.

         UNDERWRITING GUIDELINES

         Funding America underwrites each mortgage loan that it originates in accordance with its internal underwriting guidelines. Funding America uses a centralized underwriting process that they believe generates quality loans and gives it consistency in the underwriting process. Funding America's internal underwriting guidelines are designed to help it evaluate a borrower's credit history, capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. Funding America reviews the borrower's credit history as reported by the three leading credit bureaus, Experian, Trans Union and Equifax. In addition, Funding America reviews credit scores derived from one or more of the nationally recognized credit scoring models such as Beacon, Empirica and Fair, Isaac.

         Underwriting Guidelines. Funding America's internal underwriting guidelines are established by its credit committee which is made up of senior executives from Funding America and Ocwen Financial Corporation Funding America's credit committee meets regularly with their production and operations managers to review proposed changes to the underwriting guidelines. If an individual loan application does not meet Funding America's formal written underwriting guidelines, but the underwriter is confident both that the borrower has the ability and willingness to pay and that the property provides adequate collateral for the loan requested, Funding America's underwriters can recommend underwriting exceptions which are reviewed and approved by members of Credit Management from Funding America and Ocwen Financial Corporation

         Underwriting Personnel. All of Funding America's loans are underwritten by in-house Ocwen Financial Corporation underwriting personnel. Funding America does not delegate underwriting authority to any broker or other third party. Funding America adheres to strict standards with respect to who has the authority to approve a loan. In the event that an underwriting exception is required for approval, only specifically designated members of Credit Management are authorized to make such exceptions. Funding America and Ocwen Financial Corporation regularly train their managers on emerging trends in production. Funding America believes that these managers and underwriters are highly qualified and experienced and are familiar with its underwriting guidelines. Funding America believes that its centralized underwriting process provides it with the ability to fund loans with consistent underwriting quality, and that the experience of its operations managers, its information systems and their rigorous quality control process ensure the continued quality of its loans.

         Credit Categories. Under its internal underwriting guidelines, Funding America has established several different credit categories within each loan program, and Funding America assigns a credit category to each applicant based on the applicant's mortgage and credit history. These credit categories establish the maximum permitted loan-to-value ratio, the maximum loan amount and the required interest rate given the applicant's mortgage payment history, consumer credit history, liens/charge-offs/bankruptcy history, debt-to-income ratio, documentation type and other factors.

         Because the industry does not use standard credit categories, the definitions and credit categories of the loans Funding America originates may differ from those used by their competitors. As a result, the credit categories and other data with respect to its loan production that Funding America provides in this prospectus supplement may not be comparable to similar data of its competitors. Also, Funding America may change its credit category system from time-to-time, based on its on-going evaluation of historical performance and market demand. Thus, data with respect to specific credit categories within its loan production may not be comparable on a historical basis.

         In general, higher risk mortgage applications are graded in categories that permit more (or more recent) major derogatory credit items, such as outstanding judgments or prior bankruptcies. Funding America's underwriting guidelines for first lien mortgages contain categories and criteria for grading that evaluate the likelihood that an applicant will satisfy the repayment obligations of a mortgage loan; higher grades being more likely and lower grades being less likely.

         Funding America's guidelines are primarily intended to (1) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (2) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults.

         Credit scores are obtained by Funding America in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are obtained from credit reports provided by Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc., which may employ differing computer models and methodologies from one another. The credit score is designed to assess a borrower's credit history at a fixed point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to 850, with higher scores generally indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. Funding America's current core underwriting guidelines require a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum loan-to-value ratio under each program. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

         The underwriting of a mortgage loan to be originated or purchased by Funding America generally includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications must be approved by Funding America in accordance with its underwriting criteria. Funding America regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product and changes in laws or regulations.

         Funding America requires satisfactory title insurance coverage on all residential properties securing mortgage loans they originate or purchase. Ocwen Financial Corporation and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect Funding America against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance in an amount that complies with applicable laws and is sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

         Verification of Borrower's Income. Funding America's mortgage programs include several levels of documentation used to verify the borrower's income.

         Full income documentation. Funding America's highest level of income documentation generally requires a stable, two-year history of employment and income. A wage-earner may document income by any of the following: a current pay stub reflecting year to date income and the borrower's most recent Wage and Tax Statement, or W-2; the borrower's most recent IRS Form 1040; the borrower's personal bank statements for the previous 12 months showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the two most recent federal tax returns or bank statements for the previous 12 months. A verbal verification of employment and position is done for each full documentation loan.

         Alternate income documentation. This documentation level generally requires a two-year history of employment in the same profession, together with personal bank statements for the previous six months to support the borrower's qualifying income. A verbal verification of employment and position is done for each alternate documentation loan.

         Stated income. The borrower's income used to qualify for the loan is taken from the borrower's signed application and compared to the borrower's line of work or profession for reasonableness. Self-employed borrowers typically must provide satisfactory evidence of existence of the business and demonstrate a two-year history of employment in the same profession. A verbal verification of employment and position is done for each stated income loan.

         Appraisal Review. An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the loan-to-value ratio of the loan applied for and the combined loan-to-value ratio to the appraised value of the property at the time of origination. Appraisers determine a property's value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As a lender that generally specializes in loans made to credit impaired borrowers, Funding America has implemented an appraisal review process to support the value used to determine the loan-to-value ratio. Funding America uses a variety of steps in their appraisal review process in order to attempt to ensure the accuracy of the value provided by the initial appraiser. This includes obtaining an independent automated property review on all of the loans that they originate. Funding America's review process requires a written review on every appraisal report either by a qualified underwriter or by a staff appraiser. Funding America employs several methods to determine which appraisals are higher risk and attempts to direct those reviews to one of its staff appraisers. The criteria for identifying higher risk appraisal reports include those properties receiving higher risk scores from the automated property review, properties with larger loan amounts and those units and properties that fail a scoring checklist used by the internal underwriting staff. Funding America utilizes the services of Ocwen Realty Advisors ("ORA"), an affiliate of Ocwen Financial Corporation, for its Appraisal Review process and employs an appraisal review staff of licensed appraisers. As part of its review process, ORA and the review department verifies, where available, the subject property's sales history and those of comparable properties and reviews additional comparable data. In some cases, the value of the property used to determine the loan-to-value ratio is reduced where it has been determined by the review appraisers that the original appraised value cannot be supported.

         Quality Control. Funding America's quality control program is intended to monitor loan production with the overall goal of improving the quality of loan production generated by Funding America's loan operation. Experienced staff from Ocwen Financial Corporation performs the quality control function. Through systematically monitoring loan production, the quality control department can identify and communicate to management existing or potential underwriting and loan packaging problems or other areas

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of concern. The quality control file review ensures compliance with Funding
America's underwriting guidelines and federal and state regulations. This is accomplished by focusing on:

         o   the accuracy of all credit and legal information;

         o identity verification checks to ensure compliance with Office of Foreign Asset Control requirements;

         o property record searches to identify possible related parties to the transaction;

         o a collateral analysis, which may include a desk review of the original appraisal;

         o   employment and/or income re-verification; and

         o legal document review to ensure that the necessary documents are in place.

         Loan Programs and Risk Categories. Funding America has established loan programs and risk categories, which identify the types of loans that it originates. A majority of Funding America's loan originations are underwritten according to their "Core Products" program. This program makes loans available to a broad group of borrowers who fit a traditional subprime profile. However, there are borrowers who request loan-to-value ratio ratios higher than those stated for this program or more unusual financing options. Rather than attempt to incorporate all of these requests into one loan program, Funding America has established a separate "Specialty Products" program to accommodate borrowers who would otherwise require individual exceptions to a single, broader loan program.

         The criteria for each of these programs are guidelines only. All of Funding America's loan programs have exception provisions whereby approval of an exception is escalated to a higher loan approval authority. Although Funding America generally does not make adjustments to the credit category of any applicant, Funding America may determine on a case-by-case basis that an applicant warrants a loan-to-value ratio exception, a loan amount exception, a debt-to-income exception or another exception. Funding America may allow such an exception if the application reflects certain compensating factors, such as a lower than the maximum loan-to-value ratio for the specific loan program, an excellent history of repaying mortgage obligations, job and income stability or a meaningful amount of liquid assets. Funding America may also grant an exception if the applicant provides a significant cash down payment or if the new mortgage loan significantly reduces the applicant's aggregate monthly debt service payments. Funding America expects that a substantial number of the mortgage loans it originates will represent such underwriting exceptions.

         DETERMINING A BORROWER'S CREDIT CATEGORIES

         There are various credit categories within each loan program. To determine if a borrower qualifies for a credit category within that specific program, Funding America considers a borrower's mortgage history, bankruptcy and foreclosure history, and the depth of the borrower's credit background as the primary factors in determining the borrower's credit category. Once a borrower has been assigned a credit category within a loan program, Funding America uses the borrower's credit score as the primary factor in determining the borrower's rate, the maximum loan-to-value ratio allowable for that borrower and maximum loan amount available to that borrower.

         CORE PRODUCT

         This program offers first mortgage liens to individuals with a wide range of credit backgrounds and offers Funding America's widest range of underwriting criteria. The Core Product has six credit categories:

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A+, A, A-, B, C+ and C. Borrowers with a higher credit category typically qualify for higher allowable loan-to-value ratio and higher amounts relative to other borrowers within this program. However, since credit scores within each credit category can range from 500 to 850, loans with different characteristics are available to borrowers within a particular credit category based on a borrower's credit score. Within a particular credit category, the borrower's credit score is used to determine the applicable interest rate, maximum allowable loan-to-value ratio and maximum available loan amount. Generally, a borrower with a higher credit score can obtain a loan with a lower rate, higher allowable loan-to-value ratio and higher loan amount than a borrower within the same credit category but with a lower credit score.

         "A+" Risk Category: In order to qualify under the A+ risk category the applicant must generally have no mortgage or rental late payments within the past 12 months. No mortgage foreclosure may have occurred during the preceding 24 months. No bankruptcy filing may have occurred during the past 12 months if the borrower's credit score is less that 580. If the borrower has made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must have been discharged at or prior to funding of the loan. The maximum loan amount under this risk grade is $1,000,000 for loans with full documentation, $600,000 for loans with alternate documentation or $750,000 for loans with stated income documentation. Permissible loan-to-value ratio varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum loan-to-value ratio under this program is 95%. The allowable debt to income ratio is 50%.

         "A" Risk Category: In order to qualify under the A risk category the applicant must generally have no more than one 30-day late mortgage or rental payments within the past 12 months. No mortgage foreclosure may have occurred during the preceding 24 months. No bankruptcy filing may have occurred during the past 12 months if the borrower's credit score is less than 580. If the borrower has made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must be discharged at or prior to funding of the loan. The maximum loan amount under this risk grade is $750,000 for loans with full documentation, $600,000 for loans with alternate documentation or $750,000 for loans with stated income documentation. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum loan-to-value ratio under this program is 95%. The allowable debt to income ratio is 50%.

         "A-" Risk Category: In order to qualify under the A- risk category the applicant must generally have no more than 3 times 30-days mortgage or rental late payment within the past 12 months. No mortgage foreclosure may have occurred during the preceding 24 months. No bankruptcy filing may have occurred during the past 12 months if the borrower's credit score is less that 580. If the borrower has made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must be discharged at or prior to funding of the loan. The maximum loan amount under this risk grade is $600,000 for loans with full income documentation or alternate income documentation and $500,000 for loans with stated income documentation. Permissible loan-to-value ratio varies depending upon, among other matters the loan amount; the documentation type, the occupancy, the property type and the borrower's credit score. The maximum loan-to-value ratio under this program is 90%. The allowable debt to income ratio is 50%.

         "B" Risk Category: In order to qualify under the B risk category the applicant must generally have no more than one 60-day late mortgage or rental payment within the past 12 months. (30-day late payments are acceptable.) No mortgage foreclosure may have occurred during the preceding 18 months. No bankruptcy filing may have occurred during the past 12 months if the borrower's credit score is less that 580. If the borrower has made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must be discharged at or prior to funding of the loan. The maximum loan amount under this risk grade is $600,000 for loans with full documentation, $450,000 for loans with alternate income documentation or $500,000 for loans with stated income documentation. Permissible loan-to-value


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ratio varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum loan-to-value ratio under this program is 85%. The allowable debt to income ratio is 50%.

         "C+" Risk Category: In order to qualify under the C+ risk category the applicant must generally have no more than one 90-day late mortgage or rental payment within the past 12 months. (30 and 60-day late payments are acceptable.) No mortgage foreclosure may have occurred during the preceding 12 months. Bankruptcy filing may have occurred during the past 12 months. If the borrower has made a Chapter 13 bankruptcy filing the borrower may pay off the bankruptcy through the loan. The maximum loan amount under this risk grade is $400,000 for loans with full documentation or $350,000 for loans with alternate or stated income documentation. Permissible loan-to-value ratio varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum loan-to-value ratio under this program is 85%. The maximum allowable debt to income ratio is 50%.

         "C" Risk Category: In order to qualify under the C risk category the applicant must generally have no more than one 120-day late mortgage or rental payment within the past 12 months. (30, 60 and 90-day late payments are acceptable.) No current mortgage foreclosure is allowed. Bankruptcy filing may have occurred during the past 12 months. If the borrower has made a Chapter 13 bankruptcy filing the borrower may pay off the bankruptcy through the loan. The maximum loan amount under this risk grade is $400,000 for loans with full documentation or $350,000 for loans with alternate income documentation. Stated income documentation is not allowed. Permissible loan-to-value ratio varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum loan-to-value ratio under this program is 75%. The maximum allowable debt to income ratio is 50%.

         SPECIALTY PRODUCTS

         For those borrowers seeking Funding America's highest allowable loan-to-value ratios, Funding America offers specialty products including the 80/20 combo program and the 100% 1-loan program that offer loans with a maximum loan-to-value ratio or combined loan-to-value ratio of up to 100% based on either full documentation, alternate income documentation or stated income documentation. These programs offer loans to borrowers in either of Funding America's two highest credit categories, A+ or A. Because of the additional risk associated with loans with loan-to-value ratio ratios at the high end of what Funding America offers, there are additional limitations that are not placed on similar grades in other programs. These additional restrictions reduce the risk associated with originating loans to borrowers with these higher loan-to-value ratio ratios.

         INTEREST-ONLY OPTION

         This option offers borrowers the opportunity to obtain a loan that allows them to make monthly payments of interest only for the first five years of the loan. At the end of the interest-only term, the borrower's loan balance is fully amortized for the remaining term of the loan. The initial interest-only period provides borrowers with lower payments for a period of time allowing them to use a greater portion of their cash flow to pay off other debt, to qualify for larger loan amounts or for other uses. Because there is a slightly higher risk associated with the absence of principal reduction for the initial interest-only period, the minimum credit score required for this option is higher, as is the interest rate the borrower is charged. This option is only available to borrowers in Funding America's four highest credit categories, A+, A, A- and B.

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                      AFFILIATIONS AND RELATED TRANSACTIONS

         The depositor is a direct wholly owned subsidiary of the sponsor. The sponsor directed the sellers to purchase the mortgage loans from the originators (or from entities which purchased the mortgage loans from originators). The servicer is a wholly owned subsidiary of Ocwen Financial Corporation, the guarantor of the originators' representations and warranties on the mortgage loans and certain obligations of the sponsor and the depositor for this transaction and under repurchase agreements and warehouse lines of credit under which the sellers and Funding America finance mortgage loans. The swap counterparty is an affiliate of Credit Suisse Securities (USA) LLC. Credit Suisse Securities (USA) LLC, one of the underwriters, is an indirect wholly owned subsidiary of Credit Suisse Group. An affiliate of Ocwen Financial Corporation will be the majority owner of BICEP Residual Holdings, LLC, which will be the owner of the Class C Certificates, the Class P Certificates and the Class R Certificates. The sponsor will be the manager of BICEP Residual Holdings, LLC. Ocwen Financial Corporation and the sponsor have also entered into a fee sharing arrangement whereby Ocwen Financial Corporation receives a portion of the fees paid to the sponsor as program administrator, and Ocwen Financial Corporation performs certain loan underwriting and processing services for fees for the sponsor and has loaned approximately $900,000 to the sponsor. Funding America, LLC is an indirect subsidiary of Ocwen Financial Corporation, which owns (or expects to own in the near future) approximately 65% of the equity in Funding America. Ocwen Financial Corporation has also loaned approximately $13,600,000 to Funding America on a secured basis and has various contractual relationships under which it services mortgage loans and provides certain loan underwriting and processing services for fees for Funding America. An affiliate of Barclays Capital also provides a facility to an affiliate of the Servicer pursuant to which it finances advances made by the Servicer in various transactions.

         The sponsor's principal sources of liquidity are (i) a warehouse facility entered into by BICEP Owner Trust II with (A) Barclays Bank PLC, an affiliate of Barclays Capital, an underwriter and (B) a commercial paper conduit for which Barclays Bank PLC acts as administrative agent, with an approximate lending limit of $250,000,000 (the "Barclays Facility") and (ii) an uncommitted warehouse facility entered into by BICEP Owner Trust with Credit Suisse First Boston Mortgage Capital LLC, an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, with an approximate lending limit of $150,000,000 (the "Credit Suisse Facility"). BICEP Owner Trust II's financial obligations under the Barclays Facility are supported by a 5% limited guaranty by Ocwen Financial Corporation. BICEP Owner Trust's financial obligations under the Credit Suisse Facility are supported by a full guaranty by Ocwen Financial Corporation.

         Except as described above, there is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm's length transaction with an unrelated third party, between
(a) any of the sponsor, the depositor and the issuing entity and (b) any of the servicer, the master servicer, the trustee, the securities administrator, any originator of the mortgage loans or the swap counterparty.

         On or prior to the closing date, the sellers will sell the mortgage loans to the depositor. The Barclays Facility and the Credit Suisse Facility are secured by some or all of the mortgage loans. Credit Suisse First Boston Mortgage Capital LLC and the lenders under the Barclays Facility will release any and all of their respective liens on or security interests in the mortgage loans on or prior to the closing date.

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                                THE MORTGAGE POOL

         The statistical information presented in this prospectus supplement relates to the mortgage loans and related mortgaged properties as of March 1, 2006, the cut-off date. As of the cut-off date, the mortgage pool will consist of approximately 1,026 mortgage loans with an aggregate scheduled principal balance as of the cut-off date of approximately $214,512,779.39. Prior to the closing date, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation, delinquency, payment in full, insufficient collateral value or otherwise if the depositor deems such removal necessary or desirable, and may be prepaid at any time, and some mortgage loans may be added to the mortgage pool. As a result, the characteristics of the mortgage loans on the closing date may differ from the characteristics presented in this prospectus supplement; however, such differences are not expected to be material.

         Unless otherwise noted, all statistical percentages or weighted averages presented in this prospectus supplement are measured as a percentage of the aggregate scheduled principal balance as of the cut-off date of the mortgage loans, or of the indicated subset of the mortgage loans. The "SCHEDULED PRINCIPAL BALANCE" of a mortgage loan as of any date is equal to the principal balance of that mortgage loan at its origination, less the sum of all scheduled payments in respect of principal due on that mortgage loan on or before that date, whether or not received.

GENERAL

         BASIC Asset Backed Securities Trust 2006-1 will consist of a pool of residential mortgage loans, which consist of fixed-rate and adjustable-rate, first lien residential mortgage. The mortgage loans have original terms to maturity ranging from 10 years to 30 years and an aggregate scheduled principal balance as of the cut-off date of approximately $214,512,779.39. All of the mortgage loans will be secured by first mortgages or deeds of trust or other similar security instruments (each, a "MORTGAGE"). The mortgages create first liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units (each, a "MORTGAGED PROPERTY").

         The depositor will purchase the mortgage loans from the sellers, which purchased the mortgage loans from the originators or other parties pursuant to several mortgage loan purchase agreements (each a "MORTGAGE LOAN PURCHASE AGREEMENT") between such parties and the related seller. Pursuant to the trust agreement, dated as of March 1, 2006, among the depositor, the securities administrator and the trustee, the depositor will cause the mortgage loans to be assigned to the trustee for the benefit of the certificateholders. See "The Issuing Entity--Assignment of the Mortgage Loans and Other Asset to the Trust" in this prospectus supplement.

         Each of the mortgage loans was acquired from each originator's portfolio of mortgage loans. The mortgage loans were originated by the originators or acquired by the originators in the secondary market or from one of its affiliates in the ordinary course of its business and were underwritten or re-underwritten by or on behalf of the originators generally in accordance with its underwriting guidelines as described under "Underwriting of the Mortgage Loans" in this prospectus supplement.

         No proceeds from any mortgage loan were, or will be, used to finance single-premium credit insurance policies.

         Each mortgage loan will accrue interest at the fixed-rate or adjustable-rate calculated as specified under the terms of the related mortgage note.

         Approximately 13.79% of the mortgage loans are fixed-rate mortgage loans that have mortgage rates that are fixed for the life of the related mortgage loan.

         Approximately 86.21% of the mortgage loans are adjustable-rate mortgage loans. Each adjustable-rate mortgage loan accrues interest at a mortgage rate that adjusts from time to time as described below. Generally, the adjustable-rate mortgage loans provide for semi-annual adjustment of their mortgage rates and for corresponding adjustments to the monthly payment amount due on the mortgage loans, in each case on each adjustment date applicable to the mortgage loan; provided, that the first adjustment for the adjustable-rate mortgage loans will occur within an initial period of six months, in the case of approximately 0.14% of the mortgage loans, twelve months, in the case of approximately 0.89% of the mortgage loans, two years, in the case of approximately 81.58% of the mortgage loans, three years, in the case of approximately 2.57% of the mortgage loans and five years, in the case of approximately 1.03% of the mortgage loans. On each adjustment date for each adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of six-month LIBOR and a related fixed percentage amount specified in the mortgage note ("GROSS MARGIN").

         The mortgage rate on each adjustable-rate mortgage loan will not decrease or increase on the first related adjustment date by more than a stated percentage specified in the related mortgage note on the first related adjustment date ("INITIAL PERIODIC RATE CAP") and will not increase or decrease by more than a stated percentage specified in the related mortgage note on any adjustment date after that ("SUBSEQUENT PERIODIC RATE cap"). The adjustable-rate mortgage loans have a weighted average initial periodic rate cap of approximately 2.717% per annum and a weighted average subsequent periodic rate cap of approximately 1.526% per annum. Each mortgage rate on each adjustable-rate mortgage loan will not exceed a specified maximum mortgage rate over the life of such mortgage loan or be less than a specified minimum mortgage rate over the life of such mortgage loan. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding scheduled principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index and the related gross margin, rounded as described in this prospectus supplement. None of the adjustable-rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate to a fixed mortgage rate. With respect to the adjustable-rate mortgage loans, the "INDEX") is generally the average of interbank offered rates for six month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published in the Western Edition of The Wall Street Journal ("six-month LIBOR"). If the index is no longer published or is otherwise unavailable, the servicer will select an alternative index which is based upon comparable information.

         Approximately 1.10%, 1.27%, and 33.46% of the mortgage loans require the mortgagors to make monthly payments only of accrued interest for the first two, three and five years, respectively, following origination. At the end of such periods, the monthly payments on each such interest only mortgage loan will be recalculated to provide for amortization of the principal balance by the maturity date and payment of interest at the then-current mortgage rate. With respect to such mortgage loans, the related mortgage rate is fixed for the related interest only period following origination and adjusts based on six-month LIBOR with semi-annual adjustments after the initial fixed period.

         Approximately 76.76% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each mortgage loan having a prepayment charge provision provides for payment of a prepayment charge on certain partial prepayments and prepayments in full made during the 6 month to 60 month period from the first due date of such mortgage loan. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and such amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver of prepayment charges, may have on the prepayment performance of the mortgage loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver of payment charges, may have on the prepayment performance of the mortgage loans.

         Approximately 27.34% of the mortgage loans had loan-to-value ratios at origination in excess of 80%. No mortgage loan had a loan-to-value ratio at origination in excess of 100%, and the weighted average loan-to-value ratio of the mortgage loans at origination was approximately 79.65%. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.

         All of the mortgage loans have a scheduled payment due each month on the first day of the month (the "DUE DATE").

         The weighted average remaining term to maturity of the mortgage loans was approximately 356 months as of the cut-off date. None of the mortgage loans had a first due date prior to August 1, 2005 or after April 1, 2006 or will have a remaining term to maturity of less than 116 months or greater than 360 months as of the cut-off date. The latest maturity date of any mortgage loan is March 1, 2036.

         The Class A1 Certificates, the Class A2 Certificates and the Class A3 Certificates ,the Mezzanine Certificates and the Junior Subordinate Certificates will represent interests in all mortgage loans. Information about the characteristics of the mortgage loans is described under "The Mortgage Loans" below.

THE MORTGAGE LOANS

         The average principal balance of the mortgage loans at origination was approximately $209,427.23. The average scheduled principal balance of the mortgage loans as of the cut-off date was approximately $209,076.78. No mortgage loans had a principal balance as of the cut-off date greater than $725,000.00 or less than $38,421.98.

         The mortgage loans had a weighted average credit score of approximately
629. The credit scores for the mortgage loans ranged from a minimum credit score of 500 to a maximum credit score of 785.

         The mortgage loans had mortgage rates as of the cut-off date of not less than 5.425% per annum and not more than 12.550% per annum and the weighted average mortgage rate of the mortgage loans was approximately 7.466% per annum as of the cut-off date.

         As of the cut-off date, the adjustable-rate mortgage loans had gross margins ranging from 2.250% per annum to 7.990% per annum, minimum mortgage rates ranging from 5.425% per annum to 12.550% per annum and maximum mortgage rates ranging from 11.425% per annum to 18.550% per annum. As of the cut-off date, the adjustable-rate mortgage loans had a weighted average gross margin of approximately 5.817% per annum, a weighted average minimum mortgage rate of approximately 7.501% per annum and a weighted average maximum mortgage rate of approximately 14.019% per annum. The first adjustment date following the cut-off date on any adjustable-rate mortgage loan occurs on April 1, 2006, and the weighted average time until the first adjustment date for the adjustable-rate mortgage loans following the cut-off date is approximately 21 months.

         The mortgage loans are expected to have the characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding) described under "Mortgage Loan Tables" in Appendix A (which is incorporated by reference into this prospectus supplement).

REPRESENTATIONS AND WARRANTIES REGARDING THE MORTGAGE LOANS

         Under each mortgage loan purchase agreement pursuant to which the originators have sold the mortgage loans, the related originator made representations and warranties in respect of the mortgage loans, which representations and warranties the seller will assign to the depositor pursuant to an assignment, assumption and recognition agreement. The depositor will assign these representations and warranties to the issuing entity pursuant to the trust agreement. In addition, Ocwen Financial Corporation will guarantee the originators' repurchase obligation. Among those representations and warranties are the following:

     o Each mortgage is a valid and enforceable first lien on the mortgaged property, except as provided in the mortgage loan purchase agreement;

     o Immediately prior to the assignment of the mortgage loans to the depositor, the seller had good title to, and was the sole legal and beneficial owner of, each mortgage loan, free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the mortgage loan;

     o There are no mortgage loans with respect to which the monthly payment due thereon in March 2006 had not been made, none of the mortgage loans has been contractually delinquent for more than 30 days more than once during the preceding twelve months and, no mortgage loan has ever experienced a delinquency of 60 or more days since the origination thereof;

     o To the best of the related originator's knowledge, there are no delinquent tax or assessments liens against any mortgaged property;

     o There is no valid offset, defense or counterclaim to any mortgage note or mortgage;

     o To the best of related originator's knowledge, each mortgaged property is free of material damage and at least in average repair;

     o Each mortgage loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, predatory and abusive lending, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws;

     o A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and, with respect to each adjustable rate mortgage loan, an adjustable rate mortgage endorsement in an amount at least equal to the balance of the mortgage loan as of the cut-off date or a commitment (binder) to issue the same was effective on the date of the origination of each mortgage loan, and each such policy is valid and remains in full force and effect;

     o The loan-to-value ratio for each mortgage loan was no greater than 100% at the time of origination;

     o The improvements upon each mortgage property are covered by a valid and existing hazard insurance policy required under the mortgage loan purchase agreement;

     o The mortgage note and the related mortgage are genuine, and each is the legal, valid and binding obligation of the mortgagor enforceable against the mortgagor by the mortgagee or its representative in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law; and

     o Each mortgage loan constitutes a qualified mortgage within the meaning of Section 860G(a)(3) of the Code.

         Under the trust agreement, the depositor will make the following representations and warranties to the issuing entity in respect of the mortgage loans:

     o Immediately prior to the sale and assignment by the depositor to the trustee on behalf of the issuing entity of each mortgage loan, the depositor had good and marketable title to each mortgage loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

     o As of the Closing Date, the depositor has transferred all of its right, title and interest in the mortgage loans to the trustee on behalf of the issuing entity.

         In the event of a material breach of the representations and warranties made by the originators, the related originator will be required to either cure the breach in all material respects, repurchase the affected mortgage loan or substitute for the affected mortgage loan. Performance of this obligation of each originator will be guaranteed by Ocwen Financial Corporation. In the event that a required loan document is not included in the mortgage files for the mortgage loans, the related originator generally will also be required to either cure the defect or repurchase or substitute for the affected mortgage loan. The purchase price for each mortgage loan repurchased by the originator will be equal to the stated principal balance of that mortgage loan as of the date of purchase, plus all accrued and unpaid interest on that mortgage loan, computed at the applicable mortgage rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed advances and servicing advances made by the servicer, plus in the case of a mortgage loan required to be purchased because that mortgage loan is in breach of the representation that it is in compliance with certain predatory and abusive-lending laws, any additional costs or damages incurred by the issuing entity as assignee or purchaser of that mortgage loan. The proceeds of the purchase will be treated as a prepayment of the mortgage loan for purposes of distributions to certificateholders. See "The Trust--Assignment of the Mortgage Loans and Other Assets to the Trust" in this prospectus supplement for a description of the requirements with respect to substitutions of mortgage loans.

         The parties to the trust agreement will be required to notify the depositor, the trustee, the securities administrator, the master servicer and the servicer if any of them discovers a breach of any of the representations or warranties made by the originators in the related mortgage loan purchase agreement with respect to any mortgage loan which materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan.

CRITERIA FOR SELECTION OF MORTGAGE LOANS

         The sponsor selected the mortgage loans from among the mortgage loans owned by the originators for sale based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics described in Appendix A (which is incorporated by reference into this prospectus supplement) to this prospectus supplement, and taking into account investor preferences and the depositor's objective of obtaining the most favorable combination of ratings on the certificates.

THE SPONSOR'S PERFORMANCE ASSUMPTION GROUPING.

         The sponsor performs due diligence on all mortgage loan portfolios which the sellers acquire from the originators, including the mortgage loans included in the issuing entity. Part of the sponsor's review includes a review of the credit-grading process of the related originators. The sponsor has developed Performance Assumption Groupings ("PAGs") which are similar to a credit-grading criteria. The sponsor determines which PAG the originators' related credit grade most closely matches, and all loans which the originator has placed in that credit grade are placed in the related PAG category. Because there are multiple factors in both the credit grades identified by the originators and the PAG categories, it is unlikely that any credit grade designation will match up exactly to any PAG category. The sponsor uses its best efforts to match the categories based upon its projection of asset performance for the related credit grade and PAG. It should be noted that while the originators have specific criteria for credit grades, they have the discretion to place a loan in a credit grade for which it does not meet all of the criteria, based upon consideration of all relevant factors. It should further be noted that the sponsor does not make any attempt to determine how individual loans would fall under the PAG criteria, but only associates the existing credit grades of the originator to the various PAG categories.


SELLER'S PAG I

         In the last 12 months, mortgage credit should show no delinquencies in excess of 30 days, and in the last 24 months, should show delinquencies only for 30 days or less. The credit history should reveal no foreclosures. In the last 12 months, installment and revolving accounts should indicate no delinquencies for major credit, and a maximum of 30 days for minor credit. In the last 24 months, both major and minor credit should be a maximum of 30 days delinquent. There should be no evidence of judgments, charge offs, collections or bankruptcies affecting the mortgagor. In last 36 months, the prospective mortgagor should have had only minor collection actions totaling less than $500.

SELLER'S PAG II

         In the last 12 months, mortgage credit should show no more than two 30-day delinquencies and no 60-day delinquencies, and all credits should be current at the time of origination; in the last 24 months, the credit history should show a maximum of 30 day delinquencies. In the last 12 months, installment and revolving accounts should include no more than two 30-day delinquencies for major credit and a maximum of 60 day delinquency for minor credit. In the last 24 months, the maximum delinquency should be 60 days for both major and minor credit. In the last 12 months, there should be no collection action taken against the prospective mortgagor. In the last 24 months, there should be no judgments or charge offs against the prospective mortgagor, and discharged bankruptcies should have reestablished credit with no delinquencies.

SELLER'S PAG III

         In the last 12 months, mortgage credit should show no more than three 30-day delinquencies and one 60-day delinquency. Mortgage credit should be current at the time of origination, and in the last 24 months, a maximum of 60 days delinquent. In the last 12 months, installment and revolving accounts should show no more than two 60-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit. In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit.

SELLER'S PAG IV

         In the last 12 months, mortgage credit should include no more than four 30-day delinquencies, two 60-day delinquencies and one 90-day delinquencies, and mortgage credit should be current at the time of origination. In the last 12 months, installment and revolving accounts should show no more than two 90-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit. In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit.

SELLER'S PAG V

         In the last 12 months, mortgage credit should be a maximum of 120 days delinquent, and mortgage credit should be current at the time of origination. In the last 24 months, mortgage credit should be a maximum of 120 days delinquent. There are no stipulations regarding other derogatory information other than that bankruptcies should have been discharged.

                                FLOW OF PAYMENTS

         The diagram below illustrates the flow of collections and other payments on the mortgage loans and payments by the swap counterparty through the transaction accounts described herein.


                                                                   --------------
                                                                   Collections on
                                    ------------------------------ Mortgage Loans
                                    |                              --------------
                                    |                                   |
                                    |                                   |
                                   \|/                                 \|/
                           ----------------                  \   ----------------
                           Lockbox Accounts    ---------------   Payment Clearing
                           ----------------                  /      Accounts
                                                                 ----------------
                                                                       |
                                                                       |
                                                                       |
                                         ------------------------------
                                         |
     -------------                       |
        Servicer                        \|/
      Advances of               \   -----------------                            \  ------------------
     Principal and  -------------   Custodial Account    -------------------------  Collection Account
      Interest and              /   -----------------                            /  ------------------
       Repurchase                            /|\                                                    |
        Proceeds                              |                                                     |
     -------------                            |                                                     |
                                              |                                                     |
                                              |                                                     |
                                        --------------                                              |
                                        Net Payment by                                              |
    -----------------    /               Securities                                                 |
    Swap Counterparty    ----------    Administrator to                                             |
    -----------------    \                   Swap                                                   |
          |                              Counterparty                                               |
          |                            ----------------                                             |
          |                                   /|\                                                   |
          |                                    |                                                    |
          |                                    |                                                    |
          |                                    |                                                    |
          |                                    |                          -------------             |
         \|/                                   |                           Net Payment              |
     ------------                      ----------------     /             by Securities             |
      Net Payment             \           Supplemental      ----------    Administrator             |
        by Swap         -------         Interest Account    \                to Swap                |
     Counterparty             /         ----------------                  Counterparty              |
     ------------                                  |                     -------------              |
                                                   |                           /|\                  |
                                                   |                            |                   |
                                                   |                            |                   |
                                                  \|/                           |                   |
                                              ------------                      |                   |
                                               Net Payment            \     -------------------- /  |
                                                 by Swap      ---------     Distribution Account ---
                                              Counterparty            /     -------------------- \
                                              ------------                           |
                                                                                     |
                                                                                    \|/
                                                                               Distributions to
                                                                             Certificateholders

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The offered certificates will be issued pursuant to the trust agreement. Summaries of the specific terms and provisions pursuant to which such certificates will be issued are presented below. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the trust agreement. When particular provisions or terms used in the trust agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The BASIC Asset Backed Securities Trust 2006-1 Mortgage Pass-Through Certificates, Series 2006-1 will consist of the following classes:

     o   Class A1          o   Class M-3          o   Class C
     o   Class A2          o   Class M-4          o   Class P
     o   Class A3          o   Class M-5          o   Class R
     o   Class M-1         o   Class M-6
     o   Class M-2         o   Class M-7

         Collectively, the certificates will represent all of the beneficial interests in the issuing entity. The certificates will have the following designations:

    Senior Certificates.................           Class A1 Certificates, Class A2 Certificates and Class A3
                                                   Certificates.

    Class A Certificates................           Senior Certificates.

    Mezzanine Certificates..............           Class M-1 Certificates, Class M-2 Certificates, Class M-3
                                                   Certificates, Class M-4 Certificates and Class M-5 Certificates.

    Offered Certificates................           Class A1 Certificates, the Class A2 Certificates, the Class A3
                                                   Certificates, the Class M-1 Certificates, the Class M-2
                                                   Certificates, the Class M-3 Certificates, the Class M-4 Certificates
                                                   and the Class M-5 Certificates.

    Residual Certificates...............           Class R Certificates.

    Junior Subordinate Certificates.....           Class M-6 Certificates and Class M-7 Certificates.

    Certificates........................           Class A Certificates, Mezzanine Certificates, Junior Subordinate
                                                   Certificates, Class C Certificates, Class P Certificates and
                                                   Residual Certificates.

    Subordinate Certificates............           Mezzanine Certificates, Junior Subordinate Certificates and Class C
                                                   Certificates.

         Only the Class A Certificates and the Mezzanine Certificates are offered by this prospectus supplement. The Junior Subordinate Certificates, the Class C Certificates, the Class P Certificates and the Residual Certificates are not offered by this prospectus supplement.

         The Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates will represent interests in all of the mortgage loans.

         The offered certificates will have the original certificate principal balances specified on the cover of this prospectus supplement. The original certificate principal balance of the Class C Certificates will be approximately $6,543,679, which will be equal to the excess of the aggregate principal balance of the mortgage loans as of the cut-off date over the original certificate principal balances of the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the Class P Certificates. The Class P Certificates will have an original certificate principal balance of $100 and will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the related mortgage loans and such amounts will not be available for distribution to the holders of the offered certificates. The Residual Certificates will not have original certificate principal balances and will not bear interest.

         The offered certificates will be issued in book-entry form as described below. The offered certificates will be issued in minimum denominations of $25,000 original certificate principal balance and integral multiples of $1.00 in excess thereof. The "FINAL SCHEDULED DISTRIBUTION DATE" for the offered certificates is in April 2036. The actual final distribution date for the offered certificates may occur earlier or later, and could be significantly earlier, than the final scheduled distribution date.

         Distributions on the offered certificates will be made by the securities administrator on the 25th day of each month, or if such day is not a business day, on the first business day after that, commencing in April 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the related record date. The "RECORD DATE" for the offered certificates and any distribution date (for so long as they are book-entry certificates) is the business day immediately preceding such distribution date and the "RECORD DATE" for any book-entry certificate that becomes a definitive certificate is the last business day of the month immediately preceding the month in which the related distribution date occurs.

         A NIMS policy may be issued by the NIMS insurer covering certain payments to be made on NIMS which may be issued by an affiliate of the depositor or by one or more entities sponsored by an affiliate of the depositor after the closing date. The NIMS are not offered hereby and, if issued, the NIMS would be backed, in whole or in part, by cashflow received on the Class C Certificates and the Class P Certificates, which are not offered hereby. The NIMS, if issued, would not be backed by the issuing entity (other than by the interests represented by the Class C Certificates and the Class P Certificates) or by any of the offered certificates.

BOOK ENTRY CERTIFICATES

         The offered certificates will be "BOOK-ENTRY CERTIFICATES" (for so long as they are registered in the name of the applicable depository or its nominee). Persons acquiring beneficial ownership interests in the book-entry certificates ("CERTIFICATE OWNERS") will hold such certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("CLEARSTREAM"), or the Euroclear System ("EUROCLEAR") in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate certificate principal balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JP Morgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $25,000 and in $1 integrals in excess thereof. Except as described below, no certificate owner acquiring a book-entry certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such certificate (a "DEFINITIVE CERTIFICATE"). Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be "certificateholders" as that term is used in the trust agreement. Certificate owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

         The certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the certificate owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the securities administrator through DTC and DTC participants. While the book-entry certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on, the book-entry certificates. DTC participants and indirect participants with whom certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, the DTC rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

         Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through DTC participants and indirect participants by instructing such DTC participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of such book-entry certificates, which account is maintained with their respective DTC participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Material Federal Income Tax Consequences--REMIC Residual Certificates--Backup Withholding" and "--Restrictions on Transfers of Residual Certificates to Foreign Persons" in the accompanying prospectus and "Global Clearance, Settlement and Tax Documentation

Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I, which is incorporated in this prospectus supplement by reference.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its DTC participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the DTC rules, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers ("CLEARSTREAM PARTICIPANTS") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

         The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries, through electronic book-entry changes in accounts of such participants or other securities intermediaries. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

         Non-participants of Euroclear may hold and transfer book-entry interests in the book-entry certificates through accounts with a Euroclear participant or any other securities intermediary that holds a book-entry interest in the book-entry certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry certificates will be made on each distribution date by the securities administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the certificate owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the certificate owners of the book-entry certificates that it represents.

         Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the securities administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Types of Securities" and "Taxation of Securities Treated as Debt Securities" in the accompanying prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly reports on the issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to certificate owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such certificate owners are credited.

         DTC has advised the securities administrator that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the trust agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the trust agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

         Definitive certificates will be issued to certificate owners of the book-entry certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the securities administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor, the securities administrator or the trustee is unable to locate a qualified successor, (b) the depositor notifies the securities administrator and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants with a position in the book-entry certificates agree to initiate such termination or (c) after the occurrence of a servicer Event of Default (as defined in the servicing agreement), certificate owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the securities administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of certificate owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the securities administrator will be required to notify all certificate owners of the occurrence of such event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration at the office of the securities administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-BASIC 2006-1 or such other address as the securities administrator may designate from time to time, the securities administrator will issue definitive certificates, and thereafter the securities administrator will recognize the holders of such definitive certificates as certificateholders under the trust agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among DTC participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the depositor, the master servicer, the servicer, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ALLOCATION OF AVAILABLE FUNDS

         Distributions with respect to the certificates will be made on each distribution date primarily from available funds. With respect to any distribution date, funds available for distribution to the certificateholders ("AVAILABLE FUNDS") will be equal to the sum of the following amounts with respect to the mortgage loans, net of amounts reimbursable therefrom to the servicer, the master servicer, the securities administrator or the trustee: (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the determination date, after deduction of the servicing fee, master servicing fee and program administrator fee for such distribution date and any accrued and unpaid servicing fees, master servicing fees and program administrator fees in respect of any prior distribution dates,
(ii) certain unscheduled payments in respect of the mortgage loans, including any prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries, termination price deposits and proceeds from repurchases of and substitutions for such mortgage loans occurring during the related prepayment period, excluding prepayment charges and any prepayment interest excess, and
(iii) payments from the servicer in connection with advances and prepayment interest shortfalls for such distribution date. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and such amounts will not be part of available funds or available for distribution with respect to the offered certificates.

Interest Distributions on the Certificates

         On each distribution date, the securities administrator will withdraw from the distribution account that portion of available funds equal to the Interest Remittance Amount for such distribution date, and make the following disbursements and transfers in the order of priority described below, to the extent of the Interest Remittance Amount remaining for such distribution date as follows; provided that with respect to the amounts payable under paragraph (A) below, such portion of the Interest Remittance Amount equal to the amount payable under paragraph (A) below shall be withdrawn from the distribution account and disbursed in accordance with such paragraph (A) on the related Swap Payment Date:

                  (A) first, to the supplemental interest account for payment to the swap counterparty, the Net Swap Payment, provided a swap default has not occurred and is not continuing, and any unpaid Swap Termination Payment (including any amount remaining unpaid from prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable for the related distribution date;

                  (B) second, concurrently, to the Class A1 Certificates, the Class A2 Certificates and the Class A3 Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such classes, in each case allocated among the Class A1 Certificates, the Class A2 Certificates and the Class A3 Certificates, pro rata, based on their respective entitlements;

                  (C) third, to the Class M-1 Certificates, the related Monthly Interest Distributable Amount;

                  (D) fourth, to the Class M-2 Certificates, the related Monthly Interest Distributable Amount;

                  (E) fifth, to the Class M-3 Certificates, the related Monthly Interest Distributable Amount;

                  (F) sixth, to the Class M-4 Certificates, the related Monthly Interest Distributable Amount;

                  (G) seventh, to the Class M-5 Certificates, the related Monthly Interest Distributable Amount;

                  (H) eighth, to the Class M-6 Certificates, the related Monthly Interest Distributable Amount; and

                  (I) ninth, to the Class M-7 Certificates, the related Monthly Interest Distributable Amount.

         Any Interest Remittance Amount remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such distribution date.

         On any distribution date, any shortfalls resulting from the application of the Relief Act or similar state or local law and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the Class C Certificates and after that, to the Monthly Interest Distributable Amounts with respect to the certificates, on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any prepayment interest shortfalls not covered by the compensating interest paid by the servicer or any shortfalls resulting from the application of the Relief Act or similar state or local law.

         If on any distribution date, the certificates do not receive the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, then such unpaid amounts will be recoverable by the holders of such classes, with interest on such unpaid amounts, on future distribution dates, as Unpaid Interest Shortfall Amounts, subject to the priorities described in this prospectus supplement.

Principal Distributions on the Certificates

         On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the certificates will be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority; provided that with respect to amounts payable under paragraph (A) below, such portion of the Principal Distribution Amount equal to the amount payable under paragraph
(A) shall be withdrawn from the distribution account and disbursed in accordance with such paragraph (A) on the related Swap Payment Date:

                  (A) first, to the supplemental interest account for payment to the swap counterparty, the Net Swap Payment, provided a swap default has not occurred and is not continuing, and any unpaid Swap Termination Payment (including any amount not paid on prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable, remaining unpaid after giving effect to the distribution of the Interest Remittance Amount for such distribution date;

                  (B) second, to the Senior Certificates (allocated among the Senior Certificates in the priority described below), until their certificate principal balances have been reduced to zero;

                  (C) third, to the Class M-1 Certificates, until their certificate principal balance has been reduced to zero;

                  (D) fourth, to the Class M-2 Certificates, until their certificate principal balance has been reduced to zero;

                  (E) fifth, to the Class M-3 Certificates, until their certificate principal balance has been reduced to zero;

                  (F) sixth, to the Class M-4 Certificates, until their certificate principal balance has been reduced to zero;

                  (G) seventh, to the Class M-5 Certificates, until their certificate principal balance has been reduced to zero;

                  (H) eighth, to the Class M-6 Certificates, until their certificate principal balance has been reduced to zero; and

                  (I) ninth, to the Class M-7 Certificates, until their certificate principal balance has been reduced to zero.

         Notwithstanding the foregoing, if the Stepdown Date is the date on which the certificate principal balance of the Class A Certificates is reduced to zero, any Principal Distribution Amount remaining after principal distributions to the Class A Certificates pursuant to the priorities above will be included as part of the distributions of the Post-Stepdown Monthly Principal Distributions below.

         Any principal remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such distribution date.

         On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the certificates will be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority (the "POST-STEPDOWN MONTHLY PRINCIPAL DISTRIBUTION"); provided that with respect to amounts payable under paragraph (A) below, such portion of the Principal Distribution Amount equal to the amount payable under paragraph (A) shall be withdrawn from the distribution account and disbursed in accordance with such paragraph (A) on the related Swap Payment Date

                  (A) first, to the supplemental interest account for payment to the swap counterparty, the Net Swap Payment, provided a swap default has not occurred and is not continuing, and any unpaid Swap Termination Payment (including any amount not paid on prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable, remaining unpaid after giving effect to the distribution of the Interest Remittance Amount for such distribution date;

                  (B) second, to the Senior Certificates, the Senior Principal Distribution Amount (allocated among the Senior Certificates in the priority described below), until their certificate principal balances have been reduced to zero;

                  (C) third, to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

                  (D) fourth, to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

                  (E) fifth, to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

                  (F) sixth, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

                  (G) seventh, to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

                  (H) eighth, to the Class M-6 Certificates, Class M-6 Principal Distribution Amount, until their certificate principal balance has been reduced to zero; and

                  (I) ninth, to the Class M-7 Certificates, Class M-7 Principal Distribution Amount, until their certificate principal balance has been reduced to zero.

         Any principal remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such distribution date.

         With respect to the Senior Certificates, all principal distributions will be allocated sequentially, to the Class A1 Certificates, the Class A2 Certificates and the Class A3 Certificates in that order, in each case, until their certificate principal balances have been reduced to zero, with the exception that beginning on the first distribution date on or after which the certificate principal balances of the Mezzanine Certificates and the Junior Subordinate Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralized Amount for such distribution date are insufficient to cover realized losses on the mortgage loans, principal distributions among the Senior Certificates will be allocated, pro rata, based on their certificate principal balances, in each case, until their certificate principal balances have been reduced to zero.

         The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of realized losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the issuing entity of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination, excess interest, overcollateralization and allocation of losses, each as described in this prospectus supplement. The offered certificates will also have the benefit of the swap agreement.

Subordination

         The rights of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal, and to afford such holders protection against realized losses.

         The protection afforded to the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the Class A Certificates to receive on any distribution date, prior to distributions on the Subordinate Certificates, distributions in respect of interest and principal, subject to funds available for such distributions, and (ii) if necessary, the right of the Class A

Certificates to receive future distributions of amounts that would otherwise be payable to the Subordinate Certificates.

         The Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and then, the Class M-7 Certificates will have the right to receive distributions in respect of the mortgage loans in that order. The rights of the Mezzanine Certificates to receive distributions in respect of the mortgage loans will be senior to the rights of the Junior Subordinate Certificates and the Class C Certificates to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the more senior classes of certificates of distributions in respect of interest and principal and to afford such classes of certificates protection against realized losses.

Excess Interest

         The weighted average net mortgage rate for the mortgage loans each month is generally expected to be higher than the weighted average of the Pass-Through Rates on the certificates for the related distribution date. As a result of the foregoing and as a result of overcollateralization, interest collections on the mortgage loans each month are expected to be generated in excess of the amount of interest payable to the certificates, the Net Swap Amount and the related fees and expenses payable by the issuing entity on the related distribution date. The trust agreement will require that, on each distribution date, any Net Monthly Excess Cashflow be applied on such distribution date as an accelerated payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this prospectus supplement.

         With respect to any distribution date, any Net Monthly Excess Cashflow will be paid in the following order of priority, in each case to the extent of the Net Monthly Excess Cashflow remaining undistributed:

         (i) to the certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for such distribution date, if any, payable to such certificates as part of the Principal Distribution Amount, to the extend remaining unpaid, as applicable, as described under "Allocation of Available Funds--Principal Distributions on the Certificates" above;

         (ii) concurrently, to the Class A Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such classes for such distribution date to the extent remaining unpaid after distribution of the Interest Remittance Amount on such distribution date, allocated among such classes pro rata, based on their respective entitlements;

         (iii) to the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

         (iv) to the Class M-1 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

         (v) to the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

         (vi) to the Class M-2 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

         (vii) to the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

         (viii) to the Class M-3 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

         (ix) to the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

         (x) to the Class M-4 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

         (xi) to the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

         (xii) to the Class M-5 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

         (xiii) to the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

         (xiv) to the Class M-6 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

         (xv) to the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

         (xvi) to the Class M-7 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

         (xvii) to the reserve fund, the amount equal to the difference between any Net WAC Rate Carryover Amounts with respect to the offered certificates and the Junior Subordinate Certificates for such distribution date and any amounts deposited in the reserve fund pursuant to this clause (xvii) that were not distributed on the prior distribution date;

         (xviii) to the supplemental interest account, for payment to the swap counterparty, any unpaid Swap Termination Payment payable by the issuing entity (including any amount remaining unpaid from prior distribution dates);

         (xix) if such distribution date follows the prepayment period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any mortgage loan, to the Class P Certificates, in reduction of their certificate principal balance, until their certificate principal balance is reduced to zero;

         (xx) to the Class C Certificates as provided in the trust agreement; and

         (xxi) any remaining amounts to the Residual Certificates as provided in the trust agreement.

         On each distribution date, after making the distributions of the available funds (including the Net Monthly Excess Cashflow) as described above, the securities administrator will withdraw the amounts on deposit in the reserve fund and will distribute such amounts to the certificates as described under "Pass-Through Rates" below in this prospectus supplement.

         On each distribution date, the securities administrator will withdraw from the distribution account all amounts representing prepayment charges in respect of the mortgage loans received during the related prepayment period and will distribute those amounts to the Class P Certificates.

Overcollateralization Provisions

         As of the closing date, the aggregate stated principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the Class P Certificates on the closing date by approximately $6,543,679, which will be equal to the original certificate principal balance of the Class C Certificates. Such amount represents approximately 3.05% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, and is approximately equal to the initial amount of overcollateralization that will be required to be provided under the trust agreement. Excess interest generated by the mortgage loans will be distributed as a payment of principal to the offered certificates and the Junior Subordinate Certificates then entitled to distributions of principal to the extent necessary to maintain or restore the required level of overcollateralization. The required level of overcollateralization may be permitted to step down as provided in the trust agreement. We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

Allocation of Losses

         Any realized losses on any distribution date, first, will reduce amounts distributable in respect of the Class C Certificates (through the reduction of the Net Monthly Excess Cashflow), second, will be absorbed by any Net Counterparty Payment, third, will be absorbed by the reduction of overcollateralization and, fourth, will be allocated to the Mezzanine Certificates and the Junior Subordinate Certificates in the following order, in each case until the related certificate principal balance has been reduced to zero: to the Class M-7 Certificates, to the Class M-6 Certificates, to the Class M-5 Certificates, to the Class M-4 Certificates, to the Class M-3 Certificates, to the Class M-2 Certificates and to the Class M-1 Certificates.

         Any allocation of realized losses to the Mezzanine Certificates or the Junior Subordinate Certificates will be made by reducing their certificate principal balance by the amount so allocated as of the distribution date in the month following the collection period in which such realized loss was incurred. Notwithstanding anything to the contrary in this prospectus supplement, in no event will the certificate principal balance of any Mezzanine Certificate or the Junior Subordinate Certificates be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of realized losses and (ii) payable as principal to such certificate from Net Monthly Excess Cashflow.

         Once realized losses have been allocated to the Mezzanine Certificates and the Junior Subordinate Certificates, such amounts with respect to such certificates will no longer accrue interest and will not be reinstated after that (other than amounts reinstated due to subsequent recoveries on a liquidated mortgage loan). However, Allocated Realized Loss Amounts may be paid to the Mezzanine Certificates and the Junior Subordinate Certificates from the Net Monthly Excess Cashflow, to the extent available, and from amounts, if any, received from the swap counterparty pursuant to the swap agreement, according to the priorities described under "--Excess Interest" above.

         Any Allocated Realized Loss Amounts to be reinstated on any distribution date due to subsequent recoveries will be reinstated to the Mezzanine Certificates and the Junior Subordinate Certificates in the following order, in each case until any related Allocated Realized Loss Amount has been reduced to zero: first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6 Certificates, and seventh to the Class M-7 Certificates. Any Allocated Realized Loss Amounts to be reinstated to the

Mezzanine Certificates and the Junior Subordinate Certificates due to subsequent recoveries will be made by increasing the certificate principal balance of the related certificate by the amount so reinstated as of the distribution date in the month following the prepayment period in which such subsequent recoveries occurred.

         The trust agreement will not permit the allocation of realized losses to the Class A Certificates, the Class P Certificates or the Residual Certificates. Investors in the Class A Certificates should note that although realized losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class A Certificates all interest and principal amounts to which such classes are then entitled.

THE SWAP AGREEMENT

         The offered certificates and the Junior Subordinate Certificates will have the benefit of a swap agreement (the "SWAP AGREEMENT") documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule, Credit Support Annex and Confirmation between the issuing entity and Credit Suisse International (in such capacity, the "SWAP COUNTERPARTY").

         Under the swap agreement, beginning in July 2006, on each swap payment date until November 2009 (the distribution date in such month, the "SWAP TERMINATION DATE"), the issuing entity will be obligated to pay to the swap counterparty an amount equal to the product of (a) 5.277%, (b) a notional amount specified on Annex II, which is incorporated by reference into this prospectus supplement (the "SWAP NOTIONAL AMOUNT"), and (c) a fraction, the numerator of which is 30 and the denominator of which is 360 (the "SWAP PAYMENT"), and the swap counterparty will be obligated to pay to the issuing entity an amount equal to the product of (x) one-month LIBOR (as determined pursuant to the swap agreement), (y) the swap notional amount for that distribution date, and (z) a fraction, the numerator of which is the actual number of days elapsed in each calculation period and the denominator of which is 360 (the "COUNTERPARTY PAYMENT"). A Net Swap Payment will be required to be made on each distribution date by the issuing entity to the swap counterparty, to the extent that the Swap Payment exceeds the corresponding Counterparty Payment. A Net Counterparty Payment will be required to be made by the swap counterparty to the issuing entity, to the extent that the Counterparty Payment exceeds the corresponding Swap Payment. As of the closing date, the "significance percentage" for the swap counterparty as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended is less than 10%. The swap counterparty may be replaced with another swap counterparty if the "significance percentage" becomes equal to or greater than 10%.

         A "swap payment date" is one business day (as defined in the swap agreement) prior to the related distribution date.

         The swap agreement and any payments made by the swap counterparty pursuant to the swap agreement will be assets of the issuing entity but will not be assets of any REMIC. All payments to the swap counterparty from the issuing entity and all payments to the issuing entity from the swap counterparty required to be made under the swap agreement will be made through a reserve account (the "SUPPLEMENTAL INTEREST ACCOUNT").

         The respective obligations of the swap counterparty and the issuing entity to pay scheduled amounts due under the swap agreement will be subject to the following conditions precedent: (1) no swap event of default or event that with the giving of notice or lapse of time or both would become a swap event of default shall have occurred and be continuing with respect to the other party under the swap agreement and (2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the swap agreement (collectively, a "SWAP DEFAULT").

         "EVENTS OF DEFAULT" under the swap agreement (each a "SWAP EVENT OF DEFAULT") include the following standard events of default as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement:

     o   "Failure to Pay or Deliver";

     o "Bankruptcy" (except that clause (2) will not apply to the issuing entity); and

     o "Merger without Assumption" (but only with respect to the swap counterparty).

         "Termination Events" under the swap agreement (each a "TERMINATION EVENT") consist of the following standard events under the ISDA Master
Agreement:

     o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the swap agreement);

     o "Tax Event" (which generally relates to either party to the swap agreement receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes due to a change in tax law); and

     o "Tax Event Upon Merger" (which generally relates to the swap counterparty's making a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger).

         In addition, there are "ADDITIONAL TERMINATION EVENTS"

         (a) relating to the issuing entity, as specified in the swap agreement; and

         (b) relating to the swap counterparty's ratings whereby, if the rating of the debt obligations of the swap counterparty falls below the levels specified in the swap agreement and the swap counterparty fails to perform one or more of the specified actions described below within the time specified in the swap agreement.

         If the rating of the unsecured, unguaranteed and otherwise unsupported debt obligations of the swap counterparty:

     o falls below a short-term credit rating of "A-1" by S&P or, if no short-term credit rating is available from S&P, a long-term credit rating of "A+" by S&P; or

     o falls below a short-term credit rating of "P-1" (or are rated "P-1" and such rating is on credit watch for possible downgrade) and a long-term credit rating of "A1," (or are rated "A1" and such rating is on credit watch for possible downgrade), or if no short-term credit rating is available from Moody's, a long-term credit rating of "Aa3" (or are rated "Aa3" and such rating is on credit watch for possible downgrade), in each case by Moody's; or

     o falls below a short term credit rating of "F-1" by Fitch or a long term credit rating of "A" by Fitch;

then the swap counterparty is required, at its cost, to perform one or more actions the details of which are specified in the Swap Agreement, including, but not limited to:

     o furnishing a guarantee of the swap counterparty's obligations under the swap agreement from a guarantor;

     o posting collateral securing its obligations under the swap agreement according to the terms of the swap agreement; or

     o finding a substitute swap counterparty to replace the swap counterparty that satisfies the swap counterparty ratings requirement.

         If the swap counterparty shall fail to satisfy the swap counterparty ratings threshold or S&P withdraws its rating, then the swap counterparty must seek to replace itself with a substitute counterparty that satisfies the swap counterparty ratings requirement and may in certain circumstances be required to post collateral while such counterparty is being found. Failure to comply with the rating downgrade provisions set out in the swap agreement may constitute an additional termination event in respect of the swap counterparty.

         "SWAP COUNTERPARTY RATINGS REQUIREMENT" will mean (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the substitute swap counterparty are rated at least "A-1" by S&P or (ii) if the substitute swap counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the substitute swap counterparty are rated at least "A+" by S&P,
(b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute swap counterparty are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute swap counterparty are rated at least "P-1" by Moody's (and if rated "P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or
(ii) if such substitute swap counterparty does not have a short-term debt rating from Moody's, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute swap counterparty are rated at least "Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade), and (c) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute swap counterparty are rated at least "A" by Fitch or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute swap counterparty are rated at least "F1" by Fitch.

         "SWAP COUNTERPARTY RATINGS THRESHOLD" will mean (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "BBB-" by S&P, (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "A3" by Moody's (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least "P-2" by Moody's (and such rating is not on watch for possible downgrade), and (C) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "BBB+" by Fitch, or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least "F-2" by Fitch.

         Upon any swap event of default, termination event or additional termination event, the issuing entity or the swap counterparty may be liable to make a termination payment (the "SWAP TERMINATION PAYMENT") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the swap agreement computed in accordance with the procedures set forth in the swap agreement taking into account the present value of the unpaid amounts that would have been owed by the issuing entity and the swap counterparty under the remaining scheduled term of the swap agreement. In the event that the issuing entity is required to make a Swap Termination Payment, that payment will be paid from the issuing entity on the related swap payment date, and on any subsequent swap payment dates until paid in full, in accordance with the priorities set forth under "Description of the Certificates--Allocation of Available Funds."

         To the extent that any payments are received from a substitute swap counterparty as payment by such replacement swap counterparty to enter into the replacement transaction(s), such specific amounts shall be used to pay any Termination Payments owed to the swap counterparty that is being replaced.

         The Net Swap Payments and the Swap Termination Payment, if any, payable by the issuing entity and deposited in the supplemental interest account by the issuing entity as described under "Description of the Certificates--Allocation of Available Funds," "--Credit Enhancement--Excess Interest" will be distributed to the swap counterparty on the related swap payment date. The Net Counterparty Payments and the Swap Termination Payment, if any, payable by the swap counterparty to the issuing entity and deposited in the supplemental interest account on a swap payment date will be distributed to the swap counterparty and to the holders of the offered certificates and the Junior Subordinate Certificates on the related distribution date, after giving effect to all other distributions, other than distributions from the reserve fund, as follows:

         (i) first, for payment to the swap counterparty, any unpaid Swap Termination Payment payable by the Issuing entity, including any amount remaining unpaid from prior distribution dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)); and

         (ii) second, for payment in the amounts and in accordance with priorities (i) through (xx) of the payment of Net Monthly Excess Cashflow described in "Description of the Certificates--Credit Enhancement--Excess Interest" to the extent not paid with Net Monthly Excess Cashflow or from the reserve fund, as applicable, on such distribution date.

THE SWAP COUNTERPARTY

         Credit Suisse International ("CSi") was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as an unlimited liability company under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority under the Financial Services and Markets Act 2000. The Financial Services Authority has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International" and effective as of January 16, 2006, Credit Suisse First Boston International was renamed "Credit Suisse International." Each of these changes was a renaming only.

         CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

         CSi has been assigned a senior unsecured debt rating of "A+" (positive outlook) by S&P, a senior debt rating of "Aa3" (stable outlook) by Moody's and a long-term rating of "AA-" (stable outlook) by Fitch.

         CSi is an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters.

DEFINITIONS

         The "ACCRUAL PERIOD" for the certificates for any distribution date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding distribution date (or, in the case of the first such accrual period, commencing on the closing date) and ending on the day immediately preceding such distribution date.

         An "ALLOCATED REALIZED LOSS AMOUNT" with respect to any class of the Mezzanine Certificates or the Junior Subordinate Certificates and any distribution date is an amount equal to (a) the sum of (i) any realized losses allocated to that class of the certificates on such distribution date and (ii) any Allocated Realized Loss Amount for that class of the certificates remaining unpaid from the previous distribution date less (b) any Allocated Realized Loss Amounts that have been reinstated with respect to such class of certificates on prior distribution dates due to subsequent recoveries.

         The "CERTIFICATE PRINCIPAL BALANCE" of any Class A Certificate, Mezzanine Certificate, Junior Subordinate Certificates or Class P Certificate immediately prior to any distribution date will be equal to its certificate principal balance on the closing date reduced by the sum of all amounts actually distributed in respect of principal of such class and, in the case of a Mezzanine Certificate or a Junior Subordinate Certificates, realized losses allocated to such class on all prior distribution dates and, in the case of a Mezzanine Certificate or Junior Subordinate Certificates, increased by the Allocated Realized Loss Amounts reinstated to such class on all prior distribution dates due to subsequent recoveries. The "CERTIFICATE PRINCIPAL BALANCE" of the Class C Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate stated principal balance of the mortgage loans over (b) the sum of the then aggregate certificate principal balances of the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the Class P Certificates.

         The "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the Senior Principal Distribution Amount.

         The "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M-1 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and (ii) the aggregate certificate principal balance of the Class M-1 Certificates immediately prior to such distribution date over (y) the lesser of
(A) the product of (i) approximately 66.50% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

         The "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M-2 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
(ii) the aggregate certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (iii) the aggregate certificate principal balance of the Class M-2 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 78.70% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

         The "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M-3 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
(ii) the aggregate certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (iv) the aggregate certificate principal balance of the Class M-3 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 85.10% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

         The "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M-4 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
(ii) the aggregate certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), and (v) the aggregate certificate principal balance of the Class M-4 Certificates immediately prior to such distribution date over
(y) the lesser of (A) the product of (i) approximately 87.80% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

         The "CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT" for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M-5 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
(ii) the aggregate certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date) and (vi) the aggregate certificate principal balance of the Class M-5 Certificates immediately prior to such distribution date over (y) the lesser of
(A) the product of (i) approximately 89.90% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

         The "CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT" for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M-6 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
(ii) the aggregate certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date) and (vii) the aggregate certificate principal balance of the Class M-6 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 91.90% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

         The "CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT" for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M-7 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
(ii) the aggregate certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (vii) the aggregate certificate principal balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date) and (viii) the aggregate certificate principal balance of the Class M-7 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 93.90% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

         The "CREDIT ENHANCEMENT PERCENTAGE" for any distribution date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the Subordinate Certificates calculated prior to distribution of the Principal Distribution Amount in respect of the certificates then entitled to distributions of principal on such distribution date by (y) the aggregate stated principal balance of the mortgage loans, calculated prior to taking into account payments of principal on the mortgage loans due on the related due date or received during the related prepayment period.

         A "CUMULATIVE LOSS TRIGGER EVENT" is in effect with respect to any distribution date in or after April 2008, if the percentage obtained by dividing
(x) the aggregate amount of realized losses incurred (less any subsequent recoveries received) with respect to the mortgage loans from the cut-off date through the last day of the related due period by (y) the aggregate stated principal balance of the mortgage loans as of the cut-off date, exceeds the applicable percentage set forth below for such distribution date:

        DISTRIBUTION DATE OCCURRING IN           CUMULATIVE LOSS PERCENTAGE

        April 2008 through March 2009            1.40% for the first month, plus an additional 1/12th of
                                                 1.75% for each month thereafter.

        April 2009 through March 2010            3.15% for the first month, plus an additional 1/12th of
                                                 1.80% for each month thereafter.

        April 2010 through March 2011            4.95% for the first month, plus an additional 1/12th of
                                                 1.40% for each month thereafter.

        April 2011 through March 2012            6.35% for the first month, plus an additional 1/12th of
                                                 0.80% for each month thereafter.

        April 2012 and thereafter                7.15% for each month.

         A "DELINQUENCY TRIGGER EVENT" is in effect with respect to a distribution date if the percentage obtained by dividing (x) the aggregate stated principal balance of (i) mortgage loans delinquent 60 days or more, (ii) REO properties and (iii) mortgage loans in foreclosure and in bankruptcy (excluding any such mortgage loans which are less than 60 days delinquent under the bankruptcy plan) by (y) the aggregate stated principal balance of the mortgage loans, in each case, calculated prior to taking into account payments of principal on the mortgage loans due on the related due date or received during the related prepayment period, exceeds 33.00% of the Credit Enhancement Percentage.

         A mortgage loan is "DELINQUENT" if any monthly payment due on a due date is not made by the close of business on the next scheduled due date for such mortgage loan. A mortgage loan is "30 days delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days delinquent" and "90 days delinquent," etc.

         A "DUE PERIOD" with respect to any distribution date is the period commencing on the second day of the month preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

         The "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the lesser of (x) the Net Monthly Excess Cashflow for such distribution date and (y) the Overcollateralization Deficiency Amount for such distribution date.

         "INSURANCE PROCEEDS" means the proceeds of any title policy, hazard policy or other insurance policy covering a mortgage loan to the extent such proceeds are not to be applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the procedures that the servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage, or constitute subsequent recoveries with respect to such mortgage loan.

         The "INTEREST REMITTANCE AMOUNT" with respect to any distribution date is that portion of the available funds for such distribution date attributable to interest received or advanced with respect to the mortgage loans or to compensating interest paid by the servicer with respect to the mortgage loans.

         The "MONTHLY INTEREST DISTRIBUTABLE AMOUNT" for any distribution date and each class of certificates equals the amount of interest accrued during the related accrual period at the related Pass-Through Rate on the certificate principal balance of such class of certificates immediately prior to such distribution date, in each case reduced by any net prepayment interest shortfalls allocated to such class of certificates and shortfalls resulting from the application of the Relief Act or similar state or local law allocated to such class of certificates, in each such case as such shortfall allocations are described under "--Allocation of Available Funds--Interest Distributions on the Certificates" above.

         The "NET COUNTERPARTY PAYMENT" means, with respect to any distribution date, the amount, if any, by which the Counterparty Payment for such distribution date exceeds the Swap Payment for such distribution date.

         The "NET MONTHLY EXCESS CASHFLOW" for any distribution date is an amount equal to the sum of (a) any Overcollateralization Release Amount for such distribution date, (b) any Remaining Principal Distribution Amount and (c) the positive excess of (x) the available funds for such distribution date over (y) the sum for such distribution date of (A) the Monthly Interest Distributable Amounts for the offered certificates and the Junior Subordinate Certificates,
(B) the Unpaid Interest Shortfall Amounts for the Class A Certificates, (C) the Net Swap Payment, (D) any unpaid Swap Termination Payment payable by the issuing entity, including any amount remaining unpaid from prior distribution dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), and (E) the Principal Remittance Amount.

         The "NET SWAP PAYMENT" means, with respect to any distribution date, the amount, if any, by which the Swap Payment exceeds the Counterparty Payment on such distribution date.

         The "OPTIONAL TERMINATION DATE" is the first distribution date on which the aggregate stated principal balance of the mortgage loans and REO properties as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

         An "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any distribution date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date.

         The "OVERCOLLATERALIZATION FLOOR" means 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

         The "OVERCOLLATERALIZATION RELEASE AMOUNT" means, with respect to any distribution date, the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralized Amount for such distribution date over (ii) the Overcollateralization Target Amount for such distribution date.

         The "OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any distribution date (i) prior to the Stepdown Date, approximately 3.05% of the aggregate stated principal balance of the mortgage loans as of the cut-off date,
(ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) approximately 6.10% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (y) 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

         The "OVERCOLLATERALIZED AMOUNT" for any distribution date is the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans on the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) exceeds (ii) the aggregate certificate principal balance of the Class A Certificates, the Mezzanine Certificates, the Junior Subordinate Certificates and the Class P Certificates as of such distribution date (after giving effect to distributions of the Principal Remittance Amount to be made on such distribution date), but without giving effect to distributions of any Extra Principal Distribution Amount to be made on such distribution date.

         The "PREPAYMENT PERIOD" means, with respect to any distribution date
(i) the period from the 15th day of the month immediately preceding the month in which such distribution date occurs (or in the case of the first distribution date, the cut-off date) through the 14th day of the month in which such distribution date occurs, inclusive, in the case of principal prepayments in full; and (ii) the calendar month immediately preceding the month in which such distribution date occurs, for any other purpose.

         The "PRINCIPAL DISTRIBUTION AMOUNT" for any distribution date is the sum of (i) (x) the Principal Remittance Amount minus (y) the amount of any Overcollateralization Release Amount for such distribution date, and (ii) the Extra Principal Distribution Amount for such distribution date.

         The "PRINCIPAL REMITTANCE AMOUNT" means with respect to any distribution date, the sum of (i) all scheduled payments of principal collected or advanced on the mortgage loans by the servicer that were due during the related due period, (ii) all partial and full principal prepayments of the mortgage loans applied by the servicer during the related prepayment period,
(iii) the principal portion of all net liquidation proceeds, insurance proceeds and subsequent recoveries received during the related prepayment period with respect to the mortgage loans, (iv) that portion of the purchase price, representing principal of any repurchased mortgage loan, deposited to the collection account during the related prepayment period, (v) the principal portion of any substitution adjustments deposited in the collection account during the related prepayment period with respect to the mortgage loans and (vi) on the distribution date on which the issuing entity is to be terminated in accordance with the trust agreement, that portion of the termination price representing principal with respect to the mortgage loans, minus any fees owed to the program administrator for that distribution date to the extent not previously paid from interest collections on the mortgage loans.

         "REALIZED LOSS" means, with respect to any defaulted mortgage loan that is finally liquidated (a "LIQUIDATED MORTGAGE LOAN"), the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, net of amounts reimbursable to the servicer for related advances, servicing advances and servicing fees (such amount, the "NET LIQUIDATION PROCEEDS") and all insurance proceeds in respect of such mortgage loan.

         The "REMAINING PRINCIPAL DISTRIBUTION AMOUNT" means with respect to any distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, an amount equal to the Principal Distribution Amount remaining after the distributions described in the Post-Stepdown Monthly Principal Distribution.

         The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Senior Certificates immediately prior to such distribution date and (II) the excess of (x) the aggregate certificate principal balance of the Senior Certificates immediately prior to such distribution date over (y) the lesser of
(A) the product of (i) approximately 51.40% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

         The "STATED PRINCIPAL BALANCE" with respect to any mortgage loan: (a) as of any date of determination up to but not including the distribution date on which the proceeds, if any, of a liquidation event with respect to such mortgage loan would be distributed, the scheduled principal balance as of the cut-off date, as shown in the mortgage loan schedule, minus the sum of (i) the principal portion of each monthly payment due on a due date subsequent to the cut-off date, to the extent received from the mortgagor or advanced by the servicer and distributed on or before such date of determination, (ii) all principal prepayments received after the cut-off date, to the extent distributed on or before such date of determination, (iii) all liquidation proceeds and insurance proceeds to the extent distributed on or before such date of determination and
(iv) any realized loss incurred with respect to such mortgage loan as a result of a deficient valuation made during or prior to the due period for the most recent distribution date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the distribution date on which the proceeds, if any, of a liquidation event with respect to such mortgage loan would be distributed, zero.

         The "STEPDOWN DATE" means the earlier of (a) the later of (i) the distribution date in April 2009 and (ii) the first distribution date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the mortgage loans due on the related due date or received during the related prepayment period but prior to distribution of the Principal Distribution Amount in respect of the certificates then entitled to distributions of principal on such distribution date) is greater than or equal to approximately 48.60% and (b) the date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero.

         "SUBSEQUENT RECOVERIES" means unexpected recoveries related to a liquidated mortgage loan received by the servicer (net of amounts reimbursable to the servicer for related advances, servicing advances and servicing fees), which were allocated as a realized loss, in reducing a certificate principal balance of a class of the Mezzanine Certificates or the Junior Subordinate Certificates, on a distribution date prior to the prepayment period in which such funds were received. Subsequent recoveries may include but are not limited to unanticipated insurance settlements, tax refunds or mortgage bankruptcy distributions.

         A "TRIGGER EVENT" is in effect with respect to any distribution date if either a Cumulative Loss Trigger Event or a Delinquency Trigger Event is in effect on such distribution date.

         The "UNPAID INTEREST SHORTFALL AMOUNT" means (i) for each class of the certificates and the first distribution date, zero, and (ii) for each class of certificates and any distribution date after the first distribution date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class of certificates for the immediately preceding distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of certificates for such preceding distribution date exceeds (b) the aggregate amount distributed on such class of certificates in respect of interest pursuant to clause (a) of this definition on such preceding distribution date, plus interest on the amount of interest due but not paid on the class of certificates on such preceding distribution date, to the extent permitted by law, at the Pass-Through Rate on such distribution date for such class of certificates for the related accrual period.

PASS-THROUGH RATES

         The "PASS-THROUGH RATE" for each class of the certificates for any distribution date (other than the first distribution date) will equal the lesser of (x) the related Formula Rate for such distribution date and (y) the Net WAC Rate for such distribution date.

         The "NET WAC RATE" for any distribution date is a per annum rate equal to the product of (a) the excess, if any, of (i) the weighted average of the adjusted net mortgage rates of the mortgage loans, weighted on the basis of their stated principal balances as of the first day of the related due period over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the sum of (A) any unpaid Swap Termination Payment, including any amount remaining unpaid from prior distribution dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), and (B) the Net Swap Payment, if any, for such distribution date, in each case multiplied by 12, and (2) the denominator of which is the aggregate stated principal balance of the mortgage loans as of the first day of the related due period multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related accrual period.

         The "ADJUSTED NET MORTGAGE RATE" for any mortgage loan for any distribution date is a per annum rate equal to excess, if any, of the applicable mortgage rate for such mortgage loan as of the first day of the related due period minus the servicing fee rate, the master servicing fee rate and the program administrator fee rate.

         The "FORMULA RATE" for any class of the certificates is the lesser of
(a) the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association ("ONE-MONTH LIBOR") as of the related LIBOR Determination Date plus the related Certificate Margin and (b) the related Maximum Cap Rate.

         The "CERTIFICATE MARGIN" with respect to each class of the certificates will be as specified below.

            Class       Margin (1)        Margin (2)
            A1          0.08%             0.16%
            A2          0.19%             0.38%
            A3          0.31%             0.62%
            M-1         0.38%             0.57%
            M-2         0.50%             0.75%
            M-3         1.10%             1.65%
            M-4         1.50%             2.25%
            M-5         2.50%             3.75%
            M-6         2.50%             3.75%
            M-7         2.50%             3.75%
              (1) On each distribution date through and including the Optional
                  Termination Date.
              (2) On each distribution date after the Optional
                  Termination Date.

         The "MAXIMUM CAP RATE" for any distribution date is a per annum rate equal to the product of (a) the sum of (i) the weighted average of the adjusted net maximum mortgage rates of the mortgage loans, weighted on the basis of the stated principal balances thereof as of the first day of the related due period and (ii) a fraction (1) the numerator of which (which may be a negative number) is (A) any Net Counterparty Payment for such distribution date less (B) any unpaid Swap Termination Payment payable by the issuing entity, including any amount remaining unpaid from prior distribution dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), less (C) the Net Swap Payment, if any, for such distribution date, in each case multiplied by 12, and (2) the denominator of which is the aggregate stated principal balance of the mortgage loans as of the first day of the related due period multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related accrual period.

         The "ADJUSTED NET MAXIMUM MORTGAGE RATE" for any mortgage loan for any distribution date is a per annum rate equal to the excess, if any, of the maximum mortgage rate for such mortgage loan (if such mortgage loan is an adjustable-rate mortgage loan) or the mortgage rate for such mortgage loan (if such mortgage loan is a fixed-rate mortgage loan), in either case as of the first day of the related due period, minus the servicing fee rate, the master servicing fee rate and the program administrator fee rate.

         On the closing date, the securities administrator will establish a reserve fund account (the "RESERVE FUND") from which payments in respect of Net WAC Rate Carryover Amounts on the offered certificates and the Junior Subordinate Certificates will be made. The reserve fund will be an asset of the issuing entity but not of any REMIC. On each distribution date, the securities administrator will deposit in the reserve fund that portion of the Net Monthly Excess Cashflow described in clause (xvii) under "Description of the Certificates--Credit Enhancement--Excess Interest" above. On each distribution date, to the extent required following the distribution of the available funds as described under "Allocation of Available Funds" above, the securities administrator will withdraw from amounts in the reserve fund to pay the offered certificates and the Junior Subordinate Certificates, any Net WAC Rate Carryover Amounts for such distribution date.

         Amounts in the reserve fund will be distributed in the following order of priority: first, concurrently, to the Class A Certificates, up to the amount of the related Net WAC Rate Carryover Amount, allocated among the Class A Certificates, pro rata, based on their Net WAC Rate Carryover Amounts; second, to the Mezzanine Certificates, up to the amount of the related Net WAC Rate Carryover Amount, in the following order of priority: first to the Class M-1 Certificates, second to the Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-5 Certificates, and then to the Junior Subordinate Certificates, up to the amount of the related Net WAC Rate Carryover Amount, in the following order of priority: first to the Class M-6 Certificates, and second to the Class M-7 Certificates, in each case to the extent of such amounts remaining in the reserve fund.

         For any distribution date (other than the first distribution date), the "NET WAC RATE CARRYOVER AMOUNT" for such class of certificates for such distribution date will be an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest that would have been distributable to such class of certificates on such distribution date if the Pass-Through Rate for such class of certificates for such distribution date were calculated at the related Formula Rate over (y) the amount of interest distributable on such class of certificates at the Net WAC Rate for such distribution date and (ii) the excess described in clause (i) for previous distribution dates not previously distributed together with interest thereon at a rate equal to the related Formula Rate for such class of certificates for the most recently ended accrual period. If on any distribution date, the Pass-Through Rate for any class of the offered certificates or the Junior Subordinate Certificates is the related Formula Rate, then the Net WAC Rate Carryover Amount for such class of certificates for such distribution date will be equal to the Net WAC Rate Carryover Amount, if any, for the previous distribution date not previously distributed together with interest thereon at a rate equal to the related Formula Rate for such class of certificates for the most recently ended accrual period.

         To the extent interest on any class of the offered certificates is paid at the Net WAC Rate instead of the related Formula Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur. Such shortfall will be payable only from the Net Monthly Excess Cashflow and payments received under the swap agreement by the issuing entity, as described under "Description of the Certificates--Credit Enhancement--Excess Interest" in this prospectus supplement.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR Business Day preceding the commencement of each accrual period (each such date, a "LIBOR DETERMINATION DATE"), the securities administrator will determine the one-month LIBOR for such accrual period for the offered certificates and the Junior Subordinate Certificates on the basis of the Interest Settlement Rate for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on such LIBOR Determination Date.

         The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "DESIGNATED TELERATE PAGE"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

         A "LIBOR BUSINESS DAY" means any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

         With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the securities administrator will obtain such from the Reuters or

Bloomberg page. Alternatively, the securities administrator may request the principal London office of each of the reference banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more reference banks provide such offered quotations, the one-month LIBOR for the related accrual period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%). If on such LIBOR Determination Date fewer than two reference banks provide such offered quotations, the one-month LIBOR for the related accrual period will be the higher of (x) the one-month LIBOR as determined on the previous LIBOR Determination Date and (y) the reserve interest rate.

         As used in this section, "REFERENCE BANKS" means leading banks selected by the securities administrator with the consent of the NIMS insurer, if any, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the securities administrator with the consent of the NIMS insurer and (iii) not controlling, controlled by or under common control with, the depositor, the servicer or any successor servicer or the sponsor; and "RESERVE INTEREST RATE" means the rate per annum that the securities administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the securities administrator with the consent of the NIMS insurer, if any, are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the securities administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the securities administrator with the consent of the NIMS insurer are quoting on such LIBOR Determination Date to leading European banks.

         The establishment of the one-month LIBOR on each LIBOR Determination Date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the offered certificates and the Junior Subordinate Certificates for the related accrual period will (in the absence of manifest error) be final and binding.

OPTIONAL TERMINATION OF THE ISSUING ENTITY

         On or after the Optional Termination Date, the servicer (or if the servicer fails to exercise such option, the NIMS insurer, if any), may purchase the mortgage loans and all property acquired in respect of a mortgage loan owned by the issuing entity, which will cause the termination of the issuing entity and the retirement of the certificates. In the event that the option is exercised by the servicer, the purchase price will equal the par value of the mortgage loans and the appraised value of any REO properties plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such purchase price is paid. Additionally, if NIMs are outstanding or amounts are owed to the NIMS insurer, the servicer will have the right to exercise such option only if the purchase price will result in distributions on the Class C Certificates sufficient to cause the NIMS to be retired and to pay the NIMS insurer the amounts owed to it. In the event that the option is exercised by the majority holder of the Class C Certificates or the NIMS insurer, the purchase will be made at a purchase price generally equal to the greater of (i) the par value of the mortgage loans and the appraised value of any REO properties and (ii) the fair market value of all the mortgage loans and REO properties in the issuing entity (as determined by the majority holder of the Class C Certificates or the NIMS insurer, as applicable), in each case plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such purchase price is paid. If NIMS are outstanding or amounts are owed to the NIMS insurer, the purchase price will also include any amount necessary to result in distributions on the Class C Certificates sufficient to cause the NIMS to be retired and to pay the NIMS insurer the amounts owed to it. The purchase price (whether paid by the servicer or the NIMS insurer) will be required to be sufficient to pay any swap termination fees owed by the issuing entity to the swap counterparty. In the event the servicer or the NIMS insurer exercises this option, the portion of the related purchase price allocable to the offered certificates will be distributed in accordance with the priorities described under "Description of the Certificates--Allocation of Available Funds" and "--Credit

Enhancement--Excess Interest" in this prospectus supplement. The distribution of the related purchase price allocable to the offered certificates will result in the following amounts, to the extent of available funds, being distributed on the offered certificates:

         (i) 100% of the then outstanding certificate principal balance of the offered certificates, plus

         (ii) interest for the final accrual period on the then outstanding certificate principal balance of the offered certificates at the then applicable Pass-Through Rate for each class of the offered certificates, plus

         (iii) any previously accrued but unpaid interest to which the holders of the offered certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts, plus

         (iv) in the case of the Mezzanine Certificates and the Junior Subordinate Certificates, any previously unpaid Allocated Realized Loss Amount.

AMENDMENT OF THE TRUST AGREEMENT

         The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:



1. to cure any ambiguity;

     o to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

     o to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

     o   to comply with any requirements imposed by the Code;

provided that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

         The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66 2/3% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

SERVICING COMPENSATION, PAYMENT OF EXPENSES AND COMPENSATING INTEREST

         The following table describes each type of fee or expense that may be paid from collections on the mortgage loans.

------------------------------- --------------------- ----------------- ----------------------- --------------------
                                                                         SOURCE OF FUNDS FOR       DISTRIBUTION
                                 GENERAL PURPOSE OF   PARTY RECEIVING     PAYMENT OF FEE OR     PRIORITY OF FEE OR
        FEE OR EXPENSE             FEE OR EXPENSE      FEE OR EXPENSE          EXPENSE                EXPENSE
------------------------------- --------------------- ----------------- ----------------------- --------------------
servicing fee (1)               compensation of the   servicer          all collections on      prior to
                                servicer for                            the mortgage loans      distributions to
                                services provided                                               certificateholders
                                under the servicing
                                agreement
------------------------------- --------------------- ----------------- ----------------------- --------------------
master servicing fee (2)        compensation of the   master servicer   all collections on      prior to
                                master servicer for                     the mortgage loans      distributions to
                                services provided                                               certificateholders
                                under the servicing
                                agreement
------------------------------- --------------------- ----------------- ----------------------- --------------------
program administrator fee (3)   compensation of the   program           all collections on      prior to
                                program               administrator     the mortgage loans      distributions to
                                administrator or                                                certificateholders
                                services provided
                                under the program
                                administration
                                agreement
------------------------------- --------------------- ----------------- ----------------------- --------------------
all late payment charges,       compensation of the   servicer          all late payment        prior to
assumption fees, modification   servicer for                            charges, assumption     distributions to
fees, reconveyance fees,        services provided                       fees, modification      certificateholders
nonsufficient funds fees and    under the servicing                     fees, reconveyance
other similar fees and          agreement                               fees, nonsufficient
charges (but not prepayment                                             funds fees and other
charges) on the mortgage loans                                          similar fees and
                                                                        charges (but not
                                                                        prepayment charges)
                                                                        on the mortgage loans
------------------------------- --------------------- ----------------- ----------------------- --------------------

------------------------------- --------------------- ----------------- ----------------------- --------------------
                                                                         SOURCE OF FUNDS FOR       DISTRIBUTION
                                 GENERAL PURPOSE OF   PARTY RECEIVING     PAYMENT OF FEE OR     PRIORITY OF FEE OR
        FEE OR EXPENSE             FEE OR EXPENSE      FEE OR EXPENSE          EXPENSE                EXPENSE
------------------------------- --------------------- ----------------- ----------------------- --------------------
all interest payments (net of   compensation of the   servicer          all interest payments   prior to
servicing fee) on payoffs       servicer for                            (net of servicing       distributions to
received from the first day     services provided                       fee) on payoffs         certificateholders
through the 14th day of any     under the servicing                     received from the
calendar month                  agreement                               first day through the
                                                                        14th day of any
                                                                        calendar month
------------------------------- --------------------- ----------------- ----------------------- --------------------
all investment earnings         compensation of the   master            all investment          prior to
earned on funds held in the     master servicer,      servicer,         earnings earned on      distributions to
custodial account, collection   the servicer or       servicer or       funds held in the       certificateholders
account and distribution        the securities        securities        custodial account,
account                         administrator for     administrator     collection account
                                services provided                       and distribution
                                under the servicing                     account
                                agreement
------------------------------- --------------------- ----------------- ----------------------- --------------------
reimbursement for advances      reimbursement of      servicer          collections on the      prior to
and servicing advances made     the servicer for                        mortgage loans with     distributions to
under the trust agreement,      advances and                            respect to which        certificateholders
other than nonrecoverable       servicing advances                      advances and
advances (4)                    made under the                          servicing advances
                                servicing agreement                     were made
------------------------------- --------------------- ----------------- ----------------------- --------------------
reimbursement for               reimbursement of      servicer          all collections on      prior to
nonrecoverable advances (4)     the servicer for                        the mortgage loans      distributions to
                                advances and                                                    certificateholders
                                servicing advances
                                made under the
                                servicing agreement
------------------------------- --------------------- ----------------- ----------------------- --------------------

------------------------------- --------------------- ----------------- ----------------------- --------------------
                                                                         SOURCE OF FUNDS FOR       DISTRIBUTION
                                 GENERAL PURPOSE OF   PARTY RECEIVING     PAYMENT OF FEE OR     PRIORITY OF FEE OR
        FEE OR EXPENSE             FEE OR EXPENSE      FEE OR EXPENSE          EXPENSE                EXPENSE
------------------------------- --------------------- ----------------- ----------------------- --------------------
reimbursement for certain       reimbursement of      master            all collections on      prior to
expenses, costs and             the master            servicer, the     the mortgage loans      distributions to
liabilities incurred by the     servicer, the         servicer or                               certificateholders
master servicer, the servicer   servicer and the      depositor
or the depositor in             depositor for
connection with the trust       certain expenses,
agreement, the servicing        costs and
agreement or the certificates   liabilities
(5)                             incurred under the
                                trust agreement or
                                the servicing
                                agreement
------------------------------- --------------------- ----------------- ----------------------- --------------------
indemnification for certain     indemnification of    trustee, master   all collections on      prior to
losses, liabilities and         the trustee, the      servicer or       the mortgage loans      distributions to
expenses incurred by the        master servicer, or   securities                                certificateholders
trustee, the master servicer    the securities        administrator
or the securities               administrator for
administrator in connection     certain losses,
with its acceptance or          liabilities and
administration of its           expenses incurred
obligations and duties under    under the trust
the trust agreement (6)         agreement
------------------------------- --------------------- ----------------- ----------------------- --------------------
reimbursement for master        reimbursement for     master servicer   all collections on      prior to
servicer's costs associated     master servicer's                       the mortgage loans      distribution to
with the transfer of            costs associated                                                certificateholders
servicing to the master         with the transfer
servicer in the event of        of servicing to the
termination of the servicer     master servicer
to the extent not paid by the
servicer
------------------------------- --------------------- ----------------- ----------------------- --------------------
reimbursement for any           reimbursement for     trustee or        all collections on      prior to
expenses incurred by the        any expenses          securities        the mortgage loans      distribution to
trustee or the securities       incurred by the       administrator                             certificateholders
administrator in connection     trustee or the
with a tax audit of the         securities
issuing entity                  administrator in
                                connection with a
                                tax audit of the
                                issuing entity
------------------------------- --------------------- ----------------- ----------------------- --------------------

------------------------------- --------------------- ----------------- ----------------------- --------------------
                                                                         SOURCE OF FUNDS FOR       DISTRIBUTION
                                 GENERAL PURPOSE OF   PARTY RECEIVING     PAYMENT OF FEE OR     PRIORITY OF FEE OR
        FEE OR EXPENSE             FEE OR EXPENSE      FEE OR EXPENSE          EXPENSE                EXPENSE
------------------------------- --------------------- ----------------- ----------------------- --------------------
reimbursement for enforcement   reimbursement for     the servicer,     all collections on      prior to
expenses incurred by the        enforcement           the trustee or    the mortgage loans      distribution to
servicer, the trustee or the    expenses incurred     the NIMS insurer                          certificateholders
NIMS insurer in respect of a    by the servicer,
breach by the originators of    the trustee or the
their representations and       NIMS insurer
warranties in the mortgage
loan purchase agreement or
the trust agreement
------------------------------- --------------------- ----------------- ----------------------- --------------------
Net Swap Payments, provided a   payment of Net Swap   swap              all collections on      prior to
swap default has not occurred   Payments and Swap     counterparty      the mortgage loans      distribution to
and is not continuing, and      Termination                                                     certificateholders
Swap Termination Payment        Payments to the
(unless the swap counterparty   swap counterparty
is the defaulting party or
the sole affected party under
the swap agreement) (7)
------------------------------- --------------------- ----------------- ----------------------- --------------------
any tax imposed under the       compliance with       United States     all collections on      prior to
Internal Revenue Code on a      Internal Revenue      Treasury          the mortgage loans      distributions to
REMIC formed under the trust    Code                                                            certificateholders
agreement in the event the
REMIC engages in a prohibited
transaction (8)
------------------------------- --------------------- ----------------- ----------------------- --------------------

(1) The "SERVICING FEE" will be calculated as a per annum percentage for each mortgage loan (the "SERVICING FEE RATE"). The servicing fee rate with respect to each mortgage loan will equal 0.50% per annum.

(2) The "MASTER SERVICING FEE" will be calculated as a per annum percentage for each mortgage loan (the "MASTER SERVICING FEE RATE"). The master servicing fee rate with respect to each mortgage loan will equal 0.023% per annum.

(3) The "PROGRAM ADMINISTRATOR FEE" will be calculated as a per annum percentage for each mortgage loan (the "PROGRAM ADMINISTRATOR FEE RATE"). The program administrator fee rate with respect to each mortgage loan will equal 0.05% per annum, subject to a minimum of $833 per month.

(4) See "The Servicing Agreement--Advances" in this prospectus supplement for a description of the servicer's obligation to make advances and servicing advances.

(5) See "The Agreements--Payments on Loans; Deposits to Security Account" in the accompanying prospectus for a description of these reimbursable expenses, costs and liabilities.

(6) See "The Trustee--Indemnification of the Trustee" in this prospectus supplement for description of this indemnification.

(7) See "Description of the Securities"--"Allocation of Available Funds,"--"Swap Agreement" and --"Definitions" in this prospectus supplement for payments to the swap counterparty.

(8) See "Material Federal Income Tax Consequences--Types of Securities--REMIC Certificates Generally" in the accompanying prospectus. It is not anticipated that any REMIC will engage in a prohibited transaction.

         The servicer will receive a fee for its services as servicer under the servicing agreement. The "SERVICING FEE" will be calculated using a "SERVICING FEE RATE" of 0.50% per annum on the principal balance of each mortgage loan. Any late payment charges, assumption fees, modification fees, reconveyance fees, nonsufficient funds fees and other similar fees and charges (but not prepayment charges) on the mortgage loans, together with interest and other income earned on the funds in the custodial account and any servicing account, will be retained by the servicer as additional servicing compensation and will not be included in the available funds. For any distribution date with respect to a mortgage loan for which a principal prepayment in full is applied on or after the first calendar day of the month of such distribution date and before the 15th calendar day of such month, the servicer is also entitled to retain as additional servicing compensation the excess, if any, of (i) amount of interest collected on such prepayment at the applicable mortgage rate (net of the servicing fee rate) from the first day of the month in which such distribution date occurs through the day on which such prepayment is applied (the "PREPAYMENT INTEREST EXCESS") over (ii) any prepayment interest shortfalls.

         The servicing fee will be paid out of collections on the mortgage loans. The servicer will be permitted to withdraw the servicing fee each month from funds on deposit in the custodial account, before those funds are transferred to the distribution account for distribution to certificateholders. The servicer will be solely responsible for subservicing fees payable to any subservicer which will be paid from the servicing fee.

         In the event of any resignation or termination of the servicer pursuant to the servicing agreement, the successor servicer will be entitled to the same compensation and reimbursement of expenses as that to which the servicer would have been entitled. If another successor servicer is appointed, the master servicer will be permitted to make arrangements for the compensation of such successor servicer out of collections on the mortgage loans, subject to the limitation that such compensation may not exceed the compensation to which the servicer would have been entitled. Any assignee of the servicer shall receive the same compensation and reimbursement of expenses as that to which the servicer would have been entitled.

         The servicer will pay all expenses incurred in connection with its responsibilities under the servicing agreement (subject to reimbursement for advances and servicing advances, as described under "The Servicing Agreement--Advances" in this prospectus supplement).

         The securities administrator will be entitled to retain all interest and other income earned on the funds in the distribution account as additional servicing compensation and those amounts will not be included in the available funds.

         After the application of prepayment interest excess as set forth above, the servicer is obligated to deposit into the custodial account the amount of any remaining unpaid prepayment interest shortfall (payments made by the servicer in satisfaction of such obligation, "COMPENSATING INTEREST") but only up to the amount of its servicing fee for the related distribution date. The "DETERMINATION DATE" with respect to any distribution date will be the 15th day of the calendar month in which such distribution date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day. With respect to any determination date and each mortgage loan as to which a principal prepayment is applied during the portion of the related prepayment period (except for principal prepayments in full received during the period from the first through the 14th day of the month of the related distribution date), the "PREPAYMENT INTEREST SHORTFALL" is an amount equal to interest at the applicable mortgage rate (net of the servicing fee rate) on the amount of such principal prepayment for the lesser of (i) the number of days from the date on which the principal prepayment is applied until the last day of the month in which such principal prepayment is applied and (ii) 30 days. Principal prepayments in full on the mortgage loans applied from the first day through the 14th day of any month will be passed through to the certificateholders on the distribution date in the same month (except for principal prepayments in full applied through March 14, 2006, which will be passed through to the certificateholders on the distribution date in April
2006), rather than on the distribution date of the following month, together with a full month's interest for the prior month. Accordingly, no compensating interest will be payable for principal prepayments in full applied during that period. Principal prepayments in full applied during the period from the 15th day through the last day of any month will be passed through on the distribution date in the following month, and, in order to provide for a full month's interest payment for the prior month, compensating interest will be passed through to the certificateholders for that period.

REPORTS AND OTHER INFORMATION

         On each distribution date, the securities administrator will prepare and make available to each holder of a certificate, a statement based upon loan-level information received from the servicer generally setting forth, among other things:

         (i) the record dates, the accrual period, the determination date and the distribution date;

         (ii) the amount of distributions with respect to each class of certificates;

         (iii) the amount of such distributions in clause (i) allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal;

         (iv) the amount of such distributions in clause (i) allocable to interest and the Pass-Through Rates;

         (v) the amount of any Net WAC Rate Carryover Amounts or Unpaid Interest Shortfall Amounts;

         (vi) the Interest Remittance Amount and the Principal Remittance Amount for such distribution date;

         (vii) the certificate principal balance of each class of the certificates before and after giving effect to the distribution of principal on such distribution date;

         (viii) the number and the stated principal balance for the mortgage loans at the beginning and the end of the related due period for the mortgage loans and updated mortgage loan pool composition information;

         (ix) the amounts of all fees paid or received by the parties to the transaction;

         (x) in the aggregate, the amount of advances and servicing advances made by the servicer for the related collection period, the amount of unrecovered advances and servicing advances (after giving effect to advances and servicing advances made on the distribution date) outstanding, and the aggregate amount of non-recoverable advances and servicing advances for such distribution date;

         (xi) the number and aggregate stated principal balance of mortgage loans that were (A) delinquent (exclusive of mortgage loans in bankruptcy or foreclosure or REO properties) (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 to 119 days and (4) 120 or more days, as of the last day of the calendar month, (B) in foreclosure, (C) in bankruptcy and (D) REO properties;

         (xii) the aggregate stated principal balance of all mortgage loans with respect to which the related mortgaged property was acquired by the issuing entity in foreclosure or by deed in lieu of foreclosure (any such mortgaged property, an "REO PROPERTY") as of the close of business on the last day of the related prepayment period;

         (xiii) the amount of principal and interest realized losses incurred during the related prepayment period and the cumulative amount of principal and interest realized losses;

         (xiv) the amount of any net prepayment interest shortfalls for such distribution date to the extent not covered by the servicer and the amount of any shortfalls resulting from the application of the Relief Act or similar state or local law for such distribution date;

         (xv) any Overcollateralization Deficiency Amount (after giving effect to distribution of principal on such distribution date);

         (xvi) the principal balance of mortgage loans repurchased by the sponsor;

         (xvii)   the date when a Stepdown Date or a Trigger Event has occurred;

         (xviii) the Overcollateralization Target Amount as of such distribution date;

         (xix) the aggregate amount of extraordinary trust expenses (as described in the trust agreement) paid to the securities administrator for such distribution date;

         (xx) the amount of subsequent recoveries for the related prepayment period and the cumulative amount of subsequent recoveries; and

         (xxi) the Swap Payment, the Counterparty Payment, the Net Swap Payment and the Net Counterparty Payment for such distribution date; the Swap Termination Payment paid on such distribution date and the Swap Termination Payment remaining unpaid from prior distribution dates, and in each case whether payable by the issuing entity or by the swap counterparty; and any Counterparty Payments unpaid from prior distribution dates.

         The securities administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the securities administrator's internet website. The securities administrator's internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the securities administrator's customer service desk at 301-815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

         Reports about the certificates required to be filed with the Securities and Exchange Commission (the "COMMISSION"), including the issuing entity's Annual Reports on Form 10-K, Distribution Reports on Form

10-D and Current Reports on Form 8-K, will be filed under the Commission file number for the issuing entity, 333-97289. The public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet website is http://www.sec.gov.

         In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.



                             THE SERVICING AGREEMENT

         Permitted Withdrawals. The servicing agreement will permit the servicer to make withdrawals, from time to time, from the custodial account, for the following purposes:

     o to reimburse itself for advances and servicing advances, as described under "--The Servicing Agreement--Advances" below;

     o to pay the servicing fee (to the extent not applied to pay compensating interest);

     o to pay to itself investment earnings earned on funds held in the custodial account;

     o to pay to itself interest that was accrued and received on payoffs received during the period from the first day through the 14th day of any month as additional servicing compensation;

     o to reimburse itself and its directors, officers, employees or agents for certain expenses, costs and liabilities incurred in connection with any legal action relating to the trust agreement, the servicing agreement or the certificates, as and to the extent described under "Description of the Securities--Matters Regarding the Servicer and the Depositor" in the prospectus; and

     o   other permitted purposes described in the servicing agreement.

         Servicing of Delinquent Mortgage Loans; Foreclosure. The servicer will be required to act with respect to delinquent mortgage loans in accordance with the procedures set forth in the servicing agreement. These procedures, as followed with respect to any delinquent mortgage loan, may, among other things, result in (i) foreclosing on such mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under such mortgage loan a modification or forebearance or (iv) accepting payment from the borrower under such mortgage loan of an amount less than the principal balance of such mortgage loan in final satisfaction of such mortgage loan. These procedures are intended to lead to the alternative that would maximize the proceeds for the issuing entity on such mortgage loan. However, there can be no assurance that following such procedures will have the aforementioned result or that following such procedures will lead to the alternative that is in the best interests of the certificateholders. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

         Maintenance of Hazard and Flood Insurance. The servicer will be required to maintain or cause to be maintained hazard insurance and, if applicable, flood insurance for each mortgage loan.

         Advances. The servicer will be required under the servicing agreement to advance its own funds (or, in the case of advances described in clause (i), either its own funds or funds held by the servicer for future distribution) (i) to cover any shortfalls between payments of principal and interest scheduled to be received in respect of the mortgage loans each month and the amounts actually received, and (ii) to pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (A) the preservation, restoration, inspection and protection of the mortgaged properties, (B) environmental audit reports, (C) any enforcement or judicial proceedings, including foreclosures, (D) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage and (E) certain insurance premiums and certain ongoing expenses associated with the mortgage pool and incurred by the servicer in connection with its responsibilities under the servicing agreement. The amounts described in clause
(i) of this paragraph are referred to as "ADVANCES" and the amounts described in clause (ii) of this paragraph are referred to as "SERVICING ADVANCES" in this prospectus supplement. The servicer, however, will not be required to make any of the advances or servicing advances if it determines in its good faith business judgment they would not be recoverable from late payments, insurance proceeds or liquidation proceeds on a mortgage loan ("NONRECOVERABLE ADVANCE"); provided further, that the servicer will not be required to make advances for the restoration of foreclosure properties unless it determines that the restoration will increase the liquidation proceeds after reimbursement to itself for those advances. The servicer will not charge interest or other fees with respect to any advances or servicing advances. To the extent that the servicer fails to make any required advance, the master servicer shall make such advance in its capacity as successor servicer.

         If the servicer determines that any advance or servicing advance is a nonrecoverable advance, the servicer will be entitled to be reimbursed for such advance from collections on other mortgage loans owned by the issuing entity.

         The servicing agreement provides that the servicer may enter into a facility with any person which provides that such person may fund or otherwise finance advances and/or servicing advances, although no such facility may reduce or otherwise affect the servicer's obligation to fund such advances and/or servicing advances. Any advances and/or servicing advances made by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the servicer.

         Limitations on the Servicer's Liability. See "The Agreements--Certain Matters Regarding the Servicer and the Depositor" in the accompanying prospectus for a description of certain limitations on the servicer's liability under the servicing agreement.

Pledge of Servicing Rights

         The servicing agreement provides that the servicer may pledge its servicing rights under the servicing agreement to one or more lenders. No such pledge will reduce or otherwise affect the servicer's obligations under the servicing agreement. Upon a servicer event of default by the servicer under the servicing agreement, the master servicer may remove the servicer and the master servicer will, or under certain circumstances the servicer or its designee may, appoint a successor servicer. In any event, the successor servicer must meet the requirements for successor servicers under the servicing agreement. In the event the servicer is removed under the servicing agreement, its servicing rights will be transferred to any successor servicer, and none of the issuing entity, the depositor, the master servicer or the trustee will have any right or claim to the portion of the servicer's servicing rights pledged or to any unreimbursed Advances or Servicing Advances of the servicer that were pledged.

Events of Default or Breaches Under the Servicing Agreement

         If certain events of default by the servicer under the servicing agreement occur and remain unremedied, either the master servicer, the securities administrator, the depositor, the NIMS insurer, if any, or holders of certificates evidencing at least 51% of the voting rights will have the right to terminate the servicer. If the servicer is terminated, or the servicer resigns because its duties under the servicing agreement are no longer permitted under applicable law, then except as provided under "-Pledge of Servicing Rights" above, the master servicer will become the successor servicer. However, if the master servicer is unwilling or unable to act as successor servicer, it may appoint, or petition a court to appoint, a successor servicer. The servicing agreement provides that the trustee will act as successor master servicer, or appoint a successor master servicer, upon a master servicer event of default.

         The securities administrator will be required to notify certificateholders and the rating agencies of any event of default by the servicer actually known to a responsible officer of the securities administrator, and of the appointment of any successor servicer.

         See "The Agreements--Events of Default, Rights Upon Events of Default" in the accompanying prospectus.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         The yield to maturity of the offered certificates will be sensitive to defaults on the mortgage loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. The mortgage loans were underwritten in accordance with guidelines that generally do not conform to the underwriting guidelines typically applied by banks and other primary lending institutions, particularly with respect to a prospective borrower's credit history and debt-to-income ratio. Borrowers who qualify under the originators' underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The originators originate mortgage loans based on their underwriting guidelines and do not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in a more traditional manner.

         The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the offered certificates will be affected by the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the originators or Ocwen Financial Corporation). Certain of the mortgage loans contain prepayment charges, and the rate of principal payments on such mortgage loans may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charges. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans which provide that the mortgage loan is due upon the transfer of the related mortgaged property, subject to limitations described under "Legal Aspects of the Mortgage Assets--Enforceability of Provisions" in the accompanying prospectus. We refer you to "The Mortgage Pool" in this prospectus supplement.

         Prepayments, liquidations and purchases of the mortgage loans (including any optional purchase) will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of the offered certificates may vary from the anticipated yield will depend upon the degree to which such class of certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs or general creditworthiness of the mortgagors, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease. The mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed-rate loan to "lock in" a lower interest rate or to refinance their adjustable- rate mortgage loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable periodic rate cap and maximum mortgage rate with respect to the adjustable-rate mortgage loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the fixed-rate mortgage loans may differ from that of the adjustable-rate mortgage loans because the amount of the monthly payments on the adjustable-rate mortgage loans are subject to adjustment on each adjustment date. In addition, a majority of the adjustable-rate mortgage loans will not have their initial adjustment date for two, three or five years after their origination. The adjustable-rate mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on the adjustable-rate mortgage loans as mortgagors seek to avoid changes in their monthly payments.

         The interest only feature of the interest only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates. However, as a mortgage loan with such a feature nears the end of its interest only period, the mortgagor may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the mortgage rate of such mortgage loan in order to avoid the increase in the monthly payments necessary to amortize the mortgage loan over its remaining life.

         Approximately 76.76% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and such amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that prepayment charges, and decisions by the servicer with respect to the waiver of prepayment charges, may have on the prepayment performance of the mortgage loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver of prepayment charges, may have on prepayment performance of the mortgage loans.

         The yields on the offered certificates may be adversely affected by Net Swap Payments and the Swap Termination Payment (unless the swap counterparty is the Defaulting Party or the Sole Affected Party (each as defined in the swap agreement)) payable by the issuing entity. Any Net Swap Payment or the Swap Termination Payment (unless the swap counterparty is the Defaulting Party or the Sole Affected Party (each as defined in the swap agreement)) payable by the issuing entity will reduce amounts available for distribution to certificateholders. If the rate of prepayments on the mortgage loans is faster than anticipated, the swap notional amount on which payments due under the swap agreement are calculated may exceed the aggregate stated principal balance of the mortgage loans, thereby increasing the relative proportion of interest (and possibly principal) collections on the mortgage loans that must be applied to make any Net Swap Payment to the swap counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

         To the extent interest on any class of the offered certificates is paid at the Net WAC Rate instead of the related Formula Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur. Such shortfall will only be payable from the Net Monthly Excess Cashflow and payments received under the swap agreement by the issuing entity, as described under "Description of the Certificates--Credit Enhancement--Excess Interest" in this prospectus supplement.

ADDITIONAL INFORMATION

         The depositor has filed certain yield tables and other computational materials with respect to the offered certificates with the Commission in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the offered certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. These tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them. Those tables and materials are preliminary in nature and are subject to change, and may not reflect the final terms and structure of the securitization transaction. The final terms and structure of the securitization transaction are as described in this prospectus supplement.

WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The weighted average life of an offered certificate is the average amount of time that will elapse from the date such certificate is sold to investors (on or about April 7, 2006), until each dollar of principal is repaid to the investors in such certificate. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to maturity of the mortgage loans as described in this prospectus supplement under "The Mortgage Pool."

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "PREPAYMENT ASSUMPTION") assumes:

         (i) In the case of the fixed-rate mortgage loans, 100% of the related vector. In the case of the fixed-rate mortgage loans, the related "VECTOR" means a constant prepayment rate ("CPR") of 4.60% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.6727% (precisely 18.4%/11) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter during the life of such mortgage loans, a CPR of 23% per annum.

         (ii) In the case of the adjustable-rate mortgage loans, 100% of the related vector. In the case of the adjustable-rate mortgage loans, the related "VECTOR" means a CPR of 4.00% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 2.1818% (precisely 24%/11) per annum in each month thereafter until the 12th month, beginning with the 13th month remaining at 28% per annum in each month thereafter until the 24th month, beginning with the 25th month remaining at 55% per annum in each month thereafter until the 28th month, and then beginning in the 29th month and in each month thereafter during the life of such mortgage loans, a CPR of 35% per annum.

         CPR is a Prepayment Assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The prepayment assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the issuing entity. Each of the prepayment scenarios in the tables in Appendix B (which is incorporated by reference into this prospectus supplement) assumes the respective percentages of CPR or the vector, as applicable, indicated for such scenario.

         The tables entitled "Percent of Original Certificate Principal Balance Outstanding" in Appendix B were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates indicated in the tables in Appendix B. In addition, since the actual mortgage loans in the issuing entity will have characteristics that differ from those assumed in preparing the tables in Appendix B, the distributions of principal on such classes of offered certificates may be made earlier or later than indicated in the tables in Appendix B.

         The percentages and weighted average lives in the tables entitled "Percent of Original Certificate Principal Balance Outstanding" in Appendix B were determined assuming, among other things, that (the "STRUCTURING ASSUMPTIONS"):

     o the mortgage loans have the characteristics specified in the tables below (based on the mortgage pool on the closing date consisting of the mortgage loans with an aggregate stated principal balance of the mortgage loans as of the cut-off date of approximately $214,512,779),

     o the closing date for the offered certificates occurs on April 7, 2006 and the offered certificates are sold to investors on April 7, 2006,

     o distributions on the certificates are made on the 25th day of each month regardless of the day on which the distribution date actually occurs, commencing in April 2006, in accordance with the allocation of available funds specified above under "Description of the Certificates--Allocation of Available Funds,"

     o the prepayment rates are those indicated in the "Prepayment Scenarios" table below,

     o   prepayments include thirty days' interest,

     o the sponsor is not required to substitute or repurchase any or all of the mortgage loans pursuant to the trust agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned "Weighted Average Life (years) to Optional Termination" in the tables in Appendix B,

     o the Overcollateralization Target Amount is as specified in this prospectus supplement,

     o scheduled payments for all mortgage loans are received on the first day of each month commencing in April 2006, the principal portion of such payments being computed prior to giving effect to prepayments received in the previous month, and there are no losses or delinquencies with respect to such mortgage loans,

     o all mortgage loans prepay at the indicated rate and all such payments are treated as prepayments in full of individual mortgage loans, with no shortfalls in collection of interest,

     o such prepayments are received on the last day of each month commencing in March 2006,

     o   the level of one-month LIBOR is at all times equal to 4.829%,

     o the Pass-Through Rates for the offered certificates are as specified in this prospectus supplement,

     o the mortgage rate for each adjustable-rate mortgage loan is adjusted on its next adjustment date (and on subsequent adjustment dates, if necessary) to equal the sum of (a) the assumed level of six-month LIBOR and (b) the respective gross margin (such sum being subject to the applicable periodic rate caps, minimum mortgage rates and maximum mortgage rates),

     o the mortgage rate for each adjustable-rate mortgage loan adjusts every six months following its first adjustment date,

     o with respect to the adjustable-rate mortgage loans, six-month LIBOR at all times is equal to 5.110%,

     o   the servicing fee rate is equal to 0.50% per annum,

         the master servicing fee rate is equal to 0.023% per annum,

         the program administrator fee rate is equal to 0.05% per annum, subject to a minimum of $833 per month,

     o the certificate principal balance of the Class P Certificates is equal to zero,

     o   no Swap Termination Payment occurs, and

     o the certificate principal balance of the offered certificates is reduced to zero no later than the final scheduled distribution date.

Nothing contained in the assumptions described above should be construed as a representation that the mortgage loans will not experience delinquencies or losses.

                              PREPAYMENT SCENARIOS

                                         SCENARIO I     SCENARIO II     SCENARIO III    SCENARIO IV      SCENARIO V     SCENARIO VI
                                         ----------     -----------     ------------    -----------      ----------     -----------
Fixed-Rate Mortgage Loans(1)......           0              50              75              100             125             150

Adjustable-Rate Mortgage Loans(1).           0              50              75              100             125             150

----------
(1) Percentage of the related vector

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                                                               ORIGINAL
                                MONTHS TO           MAXIMUM   MINIMUM   INITIAL SUBSEQUENT                    INTEREST   ORIGINAL
                                  NEXT     GROSS   MORTGAGE  MORTGAGE  PERIODIC  PERIODIC  ORIGINAL REMAINING   ONLY   AMORTIZATION
 LOAN    PRINCIPAL    MORTGAGE ADJUSTMENT  MARGIN    RATE       RATE   RATE CAP  RATE CAP    TERM      TERM     TERM      TERM
NUMBER  BALANCE ($)   RATE (%)    DATE      (%)       (%)       (%)       (%)      (%)     (MONTHS)  (MONTHS) (MONTHS)  (MONTHS)
------  -----------   --------    ----      ---       ---       ---       ---      ---     --------  -----------------  --------
  1      735,086.94   7.06400       8     6.28800  14.06400   7.06400   2.00000  1.50000     360       356        0       360

  2      344,191.97   6.49000       8     5.99000  13.49000   6.49000   2.00000  1.50000     360       356        0       360

  3      824,321.44   7.04700       8     5.84200  14.04700   7.04700   2.00000  1.50000     360       356        0       360

  4    22,445,636.09  8.09400      21     5.67600  14.62700   8.08300   2.96300  1.55400     360       357        0       360

  5      513,398.99   8.52300      22     5.74600  14.52300   8.52300   3.00000  1.00000     360       358        0       360

  6     5,495,206.65  8.25400      21     5.95300  14.54500   8.25400   2.67500  1.39100     360       357        0       360

  7    49,137,172.28  8.02600      21     5.86100  14.25000   8.02000   2.93500  1.25100     360       357        0       360

  8     1,018,749.51  8.04900      22     5.79500  14.29100   8.04900   3.00000  1.24300     360       358        0       360

  9      220,107.79   7.25000      19     5.87500  13.25000   7.25000   3.00000  1.00000     360       355        0       360

  10    5,542,874.85  7.63700      21     5.70300  14.33300   7.63700   3.00000  1.69500     360       357        0       480

  11    3,319,816.61  7.32000      20     5.92000  14.18700   7.32000   2.90100  1.91700     360       356        0       480

  12   21,516,770.45  7.28400      21     5.94600  13.94200   7.30100   2.93300  1.66700     360       357        0       480

  13     737,037.99   6.85100      20     5.51700  13.85100   6.85100   3.00000  2.00000     360       356        0       480

  14     119,200.00   7.74000      20     5.25000  14.74000   7.74000   3.00000  2.00000     360       356       24       336

  15     372,000.00   7.00000      21     5.00000  14.00000   7.00000   2.00000  1.50000     360       357       24       336

  16    1,627,144.68  6.88700      19     5.71700  13.69600   6.88700   2.71300  2.00000     360       355       24       336

  17     236,000.00   6.69000      20     5.99000  13.69000   6.69000   3.00000  2.00000     360       356       24       336

  18    2,365,520.00  6.85800      20     5.73500  13.85800   6.85800   2.00000  2.00000     360       356       36       324

  19    9,830,707.05  7.18700      20     5.54400  13.87600   7.18700   2.39900  1.68900     360       356       60       300

  20    6,105,810.86  6.86300      20     5.79600  13.70300   6.87600   2.21600  1.78400     360       356       60       300

  21   41,815,115.11  6.99900      20     5.87700  13.58200   6.97800   2.42500  1.59200     360       356       60       300

  22    2,573,644.10  6.83000      19     5.77400  13.33900   6.83000   2.20900  1.73500     360       355       60       300

  23    1,057,266.48  7.79000      31     5.39100  14.61700   7.79000   3.00000  1.82800     360       355        0       360

  24     367,093.03   7.52300      32     5.80200  14.09500   7.52300   3.00000  1.57200     360       356        0       360

  25     472,999.34   7.54600      34     5.73100  13.54600   7.54600   3.00000  1.00000     360       358        0       360

  26     132,230.91   6.45000      30     5.99000  13.45000   6.45000   3.00000  2.00000     360       354       36       324

  27     224,000.00   6.90000      32     5.99000  13.90000   6.90000   3.00000  2.00000     360       356       36       324

  28     951,000.00   7.33100      31     5.38600  14.33100   7.33100   2.00000  2.00000     360       355       60       300

  29    2,318,963.01  6.45600      31     5.73700  13.18500   6.45600   2.31200  1.68800     360       355       60       300

  30     855,151.90   6.25400      55     5.70600  12.52500   6.25400   3.00000  1.27100     360       355        0       360

  31     337,065.73   6.34700      54     5.87500  12.34700   6.34700   3.00000  1.00000     360       354       60       300

  32    1,017,346.32  6.63200      55     5.53500  12.63200   6.63200   3.00000  1.00000     360       355       60       300

  33     306,110.54   7.79000       1     5.99000  14.79000   7.79000   2.00000  1.50000     360       355        0       360

  34     50,832.09    7.69000      NA        NA       NA         NA       NA        NA       120       116        0       120

  35     335,944.46   7.79600      NA        NA       NA         NA       NA        NA       180       176        0       180

  36     305,389.33   7.39000      NA        NA       NA         NA       NA        NA       180       178        0       180

  37     223,005.57   7.85300      NA        NA       NA         NA       NA        NA       240       237        0       240

  38    6,839,438.38  7.56300      NA        NA       NA         NA       NA        NA       360       356        0       360

  39     791,034.60   7.88500      NA        NA       NA         NA       NA        NA       360       356        0       360

  40     937,401.39   7.65500      NA        NA       NA         NA       NA        NA       360       356        0       360

  41   13,275,859.97  7.16400      NA        NA       NA         NA       NA        NA       360       356        0       360

  42    1,327,907.28  7.09700      NA        NA       NA         NA       NA        NA       360       355       60       300

  43     888,662.68   6.46800      NA        NA       NA         NA       NA        NA       360       354       60       300

  44     560,200.00   6.95900      NA        NA       NA         NA       NA        NA       360       356       60       300

  45    4,042,363.02  6.69500      NA        NA       NA         NA       NA        NA       360       355       60       300

         Based on the assumptions described above, the tables in Appendix B indicate the percentages of the original certificate principal balance of the Class A1 Certificates, the Class A2 Certificates, the Class A3

Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates that would be outstanding after each of the dates shown, at various prepayment scenarios and the corresponding weighted average lives.

YIELD SENSITIVITY OF THE MEZZANINE CERTIFICATES AND THE JUNIOR SUBORDINATE CERTIFICATES

         If the certificate principal balances of all classes of certificates that are subordinate to a class of the Mezzanine Certificates have been reduced to zero, the yield to maturity on that class of the Mezzanine Certificates will become extremely sensitive to losses on the mortgage loans (and their timing) because the entire amount of any related realized losses (to the extent not covered by Net Monthly Excess Cashflow and any payments by the swap counterparty pursuant to the swap agreement) will be allocated to that class of the Mezzanine Certificates. The initial undivided interests in the mortgage loans evidenced by the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class C Certificates are approximately 7.55%, approximately 6.10%, approximately 3.20%, approximately 1.35%, approximately 1.05%, approximately 1.00%, approximately 1.00% and approximately 3.05%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that realized losses on the mortgage loans could result in the failure of such investors to fully recover their initial investments. In addition, once realized losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest and will not be reinstated after that, and no amounts in respect of the realized losses so allocated will be distributable to such certificates (other than amounts reinstated due to subsequent recoveries on a liquidated mortgage loan as described under "Description of the Certificates--Credit Enhancement--Allocation of Losses"). However, Allocated Realized Loss Amounts may be paid to the Mezzanine Certificates from the Net Monthly Excess Cashflow, to the extent available, and from amounts, if any, received from the swap counterparty pursuant to the swap agreement in the priorities described under "Description of the Certificates--Credit Enhancement--Excess Interest" in this prospectus supplement.

         Unless the certificate principal balances of the Class A Certificates have been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates, the Mezzanine Certificates and the Junior Subordinate Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies and not necessarily losses, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the certificate principal balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage pool. For additional considerations relating to the yield on the Mezzanine Certificates, we refer you to "Yield and Maturity Considerations" in the accompanying prospectus.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates (net of the one time up front fee equal to 0.20% on the total principal balance of the mortgage loans paid to the program administrator) to the purchase of the mortgage loans transferred to the issuing entity. The sellers will use all or a portion of the net proceeds of the sale of the offered certificates to pay their respective debts, including warehouse debt secured by the mortgage loans prior to their transfer to the issuing entity, and for general purposes. Warehouse debt is owed to both underwriters or their respective affiliates as described under "Affiliations and Related Transactions", so a portion of the proceeds that is used to pay warehouse debt will be paid to the underwriters or their respective affiliates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         One or more elections will be made to treat designated portions of the issuing entity (exclusive of the reserve fund, the supplemental interest account and the swap agreement) as real estate mortgage investment conduits (each a "REMIC") for federal income tax purposes. Upon the issuance of the certificates, Kirkpatrick & Lockhart Nicholson Graham LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming (i) each REMIC election is made timely in the required form, (ii) the securities administrator, master servicer, servicer, any subservicer and the trustee comply with all provisions of the trust agreement, (iii) certain representations in the trust agreement and the mortgage loan purchase agreement are true, and (iv) there is continued compliance with applicable provisions of the Internal Revenue Code of 1986, as it may be amended from time to time (the "CODE"), and applicable Treasury regulations issued under the Code, for federal income tax purposes, each REMIC elected by the issuing entity will qualify as a REMIC under Sections 860A through 860G of the Code.

         For federal income tax reporting purposes, the securities administrator will treat each holder of an offered certificate as (i) holding an undivided interest in a REMIC regular interest (the "REMIC REGULAR INTEREST COMPONENT") and (ii) as having entered into a limited recourse notional principal contract (the "NPC COMPONENT"). The REMIC regular interest components will represent "regular interests" in, and generally will be treated as debt instruments of, a REMIC. See "Material Federal Income Tax Consequences--Types of Securities--REMIC Certificates Generally" in the accompanying prospectus.

         The REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the offered certificate to which it corresponds, except that the maximum interest rate of the REMIC regular interest component will in all cases equal the Net WAC Rate for the corresponding offered certificate, computed for this purpose (i) without reduction for any Swap Termination Payment payable by the issuing entity, and (ii) without regard to any Counterparty Payment. For tax purposes, any Swap Termination Payment will be treated as paid first out of Net Monthly Excess Cashflow and then out of amounts distributed on the offered certificates. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an offered certificate may exceed or fall short of the actual amount of distributions on such certificate.

         Any amount payable on an offered certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the NPC component. Alternatively, any amount payable on the REMIC regular interest component of an offered certificate in excess of the amount payable on that certificate will be treated as having been received by the holder of that certificate with respect to the REMIC regular interest component and then as having been paid by such holder pursuant to the NPC Component. Each holder of an offered certificate will be required to report income accruing with respect to the REMIC regular interest component and the NPC component as discussed below and under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

ALLOCATION OF PURCHASE PRICE AND SALES PRICE

         The treatment of amounts received by a holder of an offered certificate under such holder's NPC component will depend on the portion, if any, of such holder's purchase price allocable thereto. Under Treasury Regulations, each holder of an offered certificate must allocate its purchase price for the certificate among the REMIC regular interest component and the NPC component in accordance with the relative fair market values of each property right. Treasury Regulations regarding original issue discount (the "OID REGULATIONS") provide that the issuing entity's allocation of the issue price of an offered certificate is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the issuing entity's allocation. For tax reporting purposes, the issuing entity will assume that the NPC component has a nominal value or such other value as specified in the trust agreement (which will be available upon request from the securities administrator). However, the NPC component is difficult to value and the IRS could assert that the value of the NPC component is greater than the value used for information reporting purposes. Prospective investors should consult their tax advisors regarding the tax consequences to them if the IRS were successful in asserting a different value for the NPC component.

         Upon the sale, exchange, or other disposition of an offered certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on their relative fair market values at the time of the disposition and must treat the sale, exchange or other disposition as a disposition of both components. Assuming that the offered certificate is a capital asset within the meaning of Section 1221 of the Code, gain or loss on the disposition of the NPC component should be capital gain or loss. For a discussion of the material federal income tax consequences to a holder on the disposition of the REMIC regular interest component, see "Taxation of Securities Treated as Debt Instruments--Sale or Other Disposition" in the accompanying prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         For federal income tax reporting purposes, the issuing entity intends to treat the REMIC regular interest components of the Offered Certificates as not having original issue discount. However, if the IRS were to successfully assert that the NPC component of any offered certificate had a greater value than that used by the issuing entity for tax reporting, one consequence would be a corresponding increase in the amount of original issue discount (or reduction in the premium paid) on the REMIC regular interest component. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at 100% of the Prepayment Assumption. No representation is made that the mortgage loans will prepay at such rate or at any other rate. See "Material Federal Income Tax Consequences--Types of Securities--REMIC Certificates Generally" in the accompanying prospectus.

         The OID Regulations generally address the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the REMIC regular interest component of the offered certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular interests that provide for payments based on an adjustable rate such as the REMIC regular interest components of the offered certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such regular interests and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such regular interests even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the REMIC regular interest component of the offered certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the REMIC regular interest components of the offered certificates, if such components are required to be treated as issued with original issue discount, generally would be to report all income with respect to such components as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such components, thereby treating such components as fixed-rate instruments to which the original issue discount computation rules described in the accompanying prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Material Federal Income Tax Consequences--Types of Securities--REMIC Regular Certificates" in the accompanying prospectus.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder would be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

         Whether or not the IRS successfully asserts that the REMIC regular interest component of the offered certificates are issued with original issue discount, the holders of the offered certificates will be required to include in income interest on such components in accordance with the accrual method of accounting.

         The REMIC regular interest components of certain certificates may be treated for federal income tax purposes as having been purchased at a premium. Whether any holder of a certificate will be treated as holding such component with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by the certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Types of Securities--REMIC Certificates Generally" in the accompanying prospectus.

THE NPC COMPONENT

         Payments with respect to the NPC component of an offered certificate will be treated as includible in income based on the regulations relating to notional principal contracts (the "NOTIONAL PRINCIPAL CONTRACT REGULATIONS"). Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a fixed or variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to
Section 1272(a)(6) of the Code. Therefore, holders of the offered certificates will be unable to use the integration method provided for under such regulations with respect to those certificates.

         The portion of the overall purchase price of an offered certificate attributable to the NPC component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of an interest rate cap contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the NPC component of an offered certificate.

         Any payments made to a beneficial owner of an offered certificate in excess of the amounts payable on the corresponding REMIC regular interest component will be treated as having been received on such certificate pursuant to the NPC component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the NPC component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on the REMIC regular interest component in excess of the amount of payments on the offered certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owners to the supplemental interest account pursuant to the NPC component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the NPC component for such taxable year. Although not clear, net income or a net deduction with respect to the NPC component should be treated as ordinary income or as an ordinary deduction.

         The ability of a beneficial owner of an offered certificate to recognize a net deduction with respect to the NPC component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and nonpublicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the NPC component in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of an offered certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the NPC component but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on the certificate, in any period and over the term of the certificate. As a result, the offered certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the NPC would be subject to the limitations described above.

         Upon the sale of an offered certificate, the amount of the sale proceeds allocated to the NPC component would be considered a "TERMINATION PAYMENT" under the Notional Principal Contract Regulations. The holder of the offered certificates, as applicable, will have gain or loss with respect to the termination of the NPC component (separate from and in addition to any gain or loss realized on the disposition of the holder's REMIC regular interest component) equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon acquiring its interest in the NPC component. Such gain or loss will generally be treated as capital gain or loss. Moreover, in the case of a bank and certain other financial institutions, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

POTENTIAL ALTERNATIVE TREATMENT OF RIGHT TO RECEIVE PAYMENTS OUTSIDE OF
THE REMIC

         The right to receive payments from the reserve fund and the supplemental interest account may be treated as a partnership between the holders of the offered certificates and the Class C Certificates, in which case a holder of an offered certificate will be subject to different rules on the timing of income and a foreign holder may be subject to withholding in respect of any such payments. Prospective purchasers are urged to consult their own tax advisors regarding the allocation of issue price and the timing, character and source of income and deductions resulting from ownership of a certificate.

TREATMENT AS REAL ESTATE ASSETS

         The REMIC regular interest components of the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5) of the Code, generally in the same proportion that the assets in the issuing entity would be so treated. No mortgage loans have been identified that would fail to qualify as assets described in such sections of the Code. In addition, interest accruing on the REMIC regular interest components of the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(5) of the Code. The REMIC regular interest components of the offered certificates will also be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Taxation of Securities Treated as Debt Instruments--Special Tax Attributes--REMIC Certificates" in the accompanying prospectus.

         Any portion of the value of an offered certificate that is allocated to the NPC component will not be treated as a qualifying asset for any holder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit, and any amounts received from the reserve fund or the supplemental interest account will not be qualifying real estate income for real estate investment trusts.

PROHIBITED TRANSACTIONS

         It is not anticipated that any REMIC elected by the issuing entity will engage in any transactions that would subject it to the prohibited transactions tax imposed under Section 860F(a) of the Code, the contributions tax imposed under Section 860G(d) of the Code or the tax on net income from foreclosure property imposed under Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the issuing entity, such tax will be borne (i) by the securities administrator, if the securities administrator has breached its obligations with respect to REMIC compliance under the trust agreement, (ii) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the trust agreement and (iii) otherwise by the issuing entity, with a potential reduction in amounts otherwise distributable to the holders of one or more classes of the offered certificates. See "Material Federal Income Tax Consequences--Types of Securities--REMIC Certificates Generally" in the accompanying prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the securities administrator or the master servicer. See "Taxation of Securities Treated as Debt Instruments--REMIC Residual Certificates--Administrative Provisions" in the accompanying prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" in the accompanying prospectus.

Tax Return Disclosure Requirements

         The Treasury Department recently issued regulations directed at "tax shelters" that could be read to apply to transactions generally not considered to be tax shelters. These regulations require that taxpayers that participate in a "reportable transaction" disclose such transaction on their tax returns by attaching IRS Form 8886, and retain information related to the transaction. A transaction may be a "reportable transaction" based upon any of several indicia, one or more of which may be present with respect to the certificates. You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the certificates.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

         Any plan fiduciary that proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus.
Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

         Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

APPLICATION OF THE UNDERWRITER'S EXEMPTION

         Any person purchasing an offered certificate otherwise eligible for purchase by Plans under the Underwriter's Exemption, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the supplemental interest trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such offered certificate without the right to receive payments from the supplemental interest trust, together with the right to receive such payments.

         The U.S. Department of Labor has granted individual administrative exemptions to Credit Suisse First Boston, 54 Fed. Reg. 42597, Oct. 17, 1989) (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the mortgage loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans.

         For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see "ERISA Considerations" in the prospectus. It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (excluding the right to receive payments from the supplemental interest trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

         The rating of a security may change. If a class of certificates is no longer rated at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment grade rating would not be required by the Exemption to dispose of it). Consequently, transfers of any offered certificates rated below investment grade (collectively, "ERISA Restricted Offered Certificates") will not be registered by the securities administrator unless the securities administrator receive the following:

o a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the securities administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an "insurance company general account," as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

o an opinion of counsel satisfactory to the securities administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan's assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the securities administrator, the trustee, the depositor, the sellers, the master servicer, the sponsor or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

ERISA CONSIDERATIONS WITH RESPECT TO THE INTEREST RATE SWAP AGREEMENT

         The Underwriter's Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the supplemental interest trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an offered certificate otherwise eligible for the Underwriter's Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any offered certificate whose rating has fallen to below BBB-could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

         If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the sellers, the trustee, the securities administrator, the master servicer, the sponsor and the servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

         In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the issuing entity being deemed "plan assets," the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

         None of the certificates will constitute "mortgage related securities" for purposes of SMMEA.

         The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions in the underwriting agreement dated March 31, 2006, among the underwriters named below, the sponsor and the depositor, the depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the depositor, the principal amount of the offered certificates specified opposite their respective names.

                                    ORIGINAL CERTIFICATE     ORIGINAL CERTIFICATE     ORIGINAL CERTIFICATE      ORIGINAL CERTIFICATE
                                    PRINCIPAL BALANCE OF     PRINCIPAL BALANCE OF     PRINCIPAL BALANCE OF      PRINCIPAL BALANCE OF
                                        THE CLASS A1             THE CLASS A2             THE CLASS A3              THE CLASS M-1
              UNDERWRITERS              CERTIFICATES             CERTIFICATES             CERTIFICATES              CERTIFICATES
              ------------              ------------             ------------             ------------              ------------
Credit Suisse Securities
(USA) LLC........................       $ 46,786,500             $ 28,713,500              $ 5,693,000               $ 8,098,000
Barclays Capital Inc.............       $ 46,786,500             $ 28,713,500              $ 5,693,000               $ 8,098,000


                                   ORIGINAL CERTIFICATE      ORIGINAL CERTIFICATE     ORIGINAL CERTIFICATE      ORIGINAL CERTIFICATE
                                   PRINCIPAL BALANCE OF      PRINCIPAL BALANCE OF     PRINCIPAL BALANCE OF      PRINCIPAL BALANCE OF
                                      THE CLASS M-2             THE CLASS M-3             THE CLASS M-4            THE CLASS M-5
             UNDERWRITERS              CERTIFICATES              CERTIFICATES             CERTIFICATES              CERTIFICATES
             ------------              ------------              ------------             ------------              ------------
Credit Suisse Securities
(USA) LLC........................      $ 6,542,500               $ 3,432,000               $ 1,448,000              $ 1,126,000
Barclays Capital Inc.............      $ 6,542,500               $ 3,432,000               $ 1,448,000              $ 1,126,000

         The offered certificates to be purchased by the underwriters are referred to as the "UNDERWRITTEN CERTIFICATES."

         The depositor has been advised by the underwriters that they propose initially to offer the underwritten certificates of each class to the public in the United States and upon request in Europe at the offering price specified in this prospectus supplement and to certain dealers at such price less a selling concession, not in excess of the percentage specified in the table below of the original certificate principal balance of the related class of underwritten certificates. The underwriters may allow and such dealers may reallow a reallowance discount, not in excess of the percentage specified in the table below of the original certificate principal balance of the related class of underwritten certificates, to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

        CLASS OF CERTIFICATES                      SELLING CONCESSION          REALLOWANCE DISCOUNT
        ---------------------                      ------------------          --------------------
        Class A1.........................               0.1800%                       0.0900%
        Class A2.........................               0.1800%                       0.0900%
        Class A3.........................               0.1800%                       0.0900%
        Class M-1........................               0.1800%                       0.0900%
        Class M-2........................               0.1800%                       0.0900%
        Class M-3........................               0.1800%                       0.0900%
        Class M-4........................               0.1800%                       0.0900%
        Class M-5........................               0.1800%                       0.0900%

         Until the distribution of the underwritten certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the underwritten certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the underwritten certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the underwritten certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the underwritten certificates. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The depositor has been advised by each underwriter that it intends to make a market in the underwritten certificates actually purchased by it but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the underwritten certificates will develop or, if it does develop, that it will continue.

         The depositor and the sponsor have agreed to indemnify the underwriters (which indemnification obligation will be guaranteed by Ocwen Financial Corporation) against, or make contributions to the underwriters with respect to, certain civil liabilities, including liabilities under the Act, that are based on a claim that the prospectus, this prospectus supplement, the related registration statement or any free writing prospectus prepared by the depositor, as from time to time amended or supplemented, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the depositor or the sponsor by the underwriters).

                                  LEGAL MATTERS

         Certain legal matters with respect to the offered certificates will be passed upon for the sponsor and the depositor by Kirkpatrick & Lockhart Nicholson Graham LLP, Washington, D.C. Certain legal matters will be passed upon for the underwriters by McKee Nelson LLP, Washington, D.C.

                                     RATINGS

         It is a condition to the issuance of the offered certificates that they receive the ratings indicated from Fitch Ratings ("FITCH""), Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"):

                                   RATING AGENCY                                           RATING AGENCY
                                   -------------                                           -------------
CLASS                      MOODY'S      S&P       FITCH        CLASS           MOODY'S           S&P           FITCH
-----                      -------      ---       -----        -----           -------           ---           -----
A1...................        Aaa        AAA        AAA         M-2.......        A2              AA-             A
A2...................        Aaa        AAA        AAA         M-3.......       Baa1              A             BBB+
A3...................        Aaa        AAA        AAA         M-4.......       Baa2              A-            BBB
M-1..................        Aa2        AA+         AA         M-5.......       Baa3             BBB+           BBB-

         A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.

         The depositor has not engaged any rating agency other than the rating agencies to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by the rating agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The rating assigned to each class of offered certificates by each rating agency is based on that rating agency's independent evaluation of that class of certificates. The rating assigned to a class of offered certificates by one rating agency may not correspond to any rating assigned to that class by any other rating agency. In the event that the ratings initially assigned to any of the offered certificates by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such offered certificates.

                             INDEX OF DEFINED TERMS

accrual period...................................S-91
additional termination events....................S-88
adjusted net maximum mortgage rate...............S-99
adjusted net mortgage rate.......................S-99
advances........................................S-110
Allocated Realized Loss Amount...................S-91
available funds..................................S-80
BBA.............................................S-100
beneficial owner.................................S-76
book-entry certificates..........................S-75
Certificate Margin...............................S-99
certificate owners...............................S-75
certificate principal balance....................S-91
Class A Principal Distribution Amount............S-91
Class M-1 Principal Distribution Amount..........S-91
Class M-2 Principal Distribution Amount..........S-91
Class M-3 Principal Distribution Amount..........S-92
Class M-4 Principal Distribution Amount..........S-92
Class M-5 Principal Distribution Amount..........S-93
Class M-6 Principal Distribution Amount..........S-93
Class M-7 Principal Distribution Amount..........S-93
Clearstream......................................S-75
Clearstream participants.........................S-77
closing date.....................................S-38
Code............................................S-119
Commission......................................S-108
compensating interest...........................S-106
Counterparty Payment.............................S-87
CPR.............................................S-114
Credit Enhancement Percentage....................S-94
CSi..............................................S-90
Cumulative Loss Trigger Event....................S-94
Custodian........................................S-52
cut-off date.....................................S-38
definitive certificate...........................S-76
deleted mortgage loan............................S-39
Delinquency Trigger Event........................S-94
delinquent.......................................S-95
depositor........................................S-38
Designated Telerate Page........................S-101
determination date..............................S-106
distribution date................................S-75
DTC..............................................S-75
due date.........................................S-69
due period.......................................S-95
Euroclear........................................S-75
Euroclear operator...............................S-78
Euroclear participants...........................S-78
European depositaries............................S-76
events of default................................S-88
Extra Principal Distribution Amount..............S-95
Federal Truth-in-Lending Act.....................S-29
final scheduled distribution date................S-75
financial intermediary...........................S-76
Fitch...........................................S-128
Formula Rate.....................................S-99
global securities.................................I-i
gross margin.....................................S-68
HOEPA............................................S-30
index............................................S-68
initial periodic rate cap........................S-68
insurance proceeds...............................S-95
Interest Remittance Amount.......................S-95
Interest Settlement Rate.........................S-99
issuing entity...................................S-38
Junior Subordinate Certificates..................S-74
LIBOR Business Day..............................S-101
LIBOR Determination Date........................S-100
liquidated mortgage loan.........................S-97
master Servicer..................................S-41
Maximum Cap Rate.................................S-99
Monthly Interest Distributable Amount............S-95
Moody's.........................................S-128
mortgage.........................................S-67
mortgage loan purchase agreement.................S-67
mortgaged property...............................S-67
Net Counterparty Payment.........................S-95
net liquidation proceeds.........................S-97
Net Monthly Excess Cashflow......................S-95
Net Swap Payment.................................S-96
Net WAC Rate.....................................S-98
Net WAC Rate Carryover Amount...................S-100
NIMS..............................................S-5
NIMs insurer.....................................S-40
NIMS insurer default.............................S-32
NIMS policy......................................S-31
nonrecoverable advance..........................S-110
Notional Principal Contract Regulations.........S-121
NPC component...................................S-119
Ocwen............................................S-42
offered certificates.............................S-74
OID Regulations.................................S-120
one-month LIBOR..................................S-23
Optional Termination Date........................S-96

Overcollateralization Deficiency Amount..........S-96
Overcollateralization Floor......................S-96
Overcollateralization Release Amount.............S-96
Overcollateralization Target Amount..............S-96
Overcollateralized Amount........................S-96
Pass-Through Rate................................S-98
Post-Stepdown Monthly Principal Distribution.....S-82
Prepayment Assumption...........................S-114
prepayment interest shortfall...................S-107
prepayment period................................S-96
Principal Distribution Amount....................S-97
Principal Remittance Amount......................S-97
qualified substitute mortgage loan...............S-39
realized loss....................................S-97
record date......................................S-75
reference banks.................................S-101
relevant depositary..............................S-76
Relief Act.......................................S-27
Remaining Principal Distribution Amount..........S-97
REMIC...........................................S-119
REMIC regular interest component................S-119
REO property....................................S-108
reserve fund.....................................S-99
reserve interest rate...........................S-101
Residual Certificates............................S-74
S&P.............................................S-128
scheduled principal balance......................S-67
sellers..........................................S-52
Senior Certificates..............................S-74
Senior Principal Distribution Amount.............S-97
servicer.........................................S-42
servicing advances..............................S-110
servicing fee...................................S-106
servicing fee rate..............................S-106
six-month LIBOR..................................S-68
SMMEA............................................S-12
stated principal balance.........................S-97
Stepdown Date....................................S-98
Structuring Assumptions.........................S-115
Subordinate Certificates.........................S-74
subsequent periodic rate cap.....................S-68
subsequent recoveries............................S-98
substitution adjustment..........................S-39
supplemental interest account....................S-87
swap agreement...................................S-87
swap counterparty................................S-87
swap counterparty ratings requirement............S-89
swap counterparty ratings threshold..............S-89
swap default.....................................S-88
swap event of default............................S-88
swap notional amount.............................S-87
Swap Payment.....................................S-87
swap termination date............................S-87
Swap Termination Payment.........................S-89
termination event................................S-88
termination payment.............................S-122
Terms and Conditions.............................S-78
Trigger Event....................................S-98
trust agreement..................................S-38
Trust Estate.....................................S-38
trustee..........................................S-38
U.S. person......................................I-iv
underwritten certificates.......................S-126
Unpaid Interest Shortfall Amount.................S-98
vector..........................................S-114
Wells Fargo Bank.................................S-41

                      [This page intentionally left blank]

                                   APPENDIX A
                              MORTGAGE LOAN TABLES

  ------------------------------------------------------------------------------
                       DESCRIPTION OF THE TOTAL COLLATERAL
 -------------------------------------------------------------------------------
                               COLLATERAL SUMMARY
 -------------------------------------------------------------------------------
  Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of FICO, which is determined at origination).

                                                                  SUMMARY STATISTICS            RANGE (IF APPLICABLE)
                                                                  ------------------            ---------------------
  NUMBER OF MORTGAGE LOANS:                                              1,026

  AGGREGATE SCHEDULED PRINCIPAL BALANCE:                            $214,512,779.39           $38,421.98 - $725,000.00
  AVERAGE SCHEDULED PRINCIPAL BALANCE:                                $209,076.78

  AGGREGATE ORIGINAL PRINCIPAL BALANCE:                             $214,872,336.25           $38,500.00 - $725,000.00
  AVERAGE ORIGINAL PRINCIPAL BALANCE:                                 $209,427.23

  FULLY AMORTIZING MORTGAGE LOANS:                                      85.49%

  1ST LIEN:                                                             100.00%

  WTD. AVG. MORTGAGE RATES:                                              7.466%                    5.425% - 12.550%

  WTD. AVG. ORIGINAL TERM TO MATURITY (MONTHS):                           359                         120 -360
  WTD. AVG. REMAINING TERM TO MATURITY (MONTHS):                         356                         116 - 360

  WTD. AVG. MARGIN (ARM LOANS ONLY):                                    5.817%                     2.250% - 7.990%

  WTD. AVG. MAXIMUM MORTGAGE RATE (ARM LOANS ONLY):                     14.019%                   11.425% - 18.550%

  WTD. AVG. MINIMUM MORTGAGE RATE (ARM LOANS ONLY):                     7.501%                    5.425% - 12.550%

  WTD. AVG. ORIGINAL LTV:                                               79.65%                    39.47% - 100.00%

  WTD. AVG. BORROWER FICO:                                                629                         500 - 785

  GEOGRAPHIC DISTRIBUTION (TOP 5):                               CA           37.19%
                                                                 FL           12.95%
                                                                 MN           9.40%
                                                                 IL           7.76%
                                                                 TX           5.66%

----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                        COLLATERAL TYPE
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE              OLTV
      COLLATERAL TYPE            LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO     (%)
---------------------------------------------------------------------------------------------------------------------------------
1/29 ARM                                 8        1,903,600.35                0.89           356          6.953     619    79.50
2/28 ARM                               464       78,830,271.31               36.75           357          8.062     615    79.82
2/28 ARM - 40Yr Balloon                120       31,116,499.90               14.51           356          7.340     622    78.26
2/28 ARM (IO)                          235       65,045,141.80               30.32           356          7.000     646    81.05
3/27 ARM                                10        1,897,358.85                0.88           356          7.677     651    83.67
3/27 ARM (IO)                           15        3,626,193.92                1.69           355          6.712     635    81.93
5/25 ARM                                 3          855,151.90                0.40           355          6.254     677    80.95
5/25 ARM (IO)                            5        1,354,412.05                0.63           355          6.561     657    73.69
6 Month LIBOR ARM                        1          306,110.54                0.14           355          7.790     653    80.00
Fixed                                  143       22,758,905.79               10.61           349          7.350     620    76.62
Fixed (IO)                              22        6,819,132.98                3.18           355          6.765     657    79.61
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               1,026      214,512,779.39              100.00           356          7.466     629    79.65
---------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                   PRINCIPAL BALANCES AT ORIGINATION
----------------------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL                            REMAINING
          RANGE OF              NUMBER OF         BALANCE         % OF PRINCIPAL       TERM TO
     PRINCIPAL BALANCES          MORTGAGE          AS OF           BALANCE AS OF       MATURITY     MORTGAGE               OLTV
     AT ORIGINATION ($)           LOANS       ORIGINATION ($)       ORIGINATION       (MONTHS)      RATES (%)     FICO      (%)
----------------------------------------------------------------------------------------------------------------------------------
0.01 - 50,000.00                          4          188,500.00               0.09            358         8.938      592    65.93
50,000.01 - 100,000.00                  171       13,242,200.00               6.16            352         8.546      610    78.59
100,000.01 - 150,000.00                 206       25,693,632.00              11.96            355         7.992      612    78.61
150,000.01 - 200,000.00                 188       33,072,031.00              15.39            355         7.505      621    78.75
200,000.01 - 250,000.00                 143       31,986,637.00              14.89            357         7.495      626    80.65
250,000.01 - 300,000.00                 104       28,640,840.00              13.33            356         7.216      623    78.76
300,000.01 - 350,000.00                  84       27,345,155.25              12.73            356         7.174      640    79.54
350,000.01 - 400,000.00                  50       18,877,676.00               8.79            356         7.221      642    81.44
400,000.01 - 450,000.00                  30       12,749,632.00               5.93            356         7.293      637    80.57
450,000.01 - 500,000.00                  33       15,703,833.00               7.31            356         7.011      642    81.74
500,000.01 - 550,000.00                   7        3,640,700.00               1.69            357         7.587      676    77.04
550,000.01 - 600,000.00                   2        1,125,000.00               0.52            357         7.838      611    90.00
600,000.01 - 650,000.00                   3        1,881,500.00               0.88            356         6.723      663    79.66
700,000.01 - 750,000.00                   1          725,000.00               0.34            355         6.500      647    65.91
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                1,026      214,872,336.25             100.00            356         7.466      629    79.65
----------------------------------------------------------------------------------------------------------------------------------

                       DESCRIPTION OF THE TOTAL COLLATERAL

------------------------------------------------------------------------------------------------------------------------------------
                                      PRINCIPAL BALANCE AS OF THE CUT-OFF DATE
------------------------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL                            REMAINING
          RANGE OF               NUMBER OF         BALANCE         % OF PRINCIPAL       TERM TO
   PRINCIPAL BALANCES AS         MORTGAGE          AS OF           BALANCE AS OF      MATURITY       MORTGAGE             OLTV
 OF THE CUT-OFF DATE ($)          LOANS       ORIGINATION ($)       ORIGINATION       (MONTHS)      RATES (%)     FICO     (%)
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 50,000.00                       5          227,249.47               0.11            358         9.367      579    70.06
50,000.01 - 100,000.00               170       13,168,126.11               6.14            352         8.537      610    78.56
100,000.01 - 150,000.00              206       25,644,253.79              11.95            355         7.992      612    78.61
150,000.01 - 200,000.00              188       33,003,604.48              15.39            355         7.505      621    78.75
200,000.01 - 250,000.00              143       31,936,465.21              14.89            357         7.495      626    80.65
250,000.01 - 300,000.00              104       28,584,496.58              13.33            356         7.216      623    78.76
300,000.01 - 350,000.00               84       27,306,473.29              12.73            356         7.174      640    79.54
350,000.01 - 400,000.00               50       18,850,143.52               8.79            356         7.221      642    81.44
400,000.01 - 450,000.00               30       12,732,735.54               5.94            356         7.293      637    80.57
450,000.01 - 500,000.00               33       15,692,359.77               7.32            356         7.011      642    81.74
500,000.01 - 550,000.00                7        3,637,980.96               1.70            357         7.587      676    77.04
550,000.01 - 600,000.00                2        1,125,000.00               0.52            357         7.838      611    90.00
600,000.01 - 650,000.00                3        1,878,890.67               0.88            356         6.723      663    79.66
700,000.01 - 750,000.00                1          725,000.00               0.34            355         6.500      647    65.91
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             1,026      214,512,779.39             100.00            356         7.466      629    79.65
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                  REMAINING TERM TO MATURITY
------------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE         % OF PRINCIPAL       TERM TO
      RANGE OF MONTHS           MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE
         REMAINING               LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO    OLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
61 - 120                                 1           50,832.09                0.02           116          7.690     595       59.77
121 - 180                                7          641,333.79                0.30           177          7.603     603       66.91
181 - 240                                2          223,005.57                0.10           237          7.853     624       64.46
301 - 360                            1,016      213,597,607.94               99.57           356          7.465     629       79.71
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               1,026      214,512,779.39              100.00           356          7.466     629       79.65
------------------------------------------------------------------------------------------------------------------------------------

                       DESCRIPTION OF THE TOTAL COLLATERAL

---------------------------------------------------------------------------------------------------------------------------------
                                                      MORTGAGE RATES
---------------------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL                           REMAINING
                                                  BALANCE         % OF PRINCIPAL      TERM TO
 RANGE OF CURRENT MORTGAGE      NUMBER OF        AS OF THE        BALANCE AS OF       MATURITY    MORTGAGE                OLTV
         RATES (%)            MORTGAGE LOANS  CUT-OFF DATE ($)   THE CUT-OFF DATE     (MONTHS)    RATES (%)      FICO      (%)
---------------------------------------------------------------------------------------------------------------------------------
5.000 - 5.499                          2            542,299.01                0.25           354         5.460      623    78.06
5.500 - 5.999                         21          5,888,116.11                2.74           355         5.800      648    79.51
6.000 - 6.499                         93         25,647,288.14               11.96           355         6.303      632    78.90
6.500 - 6.999                        230         58,491,732.16               27.27           355         6.749      642    79.23
7.000 - 7.499                        147         34,466,480.67               16.07           355         7.251      634    79.47
7.500 - 7.999                        205         37,288,904.36               17.38           354         7.745      627    79.32
8.000 - 8.499                        102         16,842,686.84                7.85           357         8.237      621    78.81
8.500 - 8.999                         95         15,378,760.33                7.17           358         8.761      605    81.97
9.000 - 9.499                         41          7,958,290.37                3.71           359         9.183      615    80.91
9.500 - 9.999                         42          6,331,054.07                2.95           358         9.770      605    84.06
10.000 - 10.499                       20          2,703,891.77                1.26           359        10.291      579    83.01
10.500 - 10.999                       14          1,716,139.34                0.80           359        10.679      569    79.55
11.000 - 11.499                        7            523,105.91                0.24           359        11.175      558    75.26
11.500 - 11.999                        3            215,621.11                0.10           360        11.616      530    78.57
12.000 - 12.499                        3            457,540.18                0.21           359        12.109      529    78.48
12.500 - 12.999                        1             60,869.02                0.03           358        12.550      513    70.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             1,026        214,512,779.39              100.00           356         7.466      629    79.65
---------------------------------------------------------------------------------------------------------------------------------

                       DESCRIPTION OF THE TOTAL COLLATERAL

-----------------------------------------------------------------------------------------------------------------------------------
                                                  ORIGINAL LOAN-TO-VALUE RATIOS
-----------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE         % OF PRINCIPAL       TERM TO
     RANGE OF ORIGINAL          MORTGAGE      AS OF THE CUT-      BALANCE AS OF       MATURITY     MORTGAGE
  LOAN-TO-VALUE RATIOS (%)       LOANS         OFF DATE ($)     THE CUT-OFF DATE      (MONTHS)      RATES (%)     FICO    OLTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
35.01 - 40.00                        3              274,362.31               0.13            319         7.496      558      39.82
40.01 - 45.00                        3              385,934.50               0.18            357         6.921      574      42.64
45.01 - 50.00                        9            1,798,675.56               0.84            350         8.062      573      48.58
50.01 - 55.00                        8            1,031,573.45               0.48            357         7.802      582      52.90
55.01 - 60.00                       19            3,252,175.46               1.52            342         8.105      567      58.24
60.01 - 65.00                       31            4,810,869.13               2.24            353         7.808      581      63.14
65.01 - 70.00                       60           11,713,643.59               5.46            356         7.660      594      68.70
70.01 - 75.00                       95           21,218,092.98               9.89            356         7.211      611      73.90
75.01 - 80.00                      524          111,371,030.89              51.92            356         7.240      639      79.78
80.01 - 85.00                      123           27,340,746.68              12.75            355         7.610      624      84.47
85.01 - 90.00                      111           24,026,481.61              11.20            357         7.977      641      89.70
90.01 - 95.00                       24            5,021,369.46               2.34            357         8.320      631      94.58
95.01 - 100.00                      16            2,267,823.77               1.06            357         8.706      666     100.00
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           1,026          214,512,779.39             100.00            356         7.466      629      79.65
-----------------------------------------------------------------------------------------------------------------------------------

The loan-to-value ("OLTV") of a mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

                       DESCRIPTION OF THE TOTAL COLLATERAL

---------------------------------------------------------------------------------------------------------------------------------
                                                    FICO SCORE AT ORIGINATION
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE         % OF PRINCIPAL       TERM TO
                                MORTGAGE      AS OF THE CUT-      BALANCE AS OF       MATURITY      MORTGAGE               OLTV
    RANGE OF FICO SCORES         LOANS         OFF DATE ($)     THE CUT-OFF DATE      (MONTHS)      RATES (%)     FICO      (%)
---------------------------------------------------------------------------------------------------------------------------------
500 - 519                          24             3,281,306.07               1.53            358         9.834      510    73.97
520 - 539                          38             5,965,840.32               2.78            353         8.680      532    68.15
540 - 559                          52             9,173,719.20               4.28            357         8.306      550    73.62
560 - 579                          77            14,396,902.54               6.71            356         7.515      570    77.40
580 - 599                         139            28,167,669.35              13.13            355         7.375      590    77.83
600 - 619                         169            34,922,170.18              16.28            355         7.335      610    79.90
620 - 639                         180            36,898,613.32              17.20            356         7.422      629    81.35
640 - 659                         140            30,920,138.84              14.41            355         7.411      649    81.16
660 - 679                          68            15,382,175.55               7.17            355         7.398      668    82.21
680 - 699                          55            14,665,811.96               6.84            356         7.174      688    80.57
700 - 719                          34             8,647,309.51               4.03            356         6.869      710    82.89
720 - 739                          24             4,968,894.66               2.32            357         7.481      731    82.44
740 - 759                          16             3,936,413.29               1.84            356         7.067      746    81.73
760 - 779                           8             2,509,582.23               1.17            356         7.036      768    80.95
780 - 799                           2               676,232.37               0.32            356         7.478      783    83.97
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          1,026           214,512,779.39             100.00            356         7.466      629    79.65
---------------------------------------------------------------------------------------------------------------------------------

                       DESCRIPTION OF THE TOTAL COLLATERAL

---------------------------------------------------------------------------------------------------------------------------------
                                                     GEOGRAPHIC DISTRIBUTION
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE      AS OF THE CUT-      BALANCE AS OF       MATURITY     MORTGAGE               OLTV
           STATE                 LOANS         OFF DATE ($)      THE CUT-OFF DATE     (MONTHS)     RATES (%)     FICO      (%)
---------------------------------------------------------------------------------------------------------------------------------
California                      248              79,774,282.76               37.19           356         7.069      635    78.78
Florida                         134              27,787,827.87               12.95           357         7.862      626    78.87
Minnesota                       108              20,167,970.15                9.40           356         7.289      628    80.62
Illinois                         84              16,652,507.47                7.76           355         7.147      631    80.63
Texas                           108              12,138,104.23                5.66           354         8.248      621    80.43
Virginia                         34               7,387,317.50                3.44           355         7.546      629    81.38
Maryland                         29               7,075,843.42                3.30           356         7.289      636    80.56
Massachusetts                    18               4,003,652.78                1.87           348         7.139      617    76.65
Michigan                         32               3,702,249.76                1.73           357         8.316      656    82.27
Arizona                          19               3,498,338.29                1.63           356         7.730      608    75.55
New Jersey                       11               2,512,774.15                1.17           356         7.583      633    79.56
New York                          9               2,316,834.08                1.08           355         6.874      634    81.32
Wisconsin                        13               2,238,417.31                1.04           355         8.335      605    84.08
Louisiana                        16               1,891,018.25                0.88           352         8.755      580    80.77
Colorado                          9               1,877,976.56                0.88           357         8.058      610    72.93
Nevada                            6               1,525,567.84                0.71           356         7.161      647    79.70
Ohio                             14               1,521,117.51                0.71           356         8.409      592    83.59
Missouri                         15               1,359,727.55                0.63           359         8.915      600    80.74
Pennsylvania                     10               1,289,257.20                0.60           356         7.591      597    74.63
Connecticut                       9               1,230,131.07                0.57           357         7.951      609    81.15
Washington                        7               1,224,819.12                0.57           358         7.516      654    80.09
Oregon                            7               1,193,491.73                0.56           356         7.288      620    85.28
Kansas                            7               1,184,762.59                0.55           359         9.354      587    85.49
Indiana                          13               1,132,499.74                0.53           357         7.669      618    81.62
Georgia                           8               1,114,913.24                0.52           344         7.866      653    81.22
North Carolina                   10               1,077,767.91                0.50           357         9.102      639    87.87
Rhode Island                      5               1,054,861.55                0.49           356         7.875      634    77.89
Tennessee                         6                 978,289.74                0.46           358         8.702      627    86.82
South Carolina                    5                 811,063.75                0.38           356         7.625      628    86.59
Hawaii                            2                 764,000.19                0.36           356         7.379      620    70.99
Oklahoma                          6                 603,793.22                0.28           358         8.539      585    79.94
Mississippi                       7                 585,940.81                0.27           358         8.559      596    85.69
New Hampshire                     2                 565,458.10                0.26           357         7.933      633    81.95
Montana                           3                 548,711.05                0.26           357         8.544      575    84.47
Delaware                          2                 429,243.98                0.20           356         7.332      611    81.48
Utah                              1                 337,917.30                0.16           358         8.850      590    85.00
Iowa                              3                 321,037.38                0.15           358         8.532      608    81.89
Kentucky                          2                 160,716.95                0.07           357         8.279      663    82.64
Washington DC                     1                 159,519.59                0.07           356         7.490      563    48.19
North Dakota                      1                 147,795.63                0.07           358         7.875      624    80.00
West Virginia                     1                 105,809.64                0.05           356         9.990      558    70.67
Arkansas                          1                  59,450.43                0.03           358        10.300      657   100.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        1,026             214,512,779.39              100.00           356         7.466      629    79.65
---------------------------------------------------------------------------------------------------------------------------------

                       DESCRIPTION OF THE TOTAL COLLATERAL

----------------------------------------------------------------------------------------------------------------------------------
                                                       OCCUPANCY STATUS
----------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE      AS OF THE CUT-      BALANCE AS OF       MATURITY     MORTGAGE               OLTV
      OCCUPANCY STATUS           LOANS         OFF DATE ($)      THE CUT-OFF DATE     (MONTHS)     RATES (%)     FICO      (%)
----------------------------------------------------------------------------------------------------------------------------------
Primary Home                      920           194,273,299.36               90.56           356         7.364      626    79.34
Investor Property                  94            17,680,174.23                8.24           357         8.468      653    82.74
Vacation Home                      12             2,559,305.80                1.19           357         8.251      647    82.35
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          1,026           214,512,779.39              100.00           356         7.466      629    79.65
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                        DOCUMENTATION TYPE
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY     MORTGAGE               OLTV
    INCOME DOCUMENTATION         LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)     RATES (%)     FICO      (%)
-------------------------------------------------------------------------------------------------------------------------------
Full Documentation                  587       113,868,312.32               53.08           355         7.214      617    79.69
Stated Documentation                430        98,394,946.99               45.87           356         7.755      642    79.57
Limited Documentation                 9         2,249,520.08                1.05           358         7.537      622    81.45
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            1,026       214,512,779.39              100.00           356         7.466      629    79.65
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                         LOAN PURPOSE
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE              OLTV
          PURPOSE                LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO     (%)
---------------------------------------------------------------------------------------------------------------------------------
Refinance - Cash Out                   533      116,537,302.44               54.33           355          7.376     614    78.28
Purchase                               427       86,003,864.85               40.09           357          7.555     650    81.53
Refinance - Rate/Term                   66       11,971,612.10                5.58           355          7.688     613    79.52
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               1,026      214,512,779.39              100.00           356          7.466     629    79.65
---------------------------------------------------------------------------------------------------------------------------------

                       DESCRIPTION OF THE TOTAL COLLATERAL

---------------------------------------------------------------------------------------------------------------------------------
                                                     PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY     MORTGAGE               OLTV
       PROPERTY TYPE             LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)     RATES (%)     FICO      (%)
---------------------------------------------------------------------------------------------------------------------------------
Single Family                      789          164,128,081.05               76.51           356         7.400      626    79.38
PUD                                120           24,971,531.13               11.64           356         7.644      632    80.56
Two-Four Family                     56           13,948,169.29                6.50           356         7.729      641    79.69
Condominium                         42            7,574,131.28                3.53           352         7.631      650    82.42
Manufactured Housing                15            3,298,214.69                1.54           358         7.863      658    80.85
Townhouse/Rowhouse                   4              592,651.95                0.28           314         7.632      576    73.31
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           1,026          214,512,779.39              100.00           356         7.466      629    79.65
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                       PREPAYMENT CHARGE TERM AT ORIGINATION
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
 PREPAYMENT CHARGE TERM AT      MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE              OLTV
    ORIGINATION (MONTHS)         LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO     (%)
---------------------------------------------------------------------------------------------------------------------------------
             0                    276            49,846,408.55               23.24           355          7.719     632    80.44
             6                      4               857,590.96                0.40           357          7.707     581    83.73
             12                    67            17,796,852.84                8.30           356          7.415     645    78.94
             24                   547           118,663,482.67               55.32           357          7.476     623    79.69
             36                   131            27,128,336.58               12.65           353          6.982     636    78.34
             60                     1               220,107.79                0.10           355          7.250     634    85.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          1,026           214,512,779.39              100.00           356          7.466     629    79.65
---------------------------------------------------------------------------------------------------------------------------------

                       DESCRIPTION OF THE TOTAL COLLATERAL


----------------------------------------------------------------------------------------------------------------------------------
                                    MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE LOANS
----------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
 RANGE OF MAXIMUM MORTGAGE      MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY     MORTGAGE               OLTV
         RATES (%)               LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)     RATES (%)     FICO      (%)
----------------------------------------------------------------------------------------------------------------------------------
11.000 - 11.499                     1               250,000.00                0.14           354         5.425      605    64.10
11.500 - 11.999                    11             3,013,422.86                1.63           355         5.728      643    77.26
12.000 - 12.499                    19             4,718,495.81                2.55           355         6.217      650    81.71
12.500 - 12.999                    70            16,168,176.05                8.74           355         6.669      646    79.36
13.000 - 13.499                    99            25,347,067.42               13.71           356         6.662      628    79.18
13.500 - 13.999                   233            54,332,330.84               29.38           356         7.108      638    79.98
14.000 - 14.499                   135            30,062,595.97               16.26           357         7.548      631    79.74
14.500 - 14.999                   133            24,442,835.71               13.22           357         8.197      615    80.47
15.000 - 15.499                    63            12,630,435.06                6.83           358         8.780      621    80.60
15.500 - 15.999                    52             8,408,247.88                4.55           358         9.482      607    83.74
16.000 - 16.499                    17             2,527,130.82                1.37           359        10.290      573    82.64
16.500 - 16.999                    16             1,908,520.30                1.03           359        10.562      570    78.77
17.000 - 17.499                     5               391,451.59                0.21           359        11.190      551    70.14
17.500 - 17.999                     3               215,621.11                0.12           360        11.616      530    78.57
18.000 - 18.499                     3               457,540.18                0.25           359        12.109      529    78.48
18.500 - 18.999                     1                60,869.02                0.03           358        12.550      513    70.00
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            861           184,934,740.62              100.00           357         7.506      629    80.03
----------------------------------------------------------------------------------------------------------------------------------

                       DESCRIPTION OF THE TOTAL COLLATERAL


---------------------------------------------------------------------------------------------------------------------------------
                                        MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE LOANS
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE         % OF PRINCIPAL       TERM TO
 RANGE OF MINIMUM MORTGAGE      MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF      MATURITY      MORTGAGE               OLTV
         RATES (%)               LOANS           DATE ($)       THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO      (%)
---------------------------------------------------------------------------------------------------------------------------------
5.000 - 5.499                        2              542,299.01               0.29            354         5.460      623    78.06
5.500 - 5.999                       20            5,410,855.17               2.93            355         5.971      653    79.78
6.000 - 6.499                       75           20,953,280.19              11.33            355         6.306      632    80.02
6.500 - 6.999                      184           48,167,127.04              26.05            356         6.751      643    79.55
7.000 - 7.499                      125           30,220,798.68              16.34            356         7.253      634    79.60
7.500 - 7.999                      173           32,678,080.07              17.67            357         7.747      626    79.52
8.000 - 8.499                       81           14,222,664.44               7.69            358         8.234      623    79.20
8.500 - 8.999                       84           13,891,443.76               7.51            358         8.725      605    82.49
9.000 - 9.499                       35            7,459,543.52               4.03            359         9.183      615    80.98
9.500 - 9.999                       40            6,090,493.01               3.29            358         9.774      604    84.35
10.000 - 10.499                     18            2,594,484.10               1.40            359        10.315      572    81.78
10.500 - 10.999                     13            1,645,543.01               0.89            359        10.685      568    79.10
11.000 - 11.499                      4              324,098.31               0.18            359        11.178      555    74.49
11.500 - 11.999                      3              215,621.11               0.12            360        11.616      530    78.57
12.000 - 12.499                      3              457,540.18               0.25            359        12.109      529    78.48
12.500 - 12.999                      1               60,869.02               0.03            358        12.550      513    70.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             861          184,934,740.62             100.00            357         7.506      629    80.03
---------------------------------------------------------------------------------------------------------------------------------

                       DESCRIPTION OF THE TOTAL COLLATERAL

---------------------------------------------------------------------------------------------------------------------------------
                                         MARGINS OF THE ADJUSTABLE-RATE LOANS
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
 RANGE OF MORTGAGE MARGINS      MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE              OLTV
            (%)                  LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO     (%)
---------------------------------------------------------------------------------------------------------------------------------
2.250 - 2.499                        1               94,400.00                0.05           360          7.500     622    80.00
3.500 - 3.749                        7            1,208,827.16                0.65           355          6.640     623    80.76
3.750 - 3.999                        8            1,649,456.52                0.89           356          7.307     639    79.84
4.000 - 4.249                        3              833,247.97                0.45           355          6.479     592    80.43
4.250 - 4.499                        6            1,555,156.43                0.84           354          7.192     633    81.53
4.750 - 4.999                        1              149,628.24                0.08           357          6.990     560    75.00
5.000 - 5.249                        4              850,868.21                0.46           358          7.709     644    73.87
5.250 - 5.499                       49           12,134,207.46                6.56           356          7.004     662    81.00
5.500 - 5.749                       91           18,557,605.95               10.03           356          7.274     631    79.43
5.750 - 5.999                      623          134,962,016.16               72.98           357          7.476     630    80.48
6.000 - 6.249                       23            4,114,080.64                2.22           359          9.395     556    78.92
6.250 - 6.499                        7            1,597,686.50                0.86           357          8.487     596    75.02
6.500 - 6.749                       10            2,247,331.62                1.22           357          8.675     586    80.78
6.750 - 6.999                       18            3,467,835.69                1.88           356          7.980     587    74.37
7.000 - 7.249                        6            1,018,482.09                0.55           358          9.670     572    57.07
7.250 - 7.499                        2              251,740.03                0.14           358          9.236     563    74.45
7.500 - 7.749                        1               92,371.11                0.05           359         11.600     500    70.00
7.750 - 7.999                        1              149,798.84                0.08           357          9.990     567    59.06
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             861          184,934,740.62              100.00           357          7.506     629    80.03
---------------------------------------------------------------------------------------------------------------------------------

                       DESCRIPTION OF THE TOTAL COLLATERAL

---------------------------------------------------------------------------------------------------------------------------------
                                  NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE LOANS
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY     MORTGAGE               OLTV
 NEXT RATE ADJUSTMENT DATE       LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)     RATES (%)     FICO      (%)
---------------------------------------------------------------------------------------------------------------------------------
April 2006                         1                306,110.54                0.17           355         7.790      653    80.00
October 2006                       2                502,617.84                0.27           355         6.597      640    80.00
November 2006                      6              1,400,982.51                0.76           356         7.081      612    79.32
July 2007                          1                106,997.37                0.06           352         7.340      573    94.69
August 2007                        5              1,300,213.82                0.70           353         6.871      667    81.59
September 2007                    56             13,643,048.52                7.38           354         6.679      625    80.30
October 2007                     136             30,817,141.28               16.66           355         7.015      622    80.55
November 2007                    292             70,304,278.08               38.02           356         7.107      639    79.05
December 2007                     14              3,090,021.71                1.67           357         7.704      619    76.38
January 2008                      96             17,104,101.87                9.25           358         8.632      608    80.08
February 2008                    155             28,430,918.36               15.37           359         8.543      621    81.72
March 2008                        64             10,195,192.00                5.51           360         8.660      622    80.29
September 2008                    10              2,077,067.56                1.12           354         6.946      631    82.25
October 2008                       3              1,193,000.00                0.65           355         6.874      620    83.48
November 2008                      8              1,816,864.53                0.98           356         7.130      672    83.51
February 2009                      2                256,620.68                0.14           359         7.366      610    75.10
March 2009                         2                180,000.00                0.10           360         7.976      624    80.00
September 2010                     3                796,929.34                0.43           354         6.141      672    78.12
October 2010                       3                983,302.24                0.53           355         6.530      646    69.29
November 2010                      2                429,332.37                0.23           356         6.801      693    90.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           861            184,934,740.62              100.00           357         7.506      629    80.03
---------------------------------------------------------------------------------------------------------------------------------

                       DESCRIPTION OF THE TOTAL COLLATERAL

----------------------------------------------------------------------------------------------------------------------------------
                                       INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
----------------------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL                           REMAINING
                                                  BALANCE         % OF PRINCIPAL      TERM TO
 INITIAL PERIODIC RATE CAP      NUMBER OF        AS OF THE        BALANCE AS OF       MATURITY      MORTGAGE              OLTV
            (%)               MORTGAGE LOANS  CUT-OFF DATE ($)   THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO     (%)
----------------------------------------------------------------------------------------------------------------------------------
           1.500                     3              842,102.05                0.46           354       6.785        670    76.54
           2.000                   186           51,053,651.43               27.61           356       7.061        637    80.26
           3.000                   672          133,038,987.14               71.94           357       7.681        625    79.96
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             861          184,934,740.62              100.00           357       7.506        629    80.03
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                SUBSEQUENT PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
  SUBSEQUENT PERIODIC RATE      MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE              OLTV
          CAP (%)                LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO     (%)
---------------------------------------------------------------------------------------------------------------------------------
           1.000                   447           82,891,428.70               44.82           357          7.963     623    80.79
           1.500                    45            9,711,463.07                5.25           357          7.975     612    75.22
           2.000                   369           92,331,848.85               49.93           356          7.046     635    79.85
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             861          184,934,740.62              100.00           357          7.506     629    80.03
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                          ORIGINATORS
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE              OLTV
        ORIGINATORS              LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO     (%)
---------------------------------------------------------------------------------------------------------------------------------
Encore Credit                      480          115,877,993.46               54.02           355          7.024     634    79.45
Flexpoint Funding                   41            8,074,674.24                3.76           358          8.320     602    73.59
Funding America                    400           71,164,088.18               33.17           357          8.206     622    80.47
Maribella Mortgage                  98           18,411,072.09                8.58           355          6.986     629    80.46
Oak Street Mortgage                  7              984,951.42                0.46           360          7.895     611    80.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           1,026          214,512,779.39              100.00           356          7.466     629    79.65
---------------------------------------------------------------------------------------------------------------------------------

                        DESCRIPTION OF THE IO COLLATERAL

--------------------------------------------------------------------------------
                               COLLATERAL SUMMARY
--------------------------------------------------------------------------------
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of FICO, which is determined at origination).

                                                                SUMMARY STATISTICS            RANGE (IF APPLICABLE)
                                                                ------------------            ---------------------

NUMBER OF MORTGAGE LOANS:                                               277

AGGREGATE SCHEDULED PRINCIPAL BALANCE:                            $76,844,880.75             $83,999.96 - $725,000.00
AVERAGE SCHEDULED PRINCIPAL BALANCE:                                $277,418.34

AGGREGATE ORIGINAL PRINCIPAL BALANCE:                             $76,856,943.00             $84,000.00 - $725,000.00
AVERAGE ORIGINAL PRINCIPAL BALANCE:                                 $277,461.89

FULLY AMORTIZING MORTGAGE LOANS:                                      100.00%

1ST LIEN:                                                             100.00%

WTD. AVG. MORTGAGE RATES:                                              6.958%                     5.425% - 9.750%

WTD. AVG. ORIGINAL TERM TO MATURITY (MONTHS):                           360                          360 -360

WTD. AVG. REMAINING TERM TO MATURITY (MONTHS):                          356                          352 - 360

WTD. AVG. MARGIN (ARM LOANS ONLY):                                    5.790%                     2.250% - 6.750%

WTD. AVG. MAXIMUM MORTGAGE RATE (ARM LOANS ONLY):                     13.619%                   11.425% - 15.990%

WTD. AVG. MINIMUM MORTGAGE RATE (ARM LOANS ONLY):                     6.966%                     5.425% - 9.750%

WTD. AVG. ORIGINAL LTV:                                               80.83%                     58.95% - 100.00%

WTD. AVG. BORROWER FICO:                                                646                         564 - 783

GEOGRAPHIC DISTRIBUTION (TOP 5):                               CA           55.02%
                                                               MN           10.78%
                                                               FL           6.87%
                                                               IL           6.14%
                                                               VA           3.50%
--------------------------------------------------------------------------------------------------------------------------

                        DESCRIPTION OF THE IO COLLATERAL

---------------------------------------------------------------------------------------------------------------------------------
                                                      COLLATERAL TYPE
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE              OLTV
      COLLATERAL TYPE            LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO     (%)
---------------------------------------------------------------------------------------------------------------------------------
2/28 ARM (IO)                      235           65,045,141.80               84.64           356          7.000     646    81.05
3/27 ARM (IO)                       15            3,626,193.92                4.72           355          6.712     635    81.93
5/25 ARM (IO)                        5            1,354,412.05                1.76           355          6.561     657    73.69
Fixed (IO)                          22            6,819,132.98                8.87           355          6.765     657    79.61
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             277           76,844,880.75              100.00           356          6.958     646    80.83
---------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                             PRINCIPAL BALANCES AT ORIGINATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL                            REMAINING
          RANGE OF              NUMBER OF         BALANCE         % OF PRINCIPAL       TERM TO
     PRINCIPAL BALANCES          MORTGAGE          AS OF           BALANCE AS OF      MATURITY       MORTGAGE              OLTV
     AT ORIGINATION ($)           LOANS       ORIGINATION ($)       ORIGINATION       (MONTHS)      RATES (%)     FICO      (%)
-----------------------------------------------------------------------------------------------------------------------------------
50,000.01 - 100,000.00               8               731,808.00               0.95            358         7.601      619    81.35
100,000.01 - 150,000.00             29             3,727,350.00               4.85            356         7.344      635    81.07
150,000.01 - 200,000.00             50             8,770,220.00              11.41            355         6.999      641    80.46
200,000.01 - 250,000.00             42             9,306,810.00              12.11            355         6.916      640    80.20
250,000.01 - 300,000.00             42            11,520,689.00              14.99            356         6.936      636    80.54
300,000.01 - 350,000.00             38            12,339,734.00              16.06            356         6.875      655    80.27
350,000.01 - 400,000.00             24             9,148,010.00              11.90            356         7.003      652    80.32
400,000.01 - 450,000.00             12             5,134,182.00               6.68            356         6.912      642    81.32
450,000.01 - 500,000.00             23            10,993,440.00              14.30            356         6.844      648    82.33
500,000.01 - 550,000.00              4             2,077,200.00               2.70            356         7.025      726    83.74
550,000.01 - 600,000.00              2             1,125,000.00               1.46            357         7.838      611    90.00
600,000.01 - 650,000.00              2             1,257,500.00               1.64            356         6.710      655    79.48
700,000.01 - 750,000.00              1               725,000.00               0.94            355         6.500      647    65.91
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             277            76,856,943.00             100.00            356         6.958      646    80.83
-----------------------------------------------------------------------------------------------------------------------------------

                        DESCRIPTION OF THE IO COLLATERAL

-----------------------------------------------------------------------------------------------------------------------------------
                                        PRINCIPAL BALANCE AS OF THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL                           REMAINING
          RANGE OF              NUMBER OF         BALANCE         % OF PRINCIPAL      TERM TO
   PRINCIPAL BALANCES AS        MORTGAGE          AS OF            BALANCE AS OF      MATURITY      MORTGAGE               OLTV
 OF THE CUT-OFF DATE ($)         LOANS       THE CUT-OFF DATE    THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO      (%)
-----------------------------------------------------------------------------------------------------------------------------------
50,000.01 - 100,000.00                8          731,754.28               0.95            358         7.601      619    81.35
100,000.01 - 150,000.00              29        3,726,562.66               4.85            356         7.344      635    81.07
150,000.01 - 200,000.00              50        8,766,673.49              11.41            355         6.999      641    80.46
200,000.01 - 250,000.00              42        9,306,138.15              12.11            355         6.916      640    80.20
250,000.01 - 300,000.00              42       11,517,657.91              14.99            356         6.936      636    80.54
300,000.01 - 350,000.00              38       12,336,950.11              16.05            356         6.875      655    80.27
350,000.01 - 400,000.00              24        9,147,759.98              11.90            356         7.003      652    80.32
400,000.01 - 450,000.00              12        5,133,996.80               6.68            356         6.912      642    81.32
450,000.01 - 500,000.00              23       10,993,129.46              14.31            356         6.844      648    82.33
500,000.01 - 550,000.00               4        2,077,200.00               2.70            356         7.025      726    83.74
550,000.01 - 600,000.00               2        1,125,000.00               1.46            357         7.838      611    90.00
600,000.01 - 650,000.00               2        1,257,057.91               1.64            356         6.710      655    79.48
700,000.01 - 750,000.00               1          725,000.00               0.94            355         6.500      647    65.91
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              277       76,844,880.75             100.00            356         6.958      646    80.83
-----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                       REMAINING TERM TO MATURITY
------------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE         % OF PRINCIPAL       TERM TO
      RANGE OF MONTHS           MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE
         REMAINING               LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO    OLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
301 - 360                           277       76,844,880.75              100.00           356          6.958     646       80.83
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              277       76,844,880.75              100.00           356          6.958     646       80.83
------------------------------------------------------------------------------------------------------------------------------------

                        DESCRIPTION OF THE IO COLLATERAL

----------------------------------------------------------------------------------------------------------------------------------
                                                        MORTGAGE RATES
----------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE         % OF PRINCIPAL       TERM TO
 RANGE OF CURRENT MORTGAGE      MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE               OLTV
         RATES (%)               LOANS           DATE ($)       THE CUT-OFF DATE      (MONTHS)      RATES (%)     FICO      (%)
-----------------------------------------------------------------------------------------------------------------------------------
5.000 - 5.499                       2          542,299.01               0.71            354            5.460      623    78.06
5.500 - 5.999                       9        2,762,517.72               3.59            355            5.845      677    81.46
6.000 - 6.499                      51       15,218,914.95              19.80            355            6.294      640    80.54
6.500 - 6.999                      98       28,089,855.22              36.55            356            6.744      645    80.31
7.000 - 7.499                      51       14,346,251.21              18.67            356            7.226      652    81.18
7.500 - 7.999                      50       11,794,749.72              15.35            357            7.716      647    80.95
8.000 - 8.499                       7        1,757,101.32               2.29            358            8.257      655    79.09
8.500 - 8.999                       4          990,391.79               1.29            357            8.770      621    85.72
9.000 - 9.499                       3          967,500.00               1.26            359            9.164      620    88.51
9.500 - 9.999                       2          375,299.81               0.49            359            9.739      627    90.00
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            277       76,844,880.75             100.00            356            6.958      646    80.83
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                ORIGINAL LOAN-TO-VALUE RATIOS
-----------------------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL                            REMAINING
                                NUMBER OF         BALANCE         % OF PRINCIPAL       TERM TO
     RANGE OF ORIGINAL          MORTGAGE      AS OF THE CUT-      BALANCE AS OF       MATURITY      MORTGAGE
  LOAN-TO-VALUE RATIOS (%)        LOANS        OFF DATE ($)      THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO   OLTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
55.01 - 60.00                       1            168,000.00                0.22            359         7.850     601      58.95
60.01 - 65.00                       3            785,000.00                1.02            357         6.611     651      62.53
65.01 - 70.00                       9          2,688,341.69                3.50            355         6.670     637      68.47
70.01 - 75.00                      20          6,025,897.85                7.84            356         6.867     624      73.42
75.01 - 80.00                     172         45,353,825.85               59.02            356         6.938     651      79.83
80.01 - 85.00                      35         11,523,728.67               15.00            355         6.841     646      84.27
85.01 - 90.00                      29          8,401,536.14               10.93            356         7.346     643      89.63
90.01 - 95.00                       7          1,729,350.55                2.25            355         7.165     639      94.92
95.01 - 100.00                      1            169,200.00                0.22            356         7.500     660     100.00
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            277         76,844,880.75              100.00            356         6.958     646      80.83
-----------------------------------------------------------------------------------------------------------------------------------

The loan-to-value ("OLTV") of a mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

                        DESCRIPTION OF THE IO COLLATERAL

---------------------------------------------------------------------------------------------------------------------------------
                                                      FICO SCORE AT ORIGINATION
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE         % OF PRINCIPAL       TERM TO
                                MORTGAGE      AS OF THE CUT-      BALANCE AS OF       MATURITY      MORTGAGE              OLTV
    RANGE OF FICO SCORES         LOANS         OFF DATE ($)     THE CUT-OFF DATE      (MONTHS)      RATES (%)    FICO      (%)
---------------------------------------------------------------------------------------------------------------------------------
560 - 579                           6          1,495,290.10               1.95            354         7.053      572    83.19
580 - 599                          31          8,486,416.55              11.04            355         6.796      591    80.02
600 - 619                          53         14,219,912.93              18.50            356         6.977      611    79.68
620 - 639                          57         13,996,180.40              18.21            356         6.982      629    81.28
640 - 659                          53         15,228,700.99              19.82            356         7.128      649    81.33
660 - 679                          20          6,124,313.77               7.97            357         7.080      668    81.55
680 - 699                          24          7,704,697.44              10.03            356         6.840      688    80.10
700 - 719                          15          4,061,974.74               5.29            356         6.680      708    81.25
720 - 739                           6          1,703,978.73               2.22            355         6.547      733    81.77
740 - 759                           9          2,374,715.11               3.09            356         6.927      747    81.77
760 - 779                           2            911,999.99               1.19            356         6.708      771    80.00
780 - 799                           1            536,700.00               0.70            356         7.615      783    85.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            277         76,844,880.75             100.00            356         6.958      646    80.83
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                        GEOGRAPHIC DISTRIBUTION
---------------------------------------------------------------------------------------------------------------------------------
                                                   PRINCIPAL                            REMAINING
                                  NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                   MORTGAGE      AS OF THE CUT-      BALANCE AS OF       MATURITY     MORTGAGE             OLTV
           STATE                    LOANS         OFF DATE ($)      THE CUT-OFF DATE     (MONTHS)     RATES (%)    FICO     (%)
---------------------------------------------------------------------------------------------------------------------------------
California                             121       42,279,330.94               55.02           356         6.804      651    80.92
Minnesota                               43        8,282,285.81               10.78           355         6.983      637    79.74
Florida                                 24        5,276,265.20                6.87           357         7.172      651    77.39
Illinois                                21        4,716,187.96                6.14           355         7.113      637    83.08
Virginia                                 9        2,687,225.15                3.50           356         7.384      625    82.12
Maryland                                11        2,673,836.52                3.48           356         7.112      622    81.76
New York                                 3        1,038,700.99                1.35           355         6.495      637    80.70
Massachusetts                            4          922,718.73                1.20           355         6.498      688    82.94
New Jersey                               3          909,000.00                1.18           356         7.154      656    79.05
Colorado                                 5          874,481.81                1.14           357         7.565      623    83.67
Michigan                                 3          863,900.00                1.12           356         7.386      711    82.68
Texas                                    5          786,388.00                1.02           357         7.629      648    84.30
Arizona                                  4          785,670.00                1.02           355         6.789      618    80.48
Nevada                                   2          631,619.20                0.82           356         7.022      672    80.00
Wisconsin                                2          540,000.00                0.70           355         7.612      591    83.13
Rhode Island                             2          519,641.69                0.68           355         6.483      644    75.59
Washington                               2          491,800.00                0.64           357         7.247      649    83.38
Hawaii                                   1          454,348.86                0.59           358         8.250      659    72.72
Delaware                                 2          429,243.98                0.56           356         7.332      611    81.48
Georgia                                  2          406,125.00                0.53           356         7.465      661    83.37
New Hampshire                            1          344,720.00                0.45           356         7.490      649    80.00
Indiana                                  3          293,400.00                0.38           357         7.260      617    83.37
Kansas                                   1          261,000.00                0.34           360         9.200      649    90.00
Oregon                                   1          160,760.00                0.21           358         7.990      628    80.00
South Carolina                           1          132,230.91                0.17           354         6.450      618    84.94
Iowa                                     1           84,000.00                0.11           360         8.600      605    80.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 277       76,844,880.75              100.00           356         6.958      646    80.83
---------------------------------------------------------------------------------------------------------------------------------

                        DESCRIPTION OF THE IO COLLATERAL

---------------------------------------------------------------------------------------------------------------------------------
                                                    OCCUPANCY STATUS
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE      AS OF THE CUT-      BALANCE AS OF       MATURITY     MORTGAGE               OLTV
      OCCUPANCY STATUS           LOANS         OFF DATE ($)      THE CUT-OFF DATE     (MONTHS)     RATES (%)     FICO      (%)
---------------------------------------------------------------------------------------------------------------------------------
Primary Home                        272       75,763,761.44               98.59           356         6.943      646    80.89
Investor Property                     4          876,819.31                1.14           354         7.617      631    73.58
Vacation Home                         1          204,300.00                0.27           359         9.750      658    90.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              277       76,844,880.75              100.00           356         6.958      646    80.83
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                   DOCUMENTATION TYPE
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY     MORTGAGE               OLTV
    INCOME DOCUMENTATION         LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)     RATES (%)     FICO      (%)
--------------------------------------------------------------------------------------------------------------------------------
Full Documentation                 164          44,208,297.91               57.53           356         6.717      637    81.18
Stated Documentation               111          31,985,382.84               41.62           356         7.294      658    80.37
Limited Documentation                2             651,200.00                0.85           357         6.789      686    80.00
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             277          76,844,880.75              100.00           356         6.958      646    80.83
--------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                      LOAN PURPOSE
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE              OLTV
          PURPOSE                LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO     (%)
---------------------------------------------------------------------------------------------------------------------------------
Refinance - Cash Out               152       42,647,726.46               55.50           355          6.899         634    80.71
Purchase                           111       30,856,566.62               40.15           356          7.055         663    80.63
Refinance - Rate/Term               14        3,340,587.67                4.35           356          6.819         651    84.28
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             277       76,844,880.75              100.00           356          6.958         646    80.83
---------------------------------------------------------------------------------------------------------------------------------

                        DESCRIPTION OF THE IO COLLATERAL

---------------------------------------------------------------------------------------------------------------------------------
                                                           PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY     MORTGAGE               OLTV
       PROPERTY TYPE             LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)     RATES (%)     FICO      (%)
---------------------------------------------------------------------------------------------------------------------------------
Single Family                      226       63,082,031.19               82.09           356         6.901          643    80.67
PUD                                 23        6,647,013.68                8.65           356         7.218          661    83.40
Two-Four Family                     12        3,471,438.00                4.52           355         7.082          650    77.29
Condominium                         13        2,805,197.88                3.65           356         7.468          675    83.03
Manufactured Housing                 2          647,200.00                0.84           356         6.981          673    80.00
Townhouse/Rowhouse                   1          192,000.00                0.25           355         6.850          614    80.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             277       76,844,880.75              100.00           356         6.958          646    80.83
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                            PREPAYMENT CHARGE TERM AT ORIGINATION
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
 PREPAYMENT CHARGE TERM AT      MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE              OLTV
    ORIGINATION (MONTHS)         LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO     (%)
---------------------------------------------------------------------------------------------------------------------------------
             0                       54       12,361,045.24               16.09           356          7.186        644    82.33
             12                      23        7,366,473.54                9.59           356          6.822        654    79.77
             24                     164       46,705,045.52               60.78           356          6.983        644    80.72
             36                      36       10,412,316.45               13.55           355          6.673        655    80.29
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              277       76,844,880.75              100.00           356          6.958        646    80.83
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                    MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE LOANS
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
 RANGE OF MAXIMUM MORTGAGE      MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY     MORTGAGE                OLTV
         RATES (%)               LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)     RATES (%)      FICO      (%)
---------------------------------------------------------------------------------------------------------------------------------
11.000 - 11.499                      1          250,000.00                0.36           354         5.425          605    64.10
11.500 - 11.999                      5        1,351,177.73                1.93           355         5.800          664    80.00
12.000 - 12.499                     12        3,240,271.62                4.63           355         6.163          660    81.06
12.500 - 12.999                     36        9,572,001.32               13.67           355         6.671          657    80.06
13.000 - 13.499                     44       13,555,612.30               19.36           356         6.528          636    81.10
13.500 - 13.999                     82       22,683,920.95               32.39           356         6.988          644    80.41
14.000 - 14.499                     41       11,430,255.32               16.32           356         7.340          652    81.12
14.500 - 14.999                     26        5,838,708.91                8.34           356         7.813          634    82.04
15.000 - 15.499                      5        1,341,499.81                1.92           358         8.877          626    87.41
15.500 - 15.999                      3          762,299.81                1.09           357         9.359          634    90.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             255       70,025,747.77              100.00           356         6.977          645    80.95
---------------------------------------------------------------------------------------------------------------------------------

                        DESCRIPTION OF THE IO COLLATERAL

---------------------------------------------------------------------------------------------------------------------------------
                                MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE LOANS
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE         % OF PRINCIPAL       TERM TO
 RANGE OF MINIMUM MORTGAGE      MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF      MATURITY      MORTGAGE               OLTV
         RATES (%)               LOANS           DATE ($)       THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO      (%)
---------------------------------------------------------------------------------------------------------------------------------
5.000 - 5.499                        2          542,299.01               0.77            354         5.460        623    78.06
5.500 - 5.999                        9        2,762,167.59               3.94            355         6.119        679    80.76
6.000 - 6.499                       45       13,536,345.82              19.33            355         6.290        638    80.81
6.500 - 6.999                       91       25,648,814.68              36.63            356         6.750        646    80.48
7.000 - 7.499                       46       13,014,392.90              18.59            356         7.234        652    81.58
7.500 - 7.999                       46       10,431,434.85              14.90            357         7.725        641    80.54
8.000 - 8.499                        7        1,757,101.32               2.51            358         8.257        655    79.09
8.500 - 8.999                        4          990,391.79               1.41            357         8.770        621    85.72
9.000 - 9.499                        3          967,500.00               1.38            359         9.164        620    88.51
9.500 - 9.999                        2          375,299.81               0.54            359         9.739        627    90.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             255       70,025,747.77             100.00            356         6.977        645    80.95
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                          MARGINS OF THE ADJUSTABLE-RATE LOANS
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
 RANGE OF MORTGAGE MARGINS      MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE              OLTV
            (%)                  LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO     (%)
---------------------------------------------------------------------------------------------------------------------------------
2.250 - 2.499                         1           94,400.00                0.13           360          7.500        622    80.00
3.500 - 3.749                         1          326,383.88                0.47           355          5.750        633    80.00
3.750 - 3.999                         3          440,999.81                0.63           356          7.334        631    85.29
4.000 - 4.249                         1          382,000.00                0.55           355          6.500        597    78.76
4.250 - 4.499                         3          890,000.00                1.27           354          7.158        633    82.69
5.000 - 5.249                         1          372,000.00                0.53           357          7.000        692    61.29
5.250 - 5.499                        22        6,053,739.65                8.65           356          6.832        679    82.08
5.500 - 5.749                        22        6,970,742.72                9.95           356          6.616        659    80.09
5.750 - 5.999                       195       52,905,645.48               75.55           356          7.031        641    81.10
6.000 - 6.249                         1           84,000.00                0.12           360          8.600        605    80.00
6.250 - 6.499                         1          454,348.86                0.65           358          8.250        659    72.72
6.750 - 6.999                         4        1,051,487.37                1.50           356          6.997        612    81.18
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              255       70,025,747.77              100.00           356          6.977        645    80.95
---------------------------------------------------------------------------------------------------------------------------------

                        DESCRIPTION OF THE IO COLLATERAL

---------------------------------------------------------------------------------------------------------------------------------
                                 NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE LOANS
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY     MORTGAGE               OLTV
 NEXT RATE ADJUSTMENT DATE       LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)     RATES (%)     FICO      (%)
---------------------------------------------------------------------------------------------------------------------------------
July 2007                            1          106,997.37                0.15           352         7.340          573    94.69
August 2007                          4        1,106,177.00                1.58           353         7.076          660    80.99
September 2007                      30        7,572,997.72               10.81           354         6.559          630    80.97
October 2007                        48       12,593,871.98               17.98           355         6.772          619    81.97
November 2007                      114       33,355,474.92               47.63           356         6.917          656    80.98
December 2007                        2        1,009,500.00                1.44           357         6.921          666    76.26
January 2008                        12        2,928,824.81                4.18           358         8.259          643    81.31
February 2008                       19        5,129,698.00                7.33           359         7.787          661    80.10
March 2008                           5        1,241,600.00                1.77           360         8.005          641    79.86
September 2008                       7        1,405,993.92                2.01           354         6.649          616    81.10
October 2008                         3        1,193,000.00                1.70           355         6.874          620    83.48
November 2008                        4          932,800.00                1.33           356         6.521          686    81.38
March 2009                           1           94,400.00                0.13           360         7.500          622    80.00
September 2010                       1          173,109.81                0.25           354         6.250          708    80.00
October 2010                         3          983,302.24                1.40           355         6.530          646    69.29
November 2010                        1          198,000.00                0.28           356         6.990          664    90.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             255       70,025,747.77              100.00           356         6.977          645    80.95
---------------------------------------------------------------------------------------------------------------------------------

                        DESCRIPTION OF THE IO COLLATERAL

---------------------------------------------------------------------------------------------------------------------------------
                                     INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
 INITIAL PERIODIC RATE CAP      MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY     MORTGAGE               OLTV
            (%)                  LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)     RATES (%)     FICO      (%)
---------------------------------------------------------------------------------------------------------------------------------
           1.500                      2          601,700.00                0.86           353         6.898      671    75.17
           2.000                    142       41,643,609.95               59.47           356         6.865      644    81.11
           3.000                    111       27,780,437.82               39.67           356         7.146      647    80.83
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              255       70,025,747.77              100.00           356         6.977      645    80.95
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                 SUBSEQUENT PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
  SUBSEQUENT PERIODIC RATE      MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE              OLTV
          CAP (%)                LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)      RATES (%)     FICO     (%)
---------------------------------------------------------------------------------------------------------------------------------
           1.000                     94       23,828,242.61               34.03           356          7.168        648    80.80
           1.500                      3        1,136,348.86                1.62           358          7.704        656    70.83
           2.000                    158       45,061,156.30               64.35           356          6.857        643    81.29
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              255       70,025,747.77              100.00           356          6.977        645    80.95
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                        INTEREST ONLY TERMS OF THE MORTGAGE LOANS
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY      MORTGAGE              OLTV
INTEREST ONLY TERMS (MONTHS)     LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)     RATES (%)     FICO      (%)
---------------------------------------------------------------------------------------------------------------------------------
             24                      9        2,354,344.68                3.06           356         6.928          640    76.13
             36                      9        2,721,750.91                3.54           356         6.842          649    81.15
             60                    259       71,768,785.16               93.39           356         6.964          646    80.97
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             277       76,844,880.75              100.00           356         6.958          646    80.83
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                       ORIGINATORS
---------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL                            REMAINING
                               NUMBER OF         BALANCE          % OF PRINCIPAL      TERM TO
                                MORTGAGE    AS OF THE CUT-OFF     BALANCE AS OF       MATURITY    MORTGAGE                OLTV
        ORIGINATORS              LOANS           DATE ($)        THE CUT-OFF DATE     (MONTHS)    RATES (%)       FICO     (%)
---------------------------------------------------------------------------------------------------------------------------------
Encore Credit                      176       50,754,869.97               66.05           355          6.841         645    81.17
Flexpoint Funding                    3        1,136,348.86                1.48           358          7.704         656    70.83
Funding America                     56       16,220,941.95               21.11           357          7.285         658    80.71
Maribella Mortgage                  40        8,300,719.97               10.80           354          6.894         632    80.38
Oak Street Mortgage                  2          432,000.00                0.56           360          7.695         614    80.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             277       76,844,880.75              100.00           356          6.958         646    80.83
---------------------------------------------------------------------------------------------------------------------------------

                                   APPENDIX B

                                DECREMENT TABLES


               PERCENT OF ORIGINAL CERTIFICATE BALANCE OUTSTANDING

                                                                 CLASS A1
                                                           PREPAYMENT SCENARIO
                                   --------------------------------------------------------------------
        DISTRIBUTION DATE              I          II        III         IV         V           VI
        -----------------              -          --        ---         --         -           --
Initial Percentage..............      100%       100%       100%       100%       100%         100%
March 25, 2007..................       99         74         61         49         36           23
March 25, 2008..................       98         38         11          0          0            0
March 25, 2009..................       97          9          0          0          0            0
March 25, 2010..................       96          0          0          0          0            0
March 25, 2011..................       94          0          0          0          0            0
March 25, 2012..................       92          0          0          0          0            0
March 25, 2013..................       90          0          0          0          0            0
March 25, 2014..................       88          0          0          0          0            0
March 25, 2015..................       85          0          0          0          0            0
March 25, 2016..................       82          0          0          0          0            0
March 25, 2017..................       79          0          0          0          0            0
March 25, 2018..................       76          0          0          0          0            0
March 25, 2019..................       72          0          0          0          0            0
March 25, 2020..................       67          0          0          0          0            0
March 25, 2021..................       63          0          0          0          0            0
March 25, 2022..................       58          0          0          0          0            0
March 25, 2023..................       52          0          0          0          0            0
March 25, 2024..................       45          0          0          0          0            0
March 25, 2025..................       38          0          0          0          0            0
March 25, 2026..................       30          0          0          0          0            0
March 25, 2027..................       22          0          0          0          0            0
March 25, 2028..................       12          0          0          0          0            0
March 25, 2029..................       2           0          0          0          0            0
March 25, 2030..................       0           0          0          0          0            0
March 25, 2031..................       0           0          0          0          0            0
March 25, 2032..................       0           0          0          0          0            0
March 25, 2033..................       0           0          0          0          0            0
March 25, 2034..................       0           0          0          0          0            0
March 25, 2035..................       0           0          0          0          0            0
March 25, 2036..................       0           0          0          0          0            0
Weighted Average Life (years) to
Maturity(1).....................     15.89       1.72       1.24       1.00       0.82        0.70
Weighted Average Life (years) to
Optional Termination(1)(2)......     15.89       1.72       1.24       1.00       0.82        0.70

-------------------------
 (1) The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.
 (2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Issuing Entity" in this prospectus supplement.
  * If applicable, indicates a number that is greater than zero but less than 0.5%.

               PERCENT OF ORIGINAL CERTIFICATE BALANCE OUTSTANDING

                                                                 CLASS A2
                                                           PREPAYMENT SCENARIO
                                   --------------------------------------------------------------------
        DISTRIBUTION DATE              I          II        III         IV         V           VI
        -----------------              -          --        ---         --         -           --
Initial Percentage..............      100%       100%       100%       100%       100%         100%
March 25, 2007..................      100        100        100        100        100          100
March 25, 2008..................      100        100        100         77         38            *
March 25, 2009..................      100        100         59         13          0            0
March 25, 2010..................      100         77         45         13          0            0
March 25, 2011..................      100         60         29          9          0            0
March 25, 2012..................      100         46         17          0          0            0
March 25, 2013..................      100         35          8          0          0            0
March 25, 2014..................      100         25          1          0          0            0
March 25, 2015..................      100         18          0          0          0            0
March 25, 2016..................      100         11          0          0          0            0
March 25, 2017..................      100          6          0          0          0            0
March 25, 2018..................      100          1          0          0          0            0
March 25, 2019..................      100          0          0          0          0            0
March 25, 2020..................      100          0          0          0          0            0
March 25, 2021..................      100          0          0          0          0            0
March 25, 2022..................      100          0          0          0          0            0
March 25, 2023..................      100          0          0          0          0            0
March 25, 2024..................      100          0          0          0          0            0
March 25, 2025..................      100          0          0          0          0            0
March 25, 2026..................      100          0          0          0          0            0
March 25, 2027..................      100          0          0          0          0            0
March 25, 2028..................      100          0          0          0          0            0
March 25, 2029..................      100          0          0          0          0            0
March 25, 2030..................       83          0          0          0          0            0
March 25, 2031..................       69          0          0          0          0            0
March 25, 2032..................       57          0          0          0          0            0
March 25, 2033..................       43          0          0          0          0            0
March 25, 2034..................       28          0          0          0          0            0
March 25, 2035..................       12          0          0          0          0            0
March 25, 2036..................        0          0          0          0          0            0
Weighted Average Life (years) to
Maturity(1).....................     26.41       6.31       4.15       2.69       1.97         1.71
Weighted Average Life (years) to
Optional Termination(1)(2)......     26.41       6.31       4.15       2.69       1.97         1.71

-------------------------
 (1) The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.
 (2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Issuing Entity" in this prospectus supplement.
  * If applicable, indicates a number that is greater than zero but less than 0.5%.

               PERCENT OF ORIGINAL CERTIFICATE BALANCE OUTSTANDING

                                                                 CLASS A3
                                                           PREPAYMENT SCENARIO
                                   --------------------------------------------------------------------
        DISTRIBUTION DATE              I          II        III         IV         V           VI
        -----------------              -          --        ---         --         -           --
Initial Percentage..............      100%       100%       100%       100%      100%         100%
March 25, 2007..................      100        100        100        100       100          100
March 25, 2008..................      100        100        100        100       100          100
March 25, 2009..................      100        100        100        100         0            0
March 25, 2010..................      100        100        100        100         0            0
March 25, 2011..................      100        100        100        100         0            0
March 25, 2012..................      100        100        100         97         0            0
March 25, 2013..................      100        100        100         65         0            0
March 25, 2014..................      100        100        100         44         0            0
March 25, 2015..................      100        100         78         30         0            0
March 25, 2016..................      100        100         59         21         0            0
March 25, 2017..................      100        100         44         14         0            0
March 25, 2018..................      100        100         33         10         0            0
March 25, 2019..................      100         87         25          4         0            0
March 25, 2020..................      100         71         19          0         0            0
March 25, 2021..................      100         58         14          0         0            0
March 25, 2022..................      100         48         11          0         0            0
March 25, 2023..................      100         39          6          0         0            0
March 25, 2024..................      100         31          2          0         0            0
March 25, 2025..................      100         25          0          0         0            0
March 25, 2026..................      100         20          0          0         0            0
March 25, 2027..................      100         16          0          0         0            0
March 25, 2028..................      100         13          0          0         0            0
March 25, 2029..................      100         10          0          0         0            0
March 25, 2030..................      100          5          0          0         0            0
March 25, 2031..................      100          1          0          0         0            0
March 25, 2032..................      100          0          0          0         0            0
March 25, 2033..................      100          0          0          0         0            0
March 25, 2034..................      100          0          0          0         0            0
March 25, 2035..................      100          0          0          0         0            0
March 25, 2036..................       0           0          0          0         0            0
Weighted Average Life (years) to
Maturity(1).....................     29.70      16.75      11.40       8.34       2.70        2.11
Weighted Average Life (years) to
Optional Termination(1)(2)......     29.63      12.46       8.22       5.97       2.70        2.11

-------------------------
 (1) The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.
 (2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Issuing Entity" in this prospectus supplement.
  * If applicable, indicates a number that is greater than zero but less than 0.5%.

               PERCENT OF ORIGINAL CERTIFICATE BALANCE OUTSTANDING

                                                                CLASS M-1
                                                           PREPAYMENT SCENARIO
                                   --------------------------------------------------------------------
        DISTRIBUTION DATE              I          II        III         IV         V           VI
        -----------------              -          --        ---         --         -           --
Initial Percentage..............      100%       100%       100%       100%       100%        100%
March 25, 2007..................      100        100        100        100        100          100
March 25, 2008..................      100        100        100        100        100          100
March 25, 2009..................      100        100        100        100        100          100
March 25, 2010..................      100        100         68         80        100           67
March 25, 2011..................      100         83         51         30         71           36
March 25, 2012..................      100         69         38         20         43           19
March 25, 2013..................      100         57         29         14         26           10
March 25, 2014..................      100         47         21          9         16            3
March 25, 2015..................      100         39         16          6          9            0
March 25, 2016..................      100         32         12          4          3            0
March 25, 2017..................      100         26          9          3          0            0
March 25, 2018..................      100         22          7          0          0            0
March 25, 2019..................      100         18          5          0          0            0
March 25, 2020..................      100         15          4          0          0            0
March 25, 2021..................      100         12          3          0          0            0
March 25, 2022..................      100         10          *          0          0            0
March 25, 2023..................      100          8          0          0          0            0
March 25, 2024..................      100          6          0          0          0            0
March 25, 2025..................      100          5          0          0          0            0
March 25, 2026..................      100          4          0          0          0            0
March 25, 2027..................      100          3          0          0          0            0
March 25, 2028..................      100          2          0          0          0            0
March 25, 2029..................      100          0          0          0          0            0
March 25, 2030..................      100          0          0          0          0            0
March 25, 2031..................       92          0          0          0          0            0
March 25, 2032..................       80          0          0          0          0            0
March 25, 2033..................       66          0          0          0          0            0
March 25, 2034..................       50          0          0          0          0            0
March 25, 2035..................       33          0          0          0          0            0
March 25, 2036..................       0           0          0          0          0            0
Weighted Average Life (years) to
Maturity(1).....................     27.75       9.08       6.11       5.16       6.21         4.87
Weighted Average Life (years) to
Optional Termination(1)(2)......     27.74       8.24       5.49       4.70       4.61         3.54

-------------------------
 (1) The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.
 (2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Issuing Entity" in this prospectus supplement.
  * If applicable, indicates a number that is greater than zero but less than 0.5%.

               PERCENT OF ORIGINAL CERTIFICATE BALANCE OUTSTANDING

                                                                CLASS M-2
                                                           PREPAYMENT SCENARIO
                                   --------------------------------------------------------------------
        DISTRIBUTION DATE              I          II        III         IV         V           VI
        -----------------              -          --        ---         --         -           --
Initial Percentage..............      100%       100%       100%       100%       100%         100%
March 25, 2007..................      100        100        100        100        100          100
March 25, 2008..................      100        100        100        100        100          100
March 25, 2009..................      100        100        100        100        100           64
March 25, 2010..................      100        100         68         44         51           15
March 25, 2011..................      100         83         51         30         16            8
March 25, 2012..................      100         69         38         20         10            4
March 25, 2013..................      100         57         29         14          6            0
March 25, 2014..................      100         47         21          9          2            0
March 25, 2015..................      100         39         16          6          0            0
March 25, 2016..................      100         32         12          4          0            0
March 25, 2017..................      100         26          9          0          0            0
March 25, 2018..................      100         22          7          0          0            0
March 25, 2019..................      100         18          5          0          0            0
March 25, 2020..................      100         15          2          0          0            0
March 25, 2021..................      100         12          0          0          0            0
March 25, 2022..................      100         10          0          0          0            0
March 25, 2023..................      100          8          0          0          0            0
March 25, 2024..................      100          6          0          0          0            0
March 25, 2025..................      100          5          0          0          0            0
March 25, 2026..................      100          3          0          0          0            0
March 25, 2027..................      100          1          0          0          0            0
March 25, 2028..................      100          0          0          0          0            0
March 25, 2029..................      100          0          0          0          0            0
March 25, 2030..................      100          0          0          0          0            0
March 25, 2031..................       92          0          0          0          0            0
March 25, 2032..................       80          0          0          0          0            0
March 25, 2033..................       66          0          0          0          0            0
March 25, 2034..................       50          0          0          0          0            0
March 25, 2035..................       33          0          0          0          0            0
March 25, 2036..................       0           0          0          0          0            0
Weighted Average Life (years) to
Maturity(1).....................     27.75       9.03       6.05       4.80       4.39         3.43
Weighted Average Life (years) to
Optional Termination(1)(2)......     27.74       8.24       5.47       4.38       4.07         3.16

-------------------------
 (1) The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.
 (2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Issuing Entity" in this prospectus supplement.
  * If applicable, indicates a number that is greater than zero but less than 0.5%.

               PERCENT OF ORIGINAL CERTIFICATE BALANCE OUTSTANDING

                                                                CLASS M-3
                                                           PREPAYMENT SCENARIO
                                   --------------------------------------------------------------------
        DISTRIBUTION DATE              I          II        III         IV         V           VI
        -----------------              -          --        ---         --         -           --
Initial Percentage..............      100%       100%       100%       100%       100%         100%
March 25, 2007..................      100        100        100        100        100          100
March 25, 2008..................      100        100        100        100        100          100
March 25, 2009..................      100        100        100        100        100           29
March 25, 2010..................      100        100         68         44         27           15
March 25, 2011..................      100         83         51         30         16            8
March 25, 2012..................      100         69         38         20         10            0
March 25, 2013..................      100         57         29         14          4            0
March 25, 2014..................      100         47         21          9          0            0
March 25, 2015..................      100         39         16          5          0            0
March 25, 2016..................      100         32         12          0          0            0
March 25, 2017..................      100         26          9          0          0            0
March 25, 2018..................      100         22          7          0          0            0
March 25, 2019..................      100         18          1          0          0            0
March 25, 2020..................      100         15          0          0          0            0
March 25, 2021..................      100         12          0          0          0            0
March 25, 2022..................      100         10          0          0          0            0
March 25, 2023..................      100          8          0          0          0            0
March 25, 2024..................      100          6          0          0          0            0
March 25, 2025..................      100          2          0          0          0            0
March 25, 2026..................      100          0          0          0          0            0
March 25, 2027..................      100          0          0          0          0            0
March 25, 2028..................      100          0          0          0          0            0
March 25, 2029..................      100          0          0          0          0            0
March 25, 2030..................      100          0          0          0          0            0
March 25, 2031..................       92          0          0          0          0            0
March 25, 2032..................       80          0          0          0          0            0
March 25, 2033..................       66          0          0          0          0            0
March 25, 2034..................       50          0          0          0          0            0
March 25, 2035..................       33          0          0          0          0            0
March 25, 2036..................       0           0          0          0          0            0
Weighted Average Life (years) to
Maturity(1).....................     27.75       8.95       5.97       4.65       4.02         3.13
Weighted Average Life (years) to
Optional Termination(1)(2)......     27.74       8.24       5.46       4.27       3.74         2.90

-------------------------
 (1) The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.
 (2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Issuing Entity" in this prospectus supplement.
  * If applicable, indicates a number that is greater than zero but less than 0.5%.

               PERCENT OF ORIGINAL CERTIFICATE BALANCE OUTSTANDING

                                                                CLASS M-4
                                                           PREPAYMENT SCENARIO
                                   --------------------------------------------------------------------
        DISTRIBUTION DATE              I          II        III         IV         V           VI
        -----------------              -          --        ---         --         -           --
Initial Percentage..............      100%       100%       100%       100%       100%         100%
March 25, 2007..................      100        100        100        100        100          100
March 25, 2008..................      100        100        100        100        100          100
March 25, 2009..................      100        100        100        100        100           29
March 25, 2010..................      100        100         68         44         27           15
March 25, 2011..................      100         83         51         30         16            8
March 25, 2012..................      100         69         38         20         10            0
March 25, 2013..................      100         57         29         14          0            0
March 25, 2014..................      100         47         21          9          0            0
March 25, 2015..................      100         39         16          0          0            0
March 25, 2016..................      100         32         12          0          0            0
March 25, 2017..................      100         26          9          0          0            0
March 25, 2018..................      100         22          1          0          0            0
March 25, 2019..................      100         18          0          0          0            0
March 25, 2020..................      100         15          0          0          0            0
March 25, 2021..................      100         12          0          0          0            0
March 25, 2022..................      100         10          0          0          0            0
March 25, 2023..................      100          7          0          0          0            0
March 25, 2024..................      100          0          0          0          0            0
March 25, 2025..................      100          0          0          0          0            0
March 25, 2026..................      100          0          0          0          0            0
March 25, 2027..................      100          0          0          0          0            0
March 25, 2028..................      100          0          0          0          0            0
March 25, 2029..................      100          0          0          0          0            0
March 25, 2030..................      100          0          0          0          0            0
March 25, 2031..................       92          0          0          0          0            0
March 25, 2032..................       80          0          0          0          0            0
March 25, 2033..................       66          0          0          0          0            0
March 25, 2034..................       50          0          0          0          0            0
March 25, 2035..................       33          0          0          0          0            0
March 25, 2036..................        0          0          0          0          0            0
Weighted Average Life (years) to
Maturity(1).....................     27.75       8.86       5.91       4.56       3.88        3.02
Weighted Average Life (years) to
Optional Termination(1)(2)......     27.74       8.24       5.46       4.23       3.64        2.82

-------------------------
 (1) The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.
 (2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Issuing Entity" in this prospectus supplement.
 * If applicable, indicates a number that is greater than zero but less than 0.5%.

               PERCENT OF ORIGINAL CERTIFICATE BALANCE OUTSTANDING

                                                                CLASS M-5
                                                           PREPAYMENT SCENARIO
                                   --------------------------------------------------------------------
        DISTRIBUTION DATE              I          II        III         IV         V           VI
        -----------------              -          --        ---         --         -           --
Initial Percentage..............      100%       100%       100%       100%       100%         100%
March 25, 2007..................      100        100        100        100        100          100
March 25, 2008..................      100        100        100        100        100          100
March 25, 2009..................      100        100        100        100        100           29
March 25, 2010..................      100        100         68         44         27           15
March 25, 2011..................      100         83         51         30         16            0
March 25, 2012..................      100         69         38         20          9            0
March 25, 2013..................      100         57         29         14          0            0
March 25, 2014..................      100         47         21          6          0            0
March 25, 2015..................      100         39         16          0          0            0
March 25, 2016..................      100         32         12          0          0            0
March 25, 2017..................      100         26         5           0          0            0
March 25, 2018..................      100         22         0           0          0            0
March 25, 2019..................      100         18         0           0          0            0
March 25, 2020..................      100         15         0           0          0            0
March 25, 2021..................      100         12         0           0          0            0
March 25, 2022..................      100          9         0           0          0            0
March 25, 2023..................      100          0         0           0          0            0
March 25, 2024..................      100          0         0           0          0            0
March 25, 2025..................      100          0         0           0          0            0
March 25, 2026..................      100          0         0           0          0            0
March 25, 2027..................      100          0         0           0          0            0
March 25, 2028..................      100          0         0           0          0            0
March 25, 2029..................      100          0         0           0          0            0
March 25, 2030..................      100          0         0           0          0            0
March 25, 2031..................       92          0         0           0          0            0
March 25, 2032..................       80          0         0           0          0            0
March 25, 2033..................       66          0         0           0          0            0
March 25, 2034..................       50          0         0           0          0            0
March 25, 2035..................       33          0         0           0          0            0
March 25, 2036..................       0           0         0           0          0            0
Weighted Average Life (years) to
Maturity(1).....................     27.75       8.78       5.85       4.50       3.80         2.97
Weighted Average Life (years) to
Optional Termination(1)(2)......     27.74       8.24       5.46       4.21       3.59         2.79

-------------------------
 (1) The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.
 (2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Issuing Entity" in this prospectus supplement.
* If applicable, indicates a number that is greater than zero but less than 0.5%.

                                     ANNEX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered certificates will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the global securities may hold such global securities through DTC, or upon request through Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC participants.

         Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan Mortgage Pass-Through Certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of global securities who is an individual or a corporation holding securities on its own behalf or through a foreign partnership or trust, in either case through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.), will be subject to the 30% U.S. withholding tax that generally applies to payments to foreign persons of interest (including original issue discount) on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner (or the foreign partnership or trust) and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. persons can generally obtain an exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. persons that are certificate owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the certificate owners or their agents.

         Exemption for U.S. Persons (Form W-9). U.S. persons can obtain an exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

         U.S. federal income tax reporting procedure. The certificate owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the end of the third succeeding calendar year from the date such form is signed unless a change in circumstances makes any information on the form incorrect. If any information shown on the form changes, a new form must be filed within 30 days of the change.

         The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership or entity treated as a partnership, to the extent provided in Treasury regulations), (iii) an estate the income of which is subject to United States federal income tax, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, a trust that was in existence on August 20, 1996 (other than a trust treated as wholly owned by the grantor under subpart E of part I of subchapter J of the Code), was treated as a United States person on August 19, 1996, and elects to continue to be treated as a United States person will also be a U.S. person.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                    ANNEX II

                              SWAP NOTIONAL AMOUNTS



                          PERIOD                 SWAP NOTIONAL AMOUNT ($)
                          ------                 ------------------------
                              1                                0.00
                              2                                0.00
                              3                                0.00
                              4                      195,458,006.26
                              5                      190,156,397.46
                              6                      184,286,374.74
                              7                      177,875,851.93
                              8                      170,719,810.59
                              9                      163,406,470.17
                             10                      156,020,762.63
                             11                      148,952,827.05
                             12                      142,193,088.30
                             13                      135,728,058.65
                             14                      129,544,842.51
                             15                      122,510,613.87
                             16                      116,904,986.37
                             17                      111,543,520.33
                             18                      106,415,540.41
                             19                      101,510,839.51
                             20                       96,799,585.13
                             21                       91,852,544.23
                             22                       84,504,278.34
                             23                       73,686,491.61
                             24                       64,248,899.78
                             25                       56,241,984.97
                             26                       49,490,415.02
                             27                       31,959,307.77
                             28                       12,936,639.97
                             29                       12,328,327.35
                             30                       11,856,789.86
                             31                       11,404,003.07
                             32                       10,969,161.58
                             33                       10,551,586.03
                             34                       10,150,498.12
                             35                        9,765,209.21
                             36                        9,396,008.75
                             37                        9,055,097.20
                             38                        8,251,246.09
                             39                        7,888,243.36
                             40                        7,604,735.53
                             41                        7,281,089.03
                             42                        7,017,951.55
                             43                        6,764,397.92
                             44                        6,520,073.30

                      [This page intentionally left blank]

PROSPECTUS


                BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION
                                    DEPOSITOR

                      MORTGAGE AND ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

                                   THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by BancCap Asset Securitization Issuance Corporation. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

o private mortgage-backed securities backed by first and/or subordinate lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan, or

o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties or participations in that type of loan, or

o home improvement installment sale contracts and installment loan agreements that are either unsecured, secured by the improvement or secured by first or subordinate liens on one- to four-family residential properties or participations in those types of contracts.

                                 THE SECURITIES

The securities of a series will consist of certificates which evidence beneficial ownership of a trust established by the depositor, and/or notes secured by the assets of a trust fund. The depositor or a trust established by the depositor will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series of securities will be issued in one or more classes and each class will evidence the right to receive a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

                              OFFERS OF SECURITIES

The securities may be offered to the public through several different methods, including offerings through underwriters.

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 MARCH 31, 2006


--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.
--------------------------------------------------------------------------------

                   IMPORTANT NOTICE ABOUT INFORMATION IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

o this prospectus, which provides general information, some of which may not apply to a particular series; and

o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

         You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                      -------------------------------------

         If you require additional information, the mailing address of our principal executive offices is BancCap Asset Securitization Issuance Corporation, 553 Capital Drive, Lake Zurich, Illinois 60047 and the telephone number is (847) 540-6554. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Documents by Reference" beginning on page 24.

                                TABLE OF CONTENTS

                                                    PAGE

RISK FACTORS..........................................1
THE TRUST FUND.......................................15
General..............................................15
The Loans............................................16
Participation Certificates...........................20
Agency Securities....................................20
Private Mortgage-Backed Securities...................22
Substitution of Trust Fund Assets....................23
AVAILABLE INFORMATION................................23
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......24
REPORTS TO SECURITYHOLDERS...........................24
USE OF PROCEEDS......................................24
THE DEPOSITOR........................................25
LOAN PROGRAM.........................................25
Underwriting Standards...............................25
Qualifications of Unaffiliated Sellers...............29
Representations by Sellers; Repurchases..............29
DESCRIPTION OF THE SECURITIES........................31
General..............................................31
Distributions on Securities..........................33
Advances.............................................35
Reports to Securityholders...........................36
Categories of Classes of Securities..................37
Indices Applicable to Floating Rate and Inverse
 Floating Rate Classes...............................39
      LIBOR..........................................39
      LIBO Method....................................39
      BBA Method.....................................40
      COFI...........................................41
      Treasury Index.................................42
      Prime Rate.....................................43
Book-entry Registration of Securities................43
CREDIT ENHANCEMENT...................................48
General..............................................48
Subordination........................................48
Letter of Credit.....................................49
Insurance Policies, Surety Bonds and Guaranties......49
Over-collateralization...............................49
Reserve Accounts.....................................50
Pool Insurance Policies..............................51
Special Hazard Insurance Policies....................53
Bankruptcy Bonds.....................................54
Cross Support........................................54
Financial Instruments................................54
YIELD AND PREPAYMENT CONSIDERATIONS..................55
THE AGREEMENTS.......................................57
Assignment of the Trust Fund Assets..................57
Payments on Loans; Deposits to Security Account......60
Pre-Funding Account..................................62
Sub-servicing by Sellers.............................62
Collection Procedures................................63
Hazard Insurance.....................................63
Realization upon Defaulted Loans.....................65
Servicing and Other Compensation and Payment of
 Expenses............................................66
Evidence as to Compliance............................66
Certain Matters Regarding the Servicer and the
 Depositor...........................................67
Events of Default; Rights upon Event of Default......68
Amendment............................................70
Termination; Optional Termination....................71
The Trustee..........................................72
LEGAL ASPECTS OF THE LOANS...........................72
General..............................................72
Foreclosure..........................................73
Environmental Risks..................................75
Rights of Redemption.................................77
Anti-deficiency Legislation and Other
 Limitations on Lenders..............................77
Due-on-sale Clauses..................................78
Enforceability of Prepayment and Late Payment Fees...79
Applicability of Usury Laws..........................79
Home Improvement Contracts...........................79
Installment Contracts................................81
Servicemenbers Civil Relief Act......................81
Junior Mortgages and Rights of Senior Mortgagees.....82
The Title I Program..................................83
Consumer Protection Laws.............................86
Home Ownership and Equity Protection Act of 1994.....86
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.............87
Types of Securities..................................88


TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS...90
REMIC Residual Certificates..........................96
Grantor Trusts Certificates.........................102
Partner Certificates................................105
Special Tax Attributes..............................107
Backup Withholding..................................108
Reportable Transactions.............................109
STATE AND LOCAL TAX CONSIDERATIONS..................109
ERISA CONSIDERATIONS................................109
General.............................................109
LEGAL INVESTMENT....................................114
METHOD OF DISTRIBUTION..............................116
LEGAL MATTERS.......................................116
FINANCIAL INFORMATION...............................117
RATING..............................................117
GLOBAL CLEARANCE, SETTLEMENT AND TAX
 DOCUMENTATION PROCEDURES...........................119
INITIAL SETTLEMENT..................................119
SECONDARY MARKET TRADING............................120
CERTAIN U.S. FEDERAL INCOME TAX
 DOCUMENTATION REQUIREMENTS.........................121
INDEX OF DEFINED TERMS..............................124





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                                  RISK FACTORS

         You should carefully consider the following information since it identifies known material sources of risk associated with an investment in the securities.

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LIMITED SOURCE OF PAYMENTS -- NO RECOURSE TO SELLERS,
     DEPOSITOR, MASTER SERVICER OR SERVICER...............
                                                                The securities will be entitled to payment from the
                                                                assets of the related trust fund or funds or other
                                                                assets pledged for the benefit of the securityholders,
                                                                as specified in the related prospectus supplement and
                                                                will not be entitled to payments in respect of the
                                                                assets of any other trust fund established by the
                                                                depositor.  If the trust fund does not have sufficient
                                                                assets to distribute the full amount due to you as a
                                                                securityholder, your yield will be impaired, and perhaps
                                                                even the return of your principal may be impaired,
                                                                without your having recourse to anyone else.

                                                                Furthermore, at the times specified in the applicable
                                                                prospectus supplement, some assets of the trust fund may
                                                                be released and paid out to other people, such as the
                                                                depositor, a servicer, a credit enhancement provider, or
                                                                any other person entitled to payments from the trust
                                                                fund.  Those assets will no longer be available to make
                                                                payments to you.  Those payments are generally made
                                                                after other specified payments that may be set forth in
                                                                the applicable prospectus supplement have been made.

                                                                You will not have any recourse against the depositor or
                                                                any servicer if you do not receive a required
                                                                distribution on the securities.  Nor will you have
                                                                recourse against the assets of the trust fund of any
                                                                other series of securities.

                                                                The securities will not represent an interest in the
                                                                depositor, any servicer, any seller to the depositor, or
                                                                anyone else except the trust fund.  The only obligation
                                                                of the depositor to a trust fund comes from certain
                                                                representations and warranties made by it about assets
                                                                transferred to the trust fund.  If these representations
                                                                and warranties turn out to be untrue, the depositor may
                                                                be required to repurchase some of the transferred
                                                                assets.  BancCap Asset Securitization Issuance, which is
                                                                the depositor, does not have significant assets and is
                                                                unlikely to have significant assets in the future.  So
                                                                if the depositor were required to repurchase a loan
                                                                because of a breach of a representation, its only
                                                                sources of funds for the
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                                                                repurchase would be:

                                                                o     funds obtained from enforcing a corresponding
                                                                      obligation of a seller or originator of the loan,
                                                                      or

                                                                o     funds from a reserve fund or similar credit
                                                                      enhancement established to pay for loan
                                                                      repurchases.

                                                                The servicer is only responsible for servicing the loans
                                                                in accordance with the provisions of the Agreement and
                                                                has no other obligation to the trustee or holders of
                                                                securitization.  The only obligations of the master
                                                                servicer to a trust fund (other than its master
                                                                servicing obligations) come from certain representations
                                                                and warranties made by it in connection with its master
                                                                servicing activities.

                                                                The only obligations to a trust fund of a seller of loans
                                                                to the depositor comes from certain representations and
                                                                warranties made by it in connection with its sale of the
                                                                loans and certain document delivery requirements.  If
                                                                these representations and warranties turn out to be
                                                                untrue, or the seller fails to deliver required
                                                                documents, it may be required to repurchase or
                                                                substitute for some of the loans.  However, the seller
                                                                may not have the financial ability to make the required
                                                                repurchase or substitution.

MORTGAGE INTEREST RATES MAY LIMIT INTEREST RATES OF CERTAIN
     SECURITIES...........................................      The interest rates applicable to certain classes of
                                                                securities may be limited by the interest rates on the
                                                                mortgage loans in the related pools.  With respect to
                                                                adjustable rate securities, the underlying mortgage
                                                                loans may either adjust based on a different index or
                                                                indices or at different times than the securities or be
                                                                fixed rate mortgage loans.

                                                                Therefore, in a rising interest rate environment, the
                                                                interest rates on some securities may rise before the
                                                                interest rates on the related adjustable rate mortgage
                                                                loans, and may rise above the fixed rates on the related
                                                                fixed rate mortgage loans, as applicable.

                                                                The indices on the securities may respond to economic and
                                                                market factors that differ from those affecting the
                                                                indices on the mortgage loans.  It could rise while the
                                                                other indices are stable or are falling.  Even if they
                                                                move in the same direction, the indices on the
                                                                securities may rise more rapidly than the other indices
                                                                in a rising interest rate environment or fall
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                                                                less rapidly in a declining interest rate environment.

                                                                In any of these interest rate environments, the interest
                                                                rates on certain securities may be limited by
                                                                application of a Net WAC Cap.  A Net WAC Cap is
                                                                calculated on the basis of the interest rates on the
                                                                underlying mortgage loans.  The excess of interest that
                                                                would have been distributable absent application of the
                                                                cap over interest calculated at the capped rate may not
                                                                be able to be repaid to the investor from available
                                                                trust assets.

CREDIT ENHANCEMENT MAY NOT BE SUFFICIENT TO PROTECT YOU FROM
     LOSSES...............................................      Credit enhancement is intended to reduce the effect of
                                                                loan losses.  But credit enhancements may benefit only
                                                                some classes of a series of securities and the amount of
                                                                any credit enhancement will be limited as described in
                                                                the applicable prospectus supplement.

                                                                Furthermore, the amount of a credit enhancement may
                                                                decline over time pursuant to a schedule or formula or
                                                                otherwise, and could be depleted from payments or for
                                                                other reasons before the securities covered by the
                                                                credit enhancement are paid in full.  In addition, a
                                                                credit enhancement may not cover all potential sources
                                                                of loss.  For example, a credit enhancement may or may
                                                                not cover fraud or negligence by a loan originator or
                                                                other parties.  Also, the trustee may be permitted to
                                                                reduce, substitute for, or even eliminate all or a
                                                                portion of a credit enhancement so long as the rating
                                                                agencies that have rated the securities at the request
                                                                of the depositor indicate that the reduction would not
                                                                cause them to change adversely their rating of the
                                                                securities.  Consequently, securityholders may suffer
                                                                losses even though a credit enhancement exists and its
                                                                provider does not default.

NATURE OF MORTGAGES

THE PREPAYMENT RATE ON MORTGAGE AND HOME IMPROVEMENT
     CONTRACTS IS  UNCERTAIN..............................      Generally, if prevailing interest rates fall
                                                                significantly  below the coupon rates on the loans, or
                                                                if borrowers experience an improvement in their credit
                                                                standing from the time their loans were originated, the
                                                                loans are likely to be subject to higher prepayment
                                                                rates than if prevailing rates remain at or above the
                                                                coupon rates on the loans or their credit standing did
                                                                not improve.  However, if prevailing interest rates rise
                                                                significantly above the coupon rate on the loans, the
                                                                rate of prepayments is likely to decrease.  The average
                                                                life of your securities and, if
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                                                                purchased at other than par, the yields realized by you
                                                                will be sensitive to levels of payment (including
                                                                prepayments) on the loans.

                                                                In general, if you purchase a security at a premium to
                                                                the outstanding principal amount of the security, the
                                                                yield on your security may be adversely affected by a
                                                                higher than anticipated level of prepayments of the
                                                                loans.  Conversely, if you purchase a security at a
                                                                discount to the outstanding principal balance of the
                                                                security, the yield on your security may be adversely
                                                                affected by a lower than anticipated level of
                                                                prepayments.

JUNIOR LIEN STATUS OF SOME MORTGAGE LOANS COULD ADVERSELY
     AFFECT YOU...........................................      Some of the mortgages and deeds of trust securing the
                                                                mortgage loans may be junior liens subordinate to the
                                                                rights of the mortgagee under the related senior
                                                                mortgage(s) or deed(s) of trust.  Accordingly, the
                                                                proceeds from any liquidation, insurance or condemnation
                                                                proceeds will be available to satisfy the outstanding
                                                                balance of the junior lien only to the extent that the
                                                                claims of the related senior mortgagees have been
                                                                satisfied in full, including any related foreclosure
                                                                costs.  In addition, if a junior mortgagee forecloses on
                                                                the property securing a junior mortgage, it forecloses
                                                                subject to any senior mortgage and must take one of the
                                                                following steps to protect its interest in the property:

                                                                o     pay the senior mortgage in full at or prior to the
                                                                      foreclosure sale, or

                                                                o     assume the payments on the senior mortgage in the
                                                                      even the mortgagor is in default under the senior
                                                                      mortgage.

                                                                The trust find may effectively be prevented from
                                                                foreclosing on the related property since it will have
                                                                no funds to satisfy any senior mortgages or make
                                                                payments due to any senior mortgages.

                                                                Some states have imposed legal limits on the remedies of
                                                                a secured lender in the event that the proceeds of any
                                                                sale under a deed of trust or other foreclosure
                                                                proceedings are insufficient to pay amounts owed to that
                                                                secured lender.  In some states, including California,
                                                                if a lender simultaneously originates a loan secured by
                                                                a senior lien on a particular property and a loan
                                                                secured by a junior lien on the same property, that
                                                                lender as the holder of the junior lien may be precluded
                                                                from obtaining a
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                                                                deficiency judgment with respect to the excess of:

                                                                o     the aggregate amount owed under both the senior and
                                                                      junior loans over

                                                                o     the proceeds of any sale under a deed of trust or
                                                                      other foreclosure proceedings.

DECLINES IN PROPERTY VALUES MAY ADVERSELY AFFECT YOU......
                                                                The value of the properties underlying the loans held in
                                                                the trust fund may decline over time.  Among the factors
                                                                that could adversely affect the value of the properties
                                                                are:

                                                                o     an overall decline in the residential real estate
                                                                      market in the areas in which they are located,

                                                                o     a decline in their general condition from the
                                                                      failure of borrowers to maintain their property
                                                                      adequately, and

                                                                o     natural disasters that are not covered by
                                                                      insurance, such as earthquakes and floods.

                                                                In the case of home equity loans, declining property
                                                                values could diminish or extinguish the value of a
                                                                junior mortgage before reducing the value of a senior
                                                                mortgage on the same property.

                                                                If property values decline, the actual rates of
                                                                delinquencies, foreclosures, and losses on all
                                                                underlying loans could be higher than those currently
                                                                experienced in the mortgage lending industry in
                                                                general.  These losses, to the extent not otherwise
                                                                covered by a credit enhancement, will be borne by the
                                                                holder of one or more classes of securities.

DELAYS IN LIQUIDATION MAY ADVERSELY AFFECT
     YOU..................................................      Even if the properties underlying the loans held in the
                                                                trust fund provide adequate security for the loans,
                                                                substantial delays could occur before defaulted loans
                                                                are liquidated and their proceeds are forwarded to
                                                                investors.  Property foreclosure actions are regulated
                                                                by state statutes and rules and are subject to many of
                                                                the delays and expenses of other lawsuits if defenses or
                                                                counterclaims are made, sometimes requiring several
                                                                years to complete.  Furthermore, in some states if the
                                                                proceeds of the foreclosure are insufficient to repay
                                                                the loan, the borrower is not liable for the deficit.
                                                                Thus, if a borrower defaults, these restrictions may
                                                                impede the trust's ability to
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                                                                dispose of the property and obtain sufficient proceeds to
                                                                repay the loan in full.

                                                                In addition, the servicer will be entitled to deduct from
                                                                liquidation proceeds all expenses reasonably incurred in
                                                                attempting to recover on the defaulted loan, including
                                                                legal fees and costs, real estate taxes, and property
                                                                maintenance and preservation expenses.

DISPROPORTIONATE EFFECT OF LIQUIDATION EXPENSES MAY
     ADVERSELY AFFECT YOU.................................      Liquidation expenses of defaulted loans generally do not
                                                                vary directly with the outstanding principal balance of
                                                                the loan at  the time of default.  Therefore, if a
                                                                servicer takes the same steps for a defaulted loan
                                                                having a small remaining principal balance as it does
                                                                for a defaulted loan having a large remaining principal
                                                                balance, the amount realized after expenses is smaller
                                                                as a percentage of the outstanding principal balance of
                                                                the small loan than it is for the defaulted loan having
                                                                a large remaining principal balance.

CONSUMER PROTECTION LAWS MAY ADVERSELY AFFECT YOU.........
                                                                State laws generally regulate interest rates and other
                                                                charges, require specific disclosures, and require
                                                                licensing of mortgage loan originators and servicers.
                                                                In addition, most states have other laws and public
                                                                policies for the protection of consumers that prohibit
                                                                unfair and deceptive practices in the origination,
                                                                servicing, and collection of mortgage loans.  Depending
                                                                on the particular law and the specific facts involved,
                                                                violations may limit the ability to collect all or part
                                                                of the principal or interest on the underlying loans
                                                                held in the trust fund.

                                                                In some cases, the borrower may even be entitled to a
                                                                refund of amounts previously paid.

                                                                The loans held in the trust fund may also be subject to
                                                                certain federal laws, including:

                                                                o     the Federal Truth in Lending Act and its
                                                                      regulations, which require disclosures to the
                                                                      borrowers regarding the terms of any mortgage loan;

                                                                o     the Equal Credit Opportunity Act and its
                                                                      regulations, which prohibit discrimination in the
                                                                      extension of credit on the basis of age, race,
                                                                      color, sex, religion, marital status, national
                                                                      origin, receipt of public assistance, or the
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                                                                      exercise of any right under the Consumer Credit
                                                                      Protection Act; and

                                                                o     the Fair Credit Reporting Act, which regulates the
                                                                      use and reporting of information related to the
                                                                      borrower's credit experience.

                                                                Home Equity Loan Consumer Protection Act.  For loans that
                                                                were originated or closed after November 7, 1989, the
                                                                Home Equity Loan Consumer Protection Act of 1988, which
                                                                requires additional application disclosures, limits
                                                                changes that may be made to the loan documents without
                                                                the borrower's consent and restricts a lender's ability
                                                                to declare a default or to suspend or reduce a
                                                                borrower's credit limit to certain enumerated events.

                                                                The Riegle Act.  Certain mortgage loans may be subject to
                                                                the Riegle Community Development and Regulatory
                                                                Improvement Act of 1994, known as the Riegle Act, which
                                                                incorporates the Home Ownership and Equity Protection
                                                                Act of 1994.  These provisions impose additional
                                                                disclosure and other requirements on creditors with
                                                                respect to non-purchase money mortgage loans with high
                                                                interest rates or high up-front fees and charges.  The
                                                                provisions of the Riegle Act apply on a mandatory basis
                                                                to all mortgage loans originated on or after October 1,
                                                                1995.  These provisions can impose specific statutory
                                                                liabilities upon creditors who fail to comply with their
                                                                provisions and may affect the enforceability of the
                                                                related loans.  In addition, any assignee of the
                                                                creditor, including the trust fund, would generally be
                                                                subject to all claims and defenses that the consumer
                                                                could assert against the creditor, including the right
                                                                to rescind the mortgage loan.

                                                                Holder in Due Course Rules.  The home improvement
                                                                contracts are also subject to the so-called holder in
                                                                due course rules which comprise the Preservation of
                                                                Consumers' Claims and Defenses regulations of the
                                                                Federal Trade Commission and other similar federal and
                                                                state statutes and regulations.  The holder in due
                                                                course rules have the effect of subjecting any assignee
                                                                of the seller in a consumer credit transaction to all
                                                                claims and defenses which the obligor in the credit sale
                                                                transaction could assert against the seller of the goods.

                                                                Some violations of these federal laws may limit the
                                                                ability to collect the principal or interest on the
                                                                loans
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                                                                held in the trust fund, and in addition could
                                                                subject the trust fund to damages and administrative
                                                                enforcement.  Losses on loans from the application of
                                                                those laws that are not otherwise covered by a credit
                                                                enhancement will be borne by the holders of one or more
                                                                classes of securities.

LOSSES ON BALLOON PAYMENT MORTGAGES ARE BORNE BY YOU......
                                                                Some of the mortgage loans held in the trust  fund may
                                                                not be fully amortizing over their terms to maturity
                                                                and, thus, will require substantial principal payments
                                                                (that is, balloon payments) at their stated maturity.
                                                                Loans with balloon payments involve a greater degree of
                                                                risk than fully amortizing loans because typically the
                                                                borrower must be able to refinance the loan or sell the
                                                                property to make the balloon payment at maturity.  The
                                                                ability of a borrower to do this will depend on factors
                                                                such as mortgage rates at the time of sale or
                                                                refinancing, the borrower's equity in the property, the
                                                                relative strength of the local housing market, the
                                                                financial condition of the borrower, and tax laws.
                                                                Losses on these loans that are not otherwise covered by
                                                                a credit enhancement will be borne by the holders of one
                                                                or more classes of certificates.

MODIFICATION OF MORTGAGE LOANS MAY DELAY OR REDUCE
     CERTIFICATE PAYMENTS.................................      With respect to a mortgage loan on which a material
                                                                default has occurred or a payment default is imminent,
                                                                the servicer may enter into a forbearance or
                                                                modification agreement with the borrower.  The terms of
                                                                any forbearance or modification agreement may affect the
                                                                amount and timing of payment on the mortgage loan and,
                                                                consequently, the amount and timing of payment on one or
                                                                more classes of the related series of certificates.  For
                                                                example, a modification agreement that results in a
                                                                lower mortgage interest rate would lower the pass
                                                                through rate of any related class of certificates that
                                                                accrues interest at a rate based on the weighted average
                                                                net rate of the mortgage loans.

YOUR RISK OF LOSS MAY BE HIGHER THAN YOU EXPECT IF YOUR
     SECURITIES ARE BACKED BY LOANS THAT WERE UNDERWRITTEN
     TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF
     FREDDIE MAC OR FANNIE MAE............................
                                                                The trust fund may also include loans that were
                                                                originated under standards that were less stringent than
                                                                the standards generally acceptable to Freddie Mac and
                                                                Fannie Mae with regard to the borrower's credit standing
                                                                and repayment ability.  The related borrowers may have
                                                                payment histories and debt-to-
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                                                                income ratios which would not satisfy Freddie Mac and
                                                                Fannie Mae underwriting guidelines and may have a record
                                                                of major derogatory credit items such as outstanding
                                                                judgments or prior bankruptcies. In addition, on a case
                                                                by case basis, the related seller may determine that,
                                                                based upon compensating factors, a prospective borrower
                                                                not strictly qualifying under its applicable underwriting
                                                                risk category guidelines warrants an underwriting
                                                                exception. These exceptions would represent a further
                                                                departure from the Freddie Mac Fannie Mae standards.

                                                                As a result of the application of less stringent
                                                                underwriting standards, certain mortgage loans in a
                                                                mortgage pool may experience rates of delinquency,
                                                                foreclosure and bankruptcy that are higher, and that may
                                                                be substantially higher, than those experienced by
                                                                mortgage loans underwritten in a more traditional
                                                                manner.  Furthermore, changes in the values of the
                                                                related mortgaged properties may have a greater effect
                                                                on the delinquency, foreclosure, bankruptcy and loss
                                                                experience of these mortgage loans than on mortgage
                                                                loans originated in a more traditional manner.  No
                                                                assurance can be given that the values of the related
                                                                mortgage properties have remained or will remain at the
                                                                levels in effect on the dates of origination of the
                                                                related mortgage loans.

YOUR RISK OF LOSS MAY BE HIGHER THAN YOU EXPECT IF YOUR
     SECURITIES ARE BACKED BY PARTIALLY UNSECURED HOME
     EQUITY LOANS.........................................      The trust fund may also include home equity loans that
                                                                were originated with loan-to-value ratios or combined
                                                                loan-to-value ratios in excess of the value of the
                                                                related mortgaged property.  Under these circumstances,
                                                                the trust fund could be treated as a general unsecured
                                                                creditor as to any unsecured portion of any related
                                                                loan.  In the event of a default under a loan that is
                                                                unsecured in part, the trust fund will have recourse
                                                                only against the borrower's assets generally for the
                                                                unsecured portion of the loan, along with all other
                                                                general unsecured creditors of the borrower.

THE PREPAYMENT RATE ON HOME EQUITY LOANS AND HOME
     IMPROVEMENT CONTRACTS IS UNCERTAIN...................      Generally, if prevailing interest rates fall
                                                                significantly  below the coupon rates on the loans, the
                                                                loans are likely to be subject to higher prepayment
                                                                rates than if prevailing rates remain at or above the
                                                                coupon rates on the loans.  Conversely, if prevailing
                                                                interest rates rise significantly above the coupon rate
                                                                on the home equity loans, the rate of prepayments is
                                                                likely to decrease.  The average life
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                                                                of your securities and, if purchased at other than par,
                                                                the yields realized by you will be sensitive to levels of
                                                                payment (including prepayments) on the loans.

                                                                In general, if you purchase a security at a premium to
                                                                the outstanding principal amount of the security, the
                                                                yield on your security may be adversely affected by a
                                                                higher than anticipated level of prepayments of the
                                                                loans.  Conversely, if you purchase a security at a
                                                                discount to the outstanding principal balance of the
                                                                security, the yield on your security may be adversely
                                                                affected by a lower than anticipated level of
                                                                prepayments.

YOU MAY BE UNABLE TO REINVEST DISTRIBUTIONS IN COMPARABLE
     INVESTMENTS..........................................      Asset-backed securities usually produce more returns of
                                                                principal to investors when market interest rates fall
                                                                below the interest rates on the loans and produce less
                                                                returns on principal when market interest rates rise
                                                                above the interest rates on the loans.  If borrowers
                                                                refinance their loans as a result of lower interest
                                                                rates, you will receive an unanticipated payment of
                                                                principal.  As a result, you are likely to receive more
                                                                money to reinvest at a time when other investments
                                                                generally are producing a lower yield than that on the
                                                                securities, and are likely to receive less money to
                                                                reinvest when other investments generally are producing
                                                                a higher yield than that on the securities.  You will
                                                                bear the risk that the timing and amount of
                                                                distributions on your securities will prevent you from
                                                                obtaining your desired yield.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF
     ENVIRONMENTAL LAWS...................................      Federal, state, and local laws and regulations impose a
                                                                wide range of requirements on activities that may affect
                                                                the environment, health, and safety.  In some
                                                                circumstances, these laws and regulations impose
                                                                obligations on owners or operators of residential
                                                                properties such as those that secure the loans held in
                                                                the trust fund.  Failure to comply with these laws and
                                                                regulations can result in fines and penalties that could
                                                                be assessed against the trust as owner of the related
                                                                property.

                                                                In some states, a lien on the property due to
                                                                contamination has priority over the lien of an existing
                                                                mortgage.  Also, a mortgage lender may be held liable as
                                                                an "owner" or "operator" for costs associated with the
                                                                release of petroleum from an underground storage tank
                                                                under some circumstances.  If the trust is considered
                                                                the owner or operator of a property, it will suffer
                                                                losses as a result of any
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                                                                liability imposed for environmental hazards on the property.

RATINGS OF THE SECURITIES DO NOT ASSURE THEIR PAYMENT;
     RATINGS MAY BE LOWERED OR WITHDRAWN AT ANY TIME......
                                                                Any class of securities issued under this prospectus and
                                                                the accompanying prospectus supplement may be rated by
                                                                one or more nationally recognized rating agencies.  A
                                                                rating is based on the adequacy of the value of the
                                                                trust assets and any credit enhancement for that class,
                                                                and reflects the rating agency's assessment of how
                                                                likely it is that holders of the class of securities
                                                                will receive the payments to which they are entitled.  A
                                                                rating does not constitute an assessment of how likely
                                                                it is that principal prepayments on the underlying loans
                                                                will be made, the degree to which the rate of
                                                                prepayments might differ from that originally
                                                                anticipated, or the likelihood that the securities will
                                                                be redeemed early.  A rating is not a recommendation to
                                                                purchase, hold, or sell securities because it does not
                                                                address the market price of the securities or the
                                                                suitability of the securities for any particular
                                                                investor.

                                                               A rating may not remain in effect for any predetermined
                                                                period of time and the rating agency could lower or
                                                                withdraw the rating entirely in the future.  For
                                                                example, the rating agency could lower or withdraw its
                                                                rating due to:

                                                                o     a decrease in the adequacy of the value of the
                                                                      trust assets or any related credit enhancement,

                                                                o     an adverse change in the financial or other
                                                                      condition of a credit enhancement provider, or

                                                                o     a change in the rating of the credit enhancement
                                                                      provider's long-term debt.

                                                                The amount, type, and nature of credit enhancement
                                                                established for a class of securities will be determined
                                                                on the basis of criteria established by each rating
                                                                agency rating classes of the securities.  These criteria
                                                                are sometimes based upon an actuarial analysis of the
                                                                behavior of similar loans in a larger group.  That
                                                                analysis is often the basis upon which each rating
                                                                agency determines the amount of credit enhancement
                                                                required for a class.  The historical data supporting
                                                                any actuarial analysis may not accurately reflect future
                                                                experience, and the data derived from a large pool of
                                                                similar loans may not accurately predict the
                                                                delinquency, foreclosure, or loss
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                                                                experience of any particular pool of mortgage loans.
                                                                Mortgaged properties may not retain their values. If
                                                                residential real estate markets experience an overall
                                                                decline in property values such that the outstanding
                                                                principal balances of the loans held in a particular
                                                                trust fund and any secondary financing on the related
                                                                mortgaged properties become equal to or greater than the
                                                                value of the mortgaged properties (or in the case that
                                                                the differential is increased where the loan to value was
                                                                greater than 100%), the rates of delinquencies,
                                                                foreclosures, and losses could be higher than those now
                                                                generally experienced in the mortgage lending industry.
                                                                In addition, adverse economic conditions may affect
                                                                timely payment by mortgagors on their loans whether or
                                                                not the conditions affect real property values and,
                                                                accordingly, the rates of delinquencies, foreclosures,
                                                                and losses in any trust fund. Losses from this that are
                                                                not otherwise covered by a credit enhancement will be
                                                                borne, by the holders of one or more classes of
                                                                securities.

YOU MAY HAVE DIFFICULTY RESELLING YOUR SECURITIES DUE TO A
     LACK OF A SECONDARY MARKET, FLUCTUATING MARKET VALUES
     OR PERIODS OF ILLIQUIDITY............................
                                                                No market for any of the securities will exist before
                                                                they are issued.  We cannot assure you that a secondary
                                                                market will develop or, if it develops, that it will
                                                                continue.  Consequently, you may not be able to sell
                                                                your securities readily or at prices that will enable
                                                                you to realize your desired return or yield to
                                                                maturity.  The market values of the securities are
                                                                likely to fluctuate; these fluctuations may be
                                                                significant and could result in significant losses to
                                                                you.  The secondary markets for mortgage and asset
                                                                backed securities have experienced periods of
                                                                illiquidity and can be expected to do so in the future.

                                                                Illiquidity can have a severely adverse effect on the
                                                                prices of securities that are especially sensitive to
                                                                prepayment, credit, or interest rate risk.  Illiquidity
                                                                can also have an adverse effect on the price of
                                                                securities that have been structured to support other
                                                                classes of certificates or that have been structured to
                                                                meet the investment requirements of limited categories
                                                                of investors.  For example, a particular investor may
                                                                require a security with a specified  maturity date, a
                                                                call protection feature, or a specific type of
                                                                amortization feature.  The unique nature of the security
                                                                may inhibit its marketability to other investors.

BOOK-ENTRY REGISTRATION
LIMITED LIQUIDITY.........................................      Securities issued in book-entry form may have only
                                                                limited liquidity in the resale market, since investors
                                                                may be unwilling to purchase securities for which they
                                                                cannot obtain physical instruments.

LIMIT ON ABILITY TO TRANSFER OR PLEDGE....................      Transactions in book-entry securities can be effected
                                                                only through The Depository Trust Company, its
                                                                participating organizations, its indirect participants,
                                                                and some banks.  Therefore, your ability to transfer or
                                                                pledge securities issued in book-entry form may be
                                                                limited.

DELAYS IN DISTRIBUTIONS...................................      You may experience some delay in the receipt of
                                                                distributions on book-entry securities since the
                                                                distributions will be forwarded by the trustee to The
                                                                Depository Trust Company for it to credit the accounts
                                                                of its participants.  In turn, these participants will
                                                                then credit the distributions to your account either
                                                                directly or indirectly through indirect participants.

BANKRUPTCY OR INSOLVENCY MAY AFFECT THE TIMING AND AMOUNT OF
     DISTRIBUTIONS ON THE SECURITIES......................
                                                                The seller and the depositor intend that the transfers
                                                                of assets to the depositor and, in turn, to the related
                                                                trust constitute sales under applicable law rather than
                                                                pledges to secure indebtedness for insolvency purposes.
                                                                If the seller becomes bankrupt, its bankruptcy trustee
                                                                or one of its creditors may attempt to recharacterize
                                                                the sale of the loans as a borrowing by the seller,
                                                                secured by a pledge of the loans.  Presenting this
                                                                position to a bankruptcy court could prevent timely
                                                                payments on the securities and even reduce the payments
                                                                on the securities.  Similarly, if the characterizations
                                                                of the transfers as sales are correct, then if the
                                                                depositor were to become bankrupt, the loans would not
                                                                be part of the depositor's bankruptcy estate and would
                                                                not be available to the depositor's creditors.  On the
                                                                other hand, if the depositor becomes bankrupt, its
                                                                bankruptcy trustee or one of its creditors may attempt
                                                                to recharacterize the sale of the loans as a borrowing
                                                                by the depositor, secured by a pledge of the loans.
                                                                Presenting this position to a bankruptcy court could
                                                                prevent timely payments on the securities and even
                                                                reduce the payments on the securities.

                                                                If the master servicer becomes bankrupt, the bankruptcy
                                                                trustee may have the power to prevent

                                                                the appointment of a successor master servicer. The
                                                                period during which cash collections may be commingled
                                                                with the master servicer's own funds before each
                                                                distribution date for securities will be specified in the
                                                                applicable prospectus supplement. If the master servicer
                                                                becomes bankrupt and cash collections have been
                                                                commingled with the master servicer's own funds for at
                                                                least ten days, the trust fund will likely not have a
                                                                perfected interest in those collections. In this case the
                                                                trust might be an unsecured creditor of the master
                                                                servicer as to the commingled funds and could recover
                                                                only its share as a general creditor, which might be
                                                                nothing. Collections commingled less than ten days but
                                                                still in an account of the master servicer might also be
                                                                included in the bankruptcy estate of the master servicer
                                                                even though the trust may have a perfected security
                                                                interest in them. Their inclusion in the bankruptcy
                                                                estate of the master servicer may result in delays in
                                                                payment and failure to pay amounts due on the securities.

                                                                Federal and state statutory provisions affording
                                                                protection or relief to distressed borrowers may affect
                                                                the ability of the secured mortgage lender to realize
                                                                upon its security in other situations as well.  For
                                                                example, in a proceeding under the federal Bankruptcy
                                                                Code, a lender may not foreclose on a mortgaged property
                                                                without the permission of the bankruptcy court.  And in
                                                                some instances a bankruptcy court may allow a borrower
                                                                to reduce the monthly payments, change the rate of
                                                                interest, and alter the mortgage loan repayment schedule
                                                                for under-collateralized mortgage loans.  The effect of
                                                                these types of proceedings can be to cause delays in
                                                                receiving payments on the loans underlying securities
                                                                and even to reduce the aggregate amount of payments on
                                                                the loans underlying securities.

THE PRINCIPAL AMOUNT OF SECURITIES MAY EXCEED THE MARKET
     VALUE OF THE TRUST FUND ASSETS.......................      The market value of the assets relating to a series of
                                                                securities at any time may be less than the principal
                                                                amount of the securities of that series then
                                                                outstanding, plus accrued interest.  After an event of
                                                                default and a sale of the assets relating to a series of
                                                                securities, the trustee, the master servicer, the credit
                                                                enhancer, if any, and any other service provider
                                                                specified in the related prospectus supplement generally
                                                                will be entitled to receive the proceeds of that sale to
                                                                the extent of unpaid fees and other amounts owing to
                                                                them under the related transaction document prior to
                                                                distributions to securityholders.

                                                                Upon any such sale, the proceeds may be insufficient to
                                                                pay in full the principal of and interest on the
                                                                securities of the related series.

         Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 124.

                                 THE TRUST FUND

GENERAL

         The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.(1) The pool will be created on the first day of the month of the issuance of the related series of securities or another date as may be specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

         The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program -- Underwriting Standards" and in the related prospectus supplement.

         The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer(s) named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Trust Agreement among the depositor, the master servicer, the servicer(s), the securities administrator and the trustee with respect to a series consisting of certificates, or a servicing agreement (each, a "Servicing Agreement") among the seller(s), the servicer, the administrator and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for those services. See "Loan Program" and "The Agreements." With respect to loans serviced by a servicer through a sub-servicer, the related servicer will remain liable for its servicing obligations under the related Agreement as if such servicer alone were servicing the loans.

         As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture, the Loan Purchase Agreement and the Servicing Agreement, as the context requires.

---------------------
Whenever the terms "pool," "certificates," "notes" and "securities" are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass-Through Rate" will refer to the pass-through rate borne by the certificates and the term "interest rate" will refer to the interest rate borne by the notes of one specific series, as applicable, and the term "trust fund" will refer to one specific trust fund.

         If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

         With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to those representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets". The obligations of the servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and " -- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities -- Advances". The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

         The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of the securities (the "Detailed Description"). A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities. No more than 5% of the loans relative to the pool principal balance as of the related cut-off date will deviate from the loan characteristics described in the related prospectus supplement.

THE LOANS

         General. Loans will consist of single-family mortgage loans, home equity loans or home improvement contracts. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans". If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA"). In addition, the loans may have been underwritten to standards that are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property.

         The applicable prospectus supplement may specify the day or days on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

         o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

         o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

         A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the servicer of the mortgagor's portion of the monthly payment on the loan. The servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

         The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. The home improvement contracts may be secured by purchase money security interests in the home improvements financed thereby and may also be secured by the related real estate. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties". The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of coverage under a Primary Mortgage Insurance Policy will be described in the applicable prospectus supplement.

         The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

         Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

         Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount which will fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         Home Improvement Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement contracts may be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

         Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

         o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

         o the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, other real property or home improvements),

         o     the original terms to maturity of the loans,

         o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans,

         o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the loans,

         o     the maximum and minimum per annum Loan Rates and

         o     the geographical distribution of the loans.

         If specific information with respect to the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the description of Trust Assets.

         The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to
(ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than for loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

         No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

PARTICIPATION CERTIFICATES

         The Trust Fund Assets may include participation certificates evidencing interests in loans or contracts, including:

         o     first lien residential mortgage loans,

         o private residential mortgage-backed securities backed by first lien and home equity loans,

         o     closed-end and/or revolving home equity loans, or

         o home improvement installment sale contracts and installment loan agreements.

         If those participation certificates were issued by an issuer that is not affiliated with the depositor, the depositor must have acquired them from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act of 1933, as amended (the "Securities Act"), or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. If those participation certificates were issued by the depositor or an affiliate of the depositor, they must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

AGENCY SECURITIES

         Agency securities are mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. All of the agency securities will be registered in the name of the trustee or its nominee or, in the case of agency securities issued only in book-entry form, a financial intermediary that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. The financial intermediary may be the same entity as the trustee for a series of certificates. Each agency security will evidence an interest in a pool of mortgage loans or cooperative loans and in principal distributions and interest distributions on those loans.

         The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.

         In addition, any of the issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any certificates to be included in a trust fund and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any certificates that are actually included in a trust fund.

         GINNIE MAE. Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under this guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

         GINNIE MAE CERTIFICATES. Each Ginnie Mae Certificate relating to a series, which may be a "Ginnie Mae I Certificate" or a "Ginnie Mae II Certificate" as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

         FREDDIE MAC. Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac Certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac Certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet specific standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

         FREDDIE MAC CERTIFICATES. Each Freddie Mac Certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, FHA Loans or VA Loans purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac. Each pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the related prospectus supplement, are secured by five or more family residential properties. The characteristics of any Freddie Mac Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

         FANNIE MAE. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss.1716 et. seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

         FANNIE MAE CERTIFICATES. Each Fannie Mae Certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae Certificates will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA Loans or VA Loans. Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

PRIVATE MORTGAGE-BACKED SECURITIES

         Private mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. Private mortgage-backed securities will have been issued pursuant to a trust agreement, an indenture or similar agreement. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

         The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of private mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the private mortgage-backed securities issued under the trust agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer. The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specific date or under other circumstances specified in the related prospectus supplement.

         The mortgage loans underlying the private mortgage-backed securities will include the types of mortgage loans, home equity loans and home improvement contracts described above.

         The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and specific characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities, including:

         o     the payment features of the mortgage loans;

         o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity; o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

         o the weighted average term-to stated maturity of the private mortgage-backed securities;

         o the pass-through or certificate rate of the private mortgage-backed securities;

         o the weighted average pass-through or certificate rate of the private mortgage-backed securities;

         o the issuer, the servicer and the trustee of the private mortgage-backed securities;

         o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

         o the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

         o the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

         Private mortgage-backed securities included in the trust fund for a series of securities that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. Private mortgaged-backed securities included in the trust fund for a series of securities that were issued by the depositor or an affiliate of the depositor must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

         This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed under the name of BancCap Asset Securitization Issuance Corporation and/or the name of the trust referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the trustee intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

         The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, these reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities -- Reports to Securityholders."

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the securities will be applied by the depositor to acquire the related Trust Fund Assets and for other general corporate purposes consistent with the limitations set forth in its charter documents. See "The Depositor." The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         The depositor, BancCap Asset Securitization Issuance Corporation, was incorporated in the State of Delaware on July 3, 2002 for the limited purpose of acquiring, owning and transferring mortgage collateral and selling interests in mortgage collateral or bonds secured by mortgage collateral. The depositor is a wholly owned limited purpose finance subsidiary of BancCap Funding LLC, a Nevada limited liability company ("BancCap"). The depositor maintains its principal office at 553 Capital Drive, Lake Zurich, Illinois 60047. Its telephone number is (847) 540-6554.

         Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

         The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

         GENERAL STANDARDS FOR FIRST LIEN MORTGAGE LOANS. BancCap's underwriting standards with respect to first lien mortgage loans will generally conform to those published in the Guide. The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's securities. If an affiliate of the depositor originates the loan directly, the underwriting standards described below will apply to the affiliate's origination process. If a non-affiliated loan broker or correspondent originates the loan, the underwriting standards described below will apply collectively to the originator's and BancCap's origination processes. The mortgage loans may be reunderwritten by BancCap or by a designated third party on BancCap's behalf. See " -- Qualifications of Unaffiliated Sellers." In bulk acquisitions, BancCap may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

         BancCap's underwriting standards, as well as any other underwriting standards that may be applicable to any first lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

         The level of review by BancCap, if any, of any mortgage loan acquired in bulk for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

         o     factors relating to the experience and status of the seller,

         o characteristics of the specific mortgage loan, including the principal balance, the loan-to-value ratio, the loan type or loan program, and

         o the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to BancCap.

         Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the Mortgage Loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

         BancCap's underwriting standards for first lien mortgage loans are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by BancCap. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

         GUIDE STANDARDS. The following is a brief description of the underwriting standards set forth in the guide for BancCap's alternative documentation programs for first lien mortgage loans (the "Guide"). Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the lender to obtain a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, BancCap generally requires a verbal verification of employment from the prospective borrower's employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a mortgage loan secured by a Property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

         In determining the adequacy of the Property as collateral, an appraisal is made of each Property considered for financing. The appraiser is required to verify that the Property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

         Information with respect to the credit scores for the mortgage loans underlying a series of certificates may be supplied in the related prospectus supplement. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, credit scores may be obtained by BancCap after the origination of a mortgage loan if the seller does not provide a credit score to BancCap. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

         The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. For example, a borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of the related prospectus supplement.

         Once all applicable employment, credit and Property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet its monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and its other financial obligations and monthly living expenses. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. BancCap will generally underwrite adjustable rate mortgage loans, buy-down mortgage loans, graduated payment mortgage loans and certain other mortgage loans on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase, even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM Loan or certain other types of loans to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable index and note margin. Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either adjustable rate mortgage loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest to the principal balances of the mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to balloon loans, payment of the balloon amount will generally depend on the borrower's ability to obtain refinancing or to sell the Property before the maturity of the balloon loan, and there can be no assurance that the borrower will be able to refinance or sell the Property before the balloon loan matures.

         If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, as set forth in the Guide. These programs permit certain mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the Property may not be required if the refinanced mortgage loan was originated up to approximately 24 months before the refinancing. In addition, the mortgagor's income may not be verified, although continued employment is required to be verified. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the related prospectus supplement.

         The underwriting standards set forth in the Guide will be varied in appropriate cases, including limited or reduced documentation programs. Certain limited documentation programs, for example, do not require income, employment or asset verifications. Generally, in order to be eligible for a limited documentation program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit scoring model.

         In its evaluation of mortgage loans which have more than twelve months of payment experience, BancCap generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans. Mortgage loans seasoned for over twelve months may be underwritten for purchase by BancCap based on the borrower's credit score and payment history, with no current income verification, and under an alternative property valuation method.

         The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the Property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders." BancCap's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the Property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value of the Property will continue to support the loan balance in the future.

         GENERAL STANDARDS FOR HOME EQUITY AND HOME IMPROVEMENT LOANS. The applicable prospectus supplement may provide for the seller's representations and warranties relating to the home equity/home improvement loans, but if it does not, each seller will represent and warrant that all home equity/home improvement loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a home equity/home improvement loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the Property to be used as collateral, an appraisal will generally be made of each Property considered for financing. The appraiser is generally required to inspect the Property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the Property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $750,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

         Each seller's underwriting standards will generally permit home equity/home improvement loans with loan-to-value ratios at origination of up to 125% depending on the loan program, type and use of the Property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit home equity/home improvement loans with loan-to-value ratios at origination in excess of 125%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios are generally not evaluated in the case of Title I loans.

         After obtaining all applicable employment, credit and Property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

         In the case of a home equity/home improvement loan secured by a leasehold interest in Property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the home equity/home improvement loan.

         Certain of the types of home equity/home improvement loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the borrower. These types of home equity/home improvement loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as those payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

QUALIFICATIONS OF UNAFFILIATED SELLERS

         Each seller that is not an affiliate of the depositor will be required to satisfy the following qualifications. Each such seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

REPRESENTATIONS BY SELLERS; REPURCHASES

         Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by all, or a part, of a series of securities. These representations and warranties may include, among other things:

         o that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

         o that the seller had good title to each loan and the loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

         o that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

         o that there were no delinquent tax or assessment liens against the Property;

         o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

         o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

         As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities.

         The trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the trustee the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then the seller will be obligated either

         o to repurchase the loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate or

         o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

         The trustee will be required under the applicable Agreement to enforce this obligation for the benefit of the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

         Neither the depositor nor the servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

                          DESCRIPTION OF THE SECURITIES

         Each series of certificates will be issued pursuant to a Trust Agreement. A form of Trust Agreement for certificates and a form of Trust Agreement for notes have been filed as exhibits to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the series, and the related loans will be serviced by the master servicer pursuant to a Servicing Agreement. A form of Indenture, Loan Purchase Agreement and Servicing Agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer, the servicer(s) and the trustee for the benefit of the holders of the securities of the series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to BancCap Asset Securitization Issuance Corporation, 553 Capital Drive, Lake Zurich, Illinois 60047, Attention:
President.

GENERAL

         The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

         o the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

         o the assets required to be deposited in the related Security Account from time to time;

         o Property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

         If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

         Each series of securities will be issued in one or more classes. Each class of certificates of a series evidence beneficial ownership of future interest and/or principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

         Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in amounts determined as described in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

         The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding of a class of securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related loans or a class of securities entitled to receive payments of interest and principal on the loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested) subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), may result in prohibited transactions, within the meaning of ERISA and the Code. See "ERISA Considerations". The applicable prospectus supplement may provide for the conditions for the purchase or transfer of a security of that type of class, but if it does not, the purchase or transfer of securities of that class will not be registered unless the puchaser or transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement, (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of a plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer, the servicer(s) or the depositor to any obligation or liability in addition to those undertaken in the Agreements or (iii) satisfies such other conditions as may be set forth in the applicable prospectus supplement.

         As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the trustee and may only be made if certain conditions are satisfied. As to any series for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series generally will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the trustee or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for these payments from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the series.

         Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement.

         Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

         Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the prospectus supplement), and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of the class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding the distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

         With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of the class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Prior to that time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of the class of accrual securities, as reflected in the aggregate Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to that class on the distribution date. The class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

         Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement, reduced by all distributions paid to the holders of such class of securities as allocable to principal and any losses allocable thereto and,

         o in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities; and

         o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

         If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal including payment of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The allocation of disproportional amounts of principal to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement -- Subordination".

         Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to distributions of principal before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

         To the extent provided in the related prospectus supplement, the servicer(s) will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the servicer's determination that those advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the servicer(s) also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

         In making advances, the servicer(s) will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by servicer from cash being held for future distribution to securityholders, the servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any servicer funds advanced will be reimbursable to the servicer out of recoveries on the specific loans with respect to which those advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the servicer (and any advances by a sub-servicer) also will be reimbursable to the servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior Securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the related Agreement. The obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement", in each case as described in the related prospectus supplement.

         In the event the servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the master servicer will be obligated to make the advance in its capacity as successor servicer. If the master servicer makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities -- Distributions on Securities".

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a distribution date the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

         o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in the distribution;

         o     the amount of the distribution allocable to interest;

         o     the amount of any advance;

         o the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on the distribution date, and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the Senior Securityholders;

         o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

         o the related amount of the servicing compensation retained or withdrawn from the Security Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

         o the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         o if applicable, the amount remaining in any reserve fund at the close of business on the distribution date;

         o if applicable, the amount of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period;

         o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date;

         o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and

         o the servicing fee payable to the servicer and any subservicer, if applicable.

         Where applicable, any amount set forth above may be expressed as a dollar amount per $1,000 security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the trustee will mail to each securityholder of record at any time during that calendar year a report as to (a) the aggregate of amounts reported pursuant to the first two items above for that calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of that calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

         The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

                    CATEGORIES OF CLASSES                                              DEFINITION
                    ---------------------                                              ----------
Principal Types
Accretion Directed........................................      A class that receives principal payments from the
                                                                accreted interest from specified Accrual classes.  An
                                                                accretion directed class also may receive principal
                                                                payments from principal paid on the underlying Trust
                                                                Fund Assets for the related series.

Component Securities......................................      A class consisting of "components." The components of a
                                                                class of component securities may have different
                                                                principal and/or interest payment characteristics but
                                                                together constitute a single class.  Each component of a
                                                                class of component securities may be identified as
                                                                falling into one or more of the categories in this chart.

Notional Amount Securities................................      A class having no principal balance and bearing interest
                                                                on the related notional amount.  The notional amount is
                                                                used for purposes of the determination of interest
                                                                distributions.

Planned Principal Class or PACs...........................      A class that is designed to receive principal payments
                                                                using a predetermined principal balance schedule derived
                                                                by assuming two constant prepayment rates for the
                                                                underlying Trust Fund Assets.  These two rates are the
                                                                endpoints for the "structuring range" for the planned
                                                                principal class.  The planned principal classes in any
                                                                series of certificates may be subdivided into different
                                                                categories (e.g., primary planned principal classes,
                                                                secondary planned principal classes and so forth) having
                                                                different effective structuring ranges and different
                                                                principal payment priorities.  The structuring range for
                                                                the secondary planned principal class of a series of
                                                                certificates will be narrower than that for the primary
                                                                planned principal class of the

                                                                series.

Scheduled Principal Class.................................      A class that is designed to receive principal payments
                                                                using a predetermined principal balance schedule but is
                                                                not designated as a Planned Principal Class or Targeted
                                                                Principal class.  In many cases, the schedule is derived
                                                                by assuming two constant prepayment rates for the
                                                                underlying Trust Fund Assets.  These two rates are the
                                                                endpoints for the "structuring range" for the scheduled
                                                                principal class.

Sequential Pay............................................      Classes that receive principal payments in a prescribed
                                                                sequence, that do not have predetermined principal
                                                                balance schedules and that under all circumstances
                                                                receive payments of principal continuously from the
                                                                first distribution date on which they receive principal
                                                                until they are retired.  A single class that receives
                                                                principal payments before or after all other classes in
                                                                the same series of securities may be identified as a
                                                                sequential pay class.

Strip.....................................................      A class that receives a constant proportion, or "strip,"
                                                                of the principal payments on the underlying Trust Fund
                                                                Assets.

Support Class (also sometimes referred to as "companion
     classes")............................................      A class that receives principal payments on any
                                                                distribution date only if scheduled payments have been
                                                                made on specified planned principal classes, targeted
                                                                principal classes and/or Scheduled Principal Classes.

Targeted Principal Class or TACs..........................      A class that is designed to receive principal payments
                                                                using a predetermined principal balance schedule derived
                                                                by assuming a single constant prepayment rate for the
                                                                underlying Trust Fund Assets.
Interest Types
Fixed Rate................................................      A class with an interest rate that is fixed throughout
                                                                the life of the class.

Floating Rate.............................................      A class with an interest rate that resets periodically
                                                                based upon a designated index and that varies directly
                                                                with changes in the index.

Inverse Floating Rate.....................................      A class with an interest rate that resets periodically
                                                                based upon a designated index and that varies inversely
                                                                with changes in the index.

Variable Rate.............................................      A class with an interest rate that resets periodically
                                                                and is calculated by reference to the rate or rates of
                                                                interest applicable to specified assets or instruments
                                                                (e.g., the Loan Rates borne by the underlying loans).

Interest Only.............................................      A class that receives some or all of the interest
                                                                payments made on the underlying Trust Fund Assets and
                                                                little or no principal.  Interest Only classes have
                                                                either a nominal principal balance or a notional
                                                                amount.  A nominal principal balance represents actual
                                                                principal that will be paid on the class.  It is
                                                                referred to as nominal since it is extremely small
                                                                compared to other classes.  A notional amount is the
                                                                amount used as a reference to calculate the amount of
                                                                interest due on an Interest Only class that is not
                                                                entitled to any distributions in respect of principal.

Principal Only............................................      A class that does not bear interest and is entitled to
                                                                receive only distributions in respect of principal.

Partial Accrual...........................................      A class that accretes a portion of the amount of accrued
                                                                interest thereon, which amount will be added to the
                                                                principal balance of that class on each applicable
                                                                distribution date, with the remainder of the accrued
                                                                interest to be distributed currently as interest on that
                                                                class.  This accretion may continue until a specified
                                                                event has occurred or until the Partial Accrual class is
                                                                retired.

Accrual...................................................      A class that accretes the amount of accrued interest
                                                                otherwise distributable on that class, which amount will
                                                                be added as principal to the principal balance of that
                                                                class on each applicable distribution date.  The
                                                                accretion may continue until some specified event has
                                                                occurred or until the Accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

         The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related trust agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

         If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month

United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

         Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

         o If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

         o If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

         o     LIBOR as determined on the previous LIBOR determination date, or

         o     the reserve interest rate.

         The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

         o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

         o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

         o If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

         Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

         If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

         If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

         The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

         The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

         The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

         The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

         The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

         The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as that term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities ("Security Owners") will hold their securities through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a book-entry security (each, a "beneficial owner") will be entitled to receive a physical certificate representing the security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

         A Security Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Security Owners will receive all distributions of principal of, and interest on, the securities from the applicable trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, with whom Security Owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

         Security Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing them to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see "Material Federal Income Tax Consequences -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," " -- Grantor Trust Certificates -- Foreign Persons," " -- Partner Certificates -- Foreign Persons" and " -- Backup Withholding" in this prospectus and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European Depositories.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from January 14, 2000 New Cedel International has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

         On 17 January 2000 Deutsche Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. participants are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and deals with domestic securities markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by MGT/EOC under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by MGT/EOC, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems, S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         MGT/EOC is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with MGT/EOC are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. MGT/EOC acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," " -- Grantor Trust Certificates -- Foreign Persons," " -- Partner Certificates -- Foreign Persons" and " -- Backup Withholding" in this prospectus and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security Owner to pledge book-entry securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Security Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of those Security Owners are credited.

         DTC has advised the depositor and the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or MGT/EOC, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         The applicable prospectus supplement may specify when and for what reasons Definitive Securities may be issued, but if it does not, Definitive Securities will be issued to Security Owners or their nominees, rather than to DTC, only if

         o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor;

         o the depositor, at its sole option, elects to terminate the book-entry system through DTC; or

         o after the occurrence of an event of default under the applicable Agreement, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and the DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

         Upon the availability of Definitive Securities, the applicable trustee will be required to notify all Security Owners of the occurrence of the event resulting in their availability and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the applicable trustee will issue Definitive Securities, and thereafter the applicable trustee will recognize the holders of Definitive Securities as securityholders under the applicable Agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

         The foregoing information with respect to DTC, Clearstream, Luxembourg and Euroclear has been provided for informational purposes only and is not a representation, warranty or contract modification of any kind by DTC, Clearstream, Luxembourg or Euroclear.

         None of the master servicer, the servicer(s), the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated in this prospectus or described in the related prospectus supplement, or any combination of the foregoing. See "The Agreements -- Realization upon Defaulted Loans -- FHA Insurance; VA Guaranties" for a description of FHA Insurance and VA Guaranties and "-- Insurance Policies, Surety Bonds and Guaranties" for a description of guaranteed investment contracts. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities or only certain classes and such, credit enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

         If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. Delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses or delays in payments on the securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Those deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

         If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

         As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

         The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional Termination."

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties (including guaranteed investment contracts) for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of those assets or a principal payment rate on those assets. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

OVER-COLLATERALIZATION

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

RESERVE ACCOUNTS

         If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve funds will be included in the trust fund for a series.

         The reserve fund for a series will be funded (i) by the deposit of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or
(iii) in such other manner as may be specified in the related prospectus supplement.

         Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include

         o obligations of the United States or any agency thereof, provided those obligations are backed by the full faith and credit of the United States;

         o general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

         o commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

         o certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

         o demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

         o guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

         o repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

         o securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

         o short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

         o     securities issued or guaranteed by GNMA, FNMA or FHLMC; and

         o other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that no instrument shall be a Permitted Investment if the instrument evidences the right to receive interest only payments with respect to the obligations underlying the instrument; and provided, further, that no investment specified in clause (ix) or clause (x) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

         If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

         The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

         The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults. Primary Mortgage Insurance Policies generally do not insure against loss sustained by reason of a default arising from, among other things,

         o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

         o failure to construct a Property in accordance with plans and specifications.

         A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

SPECIAL HAZARD INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement. See "The Agreements -- Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

         The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

         o     the cost of repair to or replacement of the damaged Property, or

         o upon transfer of the Property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the Property.

         If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. In addition, any amount paid to repair or replace the Property will further reduce special hazard coverage by that amount.

         No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer.

         So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

BANKRUPTCY BONDS

         If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Legal Aspects of the Mortgage Loans -- Anti-deficiency Legislation and Other Limitations on Lenders."

         To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

CROSS SUPPORT

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

FINANCIAL INSTRUMENTS

         If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the mortgage loans, private securities or agency securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments in the event that any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain type of losses including reduced market value, or other payment shortfalls to one or more classes of the related series.

         If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included the pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

         The rate of prepayment on the loans cannot be predicted. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including changes in borrowers' credit standing, general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and realizations on defaulted loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Legal Aspects of the Loans -- Due-on-Sale Clauses". The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment including for this purpose prepayments resulting from refinancing, liquidations of mortgage loans due to defaults, casualties, condemnations and purchases as a result of a breach of a representation and warranty on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

         Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those types of loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

         The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

         When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or in the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month of receipt. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

         Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the servicer to damages and administrative sanctions.

         If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of the interest will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements -- Termination; Optional Termination".

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

         The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

         Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

         Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

         In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or home equity loan,

         o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

         o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

         o an assignment of the Mortgage in blank, which assignment will be in recordable form in the case of a Mortgage assignment, and any other security documents, including those relating to any senior liens on the Property, as may be specified in the related prospectus supplement or the related Agreement.

         The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in those states designated by the Rating Agencies where recording is not required to protect the trustee's interest in those loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the related loans.

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

         With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee (or to the custodian) for each cooperative loan,

         o the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related Agreement so provides, a lost note affidavit,

         o     the original security agreement,

         o     the proprietary lease or occupancy agreement,

         o     the recognition agreement,

         o an executed financing agreement and the relevant stock certificate, together with the related blank stock powers, and

         o any other document specified in the related prospectus supplement.

         The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement contracts, but if it does not, the depositor will, as to each home improvement contract, deliver or cause to be delivered to the trustee (or to the custodian) the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement contract. In general, it is expected that the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of securityholders in the home improvement contracts could be defeated. See "Legal Aspects of the Loans -- The Home Improvement Contracts."

         The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the depositor, and the depositor will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meets certain requirements set forth in the related prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the trustee may be obligated to enforce the obligation to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," neither the trustee nor the depositor will be obligated to purchase or replace a loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the depositor. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

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

         Assignment of Agency Securities. The depositor will cause the agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the trust agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

         Assignment of Private Mortgage-Backed Securities. The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated private mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Fund -- Private Mortgage-Backed Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related trust agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

         Conveyance of Subsequent Loans. With respect to a series of securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent loans to the trust fund after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the following conditions, among others:

         o each Subsequent loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

         o the seller will not select the Subsequent loans in a manner that it believes is adverse to the interests of the securityholders;

         o as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent loans purchased after the closing date, will satisfy the criteria set forth in the related Agreement;

         o the Subsequent loans will have been approved by any third party provider of credit enhancement, if applicable; and

         o in connection with the purchase of each Subsequent loan the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent loan.

         The Subsequent loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the seller's accountants.

         Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

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

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         The servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities,
(ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held in a Security Account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the trustee or its designee will be entitled to receive any interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the trustee or with a depository institution that is an affiliate of the trustee, provided it meets the standards set forth above.

         The servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

         o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

         o all payments on account of interest on the loans, net of applicable servicing compensation;

         o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent those proceeds are not applied to the restoration of the Property or released to the Mortgagor in accordance with the servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any loan or Property in respect thereof purchased by the depositor or any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or " -- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under " -- Termination; Optional Termination" below;

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

         o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

         o any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

         o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

         The servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

         o to pay to the servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

         o to reimburse the servicer for advances, this right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

         o to reimburse the servicer for any advances previously made which the servicer has determined to be nonrecoverable;

         o to reimburse the servicer from Insurance Proceeds for expenses incurred by the servicer and covered by the related insurance policies;

         o to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, this right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

         o to pay to the servicer, with respect to each loan or Property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of the repurchased loan;

         o to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

         o to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

         o to clear and terminate the Security Account upon termination of the Agreement.

         In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

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

PRE-FUNDING ACCOUNT

         If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be maintained for the related series of securities and is designed solely to hold funds to be applied by the trustee during the period from the closing date to a date not more than a year after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. See "Credit Enhancement -- Reserve Accounts" for a description of the types of investments which may constitute "Permitted Investments". Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Prior to or concurrently with each distribution on a distribution date within the Funding Period, the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amounts of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period. The depositor will file or cause such statement to be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days after the related distribution date. See "Description of the Securities -- Reports to Securityholders." The underwriting standards for the Subsequent Loans will not materially differ from the underwriting standards for the mortgage loans initially included in the trust fund.

         In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of the Pre-Funding feature as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

SUB-SERVICING BY SELLERS

         Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the servicer for the series of securities is no longer the servicer of the related loans, the trustee or any successor servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the Servicing Agreement as if the servicer alone were servicing the loans.

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

COLLECTION PROCEDURES

         The servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow those collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

         In any case in which Property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the Property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Legal Aspects of the Loans -- Due-on-Sale Clauses". In connection with the assumption of any loan, the terms of the related loan may not be changed.

         With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Legal Aspects of the Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

HAZARD INSURANCE

         In general, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. This coverage will be in an amount that is at least equal to the lesser of

         o the maximum insurable value of the improvements securing the loan or the greater of

               (1)  the outstanding principal balance of the loan, and

               (2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. This blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited in the Security Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

         o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

         o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged Property.

         If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement".

         The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the Property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged Property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit support.

         If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (ii) that the related expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted loan under any related Insurance Policy is not available or if the defaulted loan is not covered by an Insurance Policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the related loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement. In the unlikely event that any liquidation proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         If the servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to those expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement".

         The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the loan; second, to reimburse the servicer for any unreimbursed advances with respect to the loan; third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and fourth, as a recovery of principal of the loan.

REALIZATION UPON DEFAULTED LOANS

         Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which this type of coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

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         FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Legal Aspects of the Loans -- Title I Program", certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan in the related trust fund (the "Servicing Fee"). As compensation for its servicing duties, a sub-servicer will be entitled to a monthly sub-servicing fee as described in the related prospectus supplement. In addition, generally, the servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

         The servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the


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servicer of mortgage loans or private asset backed securities, or under trust agreements substantially similar to each other (including the related Agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the servicer may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

         The servicer will be named in the related Prospectus Supplement. The entity acting as servicer under a Trust Agreement or Servicing Agreement, as applicable, may be an affiliate of the depositor and may have normal business relationships with the depositor or the depositor's affiliates.

         Each Agreement will provide that the servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except for any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

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         In general, any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each Agreement, provided that the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Trust Agreement; Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Trust agreement or Servicing Agreement, but if it does not, the Events of Default will consist of

         o any failure by the Servicer to deposit in the Security Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for one day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates; or

         o any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee, the Master Servicer, or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates; provided, however, that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

         o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

         o the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

         o the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor, the trustee or all of the holder of the class of certificates designated in the prospectus supplement may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class and under such other circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement,

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including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

         Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of the series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

         Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

         o a default in the payment of any principal of or interest on any note of the series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

         o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

         o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

         o any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

         If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series affected thereby, or such other class of notes specified in the applicable prospectus supplement, may declare the principal amount (or, if the notes of the series have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of the series, as provided in the related prospectus supplement) of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of the series.

         If, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless

         o the holders of 100% of the percentage interests of the notes of the series consent to the sale,

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         o     the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

         o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of the series.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby.

AMENDMENT

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the depositor and the trustee, without the consent of any of the securityholders,

         (a)   to cure any ambiguity;

         (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it; or

         (c) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that the action will not adversely affect in any material respect the interests of any securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

         In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of the series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is


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made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the depositor and the trustee with consent of holders of securities of the series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby or of all classes if all classes are so affected for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment may

         o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security, or

         o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment,

in each case without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

         If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the trustee and required to be paid to them pursuant to the Agreement following the later of

         o the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all Property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund, and

         o the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax Consequences" below), or other person specified in the related prospectus supplement from the related trust fund of all of the remaining Trust Fund Assets and all Property acquired in respect of the Trust Fund Assets.

         Any purchase of Trust Fund Assets and Property acquired in respect of Trust Fund Assets for a series of securities will be made at the option of the servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

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         Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to the discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the series would be able to look only to this money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

         The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer, the servicer(s) and any of their respective affiliates.

                           LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

         The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the Property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject Property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the


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grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the Property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

         Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the Property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (including California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing


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the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Property and sent to all parties having an interest of record in the Property.
In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the Property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the Property, the possible deterioration of the Property during the foreclosure proceedings and a requirement that the purchaser pay for the Property in cash or by cashier's check. Thus the foreclosing lender often purchases the Property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Property. Depending upon market conditions, the ultimate proceeds of the sale of the Property may not equal the lender's investment in the Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the


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tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the Property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

         Property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a Property may give rise to a lien on the Property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the Property. In addition, under the federal Comprehensive Environmental Response,


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Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on
Property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or Property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or Property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or Property as an investment (including leasing the facility or Property to third party), or fails to market the Property in a timely fashion.

         Whether actions taken by a lender would constitute participation in the management of a Property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a Property, a lender must actually participate in the operational affairs of the Property or the borrower. The legislation also provides that participation in the management of the Property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the Property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

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

         In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the Property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the Property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular Property and a loan secured by a junior lien on the same Property, the lender, as the holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the Property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of

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a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of these types of proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

         Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce due-on-sale clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the Property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

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ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of a prepayment penalty, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the those loans or contracts. Late charges and prepayment penalties are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted these laws prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

HOME IMPROVEMENT CONTRACTS

         General. Some home improvement contracts may in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in home improvements financed thereby (these home improvement contracts are referred to in this section as "contracts"). These contracts generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a


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purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization upon incorporation of the materials into the related Property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Consumer Protection Laws. The so-called holder in due course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws. Title V, provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

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INSTALLMENT CONTRACTS

         The loans may also consist of installment contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the Property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the Property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the Property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the Property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the Property, the entire indebtedness is accelerated, and the buyer's equitable interest in the Property is forfeited. The lender in this type of situation does not have to foreclose in order to obtain title to the Property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the Property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the Property under an installment contract for the sale of real estate to share in the proceeds of sale of the Property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a Property subject to one or more liens.

SERVICEMENBERS CIVIL RELIEF ACT

         Generally, under the terms of the Servicemenbers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is subject to the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

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JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

         To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under the junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the Property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order determined by the mortgagee. Thus, in the event improvements on the Property are damaged or destroyed by fire or other casualty, or in the event the Property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Property and, when due, all encumbrances, charges and liens on the Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Property, to maintain and repair the Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or


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mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

         General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a Property and includes single family improvement loans.

         There are two basic methods of lending or originating these loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I


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Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In this case, provided that the validity of any lien on the Property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single Property, in each case as long as the total outstanding balance of all Title I Loans in the same Property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the Property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by


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(i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in the lender's FHA insurance coverage reserve account may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the Property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If a defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase


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of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against Property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the sellers to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

HOME OWNERSHIP AND EQUITY PROTECTION ACT OF 1994

         Some loans and contracts, known as "High Cost Loans", may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or "Homeownership Act", if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recision rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust fund, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in home loans that have


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interest rates or origination costs in excess of consummation of the home loans.
In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust fund, and other assignees of the home loans, to monetary penalties and could result in the borrowers rescinding the home loans against either the trust fund or subsequent holders of the home loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of Kirkpatrick & Lockhart Nicholson Graham, LLP, as special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

         This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

         In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

         In this discussion, when we use the term:

         o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

         o     "Code," we mean the Internal Revenue Code of 1986, as amended;

         o     "IRS," we mean the Internal Revenue Service;

         o "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

         o     "Foreign Person," we mean any person other than a U.S. Person;
               and

         o "U.S. Person," we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of


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               Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

         This discussion addresses the following three types of securities:

         o     REMIC certificates,

         o notes issued by a trust, including a trust for which a REIT election has been made, and

         o trust certificates issued by trusts for which a REMIC election is not made.

         The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-Special Tax Attributes", "-Backup Withholding" and "-Reportable Transactions" below address all types of securities.

         REMIC Certificates Generally. With respect to each series of REMIC certificates, Kirkpatrick & Lockhart Nicholson Graham, LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

         A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "--Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

         We refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "-- REMIC Residual Certificates" below.

         A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage


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other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

         If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

         To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

         Issuance of Notes Generally. For each issuance of notes by a trust (which does not make a REMIC election), Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "--Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "--Taxation of Securities Treated as Debt Instruments."

         With respect to certain trusts that issue notes, an election may be made to treat the trust as a "real estate investment trust" within the meaning of Section 856(a) of the Code (a "REIT"). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

         Classification of Trust Certificates Generally. With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by


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the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "--Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "Partner Certificates" below.

               TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

         When we refer to "Debt Securities" in the discussion that follows, we mean (i) REMIC regular certificates, (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations) and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID") with respect to Debt Securities.

         Interest Income and OID. Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

         For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by a beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

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         The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

         To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

         If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

         The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

         The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

         For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular

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transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

         Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

         Variable Rate Securities. Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

         Acquisition Premium. If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

         Market Discount. If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--Interest Income and OID" above.

         Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

         Unless the beneficial owner of a market discount bond elects under
Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies


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and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

         The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

         If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under
Section 1278(b) of the Code, the interest deferral rule will not apply.

         Amortizable Bond Premium. A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

         Non-Pro Rata Securities. A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted


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issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

         Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

         Treatment of Losses. Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of
Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

         Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

         Sale or Other Disposition. If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

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         Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

         Foreign Persons. Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

         Information Reporting. Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

         Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person (other than payments of interest that is effectively connected with the Foreign Person's conduct of a United States trade or business) are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

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REMIC RESIDUAL CERTIFICATES

         If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "-- Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

         Taxable Income or Net Loss of the REMIC. Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

         Pass Through of Certain Expenses. A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates - Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

         Excess Inclusions. Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

         For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business


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taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

         Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

         Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

         Taxable Income May Exceed Distributions. In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

         Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "-- Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

         Basis Rules and Distributions. A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

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         A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

         A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

         The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Residual Certificates."

         Sales of REMIC Residual Certificates. If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

         Inducement Payments. The tax treatment of any payments made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate is unclear. We recommend, therefore, that you consult your tax advisor concerning the tax treatment of such payments.

         Disqualified Organizations. If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "-- Taxation of Securities Treated as Debt Instruments - Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of


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the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

         In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

         Noneconomic REMIC Residual Certificates. A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

         A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt Instruments - Interest Income and OID," for a discussion concerning prepayment assumptions.

         All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic

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

will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

         Treasury regulations provide a safe harbor for transfers of REMIC residual certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, and the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow, that the transferee intends to pay taxes on the income as those taxes become due, and that the transferee will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer.

         In addition, to satisfy the safe harbor, a transfer of a noneconomic residual interest would need to satisfy either a formula test or an asset test. A transfer will satisfy the formula test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distribution on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the AFR.

         Under the asset test, the transferee must be an "eligible corporation" (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative) having, at the time of the transfer and at the close of each of the transferee's two fiscal years preceding the year of transfer, gross assets of more than $100 million and net assets of more than $10 million and that transferee must represent that it will only transfer the residual interest to another eligible corporation. To qualify under this test, the facts and circumstances at the time of transfer cannot reasonably indicate that the taxes associated with holding the REMIC residual certificate will not be paid. Moreover, the transferee cannot be a foreign branch of an eligible corporation that would be subject to tax on a net basis in the foreign jurisdiction on the income associated with the REMIC residual certificate.

         The safe harbor rules contain additional detail regarding their application. If you are a Residual Owner, we recommend that you consult your tax advisor concerning the safe harbor rules before undertaking a transfer of a REMIC residual certificate.

         Restrictions on Transfers of Residual Certificates to Foreign Persons. Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and


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the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

         Foreign Persons. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments - Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163(f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "-- Restrictions on Transfers of Residual Certificates to Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

         Administrative Provisions. The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

         Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC


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typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

         The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes - REMIC Certificates" below.

         Mark-to-Market Rules. Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

GRANTOR TRUSTS CERTIFICATES

         For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

         Classification of Stripped Certificates. There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

         Taxation of Stripped Certificates. Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

         Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of Securities Treated as Debt Instruments" above.

         Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will


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aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "-- Taxation of Securities Treated as Debt Instruments - Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "--Taxation of Securities Treated as Debt Instruments - Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

         For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

         A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

         In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "-- Trust Expenses" below, subject to the limitation described therein.

         Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

         Taxation of Standard Certificates. For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of


                                      103
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Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments - Treatment of Losses" above.

         For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

         Trust Expenses. Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition,
Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

         Sales of Grantor Trust Certificates. If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments - Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

         Trust Reporting. Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

         Foreign Persons. The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "-- Taxation of Securities Treated as Debt Instruments - Foreign Persons."

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PARTNER CERTIFICATES

         If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

         Security Owner's Distributive Share. The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

         A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates - Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

         Distributions. A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

         A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

         If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

         Sale or Exchange of a Partner Certificate. If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

         Section 708 Terminations. Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the


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Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

         Section 754 Election. If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

         Foreign Persons. Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

         Information Reporting. Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

         Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

         Administrative Matters. Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment


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also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

         In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

         REMIC Certificates. REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through
(x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

         In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

         REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

         The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

         For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes.


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Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

         As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities - REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

         Non-REMIC Debt Securities. Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

         Grantor Trust Certificates. Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

         Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

         Partner Certificates. For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

BACKUP WITHHOLDING

         Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

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REPORTABLE TRANSACTIONS

         Recent legislation imposes a penalty on a taxpayer that fails to disclose a "reportable transaction." The IRS has issued guidance defining the term "reportable transaction" for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

         o     a sale or exchange of a security resulting in a loss in excess of
               (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual; or

         o     any other characteristic described by the IRS.

         A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities should consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

                       STATE AND LOCAL TAX CONSIDERATIONS

         In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

         For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in


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accordance with the documents governing the Plan. In addition, ERISA and the
Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and
Section 4975 of the Code.

         A Plan's investment in certificates may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the certificates are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

         Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of certificates by a Party in Interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

         The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the "Exemption") that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of certificates underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in the issuer, provided that certain conditions set forth in the Exemption are satisfied.

         For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of certificates.

         The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder:

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         o     The acquisition of certificates by a Plan must be on terms
               (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o Unless the investment pool contains only certain types of assets, such as mortgage loans fully secured by real property (a "Designated Transaction"), the Exemption only applies to certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other certificates of the trust fund;

         o The certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. (each, a "Rating Agency");

         o The trustee may not be an affiliate of any other member of the Restricted Group, as defined below;

         o The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith;

         o The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

         o For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of certificates does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

         A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied for that certificate.

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

         The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it).

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of certificates.

         The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

                  (1) The ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the "pre-funding limit") must not exceed 25%.

                  (2) All assets transferred after the closing date (the "Subsequent Assets") must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one rating agency.

                  (3) The transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer.

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

                  (4) The weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date.

                  (5) In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer:

                  o the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                  o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date.

                  (6) The pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs).

                  (7) Amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

                  (8) The prospectus or prospectus supplement must describe:

                  o the pre-funding account and/or capitalized interest account used in connection with the pre-funding account;

                  o   the duration of the pre-funding period;

                  o the percentage and/or dollar amount of the pre-funding limit for the issuer; and

                  o that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

                  (9) The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

         With respect to each transaction specified in a related prospectus supplement, there will be sufficient obligations identified prior to the closing date so that these obligations, if transferred to the trust after the closing date, in exchange for amounts credited to the pre-funding account, would result in a ratio that is within the pre-funding limit. In addition, the depositor anticipates that these obligations would meet the same terms and conditions for eligibility as the original obligations used to create the trust and other conditions required under the Exemption.

         The certificates may have features, such as put option rights or mandatory purchase features, that are not eligible for exemptive relief under the Exemption. In this case, the prospectus supplement related to a series of certificates will identify any additional considerations and conditions for a fiduciary investing assets of a Plan in a class of certificates that includes such features.

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

         To the extent the certificates are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those certificates would not cause the assets included in a related trust fund to be deemed Plan assets. However, the depositor, the master servicer, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor or otherwise be a fiduciary with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Non-Equity Certificates, the purchase of Non-Equity Certificates using Plan assets over which any of these parties has or is deemed to have investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Certificates may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or underwriter has investment authority for those assets, or is an employee maintaining or contributing to the Plan.

         In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of certificates, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Certificates by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory, regulatory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed to be prohibited transactions under ERISA or the Code.

         Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of certificates may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of certificates should consider the federal income tax consequences of that investment.

         Any Plan fiduciary considering whether to purchase a certificate on behalf of a Plan should consult with its counsel regarding the application of the DOL regulations Section 2510.3-101 and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

         The sale of certificates to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage


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Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as
"mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

         All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

         o by negotiated firm commitment underwriting and public reoffering by underwriters;

         o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

         o by placement directly by the depositor with institutional investors.

         A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which that series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made in respect thereof.

         Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which those underwriters or agents may be required to make in respect thereof.

         If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

         The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Kirkpatrick & Lockhart Nicholson Graham, LLP, Washington, D.C.

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

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

         A rating is based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to a class of securities and will reflect the Rating Agency's assessment solely of the likelihood that holders of that class of securities will receive payments to which the holders are entitled under the related Agreement. A rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, they will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                                     ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the book-entry securities will be available only in book-entry form. Investors in the book-entry securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The book-entry securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg or Euroclear and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

         Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders (as described below) of book-entry securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

                               INITIAL SETTLEMENT

         The book-entry securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in book-entry securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

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

                            SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

         Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the book-entry securities against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the book-entry securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the book-entry securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts. However, interest on the book-entry securities would accrue from the value date. Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in book-entry securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         (a) borrowing interests in book-entry securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing interests in book-entry securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

         Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the book-entry securities to the DTC participant's account against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a United States person within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry security through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

         I.    the trustee or the U.S. withholding agent receives a statement--

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

         (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that--

               (i)    is signed by the holder under penalties of perjury,

               (ii) certifies that such owner is not a United States person, and

               (iii)  provides the name and address of the holder, or

         (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

               (i) is signed under penalties of perjury by an authorized representative of the financial institution,

               (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

               (iii)  provides the name and address of the holder, and

               (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

         II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

         III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

         IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the securities.

         A holder holding book-entry securities through Clearstream, Luxembourg or Euroclear provides the forms and statements referred to above by submitting them to the person through which the holder holds an interest in the book-entry securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all holders holding book-entry securities through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

         I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

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

         II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

         III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

         The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the book-entry securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.



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                  INDEX OF DEFINED TERMS

AFR..................................................88
Agreement............................................15
APR..................................................19
Available Funds......................................33
BancCap..............................................25
BIF..................................................60
Capitalized Interest Account.........................62
CERCLA...............................................76
Claimable Amount.....................................86
Class Security Balance...............................34
Clearstream, Luxembourg..............................45
Code.................................................88
COFI securities......................................42
Collateral Value.....................................19
Combined Loan-to-Value Ratio.........................19
Cut-off Date Principal Balance.......................32
Debt Securities......................................91
Definitive Security..................................44
Designated Transaction..............................113
Detailed Description.................................16
DOL.................................................112
DTC.................................................121
Eleventh District....................................41
ERISA...............................................111
European Depositaries................................43
Exemption...........................................112
FHA..................................................16
FHLBSF...............................................41
Financial Intermediary...............................44
Foreign Person.......................................88
Funding Period.......................................62
Garn-St Germain Act..................................78
Grantor Trust........................................91
Grantor Trust Certificates...........................91
Guide................................................26
Indenture............................................31
Insurance Proceeds...................................61
Insured Expenses.....................................60
L/C Bank.............................................49
L/C Percentage.......................................49
Liquidation Expenses.................................61
Liquidation Proceeds.................................61
Loan Rate............................................17
Loan-to-Value Ratio..................................19
MGT/EOC..............................................46
Moody's.........................................51, 113
Mortgage.............................................57
National Cost of Funds Index.........................42
NCUA................................................117
OID..................................................92
OTS..................................................42
PAC Method...........................................92
Parties in Interest.................................112
Partner Certificates.................................91
Pass-Through Rate....................................15
Permitted Investments................................62
Plans...............................................111
Policy Statement....................................117
Pool Insurance Policy................................52
Pool Insurer.........................................52
Pre-Funded Amount....................................62
Pre-Funding Account..................................62
Primary Mortgage Insurance Policy....................18
Prime Rate...........................................43
Principal Prepayments................................34
Properties...........................................18
Property Improvement Loans...........................83
PTCE................................................116
Purchase Price.......................................31
Qualified Stated Interest............................92
Rating Agency.......................................113
RCRA.................................................77
Record Date..........................................32
Refinance Loan.......................................19
Relevant Depositary..................................43
Relief Act...........................................82
REMIC regular certificate............................89
REMIC residual certificate...........................89
Residual Owner.......................................89
Retained Interest....................................31
Rules................................................44
S&P.................................................113
Securities Act.......................................20
Security Account.....................................60
Security Owners......................................43
Security Register....................................32
Sellers..............................................15
Senior Securities....................................48
Servicing Agreement..................................15
Single Family Properties.............................18
SMMEA...............................................117
Stripped Bond Rules.................................105
Subsequent Assets...................................114
Subsequent Loans.....................................62
Terms and Conditions.................................46
Title I Loans........................................83
Title I Program......................................83
Title V..............................................79
Trust Agreement......................................16
Trust Fund Assets....................................15

U.S. Person..........................................88
UCC..................................................75
VA...................................................16
VA Guaranty..........................................66

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
                           $203,679,000 (APPROXIMATE)


                   BASIC ASSET BACKED SECURITIES TRUST 2006-1

                      MORTGAGE PASS-THROUGH CERTIFICATES,

                                 SERIES 2006-1


               BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION
                                   DEPOSITOR


                             BANCCAP ADVISORS, LLC
                       SPONSOR AND PROGRAM ADMINISTRATOR


                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR


                           OCWEN LOAN SERVICING, LLC
                                    SERVICER



                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------




                               Joint Bookrunners

CREDIT SUISSE                                                  BARCLAYS CAPITAL

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the offered certificates in any state where the offer is not permitted.

   We do not claim that the information in this prospectus supplement and accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

   Dealers will deliver a prospectus supplement and an accompanying prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates will be required to deliver a prospectus supplement and accompanying prospectus for ninety days following the date of this prospectus supplement.

                                 April 6, 2006